UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

HECKMANN CORPORATION

(Name of Registrant as Specified in Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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October 9, 2012

To the Stockholders of Heckmann Corporation:

We cordially invite you to attend a special meeting of the stockholders of Heckmann Corporation (“Heckmann”) to be held at 8925 E. Pima Center Parkway, Scottsdale, Arizona 85258 on November 9, 2012, at 9:00 a.m., local time.

On September 3, 2012, Heckmann and its subsidiary, Rough Rider Acquisition, LLC, or “Merger Sub,” entered into an Agreement and Plan of Merger, which we refer to as the “Merger Agreement,” with Badlands Energy, LLC, a North Dakota limited liability company doing business as Power Fuels, which we refer to as “Power Fuels,” and the sole member of Power Fuels, who we refer to as “Owner,” pursuant to which Power Fuels will be merged with and into Merger Sub, with Merger Sub continuing as the surviving company. As a result, upon satisfaction of the terms and conditions in the Merger Agreement, Power Fuels and its subsidiaries will become wholly-owned subsidiaries of Heckmann.

The merger consideration will consist of the following:

•

95.0 million unregistered shares of Heckmann common stock, $0.001 par value per share, of which 10.0 million shares will be placed into escrow for up to three years to pay certain potential indemnity claims; and

•	total cash consideration of $125.0 million, subject to adjustment as discussed below.

In addition, we will assume or repay all of the outstanding indebtedness of Power Fuels as of the merger closing date, which is targeted to be $150.0 million. Pursuant to a formula set forth in the Merger Agreement, the cash portion of the merger consideration is subject to adjustment based on Power Fuels’ unpaid transaction expenses at closing and the extent, if any, by which Power Fuels’ working capital and indebtedness on the merger closing date differ from target working capital and indebtedness amounts, as well as an adjustment related to Owner’s income tax exposure (subject to Power Fuels delivering in excess of $150.0 million in EBITDA for the period from January 1, 2012 through the closing of the merger).

Based on the closing price of our common stock of $2.69 on August 31, 2012 (the last trading day prior to announcement of the merger) the total merger consideration (including the target assumed indebtedness) is approximately $530.6 million, prior to further adjustment.

Under the rules of the New York Stock Exchange, or the “NYSE,” on which our common stock is listed, the issuance of our common stock in connection with the merger requires the approval of Heckmann’s stockholders because the issuance exceeds 20% of the number of shares of our common stock outstanding prior to the issuance.

If the stock issuance proposal is approved, the shares will be issued to Owner in a private placement transaction under Section 4(a)(2) of the United States Securities Act of 1933, as amended, and will be subject to certain restrictions on transfer.

At the special meeting, you will be asked to consider and vote on a proposal to approve the issuance of shares of our common stock. You will also be asked to consider and vote on a proposal to (i) approve a reverse stock split of our common stock at a reverse split ratio within the range of 1-for-2 to 1-for-10, as and when determined by our Board of Directors in its sole discretion any time prior to December 31, 2013, and (ii) if and when the reverse stock split is effected, to reduce the number of authorized shares of our common stock by the reverse split ratio determined by our Board of Directors. You also may be asked to approve a proposal to adjourn or postpone the special meeting of stockholders, for a period of not more than 30 days, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the common stock issuance proposal or the reverse stock split proposal.

Our Board of Directors has determined that the Merger Agreement and the merger, as well as the reverse stock split are advisable and in the best interests of our stockholders and has unanimously approved the Merger Agreement and the merger, and the reverse stock split. Accordingly, the Board of Directors recommends that you vote “FOR” the proposal to approve the issuance of our common stock, “FOR” the proposal to approve a reverse stock split of our common stock and the related reduction of the number of authorized shares of our common stock and “FOR” the proposal to adjourn or postpone the special meeting, if necessary, to enable us to solicit additional proxies.

Your vote is very important. We cannot complete the merger pursuant to the Merger Agreement without the approval of the issuance of our common stock in connection with the merger. Likewise, we cannot authorize a reverse stock split without our stockholders’ approval. The proposal to issue 95.0 million shares of Heckmann common stock pursuant to the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting (provided that a quorum is present in person or by proxy at the special meeting). The reverse stock split proposal, including the reduction in the number of authorized shares of our common stock, requires the approval of stockholders holding a majority of the shares of our common stock issued and outstanding on the record date. The proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the stock issuance proposal or the reverse stock split proposal, requires the approval of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting, regardless of whether a quorum is present.

Even if you plan to attend the special meeting, we recommend that you submit your proxy before the special meeting so that your vote will be counted if you later decide not to attend the meeting. You can also vote your shares via the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card. If you hold your shares in “street name” through a broker, you should follow the procedures provided by your broker.

The accompanying proxy statement explains the proposed merger in greater detail. We urge you to carefully read this proxy statement, including the annexes and information incorporated by reference and the matters discussed under “Risk Factors” beginning on page 21.

Thank you for your cooperation and continued support.

On behalf of the Board of Directors,
Richard J. Heckmann
Chairman and Chief Executive Officer

Neither the United States Securities and Exchange Commission nor any state securities regulator has approved or disapproved the proposed issuance of shares of Heckmann common stock in connection with the merger or determined whether this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated October 9, 2012, and is first being mailed to registered stockholders on October 11, 2012.

ADDITIONAL INFORMATION

This proxy statement incorporates by reference important business and financial information about Heckmann Corporation from documents that are not included in or delivered with this proxy statement. You may obtain additional copies of this proxy statement, as well as documents that are incorporated by reference in this proxy statement without charge by visiting https://materials.proxyvote.com/422680 or by requesting them in writing or by telephone from Heckmann Corporation at the following address and telephone number:

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

Attn: Investor Relations

Telephone no.: (412) 329-7275

You may also request additional copies from our proxy solicitor, MacKenzie Partners, Inc., using the following contact information:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Telephone no.: (212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

In addition, you may obtain these and other documents we file with the United States Securities and Exchange Commission at our website at http://www.heckmanncorp.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and is not incorporated herein by reference.

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference in the documents or this proxy statement.

In order to receive timely delivery of requested documents in advance of the special meeting, you should make any written or telephonic requests by no later than November 2, 2012. Documents will be distributed within one business day of receipt of such request.

For a more detailed description of the information incorporated by reference in this proxy statement and how you may obtain it, see the section entitled “Where You Can Find More Information” on page 118.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on November 9, 2012

To the Stockholders of Heckmann Corporation:

A special meeting of stockholders of Heckmann Corporation, a Delaware corporation (“Heckmann”), will be held at 8925 E. Pima Center Parkway, Scottsdale, Arizona 85258 on November 9, 2012 at 9:00 a.m., local time, for the following purposes:

Proposal No. 1:	To approve the issuance of 95.0 million shares of Heckmann common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger, dated as of September 3, 2012, by and among Heckmann Corporation, Rough Rider Acquisition, LLC, Badlands Energy, LLC (d/b/a Power Fuels) and the sole member of Badlands Energy, LLC.

Proposal No. 2:	To (i) approve a reverse stock split of our common stock at a reverse split ratio within the range of 1-for-2 to 1-for-10, as and when determined by our Board of Directors in its sole discretion any time prior to December 31, 2013, and (ii) if and when the reverse stock split is effected, to reduce the number of authorized shares of our common stock by the reverse split ratio determined by our Board of Directors.

Proposal No. 3:	To approve the adjournment or postponement of the special meeting of Heckmann stockholders for a period of not more than 30 days, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting of Heckmann stockholders to approve Proposal No. 1 or Proposal No. 2.

Please refer to the accompanying proxy statement for further information with respect to the business to be transacted at the special meeting of stockholders.

The close of business on October 8, 2012 has been fixed as the record date for determining those Heckmann stockholders entitled to notice of and to vote at the special meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the special meeting and any adjournments or postponements of the special meeting.

Our stockholders must approve Proposal No. 1 relating to the issuance of Heckmann common stock in accordance with the terms of the Merger Agreement in order for us to complete the merger of Power Fuels with and into Merger Sub.

Our Board of Directors recommends that you vote “FOR” each of the above proposals.

Your vote is important. Please read the proxy statement and the instructions on the enclosed proxy card and, whether or not you plan to attend the special meeting in person and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by completing, dating and returning your proxy card in the envelope provided. Returning your proxy by one of these three methods will not prevent you from voting in person at the special meeting. It will, however, help assure a quorum and avoid added proxy solicitations.

You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of Heckmann a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares in person at the special meeting, in which case your proxy would be disregarded.

By order of the Board of Directors

Damian C. Georgino, Corporate Secretary
Coraopolis, Pennsylvania

QUESTIONS AND ANSWERS

The following are brief answers to some questions that you, as a stockholder of Heckmann, may have regarding the merger of Badlands Energy, LLC, which we refer to as “Power Fuels,” into a subsidiary of Heckmann, the proposals to issue shares of Heckmann common stock in connection with the merger and to permit the reverse stock split. We urge you to read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to the merger and the proposal to issue shares of Heckmann common stock in connection with the merger or the reverse stock split proposal. Additional important information is also contained in the appendices to and the documents incorporated by reference in this document.

Q:	What am I being asked to vote on?

A:	You are being asked to approve the issuance of 95.0 million shares of our common stock, or the “Stock Issuance Proposal,” pursuant to an Agreement and Plan of Merger, which we call the “Merger Agreement,” entered into by Heckmann, Rough Rider Acquisition, LLC, or “Merger Sub,” a new wholly-owned subsidiary of Heckmann formed for the purpose of merging with Power Fuels, Badlands Energy, LLC, a North Dakota limited liability company doing business as Power Fuels, and the sole member of Power Fuels, or “Owner.” Pursuant to the Merger Agreement, Power Fuels will be merged with and into Merger Sub, with Merger Sub continuing as the surviving company. As a result, upon satisfaction of the terms and conditions in the Merger Agreement, Power Fuels and its subsidiaries will become wholly-owned subsidiaries of Heckmann.

The approval of the Stock Issuance Proposal, which is a condition to completing the merger, is being requested because it is required by the rules of the New York Stock Exchange, or “NYSE,” on which our common stock is listed. See “Why is stockholder approval necessary for the issuance of our common stock in connection with the merger?” below.

You are also being asked to (i) approve a reverse stock split of our common stock at a reverse split ratio within the range of 1-for-2 to 1-for-10, as and when determined by our Board of Directors in its sole discretion any time prior to December 31, 2013, and (ii) if and when the reverse stock split is effected, to reduce the number of authorized shares of our common stock by the reverse split ratio determined by our Board of Directors, which we refer to collectively as the “Reverse Stock Split.” We believe that the Reverse Stock Split will allow us to restore our common stock price to a level that we believe will attract additional institutional investors and enhance liquidity in the trading market for our common stock. The Reverse Stock Split will also allow us to reduce our listing fees, state franchise taxes and certain of our transaction costs such as proxy solicitation fees.

In addition, you may be asked to vote to approve an adjournment or postponement of the special meeting for a period of not more than 30 days, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Stock Issuance Proposal or the Reverse Stock Split. The approval of the adjournment or postponement of the special meeting of stockholders is not a condition to completing the merger or the Reverse Stock Split.

Other than the three proposals described above, we do not expect any other matters to be presented for a vote at the special meeting. If any other matter is properly brought before the special meeting, your proxy gives authority to the individuals named in the proxy to vote on such matters in their discretion.

Q:	How does our Board of Directors recommend that I vote?

A:	Our Board of Directors recommends that you vote “FOR” the Stock Issuance Proposal in order to allow the issuance of our common stock pursuant to the Merger Agreement in connection with the merger of Power Fuels with and into Merger Sub, “FOR” the Reverse Stock Split and “FOR” the approval of an adjournment or postponement of the special meeting, if necessary, to enable us to solicit additional proxies in favor of the Stock Issuance Proposal or the Reverse Stock Split. Your vote is important.

Q:	Why is stockholder approval necessary for the issuance of our common stock in connection with the merger?

A:	Our common stock is listed on the NYSE. NYSE rules require stockholder approval before the issuance of common stock if the common stock to be issued will have voting power equal to or greater than 20% of the voting power outstanding before the issuance, or if the number of shares of common stock to be issued will be equal to or greater than 20% of the number of shares of common stock outstanding before the issuance.

The shares of our common stock that will be issued in connection with the Power Fuels merger exceed the thresholds under NYSE rules and, therefore, the issuance requires the approval of our stockholders.

Q:	Why did we enter into the Merger Agreement?

A:	Our Board of Directors believes that the merger of Power Fuels with and into Merger Sub will provide substantial benefits to us, including, among others, strengthening our environmental services business by expanding our platform into the Bakken Shale area in North Dakota and eastern Montana, adding approximately 400 trucks to our fleet, increasing and diversifying our customer base while allowing us to expand our environmental services to existing customers with operations in the Bakken Shale area and incorporating into our business Power Fuels’ successful management team. We believe that the merger will create a combined company that generates strong revenues and improves our earnings potential. Given the complementary businesses of both companies, the favorable strategic fit and the significant revenue potential, we expect the combined company to generate strong cash flows and to be accretive to our earnings per share immediately upon closing. For additional information regarding our reasons for entering into the Merger Agreement, see the section entitled “The Transaction — Heckmann’s Reasons for the Transaction” beginning on page 37.

Q:	Other than the merger agreement, what other agreements will be entered into in connection with the proposed merger?

A:	At the time the merger is consummated, we will enter into a Stockholder’s Agreement with Owner. Under the Stockholder’s Agreement, Owner will have certain registration rights and, subject to certain limitations including the satisfaction of common stock ownership thresholds, the right to designate up to two directors for appointment to our Board of Directors. The Stockholder’s Agreement also imposes certain standstill obligations on Owner as well as certain restrictions on Owner’s ability to transfer his shares of Heckmann common stock for two years following the merger. In addition, for two years following the merger and thereafter for so long as Owner beneficially owns at least 5% of our outstanding voting shares and serves as our Chief Executive Officer, Owner is required to vote his shares in accordance with the recommendation of our Board of Directors. See the section entitled “The Stockholder’s Agreement” beginning on page 71 for a more detailed discussion.

In addition, we have entered into a Voting Agreement with all of our executive officers and certain of our directors pursuant to which each has agreed, in his capacity as a stockholder, to vote the shares of our common stock that he holds in favor of the Stock Issuance Proposal (see the section entitled “The Voting Agreement” on page 71).

We expect to raise a portion of the cash required to complete the merger through an offering of debt securities, which may be structured to be an additional issuance of our currently outstanding $250.0 million of 9.875% senior notes due 2018. We currently anticipate that approximately $150.0 million in aggregate principal amount of such debt securities will be offered, but such amount could be greater or lesser depending on numerous factors, including our financing needs and market conditions. If completed prior to the closing date of the merger, the proceeds of the debt securities offering will be held in escrow pending the closing. If the merger is not consummated on or before December 31, 2012, the debt securities will be repaid with the amounts held in escrow. Assuming the merger is completed, the debt securities will remain outstanding and all of our material domestic subsidiaries, including the surviving company in the merger, will guarantee the offered debt securities.

In addition, if we are successful in completing the debt securities offering, we anticipate that we will either utilize the “accordion” feature under our existing $150.0 million senior secured credit facility, which will allow us to seek additional commitments to increase that facility to up to $250.0 million, or refinance our existing senior secured credit facility with a new $300.0 million senior secured credit facility, which new credit facility may include an “accordion” feature that will allow us to increase the facility by up to $100.0 million under certain circumstances, for a total of $400.0 million.

If we do not close the debt securities offering, we anticipate that we will refinance our existing credit facility with a new $400.0 million senior secured credit facility. Borrowings under the credit facility (together with the proceeds of the debt securities offering, if completed) will be used to pay the cash portion of the merger consideration and transaction-related costs, and to repay or refinance a portion of Power Fuels’ existing indebtedness in connection with the merger.

This description and other information in this proxy statement regarding our potential offering of debt securities is included solely for informational purposes. Nothing in this proxy statement should be construed as an offer to sell, or the solicitation of an offer to buy, any debt securities. We cannot assure you that our planned offering of debt securities will be completed.

If we do not complete the refinancing of our existing credit facility and/or the debt securities offering, we will be required to obtain alternative financing in order to fund the cash portion of the merger consideration. If we are unable do so on terms acceptable to us, or at all, we may not be able to complete the merger. In that event, Owner may terminate the Merger Agreement and may have a claim against us for breach of the Merger Agreement. Neither completing the refinancing of our existing credit facility or the debt securities offering, nor obtaining other financing is a condition to the merger under the Merger Agreement.

At the closing of the merger, we will also enter into an Escrow Agreement pursuant to which 10.0 million of the 95.0 million shares to be issued in connection with the merger will be placed into escrow to pay certain potential indemnity claims (see the section entitled “The Merger Agreement — Escrow” on page 69) and an Owner Employment Agreement with Mark Johnsrud (the Owner), who will become our Chief Executive Officer upon completion of the merger (see the section entitled “The Transaction — Officers of Heckmann Following the Transaction — Owner Employment Agreement” on page 50).

Q:	When is the merger expected to be completed?

A:	We and Power Fuels are working toward completing the merger as soon as practicable. We currently expect that the merger will close during our fiscal 2012 fourth quarter ending December 31, 2012. In addition to stockholder approval of the issuance of our common stock, there are a number of additional conditions that must be satisfied before we can complete the transaction. See the section entitled “The Merger Agreement — Conditions to Closing the Transaction” beginning on page 66 for a more detailed discussion.

Q:	Will our management team change following the completion of the merger?

A:

Yes. Mark D. Johnsrud, who is the Owner, sole member and Chief Executive Officer of Power Fuels, will become our Chief Executive Officer upon completion of the merger. Richard J. Heckmann, our current Chief Executive Officer, will resign that position, and will remain with Heckmann as Executive Chairman of our Board of Directors. In addition, at the time that the merger is consummated, we expect to complete the internal restructuring of our operations into two divisions, the Fluids Management Division and the Recycling Division. In connection with the reorganization, Charles R. Gordon, currently our President and Chief Operating Officer, will be named President of the Fluids Management Division, where he will continue to direct our water business. W. Christopher Chisholm, our former Executive Vice President and Chief Financial Officer, assumed the position of

Executive Vice President and Chief Financial Officer of the Fluids Management Division. James Devlin, currently our President and Chief Operating Officer of Heckmann Environmental Services, will continue to direct our environmental business as President of the Recycling Division. Jay Parkinson, our Executive Vice President and Chief Financial Officer, and Damian C. Georgino, our Executive Vice President and Chief Legal Officer, will continue to serve in those positions following the merger. See the section entitled “The Transaction — Officers of Heckmann Following the Transaction” on page 50.

Q:	Will our Board of Directors change following the completion of the merger?

A:	Yes. In accordance with the Merger Agreement and the Stockholder’s Agreement, immediately after the closing of the merger, we will increase the size of our Board of Directors from eight to nine members and will appoint an individual designated by Owner to fill that vacancy. That individual will be Mr. Johnsrud who, in addition to becoming our Chief Executive Officer, will upon appointment to our Board of Directors become our Vice Chairman. Owner will retain the right to designate one individual for appointment to our Board of Directors until his beneficial ownership in Heckmann has been reduced below 10% of our then-outstanding voting shares. Pursuant to the Stockholder’s Agreement, Owner will have the right, subject to certain conditions, to designate an additional individual for appointment to our Board of Directors. Owner will be entitled to designate such additional individual to serve on our Board of Directors at any time during the two-year period following the merger and, if an additional individual is designated within that two year period, Owner will retain the right to designate such additional individual until his beneficial ownership in Heckmann has been reduced below 20% of our then-outstanding voting shares. A more detailed explanation of the composition of our Board of Directors following the completion of the merger can be found in the section entitled “The Transaction — Board of Directors of Heckmann Following the Transaction” on page 49 and a discussion of the Stockholder’s Agreement can be found in the section entitled “The Stockholder’s Agreement” on page 71.

Q:	Do I, as a stockholder of Heckmann, have dissenters’ or appraisal rights if I object to the Stock Issuance Proposal or the Reverse Stock Split?

A:	No. Our existing stockholders do not have rights of appraisal or similar rights of dissenters with respect to the stock issuance or with respect to the Reverse Stock Split.

Q:	Do I need to send in my stock certificates if the merger transaction or the reverse stock split is completed?

A:	You will not be required to exchange your certificates representing shares of our common stock in connection with the merger. You will not receive any cash or securities in connection with the merger. Instead, you will continue to hold your existing shares of our common stock.

If a Reverse Stock Split is completed, you will be required to exchange your certificates representing our shares for new certificates. See the section entitled “Effect of the Reverse Stock Split on Holders of Outstanding Common Stock” under Proposal No. 2 “Approval of Possible Reverse Stock Split” beginning on page 80.

Q:	Who can vote at the special meeting?

A:	We have fixed the close of business on October 8, 2012, as the record date for the special meeting or any adjournment or postponement thereof, and only the holders of our common stock on the record date can vote at the special meeting.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement, please submit your proxy by telephone or via the Internet in accordance with the instructions set forth in the enclosed proxy card, or complete, sign, date and mail your proxy card in the enclosed prepaid envelope as soon as possible so that your shares may be voted at the special meeting. See the section entitled “The Special Meeting — Revocability of Proxies; How to Vote” on page 32 for a more detailed discussion.

Q:	What happens if I do not vote?

A.	The Stock Issuance Proposal must be approved by the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting at which a quorum is present. Accordingly, if you fail to vote, it will not affect the Stock Issuance Proposal unless your shares are counted as present at the special meeting, in which case not voting would be equivalent to voting “no” to such proposal.

The Reverse Stock Split must be approved by the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date. Accordingly, if you fail to vote, whether your shares are counted as present at the special meeting or not, it would be equivalent to voting “no” to the Reverse Stock Split proposal.

The proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the Stock Issuance Proposal or the Reverse Stock Split must be approved by the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting, regardless of whether a quorum is present. Accordingly, if you fail to vote, it will not affect the proposal to adjourn the special meeting unless your shares are counted as present at the special meeting, in which case not voting would be equivalent to voting “no” to such proposal.

In each case, if your shares are not counted as present at the meeting, the failure to vote on the proposals, by failing to either submit a proxy or attend the special meeting, may make it more difficult to establish a quorum at the special meeting.

Q:	What quorum requirement applies?

A:	There must be a quorum for our special meeting to be held. The holders of shares having a majority of the voting power of our common stock issued and outstanding and entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the special meeting. Your shares will be counted for purposes of determining a quorum if you attend the special meeting and vote in person or if you vote by telephone, by Internet or by submitting a properly executed proxy card by mail. Abstentions will be counted for determining whether a quorum is present at the special meeting.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	If your shares are held in the name of a bank or broker or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides.

You should instruct your bank, broker or other nominee how to vote your shares. The rules applicable to broker-dealers do not grant your broker discretionary authority to vote your shares with respect to the Share Issuance Proposal, the Reverse Stock Split or with respect to the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the Stock Issuance Proposal or the Reverse Stock Split without receiving your instructions. As a result, if your broker does not receive voting instructions from you regarding the proposals, your shares will not be voted.

Q:	May I change my vote after I have submitted a proxy by telephone or via the Internet or mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the special meeting. You can do this in several ways:

•

You can send a written notice stating that you want to revoke your proxy, or you can complete and submit a new proxy card. If you choose either of these methods, you must submit your notice of revocation or your new proxy card to Heckmann’s Corporate Secretary at our principal executive office, 300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108.

•	You can change your vote by submitting a proxy at a later date by telephone or via the Internet, in which case your later-submitted proxy will be recorded and your earlier proxy revoked.

•	You can attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy. To revoke your earlier proxy, you must vote at the special meeting.

If you have instructed your bank, broker or other nominee to vote your shares, the preceding instructions do not apply, and you must follow the voting procedures received from your bank, broker or other nominee to change your vote.

Q:	If I want to attend the special meeting, what do I do?

A:	The special meeting will be held at 8925 E. Pima Center Parkway, Scottsdale, Arizona 85258 on November 9, 2012 at 9:00 a.m., local time. Stockholders of record as of the record date for the special meeting (October 8, 2012) can vote in person at the special meeting. A valid government issued identification card will be required for entry to the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your bank, broker or other nominee holder how you can vote at the special meeting.

Q:	Who can help answer my questions?

A:	If you have any questions or need assistance in voting your shares, please contact us at:

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

Attn: Corporate Secretary

Telephone no.: (412) 329-7275

You may also contact our proxy solicitor, MacKenzie Partners, Inc., at:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Telephone no.: (212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. You should carefully read this entire document, including the annexes and the other documents to which this document refers you, for a more complete understanding of the matters being considered at the special meeting. See the section entitled “Where You Can Find More Information” on page 118. Additionally, some of the statements contained in, or incorporated by reference into, this proxy statement are forward-looking statements. See the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 28. All references in this proxy statement to dollars or $ are to
U.S. dollars. In this proxy statement, unless otherwise indicated, we refer to accounting principles generally accepted in the
United States as “GAAP.” Except as the context otherwise requires, references in this proxy statement to the “Company,” “Heckmann,” “we,” “our” or “us” are to Heckmann Corporation.

The Merger Transaction

On September 3, 2012, we and our subsidiary, Rough Rider Acquisition, LLC, entered into an Agreement and Plan of Merger with Power Fuels and Owner, who is the sole member of Power Fuels. Power Fuels is a privately held North Dakota-based environmental services company providing water delivery and disposal, fluids transportation and handling, water sales and related equipment rental services for shale, or “unconventional,” oil and gas exploration and production businesses. Subject to satisfaction of the terms and conditions set forth in the Merger Agreement, Power Fuels and its subsidiaries will become wholly-owned subsidiaries of Heckmann as a result of the merger.

Pursuant to the terms of the Merger Agreement, the merger consideration will consist of the following:

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95.0 million unregistered shares of Heckmann common stock, $0.001 par value per share, of which 10.0 million shares will be placed into escrow for up to three years to pay certain potential indemnity claims; and

•	total cash consideration of $125.0 million, subject to adjustment as discussed below.

In addition, we will assume or repay all of the outstanding indebtedness of Power Fuels as of the merger closing date, which is targeted to be $150.0 million. Pursuant to a formula set forth in the Merger Agreement, the cash portion of the merger consideration is subject to adjustment based on Power Fuels’ unpaid transaction expenses at closing and the extent, if any, by which Power Fuels’ working capital and indebtedness on the merger closing date differ from target working capital and indebtedness amounts, as well as an adjustment related to Owner’s income tax exposure (subject to Power Fuels delivering in excess of $150.0 million in EBITDA for the period from January 1, 2012 through the closing of the merger).

Based on the closing price of our common stock of $2.69 on August 31, 2012 (the last trading day prior to announcement of the merger) the total merger consideration (including the target assumed indebtedness) is approximately $530.6 million, prior to further adjustment.

See the section entitled “The Merger Agreement” beginning on page 55 for a more detailed discussion.

Heckmann’s Reasons for the Merger Transaction

Our Board of Directors has unanimously approved the merger of Power Fuels with and into Merger Sub and determined that the merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of Heckmann and its stockholders. Accordingly, our Board of Directors has recommended that you vote “FOR” the issuance of shares of our common stock, based on its belief, in consultation with Heckmann’s senior management, its internal and outside legal counsel and its financial advisor, that the merger of Power Fuels with and into Merger Sub will provide substantial benefits to Heckmann, including, among others:

•

strengthening our environmental services businesses by expanding our platform into the Bakken Shale area in North Dakota and eastern Montana, which is a predominately oil-producing area, and increasing our oil-driven revenues;

•	increasing and diversifying our customer base and providing us an opportunity to expand our environmental services offerings to our existing customers with operations in the Bakken Shale area;

•	strengthening our financial profile and balance sheet, including the resulting reduction of our ratio of pro forma debt to pro forma EBITDA;

•	incorporating into our business Power Fuels’ successful operating and management team, in particular Mr. Johnsrud, who will become our Chief Executive Officer upon consummation of the merger; and

•

adding 19 saltwater disposal wells, approximately 400 trucks used for water and fluids transportation, 2,800 frac tanks, 1,700 upright and other tanks, and various other types of rental equipment to our operating platform resulting in a combined 45 disposal wells and fleet of approximately 1,300 trucks, 3,900 frac tanks, 1,700 upright and other tanks and 200 rail cars, in each case as of August 31, 2012.

We believe the merger creates a combined company that will generate strong revenues and earnings potential. Given the complementary businesses of both companies, the favorable strategic fit and the significant economic potential, we expect the merger to generate strong cash flows and to be accretive to our earnings per share. The factors that our Board of Directors and senior management considered in connection with the merger are described in more detail under the section entitled “The Transaction — Heckmann’s Reasons for the Transaction” beginning on page 37.

Opinion of Heckmann’s Financial Advisor

At a meeting of our Board of Directors on August 31, 2012, Jefferies & Company, Inc., or “Jefferies,” delivered to our Board of Directors its oral opinion, which was subsequently confirmed in writing on September 3, 2012, to the effect that, as of the date of the opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth therein, the merger consideration to be paid by Heckmann to Owner pursuant to the Merger Agreement was fair, from a financial point of view, to Heckmann.

The full text of the written opinion of Jefferies, dated September 3, 2012, which sets forth, among other things, various assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth therein, is attached as Annex D to this proxy statement and is incorporated herein by reference. Jefferies’ opinion is directed to our Board of Directors and addresses only the fairness from a financial point of view, and as of the date of the opinion, to Heckmann of the merger consideration to be paid by Heckmann to Owner pursuant to the Merger Agreement and does not address any other aspects of the transactions contemplated by the Merger Agreement.

Interests of Heckmann’s Directors and Officers in the Merger

In considering the recommendation of the Board of Directors with respect to the merger, you should be aware that Jay Parkinson, our Executive Vice President and Chief Financial Officer, has an interest in the merger that may be different from, or in addition to, the interests of our stockholders generally. In particular, Mr. Parkinson is entitled to a one-time cash bonus of $300,000 to be paid by Heckmann, contingent upon the closing of the merger. Other than Mr. Parkinson, none of our directors or executive officers has any interests in the merger that are different from, or in addition to, the interests of our stockholders generally. See the section entitled “The Transaction — Interests of Heckmann’s Directors and Executive Officers in the Merger” beginning on page 47. The Board of Directors was aware of Mr. Parkinson’s interest and considered it, among other matters, in making its recommendation that you approve the transactions described in this proxy statement.

Financing Related to the Merger

We expect to raise a portion of the cash required to complete the merger through an offering of debt securities, which may be structured to be an additional issuance of our currently outstanding $250.0 million of 9.875% senior notes due 2018. We currently anticipate that approximately $150.0 million in aggregate principal amount of such debt securities will be offered, but such amount could be greater or lesser depending on numerous factors, including our financing needs and market conditions. If completed prior to the closing date of the merger, the proceeds of the debt securities offering will be held in escrow pending the closing. If the merger is not consummated on or before December 31, 2012, the debt securities will be repaid with the amounts held in escrow. Assuming the merger is completed, the debt securities will remain outstanding and all of our material domestic subsidiaries, including the surviving company in the merger, will guarantee the offered debt securities.

In addition, if we are successful in completing the debt securities offering, we anticipate that we will either utilize the “accordion” feature under our existing $150.0 million senior secured credit facility, which will allow us to seek additional commitments to increase that facility to up to $250.0 million, or refinance our existing senior secured credit facility with a new $300.0 million senior secured credit facility, which new credit facility may include an “accordion” feature that will allow us to increase the facility by up to $100.0 million under certain circumstances, for a total of $400.0 million.

If we do not close the debt securities offering, we anticipate that we will refinance our existing credit facility with a new $400.0 million senior secured credit facility. Borrowings under the credit facility (together with the proceeds of the debt securities offering, if completed) will be used to pay the cash portion of the merger consideration and transaction-related costs, and to repay or refinance a portion of Power Fuels’ existing indebtedness in connection with the merger.

This description and other information in this proxy statement regarding our potential offering of debt securities is included solely for informational purposes. Nothing in this proxy statement should be construed as an offer to sell, or the solicitation of an offer to buy, any debt securities. We cannot assure you that our planned offering of debt securities will be completed.

If we do not complete the refinancing of our existing credit facility and/or the debt securities offering, we will be required to obtain alternative financing in order to fund the cash portion of the merger consideration. If we are unable do so on terms acceptable to us, or at all, we may not be able to complete the merger. In that event, Owner may terminate the Merger Agreement and may have a claim against us for breach of the Merger Agreement. Neither completing the refinancing of our existing credit facility or the debt securities offering, nor obtaining other financing is a condition to the merger under the Merger Agreement.

The Companies

Heckmann Corporation

We are a services-based company providing total environmental services for shale or “unconventional” oil and gas exploration and production. We operate through our two newly-created divisions, the Fluids Management Division, or “Fluids Management,” and the Recycling Division, or “Recycling.”

Fluids Management, which includes our water solutions for energy production segment (formerly referred to as Heckmann Water Resources or HWR), and will include Power Fuels’ business upon completion of the merger, provides total water solutions including water delivery and disposal, trucking, fluids handling, treatment and temporary and permanent pipeline transport facilities and water infrastructure services for oil and gas exploration and production companies. Our strategy for Fluids Management is to provide an integrated and efficient complete water solution to our customers through a full suite of services that we have built and will continue to build through organic growth and acquisitions.

Recycling, which includes environmental and waste recycling solutions (formerly referred to as Heckmann Environmental Services or HES), began operating in April 2012 upon our acquisition of TFI Holdings, Inc. and its subsidiary Thermo Fluids Inc., which we refer to collectively as “TFI.” Through Recycling we provide environmental and waste recycling solutions to our customers. Recycling’s operations include the collection of used motor oil, which we process and sell as reprocessed fuel oil, as well as providing complementary environmental services for a diverse commercial and industrial customer base. We intend to apply our expertise to expand our recycling services to our energy customers, including Power Fuels’ customers.

We are building a national footprint across our environmental service offerings and have more than 1,500 employees and operate in 52 locations in the United States.

Rough Rider Acquisition, LLC

Rough Rider Acquisition, LLC is a Delaware limited liability company and our wholly-owned subsidiary. Rough Rider Acquisition, LLC was formed solely for the purpose of effecting the proposed merger with Power Fuels. It has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

Badlands Energy, LLC (d/b/a Power Fuels)

Badlands Energy, LLC, doing business as Power Fuels, is a holding company that, through its wholly-owned subsidiaries Landtech Enterprises, L.L.C., Badlands Power Fuels, LLC and Badlands Leasing, LLC, is an environmental services company providing water delivery and disposal, fluids transportation and handling, water sales and related equipment rental services for shale, or “unconventional,” oil and gas exploration and production businesses. Operating under the names “Power Fuels,” “Badlands Power Fuels” and “Landtech,” Power Fuels offers its customers environmental services throughout the lifecycle of their oil and gas wells.

The Special Meeting of Heckmann Stockholders

Time; Date; Place. We will hold a special meeting of our stockholders at 8925 E. Pima Center Parkway, Scottsdale, Arizona 85258 on November 9, 2012 at 9:00 a.m., local time.

Purpose of the Special Meeting. At the special meeting, you will be asked to vote on the proposals described below. In addition, at the special meeting, we may transact such other business as may properly come before the special meeting or any properly reconvened special meeting following an adjournment or postponement of the special meeting.

•

The Issuance of Common Stock Proposal (Proposal No. 1). You will be asked to approve the issuance of 95.0 million shares of Heckmann common stock pursuant to the Merger Agreement (the “Stock Issuance Proposal”). If the Stock Issuance Proposal is approved, then in accordance with the Merger Agreement, Power Fuels will be merged with and into Merger Sub, with Merger Sub continuing as the surviving company. As a result, upon completion of the merger in accordance with the terms and conditions of the Merger Agreement, Power Fuels and its subsidiaries will effectively become wholly-owned subsidiaries of Heckmann. The approval of the Stock Issuance Proposal is a condition to the completion of the merger of Power Fuels with and into Merger Sub.

•

The approval of the Reverse Stock Split (Proposal No. 2). You will be asked to (i) approve a reverse stock split of our common stock at a reverse split ratio within the range of 1-for-2 to 1-for-10, as and when determined by our Board of Directors in its sole discretion any time prior to December 31, 2013, and (ii) if and when the reverse stock split is effected, to reduce the number of authorized shares of our common stock by the reverse split ratio determined by our Board of Directors. The approval of the Reverse Stock Split is not a condition to the completion of the merger of Power Fuels with and into Merger Sub.

•

The Adjournment or Postponement Proposal (Proposal No. 3). You will be asked to approve the adjournment or postponement of the special meeting for a period of not more than 30 days, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Stock Issuance Proposal or the Reverse Stock Split. The approval of the adjournment or postponement of the special meeting is not a condition to the completion of the merger of Power Fuels with and into Merger Sub.

Record Date; Voting Securities. Heckmann has fixed the close of business on October 8, 2012, as the record date for the determination of holders of Heckmann common stock entitled to receive notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. No other shares of Heckmann capital stock are entitled to notice of and to vote at the special meeting. At the close of business on the record date, Heckmann had outstanding and entitled to vote 156,712,131 shares of common stock.

Quorum; Votes Required. The presence, in person or by proxy, of the holders of a majority of our common stock issued and outstanding as of the record date for the special meeting is necessary to constitute a quorum at the special meeting. For purposes of determining the presence of a quorum for transacting business at the special meeting, abstentions will be treated as shares that are present but broker “non-votes” will not be treated as shares that are present.

The Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting at which a quorum is present. The Reverse Stock Split requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date. The proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the Stock Issuance Proposal or the Reverse Stock Split requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting, whether or not a quorum is present.

The approval of the Stock Issuance Proposal is a condition to the completion of the merger. As a result, a vote against the Stock Issuance Proposal effectively will be a vote against the merger of Power Fuels with and into our Merger Sub subsidiary. Neither the Reverse Stock Split nor the approval of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the Stock Issuance Proposal or the Reverse Stock Split is a condition to the completion of the merger.

Recommendation of the Heckmann Board of Directors. The Heckmann Board of Directors has unanimously determined that the merger of Power Fuels with and into Merger Sub is fair to and in the best interests of Heckmann and its stockholders and, subject to approval by Heckmann stockholders, unanimously approved the merger and the other transactions contemplated by the Merger Agreement, including the issuance of Heckmann common stock in accordance with the Merger Agreement. The Reverse Stock Split has also been unanimously approved and declared advisable by our Board of Directors.

The Heckmann Board of Directors recommends that you vote “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Reverse Stock Split and “FOR” the approval of the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies in favor of the Stock Issuance Proposal or the Reverse Stock Split.

The Merger Agreement (see page 55)

The Merger Agreement, which is attached to this proxy statement as Annex A, is described in more detail under the section entitled “The Merger Agreement” beginning on page 55. We urge you to read the Merger Agreement in its entirety because the Merger Agreement and not this proxy statement is the legal document governing the proposed merger of Power Fuels with and into Merger Sub.

Completion of the merger of Power Fuels with and into Merger Sub is subject to conditions. The respective obligations of each of Heckmann, Merger Sub, Power Fuels and Owner to effect the transactions contemplated by the Merger Agreement are conditioned on the satisfaction or waiver of the following conditions:

•

no statute, rule, regulation, ruling, order, consent, judgment or injunction shall be in effect preventing the consummation of the transactions contemplated by the Merger Agreement and there shall not be pending any action or proceeding initiated or brought by any governmental body seeking to enjoin, restrain, prohibit or otherwise prevent the consummation of the transactions contemplated by the Merger Agreement;

•	the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the “HSR Act,” if any, shall have expired or been terminated; and

•

Heckmann’s stockholders shall have approved the Stock Issuance Proposal and the common stock to be issued by Heckmann pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject only to official notice of issuance.

The obligations of Heckmann and Merger Sub to effect the transactions contemplated by the Merger Agreement are conditioned on the satisfaction or waiver of, among other things, the following conditions:

•

Power Fuels’ and Owner’s representations and warranties being true and correct, subject to various materiality qualifiers, on the date of the Merger Agreement and/or on the date of the closing of the merger (or in the case of representations and warranties that are made as of a particular date or period, as of the specified date or period);

•	Power Fuels and Owner having performed in all material respects all covenants and agreements required to be performed by them under the Merger Agreement at or prior to the closing of the merger;

•	Heckmann and Merger Sub having received a certificate executed by Power Fuels and Owner as to the satisfaction of the conditions described in the preceding two bullets;

•	the Escrow Agreement having been executed and delivered by Owner and the escrow agent;

•	the Stockholder’s Agreement having been executed and delivered by Owner;

•	the Owner Employment Agreement having been executed and delivered by Owner;

•	duly executed resignations of each of the officers and directors of Power Fuels and its subsidiaries effective as of the closing date;

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Heckmann and Merger Sub having received a certificate of Power Fuels setting forth its calculations of Power Fuels’ Estimated Net Working Capital and Net Working Capital Target (each as defined in the Merger Agreement), indebtedness and estimated unpaid transaction expenses relating to the merger;

•

Heckmann and Merger Sub having received a “FIRPTA” certificate of Owner certifying pursuant to applicable United States Treasury Regulations that Owner is not a foreign person within the meaning of applicable provisions of the United States Internal Revenue Code;

•

Heckmann and Merger Sub having received payoff letters setting forth the payoff amounts as of the closing date for the Power Fuels’ indebtedness designated by Heckmann and Merger Sub (in accordance with procedures under the Merger Agreement), to be paid in full by the closing date, and indicating that upon payment of a specified amount (subject to per diem increase, if applicable), the holder of such Power Fuels’ indebtedness will have released its liens and other security interests in the assets, properties and securities of Power Fuels and its subsidiaries securing such indebtedness, and agreed to execute or authorize the execution of Uniform Commercial Code termination statements and other release documents necessary to release of record such liens and other security interests;

•	Power Fuels and Owner having obtained certain consents as set forth in the Merger Agreement; and

•

the absence since the date of the Merger Agreement of any change, effect, event, occurrence, state of facts or development that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement) on Power Fuels and its subsidiaries taken as a whole.

The obligations of Power Fuels and Owner to effect the transactions contemplated by the Merger Agreement are conditioned on the satisfaction or waiver of, among other things, the following conditions:

•

Heckmann’s and Merger Sub’s representations and warranties being true and correct, subject to various materiality qualifiers, on the date of the Merger Agreement and/or on the date of the closing of the merger (or in the case of representations and warranties that are made as of a particular date or period, as of the specified date or period);

•	Heckmann and Merger Sub having performed in all material respects all covenants required to be performed by them under the Merger Agreement at or prior to the closing of the merger;

•	Owner having received a certificate signed on behalf of Heckmann and Merger Sub as to the satisfaction of the conditions described in the preceding two bullets;

•	payment by Merger Sub of the merger consideration;

•	appointment of Owner to our Board of Directors;

•	the Escrow Agreement having been executed and delivered by Heckmann, Merger Sub and the escrow agent;

•	the Stockholder’s Agreement having been executed and delivered by Heckmann;

•	the Owner Employment Agreement having been executed and delivered by Heckmann;

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with respect to any Power Fuels’ indebtedness to be assumed by Heckmann upon the closing date, evidence of such assignment together with fully-executed and effective copies of all consents, amendments, instruments, documents and other agreements required by each holder of any such Power Fuels’ indebtedness in connection with such assignment, or evidence, in form and substance satisfactory to Power Fuels that no consent to assignment by the holder of such Power Fuels’ indebtedness is required;

•

with respect to all Power Fuels’ indebtedness, evidence in form and substance satisfactory to Owner that all personal guarantees of Owner relating to the Power Fuels’ indebtedness have been extinguished as of the time the merger is effective, and that Owner will have no further personal obligation or liability for any Power Fuels’ indebtedness; and

•

the absence since the date of the Merger Agreement of any change, effect, event, occurrence, state of facts or development that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement) on Heckmann and its subsidiaries taken as a whole.

The Merger Agreement May Be Terminated under Certain Circumstances. The Merger Agreement may be terminated at any time on or prior to the closing by, among other things:

•	mutual written consent of Merger Sub and Owner;

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Merger Sub, if there has been a violation or breach by Power Fuels or Owner of any covenant, representation or warranty contained in the Merger Agreement and such violation or breach has not been waived by Merger Sub in its sole discretion or cured by Power Fuels or Owner within 30 days after written notice thereof from Merger Sub;

•

Owner, if there has been a violation or breach by Merger Sub or Heckmann of any covenant, representation or warranty contained in the Merger Agreement and such violation or breach has not been waived by Owner in his sole discretion or cured by Merger Sub or Heckmann, as applicable, within 30 days after written notice thereof from Owner;

•

Owner or Merger Sub, upon written notice to the other, if the transactions contemplated hereby have not been consummated on or prior to December 31, 2012, except that neither party shall be entitled to terminate the Merger Agreement for this reason if such party’s breach of the Merger Agreement has prevented the consummation of the transactions contemplated thereby; or

•

Merger Sub, concurrently with the entry by Heckmann into a binding definitive agreement providing for a Superior Proposal, as defined in the Merger Agreement; provided, that (i) Heckmann has complied with certain exclusive dealing covenants and (ii) Heckmann has previously paid (or concurrently with such termination pays to Power Fuels) a termination fee in the amount of $750,000 in cash by wire transfer in immediately available funds to an account designated by Power Fuels.

Indemnification. Owner has agreed to indemnify Merger Sub and its affiliates (including Heckmann) for certain losses related to breaches of the representations, warranties and covenants of Power Fuels and Owner, preclosing taxes of Power Fuels and fraud or intentional misrepresentation, if any, by Power Fuels or Owner, as well as in certain circumstances the indebtedness of Power Fuels, and the unpaid transaction expenses of Power Fuels. Heckmann and Merger Sub have agreed to indemnify Owner and his affiliates for certain losses related to breaches of the representations, warranties and covenants of Heckmann or Merger Sub, claims relating to post-closing events or fraud or intentional misrepresentation, if any, by Heckmann or Merger Sub. Subject to limited exceptions, the indemnification obligations of the parties are subject to the prior satisfaction by each party of a deductible amount equal to $1.5 million, whereupon the applicable indemnified party will be entitled only to receive amounts in excess of the deductible amount.

Escrow. At the closing, Heckmann will deposit 10.0 million of the 95.0 million shares of common stock to be issued to Owner into an escrow account pursuant to an Escrow Agreement among Heckmann, Merger Sub, Owner and a third party escrow agent. A copy of the form of Escrow Agreement is attached to this proxy statement as Annex E. Owner’s indemnification obligations will be satisfied solely by the shares to be held in the escrow account after closing, subject to certain limited exceptions. Of the 10.0 million escrowed shares, 7.5 million shares will be released from escrow to Owner 15 months after the closing, and the remaining 2.5 million shares will be released from escrow to Owner three years after the closing, subject in each case to any open claims.

The Voting Agreement (see page 71)

On September 3, 2012, all of our executive officers and certain members of our Board of Directors, including our Chairman and Chief Executive Officer, owning in the aggregate approximately 10% of our outstanding common stock as of October 8, the record date, entered into a Voting Agreement with us and Merger Sub. A copy of the Voting Agreement is attached as Annex B to this proxy statement. Pursuant to the Voting Agreement, those stockholders agreed, among other things and subject to certain conditions, (a) to vote all of their shares of our common stock (whether held directly or beneficially and whether owned as of the date of the Voting Agreement or thereafter acquired) in favor of the Stock Issuance Proposal and (b) not to directly or indirectly sell, pledge, encumber, assign, transfer, grant an option with respect to, deposit into a voting trust or otherwise dispose of any of their shares of Company common stock, or enter into any contract, commitment, option or other arrangement or undertaking with respect to any of the foregoing, unless the transferee shall have executed documents assuming all of the obligations of the transferor under the Voting Agreement and any such proposed transfer is made pursuant to a plan (a “Rule 10b5-1 Plan”) complying with Rule 10b5-1 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) in effect as of the date of the Voting Agreement, unless, in each case, the Voting Agreement is terminated pursuant to its terms. See the section entitled “The Voting Agreement” on page 71 for a more detailed discussion.

The Stockholder’s Agreement (see page 71)

In connection with the closing of the transactions contemplated by the Merger Agreement, Owner and Heckmann have agreed to enter into a Stockholder’s Agreement, the form of which is attached to this proxy statement as Annex C. Subject in each case to the satisfaction of certain common stock ownership thresholds, Owner will have the right pursuant to the Stockholder’s Agreement to designate one director for appointment to our Board of Directors and, during the two-year period following consummation of the merger and subject to certain additional limitations, may designate a second director for appointment to our Board of Directors. Upon consummation of the merger, Mr. Johnsrud will be appointed to our Board of Directors pursuant to the Stockholder’s Agreement.

The Stockholder’s Agreement contains certain standstill obligations, which will prohibit Owner and his controlled affiliates from taking certain actions with respect to Heckmann until the earlier of (i) two years after the closing of the merger and (ii) the date Mr. Johnsrud’s employment with Heckmann is terminated if such termination is by Heckmann without cause or by Mr. Johnsrud for good reason, in each case as provided in the Owner Employment Agreement.

For the two-year period from the date of the Stockholder’s Agreement and thereafter for so long as Owner beneficially owns at least 5% of the then-outstanding voting shares of Heckmann and is Heckmann’s Chief Executive Officer, Owner is required to vote his voting shares in accordance with the recommendation of Heckmann’s Board of Directors with respect to any business or proposal on which Heckmann’s stockholders are entitled to vote.

The Stockholder’s Agreement grants Owner certain registration rights with respect to the Heckmann common stock issued to Owner in connection with the merger of Power Fuels with and into Merger Sub, and imposes certain restrictions on Owner’s ability to transfer the shares of Heckmann common stock issued to him in connection with the merger, including, among other things, a two-year prohibition on the transfer of such shares of Heckmann common stock (other than the sale of up to 2% of such shares pursuant to a Rule 10b5-1 Plan during the second year of the two-year period) and thereafter to competitors of Heckmann as defined in the Stockholder’s Agreement. See the section entitled “The Stockholder’s Agreement” on page 71 for a more detailed discussion.

The Owner Employment Agreement (see page 50)

Upon the closing of the merger, Mr. Johnsrud will become our Chief Executive Officer. In connection with his appointment, we will enter into the Owner Employment Agreement with Mr. Johnsrud. The Owner Employment Agreement, the form of which is attached to this proxy statement as Annex F, establishes the terms of Mr. Johnsrud’s employment as Chief Executive Officer for the term of the Owner Employment Agreement, including, among other things: base salary; bonus and equity incentive eligibility; perquisites; payments in connection with termination of employment, death or disability or change of control; and certain obligations of Mr. Johnsrud including non-competition and non-solicitation covenants. See the section entitled “The Transaction — Officers of Heckmann Following the Transaction — Owner Employment Agreement” on page 50 for a more detailed discussion.

Regulatory Approvals Required for the Merger of Power Fuels with and into Merger Sub

Under the HSR Act and the rules and regulations promulgated thereunder, the merger of Power Fuels with and into Merger Sub may not be consummated until required information and materials have been furnished to the Antitrust Division of the United States Department of Justice, or the “DOJ,” and the United States Federal Trade Commission, or the “FTC,” and certain waiting period requirements have expired or been terminated. On September 21, 2012, each of Heckmann and Power Fuels filed a Pre-Acquisition Notification and Report Form pursuant to the HSR Act with the DOJ and the FTC. On October 1, 2012, the DOJ and the FTC granted Heckmann and Power Fuels’ requests for early termination of the waiting period. At any time before the closing of the merger, the DOJ, the FTC or others could take action under the antitrust laws with respect to the transaction, including seeking to enjoin the consummation of the merger or to require the divestiture of certain assets of Heckmann or Power Fuels. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Anticipated Accounting Treatment

The merger of Power Fuels with and into Merger Sub will be accounted for by Heckmann as an acquisition. The aggregate merger consideration paid by Heckmann in connection with the merger will be allocated to the acquired assets and liabilities of Power Fuels based on their fair values, with any excess being treated as goodwill. Power Fuels’ assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Heckmann after consummation of the merger.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following tables present historical per share data for Heckmann; pro forma per share data for Heckmann after giving effect to the acquisition of TFI on April 10, 2012; and pro forma per share data for Heckmann as further adjusted to give effect to the merger of Power Fuels with and into Merger Sub. The pro forma per share data as further adjusted includes the 95.0 million shares that will be issued to consummate the merger and was prepared using the acquisition method of accounting, with Heckmann considered the acquiring company.

The equivalent historical and pro forma per share data for Power Fuels has been omitted because Power Fuels is a limited liability company that does not have authorized or outstanding stock but rather a single membership unit issued to Owner. Therefore, historical and pro forma per share data is not applicable.

You should read the tables below in conjunction with the respective audited consolidated financial statements and related notes of Heckmann and TFI incorporated by reference in this proxy statement and the audited consolidated financial statements and related notes of Power Fuels and the unaudited pro forma combined condensed financial information and notes related to such consolidated financial statements included elsewhere in this proxy statement.

We are providing the unaudited pro forma combined condensed financial data for informational purposes only. It does not necessarily represent or indicate what the financial position and results of operations of Heckmann would actually have been had the acquisition of TFI, the merger of Power Fuels with and into Merger Sub and the other pro forma adjustments in fact occurred at the dates indicated. It also does not necessarily represent or indicate the future financial position or results of operations Heckmann will achieve after the merger.

	June 30, 2012	December 31, 2011
Heckmann — Historical
Book value per share	$3.02	$2.74
Cash dividends per share	—	—
Basic earnings per share	$0.05		*
Diluted earnings per share	$0.05		*

Heckmann and TFI Pro Forma Combined(1)
Book value per share	$3.02	$3.09
Cash dividends per share	—	—
Basic earnings per share	$0.05	$0.16
Diluted earnings per share	$0.04	$0.16

Heckmann, TFI and Power Fuels Pro Forma Combined(2)
Book value per share	$3.30	$3.52
Cash dividends per share	—	—
Basic earnings per share	$0.10	$0.31
Diluted earnings per share	$0.10	$0.29

*	amount is less than $0.01 per share
(1)	Includes our acquisition of TFI, offer and sale of 18.2 million shares of our common stock, offering of $250.0 million in aggregate principal amount of 9.875% senior notes due 2018, and our $150.0 million credit facility. See our Current Report on Form 8-K/A, filed with the United States Securities and Exchange Commission on June 20, 2012, incorporated by reference herein.
(2)	As further adjusted for the merger of Power Fuels with and into Merger Sub, and assuming the issuance of $150.0 million of debt securities and the refinancing of the Power Fuels indebtedness, as described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information of Heckmann Corporation.”

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF POWER FUELS

We are providing the following financial information to assist you in your analysis of the financial aspects of the merger. The information is only a summary and should be read in conjunction with Power Fuels’ historical financial statements and related notes thereto contained elsewhere herein. The historical results included below and elsewhere in this document are not indicative of the future performance of Power Fuels or Heckmann. The following table sets forth selected historical financial data of Power Fuels as of and for the years ended December 31, 2007, 2008, 2009, 2010 and 2011, and the six months ended June 30, 2011 and June 30, 2012, which have been derived from Power Fuels’ audited and unaudited consolidated financial statements, respectively, as of such dates and for such periods, included elsewhere in this proxy statement. In the opinion of Power Fuels’ management, this unaudited interim period information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of operations and financial condition for the six months ended June 30, 2011, and June 30, 2012. Results for interim periods should not be considered indicative of results for any other periods or for the year.

The information presented below is only a summary. The historical results presented below are not necessarily indicative of results that can be expected for any future period and you should read the following information in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Power Fuels” and Power Fuels’ historical audited consolidated financial statements and accompanying notes included elsewhere in this proxy statement.

Statement of Operations Data

	Year ended December 31,					Six months Ended June 30,
In thousands	2007	2008	2009	2010	2011	2011	2012
						(unaudited)
Revenue	$33,664	$62,661	$75,550	$151,731	$277,039	$115,483	$204,678
Net income	$5,599	$12,453	$11,354	$38,180	$83,876	$35,373	$63,117

Balance Sheet Data

	December 31,					June 30,
In thousands	2007	2008	2009	2010	2011	2011	2012
						(unaudited)
Cash and cash equivalents	$101	$2,381	$1,999	$2,314	$5,001	$6,260	$3,401
Total current assets	6,939	14,826	17,773	40,405	74,597	60,777	98,491
Property, plant and equipment, net	19,792	57,537	62,070	121,907	266,104	160,209	281,737
Total assets	$27,391	$73,025	$80,575	$163,463	$345,219	$222,526	$417,603
Current maturities of long-term debt	$5,993	$16,013	$16,689	$29,581	$62,416	$34,140	$63,337
Long-term debt, less current portion	9,504	32,683	27,757	53,574	117,148	67,489	119,614
Total liabilities	18,457	53,481	49,881	95,467	195,881	119,158	209,324
Total equity	8,934	19,544	30,694	67,996	149,338	103,368	208,279
Total liabilities and equity	$27,391	$73,025	$80,575	$163,463	$345,219	$222,526	$417,603

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL

DATA OF HECKMANN CORPORATION

The following information is being provided to aid in your analysis of the financial aspects of the merger of Power Fuels with and into Merger Sub. Heckmann derived its financial information from its audited financial statements for fiscal years ended December 31, 2007, 2008, 2009, 2010 and 2011, and from its unaudited financial statements for the six months ended June 30, 2011, and June 30, 2012. In the opinion of Heckmann’s management, this unaudited interim period information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of operations and financial condition for the six months ended June 30, 2011, and June 30, 2012. Results for interim periods should not be considered indicative of results for any other periods or for the year.

The selected consolidated financial data presented below should be read in conjunction with, and is qualified by reference to, Heckmann’s historical audited and unaudited financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Heckmann’s annual reports, quarterly reports and other information on file with the United States Securities and Exchange Commission, or the “SEC,” and incorporated by reference into this document. See the section entitled “Where You Can Find More Information” on page 118.

Statement of Operations Data

In thousands, except share and per share data	For the Period May 29, 2007 (Inception) through December 31, 2007		Year ended December 31,				Six months ended June 30,
			2008 (5)	2009 (3) (5)	2010 (2) (4) (5)	2011 (1) (4) (5)	2011		2012
							(unaudited)
Revenue	$—		$—	$3,820	$15,208	$156,837	$57,398		$145,728

Income (loss) from operations	(169)		(1,974)	(7,474)	(19,513)	(5,412)	867		(1,125)
Income (loss) from continuing operations	$1,146		$5,256	$(3,317)	$(10,300)	$(108)	$(222)		$6,880

Income (loss) from discontinued operations	—		(20,173)	(392,078)	(4,393)	(22,898)	815		—
Net income (loss) attributable to the Heckmann Corporation	1,146		(14,917)	(395,395)	(14,693)	(23,006)	593		6,880
Income (loss) per share from continuing operations:
Basic	$0.03		$0.07	$(0.03)	$(0.09)	*		*	$0.05
Diluted	$0.03		$0.06	$(0.03)	$(0.09)	*		*	$0.05
Loss per share from discontinued operations:
Basic		*	$(0.27)	$(3.58)	$(0.05)	$(0.20)		*		*
Diluted		*	$(0.27)	$(3.58)	$(0.05)	$(0.20)		*		*
Weighted average shares outstanding
Basic	25,305,415		74,853,651	109,575,057	108,819,384	114,574,730	112,393,028		135,266,282
Diluted	—		89,907,431	109,575,057	108,819,384	114,574,730	116,391,549		141,323,964

*	amount is less than $0.01 per share

(1)	2011 results include amounts from the acquisitions of Bear Creek Services, LLC, Devonian Industries, Inc. Sand Hill Foundation, LLC, Excalibur Energy Services, Inc. and Blackhawk, LLC and Consolidated Petroleum, Inc. from their acquisition dates of April 1, 2011, April 4, 2011, April 12, 2011, May 5, 2011 and June 14, 2011, respectively.
(2)	2010 results include amounts from the acquisition of Heckmann Water Resources (CVR), Inc. formerly known as Complete Vacuum & Rentals, Inc., since November 30, 2010, the date of its acquisition.
(3)	2009 results include amounts from the date we acquired all of the limited liability company interests of Charis Partners, LLC and all of the assets of Greer Exploration Corporation and Silversword Partnerships.
(4)	Includes expenses of $2.1 million in 2011 and $11.8 million in 2010 in connection with start-up and commissioning of our Haynesville pipeline.
(5)	On September 30, 2011, we completed the disposition, through a sale and abandonment, of our bottled water business previously conducted through our China Water & Drinks, Inc. subsidiary. The bottled water business has, for all periods presented herein, been reported as discontinued operations of financial reporting purposes.

Balance Sheet Data

	December 31,					June 30,
In thousands	2007	2008	2009	2010	2011	2011	2012
						(unaudited)
Cash and cash equivalents	$430,647	$270,194	$123,407	$80,752	$80,194	$32,500	$5,113
Total current assets	430,647	281,359	155,418	186,021	139,671	93,744	98,892
Property, plant and equipment, net	—	—	32,857	85,696	270,054	190,162	330,190
Goodwill	—	—	7,257	41,008	90,008	94,323	285,248
Total assets	$430,647	$428,571	$308,448	$355,671	$539,681	$423,888	$809,964
Current maturities of long-term debt	—	—	—	11,221	11,914	33,827	4,562
Long-term debt, less current portion	—	—	—	20,474	132,156	36,494	265,669
Total liabilities	20,838	755	20,265	72,680	197,871	128,766	351,308
Total equity of Heckmann Corporation	$281,125	$743,759	$310,981	$301,621	$341,810	$315,358	$458,656

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL

DATA OF HECKMANN CORPORATION

The following table reflects the pro forma effect of the merger of Power Fuels with and into Merger Sub and the issuance of $150.0 million of debt securities and the refinancing of the Power Fuels indebtedness as described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information of Heckmann Corporation” on (1) the balance sheet data of Heckmann as of June 30, 2012, (2) the statement of operations data of Heckmann for the year ended December 31, 2011 and (3) the statement of operations data for Heckmann for the six months ended June 30, 2012. The statements of operations data for the year ended December 31, 2011 and for the six months ended June 30, 2012 have been adjusted to reflect the pro forma effect of the acquisition by Heckmann of TFI on April 10, 2012, as described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information of Heckmann Corporation” included elsewhere in this document. The selected unaudited pro forma combined condensed financial data are prepared with Heckmann treated as the acquiror of Power Fuels and as if the acquisition of TFI and the merger with Power Fuels had been consummated on January 1, 2011, for purposes of the unaudited combined statements of operations as of December 31, 2011, and the six months ended June 30, 2012, and as of June 30, 2012, for purposes of the unaudited combined balance sheet.

This information is only a summary. We are providing the selected unaudited pro forma combined condensed financial data for informational purposes only. It does not necessarily represent or indicate what the financial position and results of operations of Heckmann would actually have been had the merger and other pro forma adjustments in fact occurred at the dates indicated. It also does not necessarily represent or indicate the future financial position or results of operations Heckmann will achieve after the merger of Power Fuels with and into Merger Sub.

You should read the selected unaudited pro forma combined condensed financial statements together with the other information and the accompanying notes that are included or incorporated by reference elsewhere in this document. You should also read the historical information and related notes of Heckmann and TFI that are incorporated by reference into this document and the historical financial statements and related notes for Power Fuels contained elsewhere in this document.

Unaudited Pro Forma Combined Statements of Operations Data:

In thousands	Year ended December 31, 2011	Six-months ended June 30, 2012
Revenue	$546,082	$376,012
Income from operations	80,934	65,543
Net income from continuing operations	68,172	22,636

Unaudited Pro Forma Combined Statements of Operations Data:

In thousands	June 30, 2012
Total current assets	$194,143
Property plant and equipment	605,934
Goodwill	540,619
Total assets	1,596,139

Current portion of long-term debt	4,562
Long-term debt, less current portion	565,669
Total liabilities	782,839
Total equity of Heckmann Corporation	813,300

RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement, you should carefully consider the material risks described below in deciding whether to vote for approval of the proposals presented in this proxy statement. Additional risks and uncertainties not presently known to us or that are not currently believed to be material, if they occur, also may adversely affect Heckmann following the merger of Power Fuels with and into Merger Sub. For risks related to Heckmann, please see Heckmann’s Annual Report on Form 10-K filed with the SEC on March 8, 2012, and Heckmann’s Current Report on Form 8-K filed with the SEC on April 10, 2012, which are incorporated by reference herein.

Failure to complete the merger may require us to make certain payments to Power Fuels and could negatively impact our stock price and our future business and financial results.

Although we have agreed to solicit proxies from our stockholders to obtain stockholder approval of the proposal to issue shares of our common stock, there is no assurance that this proposal will be approved. If this proposal is not approved, and as a result the merger is not completed, our ongoing business may be adversely affected. If the proposal is not approved, we are required under the Merger Agreement to promptly reimburse Power Fuels for all reasonably documented fees and expenses directly related to the merger, including, reasonable investment banking and legal fees, up to a maximum of $750,000. In addition, if at any time prior to the closing of the merger, we accept a superior proposal that is determined in good faith by our board of directors to be, among other things, more favorable to the stockholders of Heckmann and we terminate the Merger Agreement in accordance with the terms thereof, we are required under the Merger Agreement to pay a termination fee to Power Fuels in the amount of $750,000.

Certain of the benefits we expect from the merger of Power Fuels with and into Merger Sub are based on projections and assumptions, which are uncertain and subject to change.

Management has made certain estimates and assumptions with respect to certain benefits that it expects from the merger that affect the reported amounts of earnings, assets, liabilities, revenues, expenses, earnings per share and related information included in our and Power Fuels’ historical consolidated financial statements and the pro forma financial information included or incorporated by reference herein, as well as EBITDA and other measures derived from that information. These estimates and assumptions may prove to be inaccurate or may change in the future, and actual results could differ materially from those estimates or assumptions. There can be no assurance that we will realize these benefits, including anticipated synergistic benefits, if any, as a result of the merger. The market price of our common stock may decline if the estimates are not realized or we do not achieve the perceived benefits of the merger, including perceived benefits to our cash flows and EBITDA, earnings and earnings per share, as rapidly or to the extent anticipated.

We will incur significant additional indebtedness if the merger of Power Fuels into Merger Sub is completed, which will impose operating and financial restrictions on us which, together with the resulting debt service obligations, could significantly limit our ability to execute our business strategy and increase the risk of default under our debt obligations.

We intend to incur or assume indebtedness in an aggregate amount of approximately $300.0 million, including the assumed issuance of $150.0 million of debt securities and a new $300.0 million credit facility (not including up to $150.0 million that would also be available under our new credit facility, exclusive of any accordion feature) in connection with the merger of Power Fuels with and into Merger Sub. Our current credit facility requires, and we expect that the terms of a new credit facility, if any, that we enter into in connection with the merger will require, us to comply with certain financial maintenance covenants. In addition, the proposed terms of our new indebtedness, including any debt securities issued, will also include certain covenants restricting or limiting our ability to take certain actions.

These covenants may adversely affect our ability to finance future operations or limit our ability to pursue certain business opportunities or take certain corporate actions. The covenants may also restrict our flexibility in planning for changes in our business and the industry and make us more vulnerable to economic downturns and adverse developments. The documentation governing our new indebtedness has not been finalized and, accordingly, the actual terms may further restrict our operation of our business.

Following the completion of the merger of Power Fuels with and into Merger Sub, our ability to meet our cash requirements, including our debt service obligations, will be dependent upon our operating performance, which will be subject to general economic and competitive conditions and to financial, business and other factors affecting our operations, many of which are or may be beyond our control. We cannot provide assurance that our business operations will generate sufficient cash flows from operations to fund these cash requirements and debt service obligations. If our operating results, cash flow or capital resources prove inadequate, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt and other obligations. If we are unable to service our debt, we could be forced to reduce or delay planned expansions and capital expenditures, sell assets, restructure or refinance our debt or seek additional equity capital, and we may be unable to take any of these actions on satisfactory terms or in a timely manner. Further, any of these actions may not be sufficient to allow us to service our debt obligations or may have an adverse impact on our business. Our debt agreements may limit our ability to take certain of these actions. Our failure to generate sufficient operating cash flow to pay our debts or to successfully undertake any of these actions could have a material adverse effect on us.

In addition, the degree to which we may be leveraged as a result of the indebtedness incurred in connection with the merger or otherwise could materially and adversely affect our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or other purposes, could make us more vulnerable to general adverse economic, regulatory and industry conditions, could limit our flexibility in planning for, or reacting to, changes and opportunities in the markets in which we compete, could place us at a competitive disadvantage compared to our competitors that have less debt or could require us to dedicate a substantial portion of our cash flow to service our debt.

If the merger is completed and we are unable to manage our growth profitably, our business, financial results and stock price could suffer.

Our future financial results will depend in part on our ability to profitably manage our growth on a combined basis with Power Fuels. Management will need to maintain existing customers and attract new customers, recruit, retain and effectively manage employees, as well as expand operations and integrate customer support and financial control systems. If integration-related expenses and capital expenditure requirements are greater than anticipated, or if we are unable to manage our growth profitably after the merger, our financial results and the market price of our common stock may decline.

Although we expect that the merger of Power Fuels with and into Merger Sub will result in benefits to us, we may not realize those benefits because of integration difficulties.

Integrating the operations of Power Fuels successfully or otherwise realizing any of the anticipated benefits of the merger with Power Fuels, including anticipated cost savings and additional revenue opportunities, involves a number of challenges. The failure to meet these integration challenges could seriously harm our results of operations and the market price of our common stock may decline as a result.

Realizing the benefits of the merger will depend in part on the integration of information technology, operations, personnel and sales force. These integration activities are complex and time-consuming and we may encounter unexpected difficulties or incur unexpected costs, including:

•	our inability to achieve the cost savings and operating synergies anticipated in the merger, which would prevent us from achieving the positive earnings gains expected as a result of the merger;

•	diversion of management attention from ongoing business concerns to integration matters;

•	difficulties in consolidating and rationalizing information technology platforms and administrative infrastructures;

•	complexities associated with managing the combined businesses and consolidating multiple physical locations;

•	difficulties in integrating personnel from different corporate cultures;

•	challenges in demonstrating to our customers and to customers of Power Fuels that the merger will not result in adverse changes in customer service standards or business focus; and

•	possible cash flow interruption or loss of revenue as a result of change of ownership transitional matters related to the merger.

We may not successfully integrate the operations of the businesses of Power Fuels in a timely manner, and we may not realize the anticipated net reductions in costs and expenses and other benefits of the merger of Power Fuels with and into Merger Sub to the extent, or in the timeframe, anticipated. In addition to the integration risks discussed above, our ability to realize these net reductions in costs and expenses and other benefits and synergies could be adversely impacted by practical or legal constraints on our ability to combine operations.

The announcement and pendency of the merger may cause disruptions in the business of Power Fuels, which could have an adverse effect on its business, financial condition or results of operations and, post-closing, our business, financial condition or results of operations.

The announcement and pendency of the transaction could cause disruptions in the business of Power Fuels. Specifically:

•

current and prospective employees of Power Fuels and its subsidiaries may experience uncertainty about their future roles with us, which might adversely affect the ability of Power Fuels to retain key personnel and attract new personnel;

•

current and prospective customers of Power Fuels may experience uncertainty about the ability of Power Fuels to meet their needs, which might cause customers to seek other suppliers for the products and services provided by Power Fuels; and

•

management’s attention has been focused on the merger, which may divert management’s attention from the core business of Power Fuels and other opportunities that could have been beneficial to Power Fuels.

These disruptions could be exacerbated by a delay in the completion of the merger and could have an adverse effect on the business, financial condition or results of operations of Power Fuels prior to the completion of the merger and on us if the merger is completed.

Failure to retain key employees and skilled workers could adversely affect our business following the merger.

The combined company’s performance following the merger could be adversely affected if it is unable to retain certain key employees and skilled workers of Heckmann and Power Fuels, especially Mr. Johnsrud, who will become our Chief Executive Officer upon completion of the merger. The combined company’s ability to expand its operations depends in part on our ability to increase the size of our skilled labor force. The loss of the services of one or more of these key employees or the inability to employ or retain skilled workers could adversely affect our future operating results. The demand for skilled workers is high and the supply is limited, particularly in the Bakken Shale area. In addition, current and prospective employees of Power Fuels and Heckmann may experience uncertainty about their future roles with the combined company until after the merger is completed. This may adversely affect the ability of Heckmann and Power Fuels to attract and retain key personnel.

If the merger is completed, our new Chief Executive Officer’s limited experience managing a publicly traded company may divert management’s attention from operations and could harm our business.

If the merger is completed, we will appoint Mark Johnsrud as the Chief Executive Officer of our Company. Mr. Johnsrud has not previously been the chief executive officer of a publicly traded company and has no prior experience managing a publicly traded company and complying with federal securities laws, including compliance with disclosure requirements on a timely basis. Our management may be required to divert its attention from operational matters to compliance and reporting requirements, which could harm our business.

The completion of the merger may cause our management to divert its attention to the integration of Power Fuels into our Company, which may cause disruptions to our business and have an adverse effect on our business, financial condition or results of operations.

Our future financial results will also depend in part on our ability to properly integrate our business with Power Fuels. Our management will need to devote substantial attention to the integration process, before and after closing, at the same time as managing our operations. If management’s attention is substantially diverted away from our operations, this may have an adverse effect on our business, financial condition or results of operations and the market price of our common stock may decline.

Our Company and Power Fuels will be subject to business uncertainties and contractual restrictions while the transaction is pending.

Uncertainty about the effect of the merger of Power Fuels with and into Merger Sub on employees and customers may have an adverse effect on us and Power Fuels and consequently on the combined company after the merger. These uncertainties may impair Power Fuels’ ability to retain and motivate key personnel and could cause customers and others that deal with Power Fuels to defer entering into contracts with Power Fuels or making other decisions concerning Power Fuels or seek to change existing business relationships with Power Fuels. Certain of Power Fuels’ capital leases and equipment finance agreements require consent for us to assume the obligations thereunder or to effectuate a change of control transaction. If we are unable to obtain such required consents, we may be required to repay or refinance such capital leases or equipment financings upon consummation of the merger which could subject us to prepayment penalties. If key employees depart because of uncertainty about their future roles and the potential complexities of the business combination, our and Power Fuels’ business could be harmed. In addition, the Merger Agreement restricts us and Power Fuels taking certain specified actions until the merger occurs without the consent of the other party. These restrictions may prevent us and Power Fuels from pursuing attractive business opportunities that may arise prior to the completion of the merger. See the section entitled “The Merger Agreement — Covenants” beginning on page 60 for a description of the restrictive covenants applicable to our company and Power Fuels.

If the market price of our common stock increases prior to the completion of the merger, the market value of our common stock to be issued in connection with the merger will increase correspondingly and, therefore, we may pay more for Power Fuels.

The number of shares of our common stock to be issued in connection with the merger of Power Fuels with and into Merger Sub will not be adjusted in the event of any increase or decrease in the market price of our common stock before the closing of the transaction. As a result, the market value of the shares to be issued in connection with the transaction, as reflected in the market price of our common stock, may be substantially higher at the time of the closing of the merger than the market value at the time we received an opinion from Jefferies that, as of the date of the opinion, and based upon the various assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth therein, the consideration to be paid by us to Owner pursuant to the Merger Agreement was fair to Heckmann, from a financial point of view, and our Board of Directors approved the merger and the Merger Agreement. The market price of our common stock may fluctuate due to, among other things, changes in our business, operations or prospects, market assessments of the likelihood of completion of the merger, the timing of the completion of the merger, general market and economic conditions and certain other factors. As of August 31, 2012, the last trading day before the public announcement of the proposed merger of Power Fuels with and into Merger Sub, the closing price of our common stock was $2.69 per share.

Subject to certain limitations and exceptions, Owner may sell our common stock beginning two years following the closing of the merger of Power Fuels with and into Merger Sub, which could cause our stock price to decline.

The shares of our common stock that Owner will receive in connection with the merger of Power Fuels with and into Merger Sub are restricted, but Owner may sell the shares of our common stock following the merger under certain circumstances. At the closing of the merger, we will enter in the Stockholder’s Agreement with Owner, which will impose certain restrictions on Owner’s ability to transfer his shares of our common stock, including, among other things, a two-year prohibition on the transfer of the shares of our common stock issued to Owner in connection with the merger of Power Fuels with and into Merger Sub (other than the sale of up to 2% of such shares pursuant to a Rule 10b5-1 Plan during the second year of the two-year period). The Stockholder’s Agreement will also grant Owner certain registration rights that, after two-year transfer restriction period, will allow Owner to sell a large number of his shares of Heckmann stock in a short period of time. The sale of a substantial number of our shares by Owner or our other stockholders within a short period of time could cause our stock price to decline, make it more difficult for us to raise funds through future offerings of our common stock or acquire other businesses using our common stock as consideration.

You will experience a reduction in percentage ownership and voting power with respect to the shares of our common stock you currently own as a result of the merger.

In connection with the merger of Power Fuels with and into Merger Sub, we will issue 95.0 million shares of our common stock, which will represent approximately 38% of our outstanding common stock after giving effect to the issuance. Therefore, following the completion of the merger, you will experience a substantial reduction in your respective percentage ownership interests and effective voting power relative to your respective percentage ownership interests in our common stock and effective voting power prior to the merger. In addition, the issuance of shares of our common stock could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If the shares are issued, you may experience dilution in your claim to our earnings per share.

The presence of a significant stockholder may affect the ability of a third party to acquire control of us.

Owner will beneficially own approximately 38% of our outstanding common stock immediately following the closing of the merger. Owner will enter into a Stockholder’s Agreement with us at the closing that will permit Owner to appoint up to two directors to our Board of Directors until such time as Owner’s beneficial ownership in us has been reduced below 20% of our then-outstanding voting shares, and thereafter will permit Owner to appoint one director to our Board of Directors until such time as Owner’s beneficial ownership in us has been reduced below 10% of our then-outstanding voting shares. Although these directors will not constitute a majority of the Board of Directors, they may exercise influence over the decisions of the Board.

Having Owner as a significant stockholder may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from seeking to acquire, a majority of our outstanding common stock or control of our Board of Directors through a proxy solicitation. In that regard, Owner and his controlled affiliates will be obligated pursuant to the Stockholder’s Agreement, in certain circumstances and for a limited period of time, not to transfer the shares of our common stock Owner receives in connection with the merger, in whole or in part, pursuant to any recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction involving us or pursuant to any tender, exchange or other similar offer for our common stock unless, in each case, the Board of Directors recommends such transaction or offer or fails to recommend that our stockholders reject such transaction or offer.

For the two-year period from the date of the Stockholder’s Agreement and thereafter for so long as Owner beneficially owns at least 5% of the then-outstanding voting shares of Heckmann and is our Chief Executive Officer, Owner is required to vote his voting shares in accordance with the recommendation of Heckmann’s Board of Directors with respect to any business or proposal on which Heckmann’s stockholders are entitled to vote.

The pro forma financial statements included in this proxy statement are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the merger.

The pro forma financial statements included in this proxy statement are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates, and may not be an indication of our financial condition or results of operations following the merger of Power Fuels with and into Merger Sub for several reasons. Our actual financial condition and results of operations following the merger may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the merger. Investors should not place any undue reliance on the pro forma information.

Our future results of operations could be adversely affected if the goodwill recorded in the merger subsequently requires impairment.

Upon completing the merger, we will record an asset called “goodwill” equal to the excess amount we pay for Power Fuels, over the fair values of the assets and liabilities acquired and identified intangible assets to be allocated to Power Fuels. Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 350 requires that goodwill and other intangible assets that have indefinite useful lives not be amortized, but instead be tested at least annually for impairment. FASB ASC Topic 350 provides specific guidance for testing goodwill and other non-amortized intangible assets for impairment. Any future impairment would negatively impact our results of operations for the period in which the impairment is recognized.

It is likely that the issuance of our common stock to the Owner in the merger would result in a limitation on our ability to use our net operating losses and other tax attributes to reduce future income tax liabilities.

It is likely that the issuance of our common stock to the Owner in the merger would cause an ownership change for purposes of Section 382 of the United States Internal Revenue Code. In the event of an ownership change, Section 382 of the United States Internal Revenue Code limits the amount of pre-change net operating losses and other tax attributes that can be used to offset post-change taxable income after the ownership change occurs.

Power Fuels depends on certain key customers for a significant portion of its revenues. The loss of any of these key customers could result in a decline in our business after the merger.

Power Fuels relies on a limited number of customers for a significant portion of its revenues. For the year ended December 31, 2011, Power Fuels’ three largest customers accounted for approximately 24%, 22% and 7%, respectively, of Power Fuels’ total revenues. The loss of all, or even a portion of, the revenues from these customers, as a result of competition, market conditions or otherwise could have a material adverse effect on our business, results of operations, financial condition and cash flows after the merger.

The supply of critical infrastructure assets, in particular housing for Power Fuels’ employees, in the Bakken Shale area are not able to keep pace with the rapid growth in the region caused by the boom in the energy and environmental services industry.

The Bakken Shale area has experienced a rapid increase in population over the past several years, as a result of the increasing drilling activity, which has outpaced the ability of the public and private sectors to provide the certain critical infrastructure and services to support the influx of people into the region. As a result, there is a shortage of fixed housing in the region, making it difficult for energy services operators or other businesses to attract quality, long-term personnel. Through an entity he controls, but which is not included in the merger, Mr. Johnsrud owns fixed-housing units in the Bakken Shale area that he makes available for rent to employees of Power Fuels. Prior to the merger, Power Fuels’ employees had priority access to rent the housing owned by this entity. Although there is no formal arrangement with Mr. Johnsrud to ensure that Power Fuels’ employees have continued access to rent the housing owned by his entity after the merger is completed, we believe that following the merger Power Fuels’ employees will continue to have access to rent such housing. Power Fuels’ employees will not entitled to any preference in access to rent such housing and there can be no assurance that there will be sufficient housing available for all of Power Fuels’ employees.

As a public company, our business is subject to regulations regarding corporate governance, disclosure controls, internal control over financial reporting and other compliance areas, which increase both our costs and the risk of noncompliance with applicable laws.

We are subject to the reporting requirements of the United States Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations of the NYSE. Prior to the merger, Power Fuels was a privately owned company and not subject to these rules and regulations. Upon closing of the merger, our legal, accounting and financial compliance costs will increase in order to bring Power Fuels into compliance with corporate governance disclosure controls, particularly the Sarbanes-Oxley Act. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. This will require us to incur substantial accounting expense and expend significant management efforts. If we are not able to comply with the requirements of the Sarbanes-Oxley Act, the market price of our stock could decline and we could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities.

In addition, our Independent Public Accounting Firm is subject to routine inspections by the Public Company Accounting Oversight Board (the “PCAOB”), including inspections of their review of our and their other audit clients’ internal controls over financial reporting. The PCAOB is a private agency established to oversee the auditors of publicly held companies. The PCAOB conducts annual inspections on all large public accounting firms that audit the financial statements of publicly held companies. These inspections could result in comments from the PCAOB to our auditor. Due to the nature of these inspections the outcome is difficult to predict, and could range from no further action being required, to additional procedures or information being required to be performed or provided or to our auditor having to amend its opinion with regard to the effectiveness of our internal controls over financial reporting.

Power Fuels may have liabilities that are not known, probable or estimable at this time.

As a result of the merger, Power Fuels will become our subsidiary and we will effectively assume all of its liabilities, whether or not asserted. There could be unasserted claims or assessments that we failed or were unable to discover or identify in the course of performing due diligence investigations of Power Fuels. In addition, there may be liabilities that are neither probable nor estimable at this time which may become probable and estimable in the future. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business. We may learn additional information about Power Fuels that adversely affects us, such as unknown, unasserted or contingent liabilities and issues relating to compliance with applicable laws.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:

•	future financial performance and growth targets or expectations;

•	market and industry trends and developments;

•

the benefits of our completed and future merger, acquisition and disposition transactions, including the contemplated merger of Power Fuels with and into Merger Sub and any future mergers or acquisitions; and

•

plans to increase operational capacity, including additional trucks, saltwater disposal and underground injection wells, frac tanks, rail cars, processing facilities and pipeline construction or expansion.

You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These forward-looking statements are based on information available to us as of the date of this proxy statement and our current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•

financial results that may be volatile and may not reflect historical trends due to, among other things, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate;

•	difficulties encountered in integrating acquired assets, businesses and management teams;

•	our ability to attract, motivate and retain key executives and qualified employees in key areas of our business;

•	availability of supplies of used motor oil and demand for recycled fuel oil, and prices thereof;

•	fluctuations in prices and demand for commodities such as natural gas and oil;

•	changes in customer drilling activities and capital expenditure plans, including impacts due to low natural gas and oil prices;

•	difficulties in identifying and completing acquisitions and differences in the type and availability to us of consideration or financing for such acquisitions;

•

risks associated with the operation, construction and development of salt water disposal wells and pipelines, including access to additional disposal well locations and pipeline rights-of-way, and unscheduled delays or inefficiencies;

•	the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets;

•	changes in economic conditions in the markets in which we operate or in the world generally;

•

reduced demand for our services, including due to regulatory or other influences related to extraction methods such as fracturing, shifts in production to areas in which we do not currently have operations or the loss of key customers;

•	control of costs and expenses;

•	present and possible future claims, litigation or enforcement actions or investigations;

•

natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism that may impact our corporate headquarters or our assets, including our wells or pipelines, or our distribution channels, or which otherwise disrupt the markets we serve;

•	the threat or occurrence of international armed conflict and terrorist activities;

•	the unknown future impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules to be promulgated under it;

•

risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and gas extraction and re-refining businesses, particularly relating to water usage, disposal, transportation and treatment, uses of recycled fuel oil, collection of used motor oil, and transportation of oil; and

•

other risks referenced from time to time in our past and future filings with the SEC, including our Current Report on Form 8-K filed with the SEC on April 10, 2012, and those factors listed in this proxy statement under “Risk Factors” beginning on page 21.

Risks and uncertainties related to the proposed transaction include, but are not limited to:

•	delays in or failure to obtain any required governmental and regulatory approvals with respect to the transaction;

•	failure to obtain stockholder approval of the issuance of the Heckmann common stock in connection with the transaction;

•	failure to consummate or delay in consummating the transaction for other reasons;

•	the possibility that the expected benefits of the transaction may not materialize as expected;

•	disruption from the proposed transaction making it more difficult to maintain business and operational relationships; and

•	the failure to successfully integrate the services, infrastructure and employees of Heckmann and Power Fuels.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date hereof.

THE SPECIAL MEETING

Date, Time and Place

A special meeting of Heckmann stockholders will be held at 8925 E. Pima Center Parkway, Scottsdale, Arizona 85258 on November 9, 2012 at 9:00 a.m., local time.

Purpose of the Special Meeting

The purpose of the special meeting is to consider and vote on the following proposals:

Proposal No. 1	To approve the issuance of 95.0 million shares of Heckmann common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger, dated as of September 3, 2012, by and among Heckmann, Merger Sub, Power Fuels and Owner (the Stock Issuance Proposal).

Proposal No. 2	To (i) approve a reverse stock split of our common stock at a reverse split ratio within the range of 1-for-2 to 1-for-10, as and when determined by our Board of Directors in its sole discretion any time prior to December 31, 2013, and (ii) if and when the reverse stock split is effected, to reduce the number of authorized shares of our common stock by the reverse split ratio determined by our Board of Directors (the Reverse Stock Split).

Proposal No. 3	To approve the adjournment or postponement of the special meeting of Heckmann stockholders for a period of not more than 30 days, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting of Heckmann stockholders to approve the Stock Issuance Proposal or the Reverse Stock Split.

The approval of the Stock Issuance Proposal (Proposal No. 1) is a condition to the completion of the merger of Power Fuels with and into Merger Sub. Accordingly, if Heckmann is to complete the merger of Power Fuels with and into Merger Sub, the stockholders must approve Proposal No. 1.

At the special meeting, Heckmann stockholders will also be asked to consider and vote on the Reverse Stock Split (Proposal No. 2) and a proposal to approve the adjournment or postponement of the special meeting of Heckmann stockholders for a period of not more than 30 days, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting of Heckmann stockholders to approve the Stock Issuance Proposal or the Reverse Stock Split (Proposal No. 3). The approval of Proposals Nos. 2 and 3 are not conditions to completion of the merger.

At the special meeting, Heckmann stockholders will also be asked to consider and vote on any other matter that may properly come before the special meeting or any adjournment or postponement of the special meeting. At this time, the Heckmann Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the special meeting.

Record Date; Voting Securities

Heckmann has fixed the close of business on October 8, 2012, as the record date for the determination of holders of Heckmann common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. No other shares of Heckmann capital stock are entitled to notice of and to vote at the special meeting. At the close of business on the record date, Heckmann had outstanding and entitled to vote 156,712,131 shares of common stock. Holders of our common stock have one vote per share on each matter to be acted upon. A list of the stockholders of record entitled to vote at the special meeting will be available at the special meeting and for 10 days prior to the special meeting, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108, by contacting our Corporate Secretary.

Quorum; Votes Required

A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the meeting. For purposes of determining the presence of a quorum for transacting business at the special meeting, abstentions will be treated as shares that are present but broker “non-votes” will not be treated as shares that are present (each discussed below under “— Abstentions and Broker “Non-Votes” ”).

Proposal No. 1: The Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Heckmann common stock present in person or represented by proxy at the special meeting. The approval of Proposal No. 1 is a condition to the completion of the merger of Power Fuels with and into Merger Sub, and thus a vote against this proposal effectively will be a vote against the merger.

Proposal No. 2: The Reverse Stock Split requires the affirmative vote of the holders of a majority of the shares of Heckmann common stock issued and outstanding on the record date. The approval of Proposal No. 2 is not a condition to completion of the merger.

Proposal No. 3: Proposal No. 3 to approve the adjournment or postponement of the special meeting of stockholders for a period of not more than 30 days, if necessary, to enable Heckmann to solicit additional proxies in favor of Proposal No. 1 or Proposal No. 2, requires the affirmative vote of the holders of a majority of the shares of Heckmann common stock present in person or represented by proxy at the special meeting, whether or not a quorum is present. The approval of Proposal No. 3 is not a condition to the completion of the merger.

The directors and executive officers of Heckmann and their respective affiliates collectively owned approximately 15.9 million shares as of September 15, 2012 (inclusive of shares subject to stock options exercisable within 60 days following that date). Such shares represented approximately 10% of Heckmann’s outstanding common stock (including shares subject to stock options held by the directors and officers) as of such date. All of our executive officers and certain members of our Board of Directors collectively holding approximately 10% of our outstanding common stock (including shares subject to stock options) as of the record date, have entered into the Voting Agreement, solely in their capacity as stockholders, pursuant to which they have agreed to vote all of the shares of our common stock held by them in favor the Stock Issuance Proposal.

As of the close of business on the record date for the special meeting, Owner, Power Fuels and their respective affiliates did not beneficially own any shares of Heckmann common stock.

Voting of Proxies

If you provide specific voting instructions, your shares will be voted at the special meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted as follows:

“FOR” the approval of the Stock Issuance Proposal;

“FOR” the approval of the Reverse Stock Split; and

“FOR” the approval of an adjournment or postponement of the special meeting, if necessary, to solicit additional proxies in favor of the Stock Issuance Proposal or the Reverse Stock Split.

At this time, we are unaware of any matters, other than those matters set forth above, that may properly come before the special meeting. If any other matters properly come before the special meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the special meeting or any adjournment or postponement of the special meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

Abstentions and Broker “Non-Votes”

An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Broker “non-votes” are shares held by brokers or nominees for whom voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under rules applicable to broker-dealers, none of the Stock Issuance Proposal, the Reverse Stock Split or the proposal to adjourn or postpone the special meeting, if necessary, to enable Heckmann to solicit additional proxies in favor of the Stock Issuance Proposal is an item on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the special meeting.

Approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Heckmann common stock present in person or represented by proxy at the special meeting, where a quorum is present. Abstentions will have the same effect as a vote “AGAINST” this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the special meeting.

Approval of the Reverse Stock Split proposal requires the affirmative vote of the holders of a majority of the shares of Heckmann common stock issued and outstanding on the record date. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Approval of the proposal to adjourn or postpone the special meeting, if necessary, to enable Heckmann to solicit additional proxies in favor of the Stock Issuance Proposal or the Reverse Stock Split requires the affirmative vote of the holders of a majority of the shares of Heckmann common stock present in person or represented by proxy at the special meeting, whether or not a quorum is present. Abstentions will have the same effect as a vote “AGAINST” this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the special meeting.

Revocability of Proxies; How to Vote

The grant of a proxy does not preclude a stockholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at the special meeting by:

•	delivering to our Corporate Secretary prior to the special meeting, a written notice of revocation bearing a later date or time than the proxy;

•	timely delivering to us a signed proxy card with a date later than your previously delivered proxy;

•	granting a subsequent proxy through the Internet or telephone; or

•	attending the special meeting and voting in person.

Any written notice of revocation should be delivered to:

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

Attention: Corporate Secretary

If you have instructed a broker to vote your shares, the preceding instructions do not apply, and you must follow the voting procedures received from your broker to change your vote.

Attendance at the special meeting will not by itself constitute revocation of a proxy. If an adjournment or postponement occurs, it will have no effect on the ability of stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn or postpone the special meeting for a period of time long enough to require the setting of a new record date.

If your shares are registered directly in your name with our transfer agent, The American Stock & Trust Company, LLC, you are considered, with respect to those shares, the “shareholder of record.”

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.

If your shares are not registered in your own name and you plan to vote your shares in person at the special meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the special meeting in order to vote.

Solicitation of Proxies

The cost of solicitation of proxies being solicited on behalf of the Board of Directors will be borne by us. In addition to solicitation by mail, the directors, officers and employees of Heckmann and its subsidiaries may solicit proxies from stockholders of Heckmann in person or by telephone, facsimile or other electronic methods. We have retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy advisory firm, to assist in providing proxy advisory and solicitation services in connection with the special meeting. We will pay MacKenzie a fee of $15,000 for their services, plus reimburse their out of pocket expenses. In addition, we have agreed to indemnify MacKenzie against certain liabilities arising out of or in connection with the services rendered by them.

Recommendation of the Heckmann Board of Directors

The Heckmann Board of Directors has unanimously determined that the merger of Power Fuels with and into Merger Sub is fair to and in the best interests of Heckmann and its stockholders and approved the issuance of Heckmann common stock in accordance with the Merger Agreement. See the section entitled “The Transaction — Heckmann’s Reasons for the Transaction” beginning on page 37 for a more detailed discussion. The Reverse Stock Split has been unanimously approved and declared advisable by our Board of Directors.

The Heckmann Board of Directors recommends that you vote “FOR” approval of the Stock Issuance Proposal, “FOR” the Reverse Stock Split proposal and “FOR” approval of an adjournment or postponement of the special meeting, if necessary, to enable Heckmann to solicit additional proxies in favor of the Stock Issuance Proposal.

THE TRANSACTION

Background of the Transaction

Our Board of Directors, together with our executive management, regularly reviews growth strategies and opportunities available to us, including, among other things, possible business combinations with and acquisitions of other public and private environmental services companies.

In December 2011, Richard J. Heckmann, our Chairman and Chief Executive Officer, and Mark D. Johnsrud, Owner and Chief Executive Officer of Power Fuels, were introduced to each other by a mutual acquaintance. On February 9, 2012, Messrs. Heckmann and Johnsrud met in Phoenix, Arizona and attended a Phoenix Suns basketball game, during which they discussed their backgrounds, businesses and the strategic direction for their respective companies, both of which are engaged in fluids management and environmental services. The discussions also focused on what both executives believed would be the opportunities and challenges facing our industry in the future.

Between February and April 2012, Messrs. Heckmann and Johnsrud, together with Jefferies, our financial advisor, had a number of telephonic discussions about potential strategic transactions between Heckmann and Power Fuels, including a merger of Power Fuels into Heckmann or the acquisition of Power Fuels by Heckmann. They also met several times in Phoenix, Arizona during this time. No specific terms of any possible strategic transaction were ever proposed during any of these discussions. On February 28, 2012, we entered into a mutual non-disclosure agreement with Power Fuels’ subsidiary, Badlands Power Fuels, LLC.

On April 4 and 5, 2012, Mr. Heckmann, James Devlin, then Chief Executive Officer of TFI (which we acquired on April 10, 2012), and Jay Parkinson, then a Managing Director of Jefferies, traveled to Minot, North Dakota to meet with Mr. Johnsrud. Messrs. Heckmann, Devlin, Parkinson and Johnsrud discussed the environmental services and energy industries in general, as well as ways to apply technology to the Heckmann business to increase service capabilities and efficiencies for customers. In addition, Mr. Johnsrud gave Messrs. Heckmann, Devlin and Parkinson a tour of Power Fuels’ facilities and the Bakken Shale area.

On April 11 and 12, 2012, at the request of Mr. Heckmann, representatives from Jefferies met with Mr. Johnsrud in Watford City, North Dakota to gauge Power Fuels’ level of interest, if any, in further discussions.

During April and May 2012, Mr. Heckmann, representatives from Jefferies and Mr. Johnsrud continued to have intermittent discussions regarding the possibility of a transaction and Heckmann’s interest in having Mr. Johnsrud and his operating team become part of Heckmann. Mr. Johnsrud provided additional limited financial information to Heckmann.

Also during April and May 2012, Mr. Heckmann consulted regularly with several members of our Board of Directors to receive their input. On May 6, 2012, Messrs. Heckmann and Johnsrud had dinner with our Board of Directors, Damian C. Georgino, our Executive Vice President, Corporate Development and Chief Legal Officer, Charles R. Gordon, our President and Chief Operating Officer, and W. Christopher Chisholm, then our Executive Vice President and Chief Financial Officer. On May 7, 2012, this group had lunch with our Board of Directors after its regularly-scheduled Board meeting on the same day. Messrs. Heckmann, Johnsrud, Parkinson and Gordon then met to discuss the merits of a potential business combination.

On June 4 and 5, 2012, Messrs. Heckmann and Johnsrud, joined by Messrs. Gordon, Georgino, Brian R. Anderson, our Executive Vice President – Finance, Todd Van Dusen of Brady Martz & Associates, P.C., Power Fuels’ tax advisors, and representatives from Jefferies met in Scottsdale, Arizona to discuss how a potential combination between Heckmann and Power Fuels could be structured, including potential environmental services opportunities and management and organizational changes.

On June 23, 2012, Heckmann and its outside legal counsel, Reed Smith LLP (“Reed Smith”), together with Jefferies, worked to complete a draft letter outlining certain proposed terms for a possible merger transaction, including the delivery of 80.0 million shares of our common stock and $75.0 million in cash as merger consideration, subject to certain adjustments. The letter was provided to Mr. Johnsrud on or about June 25, 2012. On July 8, 2012, Heckmann received comments to the draft letter from Mr. Johnsrud, indicating that agreement had not been reached on merger consideration or other terms.

On July 10 and 11, 2012, Mr. Johnsrud traveled to Texas to meet with Messrs. Heckmann and Gordon and toured Heckmann’s business operations in the Eagle Ford and Haynesville Shale areas.

On July 11 and 12, 2012, Messrs. Heckmann and Johnsrud together with Mr. Parkinson had meetings in Houston, Texas to discuss how a potential combination could be structured and what the pro-forma combined company would look like from a financial perspective. At this point in time, specific details around the financial structure of a transaction were reviewed, along with a detailed discussion of how the combined organization would operate and be managed. A detailed discussion of proposed price and other terms took place during these meetings, although no agreement was reached at this time. The parties decided to enter into a “no-shop” arrangement effective through August 30, 2012 and to proceed with negotiating a merger agreement. In addition, on July 11, 2012, we entered into a mutual non-disclosure agreement with Power Fuels in order to cover the entire Power Fuels’ corporate group.

On July 16, 17, 18 and 19, representatives of Jefferies traveled to Watford City, North Dakota to conduct detailed financial due diligence on the Power Fuels business on behalf of Heckmann.

An initial draft of the Merger Agreement, including proposed financial consideration for the transaction of 80.0 million shares of Heckmann common stock, $125.0 million cash consideration and assumption of a targeted $150.0 million of Power Fuels’ debt, and the “no-shop” letter were delivered by Mr. Georgino to Jenner & Block LLP (“Jenner & Block”), legal counsel to Mr. Johnsrud and Power Fuels, on July 18, 2012. Jenner & Block provided comments to the “no-shop” letter on July 19, 2012, and, after further negotiation among the parties, the “no shop” letter was entered into effective as of July 23, 2012.

On July 20, 2012, Heckmann provided access to a data room hosting due diligence materials to Power Fuels and Jenner & Block. On August 2, 2012, Heckmann, Reed Smith, Jefferies and other Heckmann advisors received access to an electronic data room hosting due diligence materials related to Power Fuels. From August 2, 2012, through September 3, 2012, when the Merger Agreement was executed, Heckmann management, Reed Smith and various advisors to Heckmann, Power Fuels’ management, Power Fuels’ financial advisor, Wells Fargo Securities LLC (“Wells Fargo”), and Jenner & Block conducted a due diligence review of Power Fuels and Heckmann, respectively, including exchanging issues lists and further documentary requests.

On August 5, 2012, Heckmann received Power Fuels’ first round of comments to the Merger Agreement, a draft of which was sent back to Power Fuels by Heckmann with comments on August 7, 2012.

On August 8, 2012, Messrs. Heckmann, Johnsrud and Georgino, together with Mr. Parkinson and Jenner & Block, met in San Francisco, California to discuss the Merger Agreement.

On August 9, 2012, Messrs. Heckmann, Johnsrud and Georgino met with members of Wells Fargo Securities, LLC and Wells Fargo Bank N.A. in San Francisco to discuss a potential increase in Heckmann’s existing credit facility to fund a potential transaction with Power Fuels.

On August 8, 9 and 10, 2012, Messrs. Chisholm and Anderson met with Brian Goldberg, Power Fuels’ Chief Financial Officer, Nancy Morken, Power Fuels’ Controller, and Mr. Van Dusen in Minot, North Dakota and discussed various financial aspects of a potential transaction between us and Power Fuels. KPMG LLP, who assisted us with financial due diligence, also conducted a field visit to Minot, North Dakota during this time period and met with members of Power Fuels’ management to review and discuss various financial and other aspects of Power Fuels’ business.

On August 10, 2012, Messrs. Heckmann and Johnsrud telephonically discussed the proposed financial consideration for the transaction of 80.0 million shares of Heckmann common stock, $125.0 million cash consideration and assumption of a targeted $150.0 million of Power Fuels’ debt. From this time, Mr. Heckmann and representatives of Jefferies, including Mr. Parkinson, had multiple conversations with Mr. Johnsrud and Power Fuels’ financial advisors, Wells Fargo regarding the terms and other aspects of the potential transaction.

On August 12, 2012, Mr. Georgino delivered a first draft of a Stockholder’s Agreement to Mr. Johnsrud. On that same date, Jenner & Block delivered to Mr. Georgino a revised draft of the Merger Agreement.

On August 13, 14 and 15, 2012, Mr. Gordon and other members of Heckmann’s management traveled to Watford City, North Dakota to meet with Mr. Johnsrud and conduct detailed operational due diligence on the Power Fuels business.

On August 14, 2012, Heckmann delivered a revised draft of the Merger Agreement, together with a draft of the Escrow Agreement, to Jenner & Block. Mr. Johnsrud spoke with Mr. Heckmann telephonically to discuss additional financial and operational due diligence requests concerning their respective businesses.

On August 18, 2012, Mr. Johnsrud had a conversation with Mr. Heckmann in which he expressed concern regarding the economic terms of the proposed transaction. At this point, further negotiations were suspended to enable the parties to consider and discuss possible changes to the merger consideration.

On August 19, 20, and 21, 2012, Mr. Johnsrud met with Messrs. Heckmann, Gordon, Chisholm and Parkinson in Phoenix, Arizona. In these meetings, the Heckmann management team and Mr. Parkinson exchanged information with Mr. Johnsrud. After these meetings, Messrs. Heckmann, Parkinson and Johnsrud discussed proposed changes to the merger consideration. During this same timeframe, representatives from Jefferies and Wells Fargo had several telephone conversations in which they discussed proposed changes to the merger consideration.

On August 20, 2012, Mr. Johnsrud met with J. Danforth Quayle, a member of our Board of Directors and the Chair of each of the Compensation Committee and the Nominating and Governance Committee of our Board of Directors, to discuss governance and other matters relating to Mr. Johnsrud’s potential role following the transaction.

On August 26, 2012, the parties resumed negotiations, and Jenner & Block sent a revised Merger Agreement to Mr. Georgino. On August 27 and 28, 2012, Messrs. Heckmann, Johnsrud and Parkinson, met in Phoenix, Arizona to discuss transaction valuation and finalized the merger consideration for the Power Fuels business equal to 95.0 million shares of Heckmann common stock, $125.0 million cash consideration and assumption of a targeted $150.0 million of Power Fuels’ debt. In addition, the merger announcement process, including management of employee and customer announcements, was discussed. On August 29, 2012, Mr. Georgino delivered a revised Merger Agreement to Jenner & Block, which Jenner & Block provided comments to on August 31, 2012.

On August 31, 2012, our Board of Directors held a special telephonic meeting attended by all members of our Board of Directors, as well as Messrs. Georgino, Chisholm and Devlin and representatives of Jefferies. At the meeting, Mr. Heckmann discussed the potential merger between Heckmann and Power Fuels, including the merits and principal benefits to Heckmann’s stockholders. Representatives of Jefferies then reviewed and discussed with our Board of Directors Jefferies’ financial analyses with respect to Heckmann and the proposed merger with Power Fuels. Thereafter, at the request of our Board of Directors, Jefferies rendered its oral opinion to our Board of Directors (which was subsequently confirmed in writing) to the effect that the merger consideration to be paid by Heckmann to Owner pursuant to the Merger Agreement was fair, from a financial point of view, to Heckmann. See “— Opinion of Heckmann’s Financial Advisor” beginning on page 39. Following further review and discussion among the members of our Board of Directors, our Board of Directors determined that the Merger Agreement and the transactions contemplated by the Merger Agreement were advisable, fair to and in the best interests of Heckmann’s stockholders, and our Board of Directors voted unanimously to approve the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. Based on the closing price of our common stock on August 31, 2012, of $2.69, the proposed offer represented an enterprise value of approximately $530.6 million for Power Fuels.

On the weekend from August 31, 2012 through September 3, 2012, Heckmann and Power Fuels, together with outside counsel Reed Smith and Jenner & Block, respectively, negotiated the final forms of the Merger Agreement, Voting Agreement, Stockholder’s Agreement, Owner Employment Agreement and Escrow Agreement.

Following the approval of our Board of Directors, Heckmann, Power Fuels, Merger Sub and Mr. Johnsrud executed the Merger Agreement on September 3, 2012. That same day, certain members of our Board of Directors and our executive officers executed the Voting Agreement.

Before the commencement of trading on the NYSE on the morning of September 4, 2012, Heckmann and Power Fuels issued a joint press release announcing the merger and, at 1:00 p.m. New York time on that day, held a joint conference call regarding the merger.

Heckmann’s Reasons for the Transaction

Our Board of Directors believes that the merger of Power Fuels with and into Merger Sub will provide substantial benefits to our business and operations. In making its determination to approve the merger and the other transactions contemplated by the Merger Agreement, and to recommend that our stockholders approve the issuance of shares of our common stock in the transaction, our Board of Directors consulted with our senior management team, our internal and outside legal counsel and our financial advisor regarding the strategic and operational aspects of the merger, and considered the following factors and potential benefits of the merger:

•	historical information concerning the businesses, prospects, financial performance and condition, operations, management and the competitive position of Power Fuels;

•	management’s view of the complementary nature and fit of the businesses of Heckmann and Power Fuels;

•

management’s view that the combination of Heckmann and Power Fuels would create the largest company operating in the major United States shale areas providing transportation, treatment, recycling, reprocessing, disposal and other environmental services that are critical to upstream oil and natural gas operators in major United States shale plays, making the combined company more attractive to large customers because of its consistent focus on health, safety and the environment (“HS&E”), wider variety of products and services, and the efficiency of one service provider across a wider operating area;

•

the merger would enhance our scale, geographic diversity, assets, service offerings, cash flows and workforce and thereby enhance our ability to pursue future business, to expand into other developing shale areas, to pursue a broader range of potential strategic or acquisition opportunities, and to design and implement technological advances in equipment and operations, such as our HEKnet electronic invoicing system;

•

the merger would diversify our operations into the Bakken Shale area, a premier unconventional oil shale with high barriers to entry and the only major United States shale play in which we do not currently operate, providing access to new potential customers and expanding our services to our customers operating in the Bakken Shale, increasing our oil-driven revenues;

•

the expertise and effectiveness of Power Fuels’ operating and management team, which is expected to remain with Heckmann following the merger, and in particular Mr. Johnsrud, Power Fuels’ Chief Executive Officer and sole member, who will become our Chief Executive Officer upon completion of the merger;

•

the expectation that the combined company will have a strong financial profile, which is expected to enhance its flexibility to pursue business opportunities, lower its leverage (ratio of total debt to trailing 12 months’ EBITDA) and cost of capital;

•

the oral opinion of Jefferies delivered to our Board of Directors on August 31, 2012, which was subsequently confirmed in writing on September 3, 2012, that, as of the date of the opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth therein, the consideration to be paid by Heckmann to Owner pursuant to the Merger Agreement was fair, from a financial point of view, to Heckmann. For a more detailed description of the fairness opinion, see “— Opinion of Heckmann’s Financial Advisor” below;

•

the review by our Board of Directors with our management and legal and financial advisors of the structure of the transaction and the financial and other terms of the Merger Agreement, which our Board of Directors concluded were on the whole reasonable and advantageous to our stockholders;

•

the review by our Board of Directors with our management and legal and financial advisors of the terms of the Stockholder’s Agreement, including the standstill restrictions applicable to Owner, which our Board of Directors concluded were on the whole reasonable and advantageous to our stockholders;

•	the expectation that the combined company can achieve savings through leveraging combined purchasing power;

•	the terms and conditions of obtaining the financing for the transaction, including the costs and expenses of such financing; and

•	the results of financial, legal and operational due diligence on Power Fuels performed by our senior management and legal and financial advisors.

In the course of its deliberations, our Board of Directors also identified and considered a variety of risks and other countervailing factors, including:

•

that the merger might not be completed as a result of a failure to satisfy the conditions contained in the merger agreement, including failure to obtain the required approvals of our stockholders, failure to receive necessary regulatory approvals, such as under the HSR Act, or that regulatory agencies could impose terms and conditions that would be adverse to the combined company;

•

that the Merger Agreement provides that, in certain circumstances, Heckmann could be required to pay a termination fee of $750,000 to Power Fuels or reimburse Power Fuels for some or all of its transaction expenses up to a maximum of $750,000;

•	the risk that the merger might not be consummated in a timely manner or at all;

•	the challenges of integrating our businesses, operations and workforce with those of Power Fuels and the risks associated with achieving anticipated cost savings and other synergies;

•	subject to the terms of the Stockholder’s Agreement, Owner will own an approximately 38% interest in Heckmann;

•	the potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the transaction;

•

the risk that the demand for environmental services provided to upstream oil and natural gas operators could be adversely affected by lower commodity prices or other factors outside of our control, including that lower oil prices could substantially diminish demand for our services focused towards unconventional shale resource plays;

•	the possibility of losing key employees and skilled workers as a result of the merger;

•	the possibility that financing may not be available or may delay the completion of the merger;

•

the substantial costs to be incurred in connection with the transaction, including the costs of integrating our businesses with those of Power Fuels and the transaction expenses arising from the transaction; and

•	the risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

Our Board of Directors concluded that the risks and countervailing factors relevant to the merger were outweighed by the potential benefits that it expected Heckmann and the Heckmann stockholders would achieve as a result of the merger.

The foregoing discussion of the information and factors considered by the Board of Directors is not exhaustive. In view of the wide variety of factors, both positive and negative, considered by our Board of Directors, the Board of Directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise seek to assign relative weights to the specific factors that it considered in reaching its determination that the proposed transaction is advisable and in the best interests of Heckmann’s stockholders. Rather, our Board of Directors viewed its determination as being based upon the judgment of its members, in light of the totality of the information presented and considered. In considering the factors described above, individual members of our Board of Directors may have given different weights to different factors and may have applied different analyses to each of the material factors considered by the Board of Directors collectively.

Consideration

If the merger is completed, pursuant to the terms of the Merger Agreement, the merger consideration will consist of the following:

•

95.0 million unregistered shares of Heckmann common stock, $0.001 par value per share, of which 10.0 million shares will be placed into escrow for up to three years to pay certain potential indemnity claims; and

•	total cash consideration of $125.0 million, subject to adjustment as discussed below.

In addition, we will assume or repay all of the outstanding indebtedness of Power Fuels as of the merger closing date, which is targeted to be $150.0 million. Pursuant to a formula set forth in the Merger Agreement, the cash portion of the merger consideration is subject to adjustment based on Power Fuels’ unpaid transaction expenses at closing and the extent, if any, by which Power Fuels’ working capital and indebtedness on the merger closing date differ from target working capital and indebtedness amounts, as well as an adjustment related to Owner’s income tax exposure (subject to Power Fuels delivering in excess of $150.0 million in EBITDA for the period from January 1, 2012 through the closing of the merger).

Based on the closing price of our common stock of $2.69 on August 31, 2012 (the last trading day prior to announcement of the merger) the total merger consideration (including the target assumed indebtedness) is approximately $530.6 million, prior to further adjustment.

Opinion of Heckmann’s Financial Advisor

We retained Jefferies to provide us with financial advisory services in connection with the transaction and to render to our Board of Directors an opinion as to the fairness to Heckmann of the merger consideration to be paid by Heckmann to Owner pursuant to the Merger Agreement. At the meeting of our Board of Directors on August 31, 2012, Jefferies rendered its oral opinion, which was subsequently confirmed in writing, to our Board of Directors to the effect that, as of August 31, 2012, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth therein, the consideration to be paid by Heckmann to Owner pursuant to the Merger Agreement was fair, from a financial point of view, to Heckmann.

The full text of the written opinion of Jefferies, dated as of September 3, 2012, is attached hereto as Annex D. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. We encourage you to read the opinion carefully and in its entirety. Jefferies’ opinion is directed to our Board of Directors and addresses only the fairness, from a financial point of view, and as of the date of the opinion, to Heckmann of the merger consideration to be paid by Heckmann to Owner pursuant to the Merger Agreement. It does not address any other aspects of the transactions contemplated by the Merger Agreement and does not constitute a recommendation as to how any holder of Heckmann common stock should vote on the transaction or any matter relating thereto. The summary of the opinion of Jefferies set forth below is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Jefferies, among other things:

•	reviewed the Merger Agreement;

•	reviewed certain publicly available financial and other information about us;

•	reviewed certain information furnished to Jefferies by our management, including financial forecasts and analyses relating to our business, operations and prospects (the “Heckmann Forecasts”);

•

reviewed certain information furnished to Jefferies by our management, including financial forecasts and analyses, relating to the business, operations and prospects of Power Fuels (the “PF Forecasts”)

•

held discussions with members of our senior management concerning the matters described in the prior three bullet points and with members of senior management of Power Fuels concerning the immediately preceding bullet point;

•	compared Power Fuels to certain publicly traded companies that Jefferies deemed relevant;

•	compared the proposed financial terms of the merger with the financial terms of certain other transactions that Jefferies deemed relevant;

•	considered the potential pro forma impact of the merger; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by us or Power Fuels to Jefferies or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of our management that our management was not aware of any facts or circumstances that would make such financial and other information that we provided to Jefferies inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of our or Power Fuels’ assets or liabilities, nor did Jefferies conduct a physical inspection of any of our or Power Fuels’ properties or facilities and Jefferies was not furnished with any such evaluations or appraisals of such physical inspections and did not assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by Jefferies, Jefferies’ opinion noted that projecting future results of any company is inherently subject to uncertainty. We informed Jefferies, however, and Jefferies assumed, that the Heckmann Forecasts and the PF Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to our and Power Fuels’ future financial performance. Jefferies expressed no opinion as to the Heckmann Forecasts or the PF Forecasts provided to Jefferies or the assumptions on which they were made.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions that existed and could be evaluated as of the date of its opinion. Jefferies expressly disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies became aware after the date of its opinion.

Jefferies made no independent investigation of any legal or accounting matters affecting us or Power Fuels, and Jefferies assumed the correctness in all respects material to Jefferies’ analysis of all legal and accounting advice given to us and our Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences to us of the terms of, and transactions contemplated by, the Merger Agreement. Jefferies relied on our advice that the merger will qualify as a tax-free reorganization for federal income tax purposes. We advised Jefferies and Jefferies assumed that, in connection with the merger, we will assume all of Power Fuels’ indebtedness outstanding at the time of the merger with adjustment to the cash portion of the merger consideration if such indebtedness exceeds the target of $150.0 million. Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on us, Power Fuels or the contemplated benefits of the merger.

Jefferies’ opinion was for the use and benefit of our Board of Directors in its consideration of the merger, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to us, nor did it address the underlying business decision by us to engage in the merger or the terms of the Merger Agreement or the documents referred to therein. Jefferies’ opinion does not constitute a recommendation as to how any holder of our common stock should vote on the merger or any matter related thereto. Jefferies expressed no opinion as to the price at which shares of our common stock will trade at any time. Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of our or Power Fuels’ officers, directors or employees, or any class of such persons, in connection with the merger relative to the consideration to be paid by us. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies & Company, Inc.

In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Jefferies’ view of our actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond our, Power Fuels’ and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the consideration to be paid by us to Owner pursuant to the Merger Agreement, and were provided to our Board of Directors in connection with the delivery of Jefferies’ opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies’ delivery of its oral opinion to our Board of Directors on August 31, 2012, which was subsequently confirmed in writing. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative descriptions of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses.

Selected Public Companies Analysis

Using publicly available information and information provided by our and Power Fuels’ management, Jefferies analyzed the trading multiples for us and of the following environmental services, trucking/logistics and waste management, process industrials and oil services companies, which Jefferies deemed relevant. These companies are referred to as the “Selected Public Companies”:

Environmental Services

•	Clean Harbors, Inc.,

•	Heritage-Crystal Clean, Inc., and

•	Stericycle, Inc.

Trucking/Logistics & Waste Management

•	Casella Waste Systems, Inc.,

•	Quality Distribution, Inc.,

•	Waste Connections, Inc., and

•	Waste Management, Inc.

Process Industrials

•	Flowserve Corporation, and

•	Thermon Group Holdings, Inc.

Oil Services

•	Basic Energy Services, Inc.,

•	Forbes Energy Services Ltd.,

•	Key Energy Services, Inc.,

•	Newpark Resources, Inc., and

•	Superior Energy Services, Inc.

In its analysis, Jefferies derived and compared multiples for the Selected Public Companies, calculated and referred to as follows:

•

the total enterprise value divided by last twelve months ended on June 30, 2012, or the end of the applicable Selected Public Company’s second quarter 2012, as applicable, or LTM, Earnings Before Interest, Taxes, Depreciation and Amortization as adjusted for gains or losses from asset sales, or Adjusted EBITDA, which is referred to as “Total Enterprise Value / LTM Adjusted EBITDA;”

•	the total enterprise value divided by the projected Adjusted EBITDA for calendar year 2012 (“2012E Adjusted EBITDA”), which is referred to as “Total Enterprise Value / 2012E Adjusted EBITDA;” and

•	the total enterprise value divided by the projected Adjusted EBITDA for calendar year 2013 (“2013E Adjusted EBITDA”), which is referred to as “Total Enterprise Value / 2013E Adjusted EBITDA.”

This analysis indicated the following:

Selected Public Companies Multiples

	Mean		Median
Environmental Services
Total Enterprise Value / LTM Adjusted EBITDA	17.9	x	17.5	x
Total Enterprise Value / 2012E Adjusted EBITDA	13.3	x	15.3	x
Total Enterprise Value / 2013E Adjusted EBITDA	9.9	x	7.5	x

Trucking / Logistics & Waste Management
Total Enterprise Value / LTM Adjusted EBITDA	7.8	x	7.9	x
Total Enterprise Value / 2012E Adjusted EBITDA	7.7	x	7.8	x
Total Enterprise Value / 2013E Adjusted EBITDA	6.9	x	6.8	x

Process Industrials
Total Enterprise Value / LTM Adjusted EBITDA	11.4	x	11.4	x
Total Enterprise Value / 2012E Adjusted EBITDA	9.8	x	9.8	x
Total Enterprise Value / 2013E Adjusted EBITDA	9.0	x	9.0	x

Oil Services
Total Enterprise Value / LTM Adjusted EBITDA	4.4	x	4.0	x
Total Enterprise Value / 2012E Adjusted EBITDA	4.3	x	3.9	x
Total Enterprise Value / 2013E Adjusted EBITDA	3.9	x	3.7	x

Using a reference range of 6.0x to 8.0x Power Fuels’ LTM Adjusted EBITDA and based on Power Fuels’ LTM Adjusted EBITDA of $149.3 million (based on preliminary draft financial information of Power Fuels), Jefferies determined a range of implied total enterprise value for Power Fuels. This analysis indicated an implied total enterprise value range for Power Fuels of approximately $896.0 million to $1.195 billion, compared to the implied value of the merger consideration to be paid by us to Owner pursuant to the Merger Agreement and based on the closing price of our common stock on August 29, 2012, of $2.74, plus $125.0 million in cash and our repayment or assumption of all of Power Fuels’ outstanding indebtedness at the time of the merger, with the cash portion of the merger consideration subject to adjustment to the extent that such indebtedness differs from a target of $150.0 million, for an aggregate transaction value of $535.0 million, which is referred to as the “Implied Merger Consideration.”

Using a reference range of 5.5x to 7.5x Power Fuels’ 2012E Adjusted EBITDA and based on Power Fuels’ 2012E Adjusted EBITDA of $142.4 million, and a reference range of 5.0x to 7.0x Power Fuels’ 2013E Adjusted EBITDA and based on Power Fuels’ 2013E Adjusted EBITDA of $158.2 million, Jefferies determined the implied total enterprise value range for Power Fuels. This analysis indicated an implied total enterprise value range for Power Fuels of approximately $783.0 million to $1.068 billion using 2012E Adjusted EBITDA, and $791.0 million to $1.108 billion using 2013E Adjusted EBITDA, in each case, compared to the Implied Merger Consideration of $535.0 million.

None of the Selected Public Companies utilized in the selected public companies analysis is identical to Power Fuels. In evaluating the selected public companies that would comprise the Selected Public Companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our and Jefferies’ control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable company data.

Selected Transactions Analysis

Using publicly available information, Jefferies examined the 13 entity acquisition transactions and one asset transaction, which consisted of North American environmental services, trucking/logistics & waste management, process industrials and oil service company transactions announced since January 1, 2009 with a target company transaction value greater than $50.0 million (the “Selected Transactions”).

The following table sets forth the Selected Transactions considered and their respective dates of announcement:

Date	Buyer	Seller
8/20/2012	FMC Technologies, Inc.	Pure Energy Services Ltd.
5/18/2012	NGL Energy Partners LP	High Sierra Energy, LP
5/8/2012	Quality Distribution, Inc.	RM Resources LLC and Wylie Bice Trucking, LLC
10/18/2011	Gibson Energy Inc.	Palko Environmental Ltd.
10/9/2011	Superior Energy Services Inc.	Complete Production Services, Inc.
7/14/2011	Key Energy Services, Inc.	Edge Oilfield Services LLC and Summit Oilfield Services, L.L.C.
4/27/2011	Secure Energy Services Inc.	Marquis Alliance Energy Group Inc.
4/6/2011	Clean Harbors, Inc.	Peak Energy Services Ltd.
1/24/2011	Various	Casella Waste Systems Inc.
9/24/2010	Stericycle, Inc.	Healthcare Waste Solutions, Inc.
7/26/2010	Key Energy Services, Inc.	ArcLight Capital Partners, LLC and OFS Energy Services, LLC
6/23/2010	Canadian Energy Services & Technology Corp.	Brookshire Drilling Service and Stikley Enterprises, Inc.
11/3/2009	Redhawk Energy Corporation	Wolf Pack Rentals, LLC and Xtreme Pipe Services, LLC
5/14/2009	Stericycle, Inc.	MedServe, Inc.

Using publicly available financial information for each of these transactions, Jefferies reviewed the applicable transaction value as a multiple of the target company’s LTM Adjusted EBITDA for the period preceding announcement of the transaction.

This analysis indicated the following:

Selected Transactions Multiples

	High	Low	Mean	Median
Transaction Value / LTM Adjusted EBITDA	9.3x	4.9x	6.4x	6.3x

Using a reference range of 5.0x to 7.0x Power Fuels’ LTM Adjusted EBITDA and based on Power Fuels’ LTM Adjusted EBITDA of $149.3 million, Jefferies determined an implied transaction value range for Power Fuels. This analysis indicated an implied transaction value range for Power Fuels of approximately $747.0 million to $1.045 billion, as compared to the Implied Merger Consideration of $535.0 million.

No Selected Transaction utilized as a comparison in the selected transaction analysis is identical to the merger. In evaluating the merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our, Power Fuels’ and Jefferies’ control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using selected transaction data.

Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analysis to estimate the present value of Power Fuels’ unlevered free cash flows from July 1, 2012, through the fiscal year ending December 31, 2015. In this analysis, Power Fuels’ unlevered free cash flows, which are its projected earnings before interest and taxes, less cash taxes, plus depreciation and amortization, less projected increases in net working capital, plus projected decreases in net working capital, less projected gains on sale of assets, plus projected losses on sale of assets and less projected capital expenditures, were calculated using the PF Forecasts. Jefferies prepared this analysis utilizing a discount rate range of 9% to 11%. The discount rates were based on the 9.6% weighted average cost of capital calculated using the mean of the Selected Public Companies’ unlevered betas of 0.83 and the mean of total debt to total capitalization of the Selected Public Companies of 36%.

Using the PF Forecasts, a weighted average cost of capital range of 9% to 11% and a range of terminal exit multiples of 5.5x to 6.0x, Jefferies determined this analysis indicated an implied total enterprise value range for Power Fuels of approximately $849.0 million to $1.045 billion, as compared to the Implied Merger Consideration of $535.0 million.

General

Jefferies’ opinion was one of many factors taken into consideration by our Board of Directors in making its determination to approve the merger and should not be considered determinative of the views of our Board of Directors or management with respect to the merger or the merger consideration to be paid by us to Power Fuels pursuant to the Merger Agreement.

Jefferies was selected by our Board of Directors based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

We have engaged Jefferies to act as our financial advisor in connection with the merger, and Jefferies will receive an aggregate fee of $5.0 million for its services, substantially all of which is payable contingent upon consummation of the merger. Jefferies also will be reimbursed for expenses incurred. We have agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under such engagement. Jefferies has, in the past, provided financial advisory and financing services to us, including in connection with a public offering of our equity securities and a private placement pursuant to Rule 144A under the Securities Act of our notes for which Jefferies received fees of $1.5 million and $2.7 million, respectively. Jefferies may continue to provide financial and advisory services to us and may receive fees for the rendering of such services. In the ordinary course of Jefferies’ business, Jefferies and its affiliates may trade or hold our securities or securities of our affiliates for Jefferies’ own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to us, Power Fuels or entities that are affiliated with us or Power Fuels, for which Jefferies would expect to receive compensation.

Certain Financial Projections

Heckmann does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results. Heckmann is especially cautious of making financial forecasts in anticipation of, or shortly after an acquisition and particularly for periods longer than one fiscal year due to the unpredictability of underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction involving Power Fuels, Heckmann provided its Board of Directors and its financial advisor with certain non-public financial forecasts covering multiple years that were prepared by management of Heckmann and not for public disclosure. The reports of KPMG LLP and GHP Horwath, P.C. incorporated by reference in this proxy statement refer exclusively to Heckmann’s historical financial information and the report of McGladrey LLP incorporated by reference in this proxy statement refers exclusively to TFI’s historical financial information. The KPMG LLP, GHP Horwath, P.C. and McGladrey LLP reports do not cover any other information in this proxy statement and should not be read to do so.

A summary of these financial forecasts is not being included in this document to influence your decision whether to vote for or against the Stock Issuance Proposal, but is being included because financial forecasts were made available to Heckmann’s Board of Directors and provided to Heckmann’s financial advisor in connection with its opinion. The inclusion of this information should not be regarded as an indication that the Board of Directors or any other person considered, or now considers, such financial forecasts to be material or to be necessarily predictive of actual future results, and these financial forecasts should not be relied upon as such. Financial forecasts are subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted. The financial forecasts cover multiple years and such information by its nature becomes less predictive with each successive year.

In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as “GAAP,” the published guidelines of the SEC regarding projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

These financial forecasts were based on numerous variables and assumptions. Such assumptions are inherently uncertain and may be beyond the control of Heckmann. Important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Heckmann’s and Power Fuels’ businesses (including their ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance and competition, the regulatory environment, general business and economic conditions and other factors described or referenced under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 28 and “Risk Factors” beginning on page 21.

Set forth below are projections that we prepared of Net Sales, EBITDA and Adjusted EBITDA for Power Fuels on a stand-alone basis. In preparing the projections, we did not assume any cost synergies or savings from the merger of Power Fuels with and into Merger Sub. These projections were provided to our financial advisor, Jefferies, and to our Board of Directors. These financial forecasts and the assumptions underlying them have not been updated since their respective dates of preparation. They should not be utilized as public guidance and will not be provided in the ordinary course of our business.

In these selected financial projections we present EBITDA and Adjusted EBITDA, which in each case are non-GAAP financial measures. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP financial measures used by other companies, including our competitors.

Power Fuels Financial Projections Prepared by Heckmann

In millions	Six Months Ending	For the Year Ending
	December 31,
	2012	2013	2014	2015
Net Sales	$180.1	$443.7	$489.7	$505.3
EBITDA (non-GAAP)	57.8	165.7	186.4	201.1
Adjusted EBITDA (non-GAAP)	60.2	158.2	177.8	192.4

GAAP to non-GAAP EBITDA and Adjusted EBITDA Reconciliation

Net income (GAAP)	$27.6	$61.4	$66.5	$71.4
Depreciation and amortization	21.8	54.2	67.3	75.4
Interest	4.0	7.5	6.3	4.7
Taxes	4.4	42.6	46.2	49.6

EBITDA (non-GAAP)	$57.8	$165.7	$186.4	$201.1

(Gain) Loss on Sale of Assets	2.4	(7.5)	(8.6)	(8.8)

Adjusted EBITDA (non-GAAP)	60.2	158.2	177.8	192.4

Interests of Heckmann’s Directors and Officers in the Merger

In considering the recommendation of the Board of Directors with respect to the merger, you should be aware that Jay Parkinson, our Executive Vice President and Chief Financial Officer, has an interest in the merger that may be different from, or in addition to, the interests of our stockholders generally. In particular, Mr. Parkinson is entitled to a one-time cash bonus of $300,000 contingent upon closing of the merger. Other than Mr. Parkinson, none of our directors or executive officers has any interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Board of Directors was aware of Mr. Parkinson’s interest and considered it, among other matters, in making its recommendation that you approve the transactions described in this proxy statement.

Financing Related to the Merger

We expect to raise a portion of the cash required to complete the merger through an offering of debt securities, which may be structured to be an additional issuance of our currently outstanding $250.0 million of 9.875% senior notes due 2018. We currently anticipate that approximately $150.0 million in aggregate principal amount of such debt securities will be offered, but such amount could be greater or lesser depending on numerous factors, including our financing needs and market conditions. If completed prior to the closing date of the merger, the proceeds of the debt securities offering will be held in escrow pending the closing. If the merger is not consummated on or before December 31, 2012, the debt securities will be repaid with the amounts held in escrow. Assuming the merger is completed, the debt securities will remain outstanding and all of our material domestic subsidiaries, including the surviving company in the merger, will guarantee the offered debt securities.

In addition, if we are successful in completing the debt securities offering, we anticipate that we will either utilize the “accordion” feature under our existing $150.0 million senior secured credit facility, which will allow us to seek additional commitments to increase that facility to up to $250.0 million, or refinance our existing senior secured credit facility with a new $300.0 million senior secured credit facility, which new credit facility may include an “accordion” feature that will allow us to increase the facility by up to $100.0 million under certain circumstances, for a total of $400.0 million.

If we do not close the debt securities offering, we anticipate that we will refinance our existing credit facility with a new $400.0 million senior secured credit facility. Borrowings under the credit facility (together with the proceeds of the debt securities offering, if completed) will be used to pay the cash portion of the merger consideration and transaction-related costs, and to repay or refinance a portion of Power Fuels’ existing indebtedness in connection with the merger.

This description and other information in this proxy statement regarding our potential offering of debt securities is included solely for informational purposes. Nothing in this proxy statement should be construed as an offer to sell, or the solicitation of an offer to buy, any debt securities. We cannot assure you that our planned offering of debt securities will be completed.

If we do not complete the refinancing of our existing credit facility and/or the debt securities offering, we will be required to obtain alternative financing in order to fund the cash portion of the merger consideration. If we are unable do so on terms acceptable to us, or at all, we may not be able to complete the merger. In that event, Owner may terminate the Merger Agreement and may have a claim against us for breach of the Merger Agreement. Neither completing the refinancing of our existing credit facility or the debt securities offering, nor obtaining other financing is a condition to the merger under the Merger Agreement.

The Companies

Heckmann Corporation

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

We are a services-based company providing environmental services for shale or “unconventional” oil and gas exploration and production. We operate through our two newly-created divisions, Fluids Management and Recycling.

Fluids Management, which includes our water solutions for energy production segment (formerly referred to as Heckmann Water Resources or HWR), and will include Power Fuels’ business upon completion of the merger, provides total water solutions including water delivery and disposal, trucking, fluids handling, treatment and temporary and permanent pipeline transport facilities and water infrastructure services for oil and gas exploration and production companies. Our strategy for Fluids Management is to provide an integrated and efficient complete water solution to our customers through a full suite of services that we have built and will continue to build through organic growth and acquisitions.

Recycling, which includes environmental and waste recycling solutions (formerly referred to as Heckmann Environmental Services or HES), began operating in April 2012 upon our acquisition of TFI. Through Recycling we provide environmental and waste recycling solutions to our customers. Recycling’s operations include the collection of used motor oil, which we process and sell as reprocessed fuel oil, as well as providing complementary environmental services for a diverse commercial and industrial customer base. We intend to leverage our expertise to expand our recycling services to our energy customers, including Power Fuels’ customers.

We are building a national footprint across our environmental service offerings and have more than 1,500 employees and operate in 52 locations in the United States.

Badlands Energy, LLC d/b/a Power Fuels

Badlands Energy, LLC d/b/a Power Fuels

3711 4th Avenue NE

Watford City, North Dakota 58854

Badlands Energy, LLC, doing business as Power Fuels, is a holding company that, through its wholly-owned subsidiaries Landtech Enterprises, L.L.C., Badlands Power Fuels, LLC and Badlands Leasing, LLC is an environmental services company providing water delivery and disposal, fluids transportation and handling, water sales and related equipment rental services for shale, or “unconventional,” oil and gas exploration and production businesses. Operating under the names “Power Fuels,” “Badlands Power Fuels” and “Landtech,” Power Fuels offers its customers environmental services throughout the lifecycle of their oil and gas wells.

Board of Directors of Heckmann Following the Transaction

Upon consummation of the merger, the Heckmann Board of Directors will be expanded from eight directors to nine directors and the vacancy created will be filled by Mark Johnsrud, the board designee selected by Owner pursuant to the Stockholder’s Agreement, who will be appointed Vice Chairman. Subject to certain limitations, Owner will have the right during the two-year period following consummation of the merger to designate a second director for appointment to Heckmann’s Board of Directors. If such second individual is designated to our Board of Directors, Owner will be entitled to up to two director designees until such time as Owner’s beneficial ownership in Heckmann has been reduced below 20% of the then-outstanding voting shares. Owner will retain the right to designate one individual for appointment to our Board of Directors until his beneficial ownership in Heckmann has been reduced below 10% of the then outstanding voting shares.

The following table sets forth information regarding the current directors of Heckmann who will continue to serve as directors on our Board of Directors and their positions after completion of the transaction, as well as information regarding Mr. Johnsrud, who will be appointed to the Board of Directors upon completion of the transaction:

Name	Age	Position with our Company	Year First Became Director	Term as Director Will Expire(1)
Edward A. Barkett	46	Independent Director	2009	2014
Richard J. Heckmann	68	Executive Chairman and Director	2007	2013
Lou Holtz	75	Independent Director	2007	2014
Mark D. Johnsrud	53	Chief Executive Officer, Vice Chairman and Director	2012	2015
Alfred E. Osborne, Jr.	67	Independent Director	2007	2013
J. Danforth Quayle	65	Independent Director	2007	2015
Andrew D. Seidel	50	Independent Director	2008	2015
Robert B. Simonds, Jr.	48	Independent Director and Vice Chairman	2010	2014
Kevin L. Spence	56	Director	2010	2013

(1)	Directors’ terms of office are scheduled to expire at the annual meeting of stockholders to be held in the year indicated.

Information about the current Heckmann directors can be found in Heckmann’s proxy statement for its 2012 annual meeting of stockholders, which is incorporated by reference herein.

Mr. Johnsrud has been the Chief Executive Officer of Power Fuels since he acquired the business and, prior to then, held senior executive positions with several financial services firms, most recently as a Managing Director and Senior Vice President at Bank of America. He holds an M.S. degree in economics from Texas A&M University. In accordance with the Merger Agreement and the Stockholder’s Agreement, Mr. Johnsrud will become our Chief Executive Officer and join our Board of Directors as Vice Chairman upon completion of the merger. Mr. Johnsrud is a member of the board of directors and the Executive Committee of the North Dakota Petroleum Council.

Officers of Heckmann Following the Transaction

Upon completion of the merger, in addition to joining our Board of Directors, Mr. Johnsrud will become our Chief Executive Officer. We will enter into the Owner Employment Agreement with Mr. Johnsrud in connection with the consummation of the merger. See “— Owner Employment Agreement” below for more information regarding the Owner Employment Agreement.

Mr. Heckmann, our current Chief Executive Officer, will resign that position, and will remain with Heckmann as Chairman of our Board of Directors. In addition, at the time that the merger is consummated, we expect to complete the internal restructuring of our operations into our two divisions, Fluids Management and Recycling. In connection with the reorganization, Mr. Gordon, currently our President and Chief Operating Officer, will be named President of the Fluids Management Division, where he will continue to direct our water business. Mr. Chisholm, our former Executive Vice President and Chief Financial Officer, assumed the position of Executive Vice President and Chief Financial Officer of the Fluids Management Division. Mr. Devlin, currently President and Chief Operating Officer of Heckmann Environmental Services, will continue to direct our environmental business as President of the Recycling Division. Jay Parkinson, our Executive Vice President and Chief Financial Officer, and Damian C. Georgino, our Executive Vice President and Chief Legal Officer, will continue to serve in those positions following the merger.

Biographical information regarding Mr. Johnsrud is set forth under the section entitled “The Transaction — Board of Directors of Heckmann Following the Transaction” beginning on page 49. Biographical information regarding Mr. Parkinson can be found in our Current Report on Form 8-K filed with the SEC on September 14, 2012, which is incorporated by reference herein. Biographical information regarding Messrs. Heckmann, Gordon, Devlin, Chisholm and Georgino can be found in our definitive proxy statement for our 2012 annual meeting of stockholders, which is incorporated by reference herein.

Owner Employment Agreement

In connection with Mr. Johnsrud’s appointment as our Chief Executive Officer, we will enter into the Owner Employment Agreement with him.

Term; Base Salary; Incentive Compensation; Benefits. Under the Owner Employment Agreement, the term of Mr. Johnsrud’s employment is for three years from the date of the closing of the merger and is automatically renewed for one-year periods thereafter, unless notice is given by one party to the other no later than thirty days prior to the expiration of the then-current term. Mr. Johnsrud’s annual base salary as Chief Executive Officer will be $700,000, which will be periodically reviewed by the Compensation Committee of our Board of Directors. In addition, Mr. Johnsrud will be eligible to participate in the employee benefit programs made available to our senior executives, including performance-based annual bonuses based on criteria to be determined by the Compensation Committee, subject to the terms and conditions of the plans. Mr. Johnsrud will be eligible to participate in the Company’s equity-based compensation program at the discretion of the Compensation Committee.

Termination; Severance; Change of Control. If Mr. Johnsrud’s employment is terminated by us without “cause,” or due to his death or “disability,” or if Mr. Johnsrud resigns for “good reason” (as such terms are defined in the Owner Employment Agreement), and if Mr. Johnsrud (or his estate) executes and delivers an effective release of all claims against the Company, he will be entitled to receive various severance benefits. In addition to payment of his compensation earned through the final day of his employment, Mr. Johnsrud would become entitled to installment payments over a period of 12 months in an aggregate amount equal to his highest annual base salary in the most recent 12 months, payment of a pro-rata portion of the annual performance-based bonus that he otherwise would have earned had his employment continued through the end of the then-current bonus period, and Company-paid premiums for COBRA continuation coverage under the Company’s group health care plan for up to 12 months. Additionally, all outstanding equity awards previously granted to him will fully vest, effective as of his final day of employment, excluding any equity awards with performance-based vesting criteria that are intended to qualify as “performance-based compensation” under Section 162(m) of the United States Internal Revenue Code.

If the Company undergoes a “change of control” (as defined in the Owner Employment Agreement) while Mr. Johnsrud remains an employee of the Company, and his outstanding equity awards are not assumed or continued by the successor entity or its parent, and the successor entity or its parent does not substitute substantially equivalent equity awards with regard to its stock, then to the extent that the Company does not cancel such outstanding awards in the change of control transaction for payment with respect to each vested and unvested share underlying the awards, such outstanding awards will fully vest immediately prior to the change of control.

If upon or within one year after a change of control Mr. Johnsrud’s employment is terminated by us (or the successor entity) without cause or Mr. Johnsrud resigns for good reason, and if Mr. Johnsrud executes and delivers an effective release of all claims against the Company, then he will be entitled to severance benefits equal to (i) two and nine-tenths times the greater of his annual base salary in effect at the time of termination or immediately prior to the change of control and (ii) two and nine-tenths times the annual performance-based bonus which was payable to him for the year immediately preceding the year in which the change of control occurs. These amounts will be paid in a single lump sum; provided, however, that these amounts may, alternatively, be paid in equal installments over a period of twelve months due to the application of certain tax regulations. Mr. Johnsrud will also be entitled to Company-paid premiums for COBRA continuation coverage under the Company’s group health care plan and, following cessation of COBRA benefits, under an individual health care plan, for an aggregate period of up to 24 months. In addition, all outstanding equity awards previously granted to him will fully vest, effective as of his final day of employment.

Notwithstanding the foregoing, to the extent that the payment and benefits provided to Mr. Johnsrud in connection with a change in control would be subject to an excise tax due to characterization as “excess parachute payments” under Section 280G of the United States Internal Revenue Code, then the amounts payable to him will be reduced to the least extent possible to avoid the excise tax. In addition, to the extent that applicable law requires that Mr. Johnsrud’s severance benefits (or portion thereof) payable upon his separation from service be delayed for 6 months, any such payments that would otherwise have been paid during that period will be accumulated and paid on the first day of the seventh month after his termination date (or the date of his death, if earlier).

If at any time Mr. Johnsrud’s employment is terminated by us for cause, or if Mr. Johnsrud terminates his employment without good reason, he will not be entitled to any severance payments or other severance benefits.

Restrictive Covenants. Under the Owner Employment Agreement, Mr. Johnsrud agrees to hold our confidential business information and secrets in the strictest confidence. In addition, he agrees to several restrictive covenants for a three-year period following the termination of his employment, including non-competition with us and non-solicitation of our employees and customers.

The foregoing is a summary of the material provisions of the Owner Employment Agreement and is qualified in its entirety by reference to the Owner Employment Agreement, a copy of which is attached to this proxy statement as Annex F and which we incorporate by reference into this document. This summary may not contain all of the information about the Owner Employment Agreement that is important to you. We urge you to read the entire Owner Employment Agreement carefully.

Regulatory Approvals Required for the Merger of Power Fuels with and into Merger Sub

Under the HSR Act and the rules and regulations promulgated thereunder, the merger of Power Fuels with and into Merger Sub may not be consummated until required information and materials have been furnished to the Antitrust Division of the DOJ and the FTC, and certain waiting period requirements have expired or been terminated. On September 21, 2012, each of Heckmann and Power Fuels filed a Pre-Acquisition Notification and Report Form pursuant to the HSR Act with the DOJ and the FTC. On October 1, 2012, the DOJ and the FTC granted Heckmann and Power Fuels’ requests for early termination of the waiting period. At any time before the closing of the merger, the DOJ, the FTC or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the consummation of the merger or to require the divestiture of certain assets of Heckmann or Power Fuels. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Anticipated Accounting Treatment

The merger of Power Fuels with and into Merger Sub will be accounted for by Heckmann as an acquisition. The aggregate merger consideration paid by Heckmann in connection with the merger will be allocated to the acquired assets and liabilities of Power Fuels based on their fair values, with any excess being treated as goodwill. Power Fuels’ assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Heckmann after consummation of the merger.

No Appraisal Rights

Under applicable law, Heckmann stockholders do not have the right to an appraisal of the value of their shares in connection with the merger of Power Fuels with and into Merger Sub.

PROPOSAL NO. 1

APPROVAL OF THE ISSUANCE OF HECKMANN CORPORATION COMMON STOCK

(THE “STOCK ISSUANCE PROPOSAL”)

Under the terms of the Merger Agreement, Power Fuels and its subsidiaries will become wholly-owned subsidiaries of Heckmann.

Pursuant to the terms of the Merger Agreement, the merger consideration will consist of the following:

•

95.0 million unregistered shares of Heckmann common stock, $0.001 par value per share, of which 10.0 million shares will be placed into escrow for up to three years to pay certain potential indemnity claims; and

•	total cash consideration of $125.0 million, subject to adjustment as discussed below.

In addition, we will assume or repay all of the outstanding indebtedness of Power Fuels as of the merger closing date, which is targeted to be $150.0 million. Pursuant to a formula set forth in the Merger Agreement, the cash portion of the merger consideration is subject to adjustment based on Power Fuels’ unpaid transaction expenses at closing and the extent, if any, by which Power Fuels’ working capital and indebtedness on the merger closing date differ from target working capital and indebtedness amounts, as well as an adjustment related to Owner’s income tax exposure (subject to Power Fuels delivering in excess of $150.0 million in EBITDA for the period from January 1, 2012 through the closing of the merger).

Based on the closing price of our common stock of $2.69 on August 31, 2012 (the last trading day prior to announcement of the merger) the total merger consideration (including the target assumed indebtedness) is approximately $530.6 million, prior to further adjustment.

Heckmann is submitting the Stock Issuance Proposal to issue the 95.0 million shares of Heckmann common stock pursuant to the Merger Agreement to its stockholders for approval pursuant to the NYSE rules and the NYSE Listed Company Manual, or “NYSE Manual,” which contains the qualitative listing requirements applicable to NYSE listed companies, such as Heckmann. Among other items, NYSE Manual Section 312.03 requires stockholder approval prior to the issuance of common stock in any transaction if:

•

the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; of

•

the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

The shares of Heckmann common stock to be issued exceed the thresholds under NYSE Manual Section 312.03 and, therefore, the issuance requires the approval of our stockholders. Accordingly, you are being asked to approve the Stock Issuance Proposal.

The shares of Heckmann common stock to be issued to Owner in connection with the merger of Power Fuels with and into Merger Sub will be offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act. The offer and sale of shares of Heckmann common stock to Owner, as a portion of the consideration for the merger, is a privately negotiated transaction with Owner that did not involve a general solicitation. The certificates representing the shares of common stock to be issued in connection with the merger will contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration statement which has become effective under the Securities Act or pursuant to an exemption from such registration.

Effect of the Proposed Issuance of Common Stock

The shares of Heckmann common stock to be issued pursuant to the Stock Issuance Proposal would be identical to the shares of common stock now issued and outstanding, and this issuance would not affect the rights of current holders of Heckmann common stock.

Vote Required and Board of Directors Recommendation

Under NYSE Manual Section 312.03, the Stock Issuance Proposal must be approved by the affirmative vote of a majority of the total votes cast on the proposal. However, our bylaws require that all matters submitted to stockholders (other than the election of directors) must be approved by the affirmative vote of the holders of a majority of the shares of Heckmann common stock present in person or represented by proxy, provided that a quorum is present. Therefore, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Heckmann common stock present in person or represented by proxy at the special meeting and that a quorum is present at the special meeting.

Abstentions will have the same effect as a vote “AGAINST” the Stock Issuance Proposal, and if you fail to vote, it will have no effect on the outcome of the Stock Issuance Proposal unless the shares are counted as present at the special meeting. Broker non-votes will not affect the outcome of the vote on the Stock Issuance Proposal. Accordingly, beneficial owners of Heckmann shares should instruct their brokers or nominees how to vote. The approval of the Stock Issuance Proposal is a condition to the completion of the merger of Power Fuels with and into Merger Sub and thus a vote against the Stock Issuance Proposal effectively will be a vote against the merger of Power Fuels with and into Merger Sub.

Our Board of Directors has unanimously determined that the merger of Power Fuels with and into Merger Sub is fair to and in the best interests of Heckmann and its stockholders and has unanimously approved the issuance of Heckmann common stock in accordance with the Merger Agreement and recommends that you vote “FOR” approval of the Stock Issuance Proposal.

For a more detailed description of the Merger Agreement and the transactions contemplated by the Merger Agreement, see the sections below entitled “The Merger Agreement” and “The Stockholder’s Agreement.”

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary may not contain all of the information about the Merger Agreement that is important to you. We urge you to read the entire Merger Agreement carefully because it is the legal document governing the proposed merger of Power Fuels with and into Merger Sub.

The description of the Merger Agreement in this proxy statement has been included to provide you with information regarding its terms, and we recommend that you read carefully the Merger Agreement in its entirety. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the transaction, we do not intend for its text to be a source of business or operational information about Heckmann or Power Fuels. That kind of information can be found elsewhere in this proxy statement and in the documents incorporated herein by reference. The Merger Agreement contains representations and warranties of the parties as of specific dates and may have been used for the purposes of allocating risk between the parties other than establishing matters as facts. Those representations and warranties are qualified in several important respects, which you should consider as you read them in the Merger Agreement, including contractual standards of materiality that may be different from what may be viewed as material to stockholders. Only the parties themselves may enforce and rely on the terms of the Merger Agreement. As stockholders, you are not third party beneficiaries of the Merger Agreement and therefore may not directly enforce or rely upon its terms and conditions and you should not rely on its representations, warranties or covenants as characterizations of the actual state of facts or condition of Heckmann or Power Fuels or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement and subsequently developed or new information qualifying a representation or warranty may have been included in this proxy statement.

General; Structure of Transaction

On September 3, 2012, Heckmann and Merger Sub entered into the Merger Agreement with Power Fuels and Owner. Pursuant to the Merger Agreement, Power Fuels will be merged with and into Merger Sub, with Merger Sub continuing as the surviving company. As a result, upon satisfaction of the terms and conditions in the Merger Agreement, Power Fuels and its subsidiaries will effectively become wholly-owned subsidiaries of Heckmann.

Closing of the Transaction

Unless the parties agree otherwise, the closing of the merger will take place at the offices of Reed Smith LLP, 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222, on the third business day following the satisfaction or waiver of all closing conditions, except for those conditions that, by their nature, have to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions. See the section below entitled “— Conditions to Closing the Transaction” beginning on page 66 for a more detailed discussion of the conditions. The merger is expected to be consummated during Heckmann’s fiscal 2012 fourth quarter ending December 31, 2012.

Consideration for the Transaction

Pursuant to the terms of the Merger Agreement, the merger consideration will consist of the following:

•

95.0 million unregistered shares of Heckmann common stock, $0.001 par value per share, of which 10.0 million shares will be placed into escrow for up to three years to pay certain potential indemnity claims; and

•	total cash consideration of $125.0 million, subject to adjustment as discussed below.

In addition, we will assume or repay all of the outstanding indebtedness of Power Fuels as of the merger closing date, which is targeted to be $150.0 million. Pursuant to a formula set forth in the Merger Agreement, the cash portion of the merger consideration is subject to adjustment based on Power Fuels’ unpaid transaction expenses at closing and the extent, if any, by which Power Fuels’ working capital and indebtedness on the merger closing date differ from target working capital and indebtedness amounts, as well as an adjustment related to Owner’s income tax exposure (subject to Power Fuels delivering in excess of $150.0 million in EBITDA for the period from January 1, 2012 through the closing of the merger).

Based on the closing price of our common stock of $2.69 on August 31, 2012 (the last trading day prior to announcement of the merger) the total merger consideration (including the target assumed indebtedness) is approximately $530.6 million, prior to further adjustment.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Owner, Power Fuels and Heckmann. These representations are subject, in some cases, to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the Merger Agreement. The representations that Owner and Power Fuels made are qualified by the information provided in a confidential disclosure schedule of Owner and Power Fuels delivered concurrently with the signing of the Merger Agreement. In addition, the representations that Heckmann made are qualified by disclosure contained in filings that Heckmann has been required to make with the SEC since January 1, 2009, and which are filed or furnished prior to the date of the Merger Agreement, as well as by information provided in a confidential disclosure schedule of Heckmann delivered concurrently with the signing of the Merger Agreement. Some of the representations and warranties are qualified as to “materiality” or “Material Adverse Effect.” In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to stockholders, or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. For the foregoing reasons, you should not read the representations and warranties given by the parties in the Merger Agreement or any description thereof as characterizations of the actual state of facts or condition of Owner, Power Fuels or Heckmann.

Representations and Warranties of Owner

The Merger Agreement contains representations and warranties of Owner relating to, among other things:

•	the competence of Owner to execute, deliver and perform the Merger Agreement;

•	the enforceability of the Merger Agreement against Owner;

•	the absence of material breaches of, or conflicts with, applicable law or certain agreements as a result of entering into, delivering or performing the Merger Agreement;

•

the required authorizations or approvals of any third parties or governmental entities in connection with the consummation of the merger and the other transactions contemplated by the Merger Agreement;

•	the ownership by Owner in, and title to, all of the issued and outstanding equity interests in Power Fuels;

•	the absence of brokerage or finder’s fees or commissions;

•	investment purpose and accredited investor status of Owner; and

•	investment knowledge and experience of Owner.

Representations and Warranties of Power Fuels

The Merger Agreement contains representations and warranties of Power Fuels relating to, among other things:

•	Power Fuels’ and its subsidiaries’ proper organization, good standing, existence and qualification to do business;

•	the absence of any right by Power Fuels or its subsidiaries to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any other corporate entity;

•	the due authorization, execution and delivery of the Merger Agreement by Power Fuels;

•	the enforceability of the Merger Agreement against Power Fuels;

•

the absence of material breaches, violations, default or conflicts with Power Fuels’ or its subsidiaries’ governing documents, laws or certain contracts or leases as a result of entering into the Merger Agreement and consummating the transactions contemplated therein and Power Fuels’ performance of its obligations thereunder;

•	the required authorizations and approvals of governmental entities and other third parties in connection with the consummation of the transactions contemplated by the Merger Agreement;

•	the capitalization of Power Fuels, including the number of equity units issued and outstanding and the absence of any outstanding preferred stock, stock options and other equity-based interests;

•	the compliance with GAAP and certain other methods and practices in the preparation of financial statements of Power Fuels and its subsidiaries;

•	the absence of certain changes or events or business conducted outside of the ordinary course of business since June 30, 2012, through the date of the Merger Agreement;

•

title to, and other matters relating to, real property and tangible personal property (including frac fluid tanks, trucks, trailers, vehicles and saltwater disposal wells) owned or leased by Power Fuels or its subsidiaries;

•	tax matters;

•	the material contracts, agreements and instruments of Power Fuels and its subsidiaries, and the performance of obligations and absence of any material default thereunder;

•	intellectual property;

•	the absence of pending or threatened litigation against Power Fuels or its subsidiaries;

•	matters relating to employee benefit plans;

•	insurance;

•

Power Fuels’ and its subsidiaries’ compliance with laws and the absence of any notice of a possible substantial violation of any law applicable to it, its properties or other assets or its businesses or operations;

•	environmental matters;

•	transactions with affiliates;

•	employment and labor matters affecting Power Fuels or its subsidiaries;

•	the absence of undisclosed brokerage or finder’s fees or commissions;

•	the validity and adequacy of licenses, permits and approvals held by Power Fuels or its subsidiaries and the absence of default thereunder;

•	customer and supplier relationships;

•	bank accounts of Power Fuels and its subsidiaries;

•	the absence of undisclosed liabilities of Power Fuels or its subsidiaries;

•

the sufficiency of working capital to meet Power Fuels’ operating expenses, in the ordinary course of business consistent with past practice and currently planned operations as of the closing date, including currently planned capital expenditures, without any capital contributions by Heckmann on the closing date; and

•

no representation or warranty by Power Fuels contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained in the Merger Agreement, in light of the circumstances in which they were made, not misleading.

Many of Owner’s and Power Fuels’ representations and warranties are qualified by a materiality standard or, in the case of Power Fuels, a “Material Adverse Effect” standard. For the purposes of the Merger Agreement, “Material Adverse Effect” with respect to Owner or Power Fuels means a change, effect, event, occurrence, state of facts or development that has been or is reasonably likely to be materially adverse to the assets, liabilities, financial condition or results of operations of Power Fuels and its subsidiaries taken as a whole.

However, a Material Adverse Effect will not include or be determined by taking into account, either alone or in combination, any of the following events, effects, occurrences or changes:

•

any changes in conditions in the United States or global economy generally or the United States or global capital, credit or financial markets generally (except to the extent such matters disproportionately affect Owner or Power Fuels);

•

any changes generally affecting the industry in which Power Fuels and its subsidiaries, on the one hand, or Heckmann and its subsidiaries, on the other hand, participate or the markets in which they operate (except to the extent such matters disproportionately affect Owner or Power Fuels);

•

any changes in, or required by, applicable laws or other binding directives issued by any governmental authority or the interpretation thereof (except to the extent such matters disproportionately affect Owner or Power Fuels);

•	changes in GAAP;

•	any effect of earthquakes, hurricanes, floods or other natural disasters;

•	any effect of acts of war (whether or not declared), armed hostilities, sabotage or terrorism or the threat thereof;

•

any failure, in and of itself, by Power Fuels and its subsidiaries to meet any written or oral projections, estimates or budgets for any period (but excluding therefrom any effect, event, development, occurrence or change underlying such failure to the extent such effect, event, development, occurrence or change would otherwise constitute a Material Adverse Effect);

•	the execution of the Merger Agreement or the announcement or pendency of the transactions contemplated by the Merger Agreement;

•	compliance with the terms of, or the taking of any action contemplated by, the Merger Agreement or any related action, and

•	the taking of any action by, or requested by, Merger Sub or Heckmann.

Representations and Warranties of Heckmann and Merger Sub

The Merger Agreement contains representations and warranties of Heckmann and Merger Sub relating to, among other things:

•	the organization, existence, good standing and qualification to do business of Merger Sub and of Heckmann and its subsidiaries;

•	the power and authority of Merger Sub and Heckmann to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	the enforceability of the Merger Agreement against Heckmann and Merger Sub;

•

the absence of breaches, violations, default or conflicts with their respective governing documents, laws or certain contracts or leases as a result of entering into the Merger Agreement and consummating the transactions contemplated therein and the performance of their obligations thereunder;

•

the absence of pending or threatened litigation against Heckmann or its subsidiaries that would adversely affect Merger Sub’s or Heckmann’s performance under the Merger Agreement or the consummation of the transactions contemplated thereby within the past three years or which could reasonably be expected to result in a Material Adverse Effect;

•	the absence of brokerage or finder’s fees or commissions;

•

the investment purpose of the acquisition of the Power Fuels’ equity interests by Merger Sub, the absence of Merger Sub’s intent to resell such equity interests and accredited investor status of Merger Sub;

•	validity of the shares of Heckmann common stock to be issued to Owner;

•	solvency of Merger Sub and of Heckmann and its subsidiaries upon the closing of the merger;

•	compliance by Heckmann with NYSE listing and maintenance requirements;

•	the absence of any right by Heckmann and its subsidiaries to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any other corporate entity;

•	the capitalization of Heckmann, including the number of outstanding shares of Heckmann common stock and other equity-based interests;

•	the compliance with GAAP and certain other methods and practices in the preparation of financial statements of Heckmann and its subsidiaries;

•	the absence of certain changes or events or business conducted outside of the ordinary course of business since June 30, 2012, through the date of the Merger Agreement;

•

title to, and other matters relating to, real property and personal property (including frac fluid tanks, trucks, trailers, vehicles and saltwater disposal wells) owned or leased by Heckmann or its subsidiaries;

•	tax matters;

•

the absence of intention to reacquire any Heckmann common stock issued in connection with the merger or to sell any of the assets of Power Fuels acquired in the merger except for disposition in the ordinary course of business and certain other representations consistent with a tax-free reorganization under Section 368(c)(1)(A) of the United States Internal Revenue Code;

•	the material contracts, agreements and instruments of Heckmann and its subsidiaries, and the performance of obligations and absence of any material default thereunder;

•	intellectual property;

•	matters relating to employee benefit plans;

•	insurance;

•

Heckmann’s and its subsidiaries’ compliance with laws and the absence of any notice of a possible substantial violation of any law applicable to it, its properties or other assets or its businesses or operations;

•	environmental matters;

•	employment and labor matters affecting Heckmann or its subsidiaries;

•	the adequacy of licenses and permits held by Heckmann or its subsidiaries;

•

compliance with SEC requirements of Heckmann’s SEC filings required to be filed since January 1, 2009, including the accuracy of and compliance with GAAP and SEC requirements of the financial statements contained therein;

•	Heckmann’s internal accounting controls and procedures and the absence of any SEC or other governmental inquiries pending or threatened regarding Heckmann’s accounting practices;

•	customer relationships;

•	the absence of undisclosed liabilities of Heckmann or its subsidiaries;

•	ownership and the absence of prior activities of Merger Sub; and

•	financial ability of Merger Sub to consummate the merger and the other transactions contemplated by the Merger Agreement.

Many of Heckmann’s and Merger Sub’s representations and warranties are qualified by a materiality standard or a “Material Adverse Effect” standard. For the purposes of the Merger Agreement, “Material Adverse Effect” with respect to Heckmann or Merger Sub means a change, effect, event, occurrence, state of facts or development that has been or is reasonably likely to be materially adverse to the assets, liabilities, financial condition or results of operations of Heckmann and its subsidiaries taken as a whole. However, a Material Adverse Effect will not include or be determined by taking into account, either alone or in combination, any of the events, effects, occurrences or changes included in the bullet points above under the definition of Material Adverse Effect with respect to Owner and Power Fuels (substituting Heckmann and Merger Sub for Owner and Power Fuels as applicable) provided that, with respect to the last such bullet, such exception shall apply to the taking of any action by, or requested by, Owner or Power Fuels.

Covenants

The parties to the Merger Agreement have various obligations and responsibilities under the Merger Agreement, including, but not limited to, the following covenants:

Covenants of Power Fuels and Owner

Conduct of the Business. Subject to certain exceptions, from the date of the Merger Agreement until the closing date, Power Fuels and Owner have agreed, and Power Fuels has agreed to cause its subsidiaries to agree, to

•	conduct the business of Power Fuels and its subsidiaries in the ordinary course of business substantially in the same manner as conducted on the date of the Merger Agreement;

•	not take, or permit any subsidiaries to take, any actions outside of the ordinary course of business;

•

not fail to (i) timely file all material tax returns required to be filed by it, and all such tax returns shall be prepared in a manner consistent with past practice; (ii) timely pay all material taxes due and payable; and (iii) promptly notify Merger Sub of any material income, franchise or similar (or other material) tax claim, investigation or audit; and

•

maintain working capital sufficient to meet Power Fuels’ operating expenses, in the ordinary course of business consistent with past practice and Power Fuels’ planned operations through the closing date, including, planned capital expenditures as of the date of the Merger Agreement.

Access. Power Fuels shall provide Heckmann reasonable access to its offices, assets, properties, books and records, agreements and, subject to certain limitations, suppliers, customers, employees and senior management of Power Fuels and its subsidiaries. Heckmann and Merger Sub and their respective representatives shall comply with all of their obligations under applicable nondisclosure agreements with respect to the information disclosed.

Regulatory Filings. Power Fuels shall: (i) make any filings required of it or any of its affiliates under the HSR Act and other antitrust laws applicable to the transactions contemplated hereby as promptly as practicable but no later than 15 business days following the date of the Merger Agreement; (ii) promptly comply with any request under the HSR Act or other antitrust laws for additional information, documents or other materials received by it or any of its affiliates from the FTC, FCC or any other governmental body in respect of such filings or transactions; and (iii) cooperate with Merger Sub and Heckmann in connection with any such filing and in connection with resolving any investigation or other inquiry of any of the FTC or other governmental body under any antitrust laws with respect to any such filing or such transaction. Power Fuels shall request the filings under the HSR Act to be considered for grant of “early termination.” If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) to prohibit the transactions contemplated by the Merger Agreement, each of the parties to the Merger Agreement shall use all commercially reasonable efforts to avoid the institution of any such action or proceeding and to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any temporary, preliminary or permanent decree, judgment, injunction or other order that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated by the Merger Agreement provided that neither Heckmann nor Merger Sub, nor any of their affiliates, shall be required to bring any proceeding against any person or accept, as a condition to obtaining any required approval or resolving any objection of any governmental body, any requirement to divest or hold separate or in trust (or the imposition of any other material condition or restriction with respect to) any of the respective businesses or assets of Heckmann, Merger Sub or Power Fuels or any of their respective subsidiaries.

Conditions. Power Fuels shall use all commercially reasonable efforts to cause the conditions to closing set forth in the Merger Agreement with respect to it to be satisfied, and to consummate the transactions contemplated by the Merger Agreement as soon as reasonably possible after the satisfaction of such conditions (other than those to be satisfied at the closing of the merger).

Exclusive Dealing. During the period from the date of the Merger Agreement through the closing date or the earlier termination of the Merger Agreement, neither Owner nor Power Fuels shall take or permit any other person on its behalf to take any action to encourage, initiate or engage in discussions or negotiations with, provide any information to, or enter into any agreement or understanding with, any person (other than Heckmann, Merger Sub and their representatives) concerning any acquisition proposal. Each of Owner and Power Fuels will immediately: (x) cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and (y) notify Heckmann in writing in the event that any of the foregoing receives any requests for information or proposals relating to any acquisition proposal (including the terms of any such proposal and the identity of the maker thereof).

An “acquisition proposal” means, with respect to Power Fuels or Heckmann, as the case may be, any proposal relating to a possible: (i) merger, consolidation or similar transaction involving Power Fuels or Heckmann, or any of their respective subsidiaries; (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of Power Fuels or Heckmann, or any of their respective subsidiaries; (iii) issuance, sale or other disposition of (including by way of merger, consolidation, share or membership unit exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) of Power Fuels or Parent, or any of their respective subsidiaries; (iv) liquidation, dissolution, or other similar type of transaction with respect to Power Fuels or its subsidiaries; or (v) transaction which is similar in form, substance or purpose to any of the foregoing transactions, other than in connection with the Merger Agreement.

Updated Disclosures; Interim Financial Statements. From the date of the Merger Agreement until the closing date, Power Fuels shall disclose to Heckmann in writing promptly upon discovery thereof: (i) any material variances from its representations and warranties; (ii) termination of the employment of any key employee, or group of employees, of Power Fuels or its subsidiaries; (iii) any written notice or other communication from any third party relating to a default or event which, with notice or lapse of time or both, would become a default under any material contract to which Power Fuels or any subsidiary is a party or is subject; or (iv) any written notice or other communication from any person alleging that the consent of such person is or may be required with respect to a material contract in connection with the transactions contemplated by the Merger Agreement; provided that, subject to certain limitations, such updated disclosure shall not limit or otherwise affect the remedies available under the Merger Agreement to Merger Sub or Heckmann, the representations or warranties of Power Fuels, or the conditions to the obligations of Merger Sub or Heckmann to consummate the transactions contemplated by the Merger Agreement. In addition, Power Fuels shall promptly deliver to Heckmann copies of the monthly consolidated financial statements of Power Fuels and its subsidiaries no later than the 25th day following the last date of such month, and quarterly consolidated financial statements of Power Fuels and its subsidiaries within 45 days of the closing of each fiscal quarter from the date of the Merger Agreement until the closing date.

Financing Process Assistance. Owner and Power Fuels shall use commercially reasonable efforts, at Heckmann’s sole expense, to provide such cooperation reasonably requested by Merger Sub or Heckmann in connection with the entry into the new credit facility including: (i) providing to Heckmann and Merger Sub material financial information in their possession with respect to Power Fuels and its subsidiaries as reasonably requested by lenders, subject to customary confidentiality requirements reasonably acceptable to Power Fuels; (ii) making Power Fuels’ senior officers reasonably available upon reasonable advance notice to participate in a reasonable number of due diligence sessions and presentations with lenders; (iii) arrange for customary authorization letters to lenders authorizing the distribution of information to prospective lenders or investors, subject to customary confidentiality requirements reasonably acceptable to Power Fuels; (iv)(A) using commercially reasonable efforts to arrange for consents of accountants for use of their reports in any materials relating to the financing, and (B) reasonably facilitating the pledging of collateral (including, without limitation, commercially reasonable assistance with respect to procuring survey and title for real property owned by Power Fuels); (v) furnishing Heckmann and lenders the latest financial statements of Power Fuels on a consolidated basis as promptly as reasonably practicable after they have been prepared, subject to customary confidentiality requirements reasonably acceptable to Power Fuels; (vi) reasonably assisting Heckmann with its preparation for customary rating agency and lender presentations and customary bank offering memoranda, syndication memoranda, lender presentations and other marketing materials or memoranda, including business and financial projections and pro formas reasonably requested by Heckmann in connection with the financing; provided that Owner and Power Fuels shall be given reasonable opportunity to review and comment on any financing documents and any materials that are to be presented during any presentations and meetings conducted in connection with the financing; (vii) obtaining the payoff letters and lien terminations and instruments of discharge; and (viii) furnishing Heckmann and Merger Sub as promptly as reasonably practicable with such documentation and other information in Power Fuels’ possession which lenders have determined is required by regulatory authorities in connection with such financing under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

Non-Competition; Non-Solicitation. Owner and each of Owner’s affiliates (together, the “Restricted Parties”) agree, for a period of three years after the closing date of the merger (the “Non-Competition Period”), that they shall not, directly or indirectly, either for himself or for any other person, own, operate, manage, control, engage in, participate in, invest in, permit its name to be used by, act as consultant or advisor to, render services for (alone or in association with any person) or otherwise assist in any manner, any person that engages in or owns, invests in, operates, manages or controls any venture or enterprise which directly or indirectly engages or proposes to engage in any product or service of Power Fuels, except that a Restricted Party may be a passive owner of not more than 5% of the outstanding stock of any class of securities of a publicly traded corporation engaged in such business, so long as Owner has no active participation in the business of such corporation. In addition, during the Non-Competition Period, the Restricted Parties shall not directly or indirectly through another person: (i) induce or attempt to induce any employee of Power Fuels or any of its subsidiaries to leave the employ of Power Fuels or any such subsidiary, or in any way interfere with the relationship between Power Fuels or any of its subsidiaries and any employee thereof; (ii) be involved in hiring or hire or employ any person who is or was an employee of Power Fuels or any of its subsidiaries; (iii) call on, solicit or service any customer, supplier, licensee, licensor, franchisee or other business relation of Power Fuels or any of its subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation Power Fuels or any of its subsidiaries; or (iv) directly or indirectly acquire or attempt to acquire any business which Power Fuels or any of its subsidiaries has identified as a potential acquisition target, or take any action to induce or attempt to induce any such acquisition target to consummate any acquisition, investment or other similar transaction with any person other than Heckmann, Merger Sub or Power Fuels post-closing. Nothing herein shall prohibit the Restricted Parties from performing any services for Heckmann, Merger Sub or Power Fuels or any of their respective subsidiaries post-closing.

Covenants of Heckmann and Merger Sub

Conduct of the Business. Subject to certain exceptions, from the date of the Merger Agreement until the closing date, Heckmann has agreed to:

•	conduct its and its subsidiaries’ businesses in the ordinary course of business and substantially in the same manner as conducted on the date of the Merger Agreement; and

•

not to take, or permit any subsidiaries to take, any actions outside of the ordinary course of business except as otherwise permitted under the Merger Agreement or consented to in writing by Owner (which consent shall not be unreasonably withheld, conditioned or delayed).

Access. From and after the closing of the merger until the fifth anniversary thereof (and subject to any applicable legal or contractual confidentiality limitations restricting the obligations of Heckmann under the Merger Agreement), Heckmann shall cause Merger Sub (as the surviving company in the merger) to provide Owner and his authorized representatives with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of Merger Sub and its subsidiaries solely with respect to periods or occurrences prior to the closing date in connection with a reasonable business purpose communicated by Owner to Heckmann and shall not, and shall not permit Merger Sub or its subsidiaries to, during such five-year period, intentionally destroy, alter or otherwise dispose of any books and records of Power Fuels or its subsidiaries, or any portions thereof, relating to periods prior to the closing date without first giving reasonable prior notice to Owner and offering to surrender to Owner such books and records or such portions thereof.

Conditions. Merger Sub and Heckmann shall use all commercially reasonable efforts to cause the conditions to closing set forth in the Merger Agreement with respect to them to be satisfied, and to consummate the transactions contemplated by the Merger Agreement as soon as reasonably possible after the satisfaction of such conditions (other than those to be satisfied at the closing of the merger).

Regulatory Filings. Heckmann shall: (i) make any filings required of it or any of its affiliates under the HSR Act and other antitrust laws applicable to the transactions contemplated hereby as promptly as practicable but not later than 15 business days following the date of the Merger Agreement; and (ii) promptly comply with any request under the HSR Act or other antitrust laws for additional information, documents or other materials received by it or any of its affiliates from the FTC, FCC or any other governmental body in respect of such filings or transactions; and (iii) cooperate with Power Fuels in connection with any such filing (including, to the extent permitted by applicable law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC or other governmental body under any antitrust laws with respect to any such filing or such transaction. Heckmann shall be responsible for 100% of all filing fees incurred or payable under the HSR Act. If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) to prohibit the transactions contemplated by the Merger Agreement, each of the parties to the Merger Agreement shall use all commercially reasonable efforts to avoid the institution of any such action or proceeding and to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any temporary, preliminary or permanent decree, judgment, injunction or other order that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated by the Merger Agreement provided that neither Heckmann nor Merger Sub, nor any of their affiliates, shall be required to bring any proceeding against any person or accept, as a condition to obtaining any required approval or resolving any objection of any governmental body, any requirement to divest or hold separate or in trust (or the imposition of any other material condition or restriction with respect to) any of the respective businesses or assets of Heckmann, Merger Sub or Power Fuels or any of their respective subsidiaries.

Contact with Business Relations. Prior to the closing, Merger Sub, Heckmann and their respective representatives shall contact and communicate with the employees, clients, customers, suppliers, vendors and other business relations of Power Fuels and its subsidiaries in connection with the transactions contemplated hereby only with the prior written consent of Power Fuels and Owner (not to be unreasonably withheld, conditioned or delayed).

Proxy Statement and Special Meeting. The Merger Agreement requires Heckmann to call and hold a special meeting of stockholders as promptly as practicable after the date of the Merger Agreement for the purpose of obtaining stockholders’ approval of Heckmann’s stock issuance proposal.

Heckmann has agreed, as promptly as practicable after the date of the Merger Agreement and in any event within 15 business days thereof (or such date that is five days from the date on which Owner has delivered all information about himself and Power Fuels as required by applicable law to be included in this proxy statement, to prepare and file a preliminary proxy statement relating to the solicitation of proxies from the stockholders of Heckmann for approval of the stock issuance proposal, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and promptly cause a definitive proxy statement (the “Proxy Statement”) to be mailed to Heckmann’s stockholders, and to solicit proxies from its stockholders for approval of Heckmann’s stock issuance proposal. Power Fuels has agreed to furnish to Heckmann all information concerning Power Fuels and its subsidiaries as Heckmann may reasonably request in connection with the preparation of the Proxy Statement, including, without limitation, selected financial data and management’s discussion and analysis of financial condition and results of operations as required pursuant to the rules and regulations of the SEC.

Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the Delaware General Corporations Law (“DGCL”) in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the special meeting.

Owner’s and Power Fuels’ Expenses. To the extent Heckmann fails to obtain approval of the stock issuance proposal, Heckmann shall promptly reimburse Power Fuels for all reasonably documented fees and expenses directly relating to the transactions contemplated by the Merger Agreement, including reasonable investment banking and legal fees, up to a maximum of $750,000.

Appointment to the Board of Directors. The Nominating and Governance Committee of Heckmann’s Board of Directors will, on or prior to the merger closing date, in accordance with the Nominating and Governance Committee’s Charter, (i) approve the expansion of the Heckmann Board of Directors to nine members, and (ii) recommend to the full Heckmann Board of Directors that Owner be appointed to serve on the Board of Directors as a Class II director (whose term shall expire at the annual meeting of the stockholders of Parent held in 2015, subject to re-nomination and election by the stockholders), and the full Heckmann Board of Directors will approve such expansion of the Board of Directors and the appointment of Owner as a member thereon, in each case, effective as of the closing date. The Nominating and Governance Committee will, at any time during the 2-year period following the closing date, subject to the terms of the Stockholder’s Agreement, at the request of Owner and in accordance with the Nominating and Governance Committee’s Charter, approve a second appointment to the Heckmann Board of Directors by Owner, subject to the approval of the Nominating and Governance Committee and the Heckmann Board of Directors acting in accordance with their fiduciary duties (but such approval not to be unreasonably withheld), appoint an additional designee of Owner to serve on the Heckmann Board of Directors as a Class I director. See the section entitled “The Transaction — Board of Directors of Heckmann Following the Transaction” at page 49.

Exclusive Dealing. During the period from the date of the Merger Agreement through the closing date or the earlier termination of the Merger Agreement, neither Merger Sub nor Heckmann shall take or permit any other person on its behalf to take any action to encourage, initiate or engage in discussions or negotiations with, provide any information to, or enter into any agreement or understanding with, any person (other than Owner, Power Fuels and their representatives) concerning any acquisition proposal with respect to Heckmann. Each of Merger Sub and Heckmann will immediately: (x) cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and (y) notify Owner in writing in the event that any of the foregoing receives any requests for information or proposals relating to any acquisition proposal (including the terms of any such proposal and the identity of the maker thereof).

Notwithstanding the foregoing, at any time prior to the closing of the merger, Heckmann may furnish information and access, and participate in discussion and negotiations with respect to an acquisition proposal to Heckmann which was not solicited, initiated, knowingly encouraged or knowingly facilitated by Heckmann or any of its subsidiaries, affiliates or representatives if Heckmann’s Board of Directors determines in good faith, after receipt of advice from outside counsel and a financial advisor of nationally recognized reputation, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal. For purpose of the Merger Agreement, a “superior proposal” means any bona fide written acquisition proposal made by any person to Heckmann, which, if consummated, would result in such person (or its shareholders) owning, directly or indirectly, at least 50% of the shares of Heckmann’s common stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of Heckmann, which Heckmann’s Board of Directors determines in good faith, after receipt of advice from a financial advisor of nationally recognized reputation and outside counsel, to be (i) more favorable to the shareholders of Heckmann from a financial point of view than the Power Fuels’ merger, assuming for this purpose that both the acquisition proposal and merger would not be consummated and taking into account all the terms and conditions of such proposal, the person making such proposal and the Merger Agreement and (B) reasonably likely to be completed on the terms proposed, taking into account all financial, legal, regulatory and other aspects of such proposal.

Heckmann may terminate the Merger Agreement and enter into an agreement providing for an acquisition proposal subject to certain conditions including (i) Heckmann’s Board of Directors determines in good faith, after receipt of advice from outside counsel and a financial advisor of nationally recognized reputation, that such acquisition proposal constitutes a superior proposal, (ii) Heckmann’s Board of Directors determines in good faith, after receipt of advice from outside counsel, that the failure to take such action would be reasonably likely to result in a breach of fiduciary duties to the shareholders of Heckmann under applicable Law, and (iii) Heckmann pays a termination fee as required by the Merger Agreement.

Updated Disclosures. From the date of the Merger Agreement until the closing date, Heckmann shall disclose to Power Fuels in writing promptly upon discovery thereof: (i) any material variances from its representations and warranties; (ii) termination of the employment of any key employee, or group of employees, of Heckmann or its subsidiaries; (iii) any written notice or other communication from any third party relating to a default or event which, with notice or lapse of time or both, would become a default under any material contract to which Heckmann or any subsidiary is a party or is subject; or (iv) any written notice or other communication from any person alleging that the consent of such person is or may be required with respect to a material contract in connection with the transactions contemplated by the Merger Agreement; provided that, subject to certain limitations, such updated disclosure shall not limit or otherwise affect the remedies available under the Merger Agreement to Owner or Power Fuels, the representations or warranties of Heckmann, or the conditions to the obligations of Owner or Power Fuels to consummate the transactions contemplated by the Merger Agreement.

Financing. Each of Heckmann and Merger Sub shall, and shall cause each of its affiliates to, use its commercially reasonable efforts to obtain a financing commitment letter and the related financing. Heckmann shall keep Power Fuels informed on a reasonable basis and in reasonable detail of the status of its efforts to obtain the financing commitment and arrange the financing.

Release of Guarantees. Merger Sub and Heckmann will use commercially reasonable efforts to cause the holders of Power Fuels indebtedness to release and discharge Owner from any personal guarantees with respect to any Power Fuels indebtedness unpaid and assumed by Merger Sub or Heckmann, as the case may be, as of the closing of the merger.

Owner Tax Reimbursement. As promptly as practicable, but in any event within 90 days after the closing of the merger, Merger Sub will prepare and deliver to Owner a statement of income for the period from January 1, 2012, up to the closing date (the “Adjustment Period”) prepared in accordance with the Merger Agreement. To the extent that the earnings of Power Fuels and its subsidiaries before interest, taxes, depreciation and amortization during the Adjustment Period exceeds $150.0 million, within ten business days after Owner’s receipt of the statement of income, Owner will provide Buyer with a calculation of the difference between: (a) Owner’s income tax liability for the Adjustment Period, taking into account all income in the statement of income, and (b) Owner’s income tax liability for the Adjustment Period, taking into account only so much of the gross income in the Income Statement as includes the earnings of Power Fuels and its subsidiaries before interest, taxes, depreciation and amortization during the Adjustment Period up to $150.0 million. Within ten business days after Merger Sub’s receipt of such calculation, Merger Sub will pay Owner, as an adjustment to the merger consideration, an amount equal to such difference in tax liability by wire transfer in immediately available funds to an account designated by Owner. Any dispute relating to the foregoing will be resolved in accordance with procedures set forth in the Merger Agreement. Any additional payments made to Owner in accordance with the foregoing shall be deemed to be adjustments, for tax purposes, to the aggregate merger consideration.

Tax Matters. Power Fuels and its subsidiaries have agreed to certain negative covenants with respect to taxes, including, but not limited to, agreeing not to, without Heckmann’s consent (not to be unreasonably withheld), revoking or amending any tax election, amending any annual accounting period, adopting or changing any method of accounting, filing any amended tax returns, taking any actions that could result in the failure of Power Fuels to qualify as an S corporation. Power Fuels has also agreed to timely file all of its tax returns and to pay all tax liabilities when such are due and payable. Power Fuels is responsible for all of its pre-closing and “straddle period” (as defined in the Merger Agreement) tax liabilities. Power Fuels and Heckmann have agreed to share all liabilities for transfer taxes equally.

Conditions to Closing the Transaction

Completion of the merger of Power Fuels with and into Merger Sub is subject to conditions. The respective obligations of each of Heckmann, Merger Sub, Power Fuels and Owner to effect the transactions contemplated by the Merger Agreement are conditioned on the satisfaction or waiver of the following conditions:

•

no statute, rule, regulation, ruling, order, consent, judgment or injunction shall be in effect preventing the consummation of the transactions contemplated by the Merger Agreement and there shall not be pending any action or proceeding initiated or brought by any governmental body seeking to enjoin, restrain, prohibit or otherwise prevent the consummation of the transactions contemplated by the Merger Agreement;

•

the applicable waiting periods under the HSR Act, if any, shall have expired or been terminated and Heckmann and Merger Sub, on the one hand, and Power Fuels and Owner, on the other hand, shall each have provide the other evidence thereof; and

•

Heckmann’s stockholders shall have approved the Stock Issuance Proposal and the common stock to be issued by Heckmann pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject only to official notice of issuance.

The obligations of Heckmann and Merger Sub to effect the transactions contemplated by the Merger Agreement is conditioned on the satisfaction or waiver of, among other things, the following conditions:

•

Power Fuels’ and Owner’s representations and warranties being true and correct, subject to various materiality qualifiers, on the date of the Merger Agreement and/or on the date of the closing of the merger (or in the case of representations and warranties that are made as of a particular date or period, as of the specified date or period);

•	Power Fuels and Owner having performed in all material respects all covenants and agreements required to be performed by them under the Merger Agreement at or prior to the closing of the merger;

•	Heckmann and Merger Sub having received a certificate executed by Power Fuels and Owner as to the satisfaction of the conditions described in the preceding two bullets;

•	the Escrow Agreement having been executed and delivered by Owner and the escrow agent;

•	the Stockholder’s Agreement having been executed and delivered by Owner;

•	the Owner Employment Agreement having been executed and delivered by Owner;

•	duly executed resignations of each of the officers and directors of Power Fuels and its subsidiaries effective as of the closing date;

•

Heckmann and Merger Sub having received a certificate of Power Fuels setting forth its calculations of Power Fuels’ Estimated Net Working Capital and Net Working Capital Target (each as defined in the Merger Agreement), indebtedness and estimated unpaid transaction expenses relating to the merger;

•

Heckmann and Merger Sub having received a “FIRPTA” certificate of Owner certifying pursuant to applicable United States Treasury Regulations that Owner is not a foreign person within the meaning of applicable provisions of the United States Internal Revenue Code;

•

Heckmann and Merger Sub having received payoff letters setting forth the payoff amounts as of the closing date for the Power Fuels’ indebtedness designated by Heckmann and Merger Sub (in accordance with procedures under the Merger Agreement), to be paid in full by the closing date, and indicating that upon payment of a specified amount (subject to per diem increase, if applicable), the holder of such Power Fuels’ indebtedness having released its liens and other security interests in the assets, properties and securities of Power Fuels and its subsidiaries securing such indebtedness, and agree to execute or authorize the execution of Uniform Commercial Code termination statements and other release documents necessary to release of record such liens and other security interests;

•	Power Fuels and Owner having obtained certain consents as set forth in the Merger Agreement; and

•

the absence since the date of the Merger Agreement of any change, effect, event, occurrence, state of facts or development that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Power Fuels and its subsidiaries taken as a whole.

The obligations of Power Fuels and Owner to effect the transactions contemplated by the Merger Agreement are conditioned on the satisfaction or waiver of, among other things, the following conditions:

•

Heckmann’s and Merger Sub’s representations and warranties being true and correct, subject to various materiality qualifiers, on the date of the Merger Agreement and/or on the date of the closing of the merger (or in the case of representations and warranties that are made as of a particular date or period, as of the specified date or period);

•	Heckmann and Merger Sub having performed in all material respects all covenants required to be performed by them under the Merger Agreement at or prior to the closing of the merger;

•	Owner having received a certificate signed on behalf of Heckmann and Merger Sub as to the satisfaction of the conditions described in the preceding two bullets;

•	payment by Merger Sub of the merger consideration;

•	appointment of Owner to our Board of Directors;

•	the Escrow Agreement having been executed and delivered by Heckmann, Merger Sub and the escrow agent;

•	the Stockholder’s Agreement having been executed and delivered by Heckmann;

•	the Owner Employment Agreement having been executed and delivered by Heckmann;

•

with respect to any Power Fuels’ indebtedness to be assumed by Heckmann upon the closing date, evidence of such assignment together with fully-executed and effective copies of all consents, amendments, instruments, documents and other agreements required by each holder of any such Power Fuels’ indebtedness in connection with such assignment, or evidence, in form and substance satisfactory to Power Fuels that no consent to assignment by the holder of such Power Fuels’ indebtedness is required;

•

with respect to all Power Fuels’ indebtedness, evidence in form and substance satisfactory to Owner that all personal guarantees of Owner relating to the Power Fuels’ indebtedness have been extinguished as of the time the merger is effective, and that Owner will have no further personal obligation or liability for any Power Fuels’ indebtedness; and

•

the absence since the date of the Merger Agreement of any change, effect, event, occurrence, state of facts or development that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Heckmann and its subsidiaries taken as a whole.

Indemnification

Subject to the limitations discussed in this section, after the closing of the merger, Owner will indemnify and hold harmless Heckmann and its subsidiaries and its and their respective officers, directors, employees and agents (each, a “Heckmann Indemnitee”), from and against any losses suffered or incurred by any Heckmann Indemnitee arising from, or in connection with:

•	the breach by Owner of any of his representations or warranties;

•	the breach by Owner of any of his covenants or agreements;

•	the breach by Power Fuels of any of its representations or warranties;

•	the breach by Power Fuels of any of its covenants or agreements (with respect to covenants and agreements to be made or performed by Power Fuels prior to closing);

•	pre-closing taxes;

•

any indebtedness in excess of the target indebtedness established under the Merger Agreement, or any Power Fuels transaction expenses, in each case that were not taken into account in the calculation of the closing merger consideration; and

•	any fraud or intentional misrepresentation of Owner or, prior to closing, Power Fuels.

Subject to the limitations discussed in this section, Heckmann and Merger Sub agree to indemnify and hold harmless Owner and his affiliates, employees and agents (each an “Owner Indemnitee,” and together with the Heckmann Indemnitees, the “Indemnitees” and each an “Indemnitee”), from and against any and all losses suffered by or asserted against any of the Owner Indemnitees arising from or in connection with:

•	the breach by Heckmann or Merger Sub of any of its representations or warranties;

•	the breach by Heckmann or Merger Sub of any of its covenants or agreements or by Power Fuels and its subsidiaries after the closing of the merger;

•	any claim relating to Power Fuels and its subsidiaries based on events and transactions occurring after the closing of the merger;

•	Power Fuels’ indebtedness with respect to any claims made based on events and transactions occurring after the closing of the merger; and

•	any fraud or intentional misrepresentation of Heckmann or, before and after the closing of the merger, Merger Sub.

The Merger Agreement includes the following limitations on indemnification:

•

No indemnification claims for certain losses may be asserted by the Indemnitees unless the aggregate amount of losses exceeds $1.5 million. If such losses exceed $1.5 million, the Indemnitee may only recover the excess amount.

•

Subject to certain exceptions relating to fundamental representations (as defined in the Merger Agreement) and Power Fuels’ tax representations (which are payable first from escrow shares and then in cash), and post-closing adjustments and tax refunds (which are payable in cash), the cumulative indemnification obligations of Owner shall be recoverable solely and exclusively from the shares of Heckmann common stock placed in the escrow established pursuant to the Escrow Agreement that Heckmann, Merger Sub and Owner have agreed to enter into with American Stock Transfer & Trust Co., LLC, as escrow agent. In no event will the cumulative indemnification obligations of Owner exceed the merger consideration.

•

The representations and warranties made in the Merger Agreement will terminate, and no claim for a breach of any covenant or agreement required to be performed at or prior to the closing may be brought, after the 15-month anniversary of the Merger Agreement, except that the fundamental representations, tax representations and environmental representations of Power Fuels shall survive, and claims with respect thereto may be made until the three-year anniversary of the Merger Agreement. Covenants and agreements that are to be performed after the closing will survive after the closing in accordance with their respective terms.

•	In no event shall the cumulative indemnification obligations of Heckmann and Merger Sub exceed the merger consideration.

•

Absent fraud or intentional misrepresentation, no Indemnitee will be entitled to indemnification for consequential, incidental or indirect damages, or punitive damages, except to the extent included in a third party claim.

•

No party shall be obligated to indemnify any other individual or entity with respect to any losses with respect to any matter if such matter was included in the calculation of the closing consideration or the final working capital amount.

Escrow

Pursuant to the Merger Agreement, on the closing date, Heckmann will deposit 10.0 million of the 95.0 million shares of common stock to be issued to Owner into an escrow account pursuant to an Escrow

Agreement among Heckmann, Merger Sub, Owner and a third party escrow agent. A copy of the form of Escrow Agreement is attached to this proxy Statement as Annex E. Owner’s indemnification obligations will be satisfied solely by the shares to be held in the escrow account after closing, subject to limited exceptions. Of the 10.0 million escrowed shares, 7.5 million shares will be released from escrow to Owner 15 months after the closing, and the remaining 2.5 million shares will be released from escrow to Owner three years after the closing, subject in each case to any open claims.

Termination

The Merger Agreement may be terminated at any time prior to the closing of the merger as follows:

•	by the mutual written consent of Merger Sub and Owner;

•

by Merger Sub, if there has been a violation or breach by Power Fuels or Owner of any covenant, representation or warranty contained in the Merger Agreement and such violation or breach has not been waived by Merger Sub or cured by Power Fuels or Owner within 30 days after written notice thereof from Merger Sub;

•

by Owner, if there has been a violation or breach by Merger Sub or Heckmann of any covenant, representation or warranty contained in the Merger Agreement and such violation or breach has not been waived by Owner or cured by Merger Sub or Heckmann, as applicable, within 30 days after written notice thereof from Owner;

•

by Owner or Merger Sub, upon written notice to the other, if the transactions contemplated under the Merger Agreement have not been consummated on or prior to December 31, 2012; provided that neither party shall be entitled to terminate the Merger Agreement if such party’s breach has prevented the consummation of the transactions contemplated by the Merger Agreement; and

•

by Merger Sub, concurrently with the entry by Heckmann into a binding definitive agreement providing for a superior proposal; provided that (i) Heckmann has complied with the requirements of the Merger Agreement with respect to such superior proposal and (ii) Heckmann has previously paid (or concurrently with such termination pays to Power Fuels) a termination fee in the amount of $750,000 in cash.

Effect of Termination

In the event of termination of the Merger Agreement by either Merger Sub or Owner as provided above under “— Termination,” the provisions of the Merger Agreement shall immediately become void and of no further force or effect, and there shall be no liability on the part of one party to another, except for (i) any liability of a party for knowing or willful breaches of the covenants contained in the Merger Agreement occurring prior to the time of such termination, or (ii) in the case of a termination by either party if, prior to such termination, all of the conditions of such party to closing set forth in the Merger Agreement had been satisfied, such party had indicated in writing to the other party that it was ready, willing and able to close, and the other party thereafter failed to consummate the transactions within the time frame for the closing set forth in the Merger Agreement. Certain provisions, including the treatment of confidential information and provisions relating to termination, will survive the termination of the Merger Agreement.

Fees and Expenses

Except as expressly provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement are to be paid by the party incurring those expenses. Heckmann has agreed, subject to any adjustments to the merger consideration set forth in the Merger Agreement, to pay certain fees and expenses of Power Fuels’ unpaid as of the closing date, including: (i) all investment banking, legal and accounting fees, costs and expenses; (ii) any fees and expenses associated with obtaining necessary or appropriate consents or approvals; (iii) any filing fees under the HSR Act;

(iv) all brokers’ or finders’ fees; (v) all sale, change-of-control, “stay-around,” retention, or similar bonuses, compensation or payments to current or former directors, employees and other service providers of Power Fuels and its subsidiaries paid or payable as a result of or in connection with the merger; (vi) any taxes borne or to be borne by Power Fuels or its subsidiaries (including any taxes incurred in connection with the exercise of, or payments made in respect of, any equity incentive compensation); and (vii) any expenses of Power Fuels unpaid as of the closing (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of the Merger Agreement, the performance of Power Fuels’ and Owner’s obligations thereunder and the consummation of the transactions contemplated thereby (whether consummated or not).

Amendments

The Merger Agreement may not be amended except in a writing signed by Heckmann, Merger Sub, Power Fuels and Owner.

THE VOTING AGREEMENT

The following is a summary of the material provisions of the Voting Agreement and is qualified in its entirety by reference to the Voting Agreement, a copy of which is attached to this proxy statement as Annex B and which we incorporate by reference into this document. This summary may not contain all of the information about the Voting Agreement that is important to you. We urge you to read the entire Voting Agreement carefully.

In connection with the execution of the Merger Agreement, all of our senior executive officers, including our Chairman and Chief Executive Officer and certain members of our Board of Directors, solely in their capacity as stockholders, entered into the Voting Agreement, dated September 3, 2012, with us and Merger Sub. Pursuant to the Voting Agreement, each such stockholder has agreed, among other things and subject to certain conditions, to vote his shares of our common stock (whether held directly or beneficially and whether owned as of the date of the Voting Agreement or thereafter acquired) in favor of the Stock Issuance Proposal unless the Voting Agreement is terminated pursuant to its terms. Each such stockholder also agreed not to directly or indirectly sell, pledge, encumber, assign, transfer, grant an option with respect to, deposit into a voting trust or otherwise dispose of any of his shares of Company common stock, or enter into any contract, commitment, option or other arrangement or undertaking with respect to any of the foregoing, unless the transferee shall have executed documents assuming all of the obligations of the transferor under the Voting Agreement or such transfer is made pursuant to a Rule 10b5-1 Plan in effect as of the date of the Voting Agreement, unless, in each case, the Voting Agreement is terminated pursuant to its terms. Our officers and directors are not limited or restricted in any way by the Voting Agreement in the exercise of their fiduciary duties as a director or officer of Heckmann. The Voting Agreement will terminate on the earliest of (a) the termination of the Merger Agreement pursuant to its terms, (b) the date upon which our Board of Directors approves or recommends a superior proposal and (c) the effective time of the merger.

As of October 8, 2012, the record date, the stockholders who are parties to the Voting Agreement held voting power over approximately 10% of our outstanding common stock (including stock subject to options).

THE STOCKHOLDER’S AGREEMENT

In connection with and as a condition to the closing of the transactions contemplated by the Merger Agreement, Heckmann will enter into a Stockholder’s Agreement (the “Stockholder’s Agreement”) with Owner. The following is a summary of the material provisions of the Stockholder’s Agreement and is qualified in its entirety by reference to the Stockholder’s Agreement, a copy of which is attached to this proxy statement as Annex C and which we incorporate by reference into this document. This summary may not contain all of the information about the Stockholder’s Agreement that is important to you. We urge you to read the entire Stockholder’s Agreement carefully because it, and not this proxy statement, is the legal document governing important aspects of the relationship among Heckmann and Owner.

General

The Stockholder’s Agreement, which will take effect upon the closing of the merger, governs Owner’s ownership interest in Heckmann following consummation of the merger. Based upon the shares of Heckmann common stock outstanding as of August 1, 2012, the shares of Heckmann common stock to be issued to Owner pursuant to the Merger Agreement will represent approximately 38% of the total issued and outstanding common stock of Heckmann immediately after the closing of the merger.

Board Representation

Pursuant to the terms of the Stockholder’s Agreement, on or prior to the closing date, our Board of Directors will increase the size of the Board from eight to nine directors and will appoint one individual designated by Owner to serve on the Board of Directors and, subject to certain limitations, Owner will have the right during the two-year period following the closing of the merger to designate a second individual to serve on Heckmann’s Board of Directors (each such individual referred to as an “Owner Designee”). Upon the closing of the merger, Owner will designate himself, Mark Johnsrud, as the first Owner Designee to serve on the Board as a Class II director. Information regarding Mr. Johnsrud is set forth under the section entitled “The Transaction — Board of Directors of Heckmann Following the Transaction” on page 49. Owner will be entitled to designate the second Owner Designee until such time as Owner’s beneficial ownership in Heckmann has been reduced below 20% of the then-outstanding voting shares and shall be entitled to designate the first Owner Designee until such time as Owner’s beneficial ownership in Heckmann has been reduced below 10% of the then-outstanding voting shares (in each case referred to as a “Board Right Termination Event” with respect to the applicable Owner Designee). The first Owner Designee will be appointed as a Class II director (subject to reelection at the stockholder meeting to be held in 2015) and the second Owner Designee, if appointed, will be appointed as a Class I director. If Owner materially breaches the Stockholder’s Agreement, which breach is not cured within 15 business days of receipt of notice of such breach, Heckmann will have the right to terminate Owner’s right to designate the Owner Designees.

Any Owner Designee to the Heckmann Board of Directors (i) must not be, at the time of designation, required to disclose any information pursuant to Item 2(d) or (e) of Schedule 13D if such person were the person filing such Schedule 13D, (ii) must not, at the time of designation, be prohibited or disqualified from serving as a director of a public company pursuant to any applicable rule or regulation of the SEC or NYSE or pursuant to applicable law, (iii) must, prior to his or her appointment to the Board, provide an executed resignation letter in the form set forth in Exhibit B to the Stockholder’s Agreement resigning from the Board of Directors and from any committees or subcommittees thereof to which he or she is then appointed or on which he or she is then serving upon the occurrence of the Board Right Termination Event applicable to such Owner Designee, and (iv) must, in the good faith judgment of Heckmann’s Nominating and Governance Committee, satisfy the requirements of Heckmann’s organizational documents and code of business conduct and ethics included in the corporate governance section of Heckmann’s website applicable to all non-employee directors. In addition, any Owner Designee must abide by the provisions of all codes and policies of Heckmann applicable to non-employee directors, including Heckmann’s insider trading policy, policies requiring the pre-clearance of all securities trading activity by or on behalf of such Owner Designee and Heckmann’s code of business conduct and ethics, as applicable to such Owner Designee.

During the period in which Owner has such designation rights, any Owner Designee serving as a director shall be entitled to the same rights, privileges and compensation as all other non-employee directors, including any rights with respect to indemnification arrangements, directors and officers insurance coverage and other similar protections and expense reimbursement; provided, however, if an Owner Designee is an employee of Heckmann, then such Owner Designee shall not receive the director compensation (including fees and any non-cash equity or other consideration) payable to non-employee directors generally.

For as long as Owner has the right to designate the Owner Designees in accordance with the provisions of the Stockholder’s Agreement, Heckmann must use reasonable efforts, at each annual general meeting of stockholders of Heckmann, to procure the election or re-election of the applicable Owner Designee to the Board of Directors, for a term expiring at the next annual general meeting of stockholders at which members of the class of directors to which the Owner Designee belongs are to be elected or re-elected, or until such Owner Designee’s successor is elected and qualified, or at such earlier time, if any, as such Owner Designee may resign, retire, die or be removed as a director. If an Owner Designee has resigned, retired, died or been removed from office, Owner has the right to designate a replacement Owner Designee.

Once an Owner Designee is not elected or re-elected, as the case may be, as a director by the requisite vote of Heckmann’s stockholders, Heckmann will not be obligated to procure the election or re-election of such Owner Designee pursuant to the terms of the Stockholder’s Agreement and Owner will have the right to designate a replacement Owner Designee.

The Stockholder’s Agreement provides that Owner must, and must cause his representatives and controlled affiliates to, refrain from using material non-public information obtained by any Owner Designee at any meetings of the Board of Directors or any committee thereof in a manner prohibited by applicable law, including trading Heckmann’s securities while in possession of such material non-public information to the extent such trading would violate applicable law.

Standstill Restrictions

Under the terms of the Stockholder’s Agreement, Owner will be subject to customary standstill restrictions until the earlier of two years following closing of the merger and the date the Owner’s employment as the Chief Executive Officer is terminated without “Cause” or for “Good Reason” (each as a defined in the Owner Employment Agreement). The standstill restrictions will generally prevent Owner from (i) acquiring any additional new Heckmann voting securities and (ii) taking a number of actions that might result in Owner exerting influence or control over Heckmann, including but not limited to the following:

•

acquiring or agreeing to acquire beneficial ownership of any voting securities in addition to the shares issued in connection with the merger other than as a result of (i) reverse share splits or other actions of Heckmann that causes Owner and his affiliates to beneficially own any excess amount, (ii) shares purchased in the ordinary course of business as a result of the acquisition of any portfolio company or other investment entity that owns any such shares at the time of such acquisition, if such additional shares represent 5% or less of the then-outstanding voting securities or if such ownership is approved by Heckmann’s Board of Directors or (iii) investment as a passive investor in a mutual fund or other investment fund that owns Heckmann voting securities;

•

acquiring or agreeing to acquire beneficial ownership of any other securities issued by Heckmann other than shares or other securities purchased in the ordinary course of business as a result of the acquisition of any portfolio company or other investment entity that owns any such securities at the time of such acquisition, if such additional shares represent 5% or less of the then-outstanding securities of such type of security or if such purchase is approved by Heckmann’s Board of Directors;

•	proposing, offering or participating in any effort to acquire Heckmann or any of its subsidiaries or any of their assets or operations;

•	inducing or attempting to induce any third party to participate in any effort to acquire beneficial ownership of Heckmann’s voting securities;

•

proposing, offering or participating in any hostile tender offer, exchange offer, merger, acquisition, share exchange or other business combination or change of control transaction involving Heckmann or any of its subsidiaries, or any recapitalization, restructuring, liquidation, disposition, dissolution or other extraordinary transaction involving Heckmann, any of its subsidiaries or any material portion of their businesses;

•

seeking to call, requesting the call of, or calling a special meeting of the stockholders of Heckmann, or making or seeking to make a stockholder proposal, or requesting a list of Heckmann’s stockholders, or seeking election to the Board of Directors or seeking to place a representative on the Board of Directors other than as specified in the Stockholder’s Agreement, or seeking removal of any director from the Board of Directors, or otherwise seeking to control or influence the governance or policies of Heckmann (other than in his role as a director or officer of Heckmann);

•

soliciting proxies, designations or written consents of stockholders, or conducting any referendum to vote the securities with respect to any matter, or becoming a participant in any contested solicitation for the election of Heckmann’s directors, other than in support of the voting obligations of Owner pursuant to the Stockholder’s Agreement;

•

forming or participating in a partnership, limited partnership, syndicate or other group within the meaning of Section 13(d)(3) of the Exchange Act, or deposit any voting securities in a voting trust or similar arrangement; or

•	publicly disclosing or causing the public disclosure of any proposal to obtain any waiver, consent or amendment of any of the provisions of the Stockholder’s Agreement.

Voting

For a period of two years from the date of the Stockholder’s Agreement, and thereafter for so long as Owner beneficially owns voting securities representing at least 5% of the voting securities outstanding at such time and is our Chief Executive Officer, Owner must vote all voting securities owned by him in accordance with the recommendation of the Heckmann Board of Directors with respect to any business or proposal on which stockholders of Heckmann’s are entitled to vote.

Transfer Restrictions

For a period of two years from the date of the Stockholder’s Agreement, Owner shall not transfer any shares of Heckmann received in connection with the merger without the prior written consent of Heckmann, except that Owner shall be permitted to transfer up to 2% of such shares beginning on the 12-month anniversary of the closing date of the merger pursuant to a Rule 10b5-1 Plan.

Thereafter, Owner may transfer shares without Heckmann’s consent, provided that (i) if the transfer of Heckmann shares is pursuant to a registration statement, the registration statement must comply with the Stockholder’s Agreement, (ii) if the transfer is effected pursuant to (A) a registration statement or a privately-negotiated transaction not subject to the registration requirements of the Securities Act in each case in which Owner negotiates the terms of such transfer directly with the third party purchaser of such shares or (B) in accordance with Rule 144 under the Securities Act but not pursuant to the manner of sale provisions specified in Rule 144(f), in each case the Stockholders shall not knowingly transfer shares:

•	to certain competitors of Heckmann, or

•

to persons that have engaged in a proxy contest or have filed a Schedule 13D with respect to any issuer that disclosed certain plans or proposals that were not authorized or approved by the board of directors of such issuer or were not entered into pursuant to an agreement with such issuer, in either case, during the 2-year period immediately preceding the date of such transfer.

The restrictions set forth in the foregoing two bullet points will terminate at such time as Owner beneficially own less than 10% of the voting securities of Heckmann.

Notwithstanding the transfer restrictions above, during the two-year lock-up period and anytime thereafter, Owner may transfer his shares of Heckmann stock:

•	to certain affiliates and permitted transferees of Owner;

•	to Heckmann or any of its subsidiaries;

•

pursuant to any recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction involving Heckmann that is approved or recommended by Heckmann’s Board of Directors or approved by the stockholders of Heckmann; or

•	pursuant to any tender, exchange or other similar offer for any voting securities in the manner set forth in the Stockholder’s Agreement.

Any transfer of Heckmann’s shares by Owner in violation of the terms and conditions of the Stockholder’s Agreement will be null and void, regardless of whether the transferee had knowledge of the transfer restrictions.

Registration Rights

Demand Registration

Subject to certain limitations, Owner shall have the right to request a maximum of four demand registrations or S-3 registrations (as discussed under “— S-3 Shelf Registration” below). Upon receipt of such demand, Heckmann will use reasonable efforts to prepare and file a registration statement on an applicable form including the number of shares of Heckmann common stock listed in Owner’s demand no later than 90 days following the date of the demand and to cause the registration statement to be declared effective by the SEC as soon as practical thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

Heckmann may include shares other than Owner’s shares in a demand registration for any accounts (including for the account of Heckmann), and if such demand registration is an underwritten offering, such shares may be included only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested demand registration advise Heckmann and Owner that in their opinion the number of shares proposed to be included in the demand registration exceeds the number of shares which can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of the shares proposed to be sold in such underwritten offering), Heckmann shall include in such demand registration (i) first, the number of shares that Owner proposes to sell, and (ii) second, the number of shares proposed to be included therein by any other persons (including Heckmann) allocated among such persons in such manner as Heckmann may determine.

If Heckmann shall withdraw any demand registration less than 60 days after the demand registration shall have become effective and before all of Owner’s shares covered by such demand registration have been sold pursuant thereto, Owner shall be entitled to a replacement demand registration.

Piggyback Registration

Subject to certain limitations, whenever Heckmann proposes to register shares under the Securities Act, whether for its own account or for the account of one or more holders of shares (other than Owner), Owner shall have the right to have his shares included in such registration statement. Heckmann shall have no obligation to proceed with any piggyback registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the managing underwriters of such an offering advise Heckmann and Owner (if Owner has elected to include shares in such piggyback registration) that in their opinion the number of Owner’s shares and other securities proposed to be included in such offering exceeds the number of Owner’s shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of Owner’s shares proposed to be sold in such offering), Heckmann shall include in such registration and offering (i) first, the number of shares, if any, that Heckmann proposes to sell (if a primary offering) or the number of shares requested to be included therein by the holder(s) requesting such registration (if a secondary offering), (ii) second, the number of shares requested to be included therein by holders of shares of other securities, including Owner (if Owner has elected to include his shares in such piggyback registration), pro rata among all such holders on the basis of the number of shares requested to be included therein by all such holders or as such holders and Heckmann may otherwise agree (with allocations among different classes of shares, if more than one are involved, to be determined by Heckmann) and (iii) third, with respect to a secondary offering, the number of shares that the Company proposes to sell.

S-3 Shelf Registration

Subject to certain limitations, at any time when Heckmann is eligible to use Form S-3 and if Owner has not previously requested a number of demand registration or S-3 shelf registrations which has resulted in a total of four effective demand registration statements and/or S-3 shelf registration statements, Owner shall be entitled to request that Heckmann file a registration statement on Form S-3 (or an amendment or supplement to an existing registration statement on Form S-3) for a public offering of all or such portion of the shares designated by Owner pursuant to Rule 415 promulgated under the Securities Act or otherwise. A request for an S-3 shelf registration may not be made at any time when Heckmann is diligently pursuing a primary or secondary underwritten offering pursuant to a registration statement. Heckmann shall use reasonable efforts (i) to file a registration statement (or any amendment or supplement thereto) covering the number of shares specified in Owner’s request within ten business days (in the case of a registration statement that is automatically effective upon filing if Heckmann is eligible to make such a filing under the Securities Act) or 45 days (in the case of all other registration statements) after Owner’s written request therefor and (ii) if necessary, to cause such S-3 shelf registration statement to become effective as soon as practical thereafter. If permitted under the Securities Act, such registration statement shall be one that is automatically effective upon filing. Heckmann shall use reasonable efforts to keep any S-3 shelf registration statement effective for a period of three years after the effective date of such registration statement.

Owner shall be entitled, at any time and from time to time when an S-3 shelf registration statement is effective to sell such shares as are then registered pursuant to such registration statement, but only upon not less than ten business days’ prior written notice to Heckmann (if such takedown is to be underwritten).

Rule 10b5-1 Plan S-3 Shelf Registration

Without limiting any of Owner’s rights to request registrations of the shares as described above, promptly following the closing of the merger, Heckmann shall file and use reasonable efforts to cause the effectiveness of a shelf registration statement on Form S-3 covering the resale of the shares subject to any Rule 10b5-1 Plans pursuant to which shares are permitted under the Stockholder’s Agreement to be sold by Owner during the transfer restriction period. In the event that Owner enters into any additional Rule 10b5-1 Plan as permitted under the Stockholder’s Agreement, Heckmann shall file and use reasonable efforts to cause the effectiveness of an additional shelf registration statement on Form S-3 covering the resale of the shares subject to such additional Rule 10b5-1 Plan. Heckmann shall maintain the effectiveness of such shelf registration statement until the earlier of (i) the date all of the shares covered by such Rule 10b5-1 Plan have been sold and (ii) three years after the initial effective date of such shelf registration statement.

Suspension of Registration

Under the Stockholder’s Agreement, Heckmann is entitled to suspend the filing or effectiveness of a registration statement or delay an offering thereunder, if Heckmann determines (x) that proceeding with such an offering would require it to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in Heckmann’s best interests, or (y) that the registration or offering to be delayed would, if not delayed, materially adversely affect Heckmann and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. If Heckmann delays or withdraws a registration requested by Owner, Owner shall be entitled to withdraw such request and, if it does so, such request shall not count against the limitation on the number of such registrations. Heckmann shall provide prompt written notice to Owner of the commencement and termination of any suspension (and any withdrawal of a registration statement in connection therewith).

Owner shall keep the existence of any such suspension confidential and refrain from making offers and sales of shares during such suspension. In no event (i) may Heckmann deliver notice of a suspension to Owner more than three times in any calendar year and (ii) shall a suspension or suspensions be in effect for an aggregate of 180 days or more in any calendar year.

Termination of Registration Obligations

Heckmann’s registration obligations under the Stockholder’s Agreement, including to register Owner’s shares, maintain the effectiveness of registration statements or permit a shelf take-down shall terminate on the earliest of (a) the date that all shares owned by Owner may be freely sold without registration and (b) the date that is four (4) months after the first date on which Owner owns less than 5% of the then-outstanding voting shares of Heckmann.

Expenses

Heckmann has agreed to pay all registration expenses incident to its performance of or compliance with the Stockholder’s Agreement, including all registration and filing fees and fees and expenses of compliance with securities or blue sky laws, but not including any underwriting discounts or commissions attributable to the sale of Owner’s shares or fees and expenses of counsel and any other advisor representing Owner or any underwriters or other distributors.

Indemnification

The Stockholders Agreement contains indemnification provisions whereby Heckmann has agreed to indemnify and hold harmless Owner from claims, actions or proceedings arising out of or based upon an untrue statement or omission of a material fact in any offering or sale of shares, unless the claim arises out of or is based upon an untrue statement or omission made by Heckmann in reliance upon and in conformity with information furnished in writing by Owner expressly for use in such offering or sale of shares, for which Owner has agreed to indemnify Heckmann.

Termination

The Stockholder’s Agreement will terminate upon the earlier of (a) the later of (i) the seventh (7th) anniversary of the closing of the merger and (ii) the date that is three (3) years after the first date on which Owner ceases to own at least 5% of the voting shares of Heckmann then outstanding; and (b) a change of control with respect to Heckmann in which all voting shares of Heckmann are exchanged for cash consideration. If Heckmann consolidates or merges and is not the surviving corporation and the shares are converted or exchanged for non-cash consideration, the Stockholder’s Agreement requires that provisions be made for the successors and assigns of Heckmann to honor the registration rights provisions of the Stockholder’s Agreement while all other provisions of the Stockholder’s Agreement will terminate upon such change of control.

Amendment

The Stockholders Agreement may not be amended except by a written instrument signed by Heckmann and Owner.

* * *

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ISSUANCE OF HECKMANN CORPORATION COMMON STOCK AND RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1.

PROPOSAL NO. 2

APPROVAL OF POSSIBLE REVERSE STOCK SPLIT

On September 8, 2012, our Board of Directors adopted resolutions (1) declaring that an amendment to our Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment and the Second Certificate of Amendment (the “Amended and Restated Certificate of Incorporation”), to effect the Reverse Stock Split, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our common stock.

The form of the proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Annex G. If approved by our stockholders, the Reverse Stock Split would permit (but not require) our Board of Directors to effect a reverse stock split at a reverse split ratio within the range of 1-for-2 to 1-for-10, as and when determined by our Board of Directors in its sole discretion any time prior to December 31, 2013. We believe that leaving the ratio to the discretion of our Board of Directors, provided that it is within this range, will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in our best interests nor the best interests of our stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, from two to ten shares of our existing common stock, as determined by our Board of Directors, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse split ratio determined by our Board of Directors. The amendment to our Amended and Restated Certificate of Incorporation that is filed to effect the Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board of Directors to be in the best interests of stockholders and all of the other proposed amendments at different ratios will be abandoned.

If the Reverse Stock Split is effected, we will also proportionately reduce the number of authorized shares of our common stock as described below in “—Authorized Shares.” Accordingly, we are also proposing to adopt amendments to our Amended and Restated Certificate of Incorporation to reduce the total number of authorized shares of common stock, depending on the reverse split ratio determined by our Board of Directors. The amendment to our Amended and Restated Certificate of Incorporation that is filed, if any, will include only the total number of authorized shares of common stock determined by our Board of Directors to be in the best interests of stockholders and all of the other proposed amendments for different numbers of authorized shares will be abandoned. If our Board of Directors abandons the Reverse Stock Split, it will also abandon the related reduction in the number of authorized shares.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”). The exact timing of the filing of the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to us and to our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the Effective Time, our Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on December 31, 2013, our Board of Directors will abandon the Reverse Stock Split.

To avoid the existence of fractional shares of our common stock, stockholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions, other expenses and applicable withholding taxes) attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.

Although our Board of Directors will have the authority to effectuate the Reverse Stock Split at any time in its discretion prior to December 31, 2013, it will not effectuate the Reverse Stock Split prior to the closing of the merger unless Owner consents to reduce the stock portion of the merger consideration at the reverse split ratio applicable to such Reverse Stock Split.

Background and Reasons for the Reverse Stock Split

Our Board of Directors is submitting the Reverse Stock Split to stockholders for approval with the primary intent of increasing the price of our common stock to make our common stock more attractive to a broader range of institutional and other investors. In addition to increasing the price of our common stock, the Reverse Stock Split would also reduce certain of our costs, such as proxy solicitation fees. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.

We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In addition to increasing the price of our common stock, we believe that a Reverse Stock Split will provide us and our stockholders with other benefits. Currently, the fees that we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Shares of common stock issued and outstanding at the Effective Time will be affected by the Reverse Stock Split. The number of shares of common stock issued and outstanding as of August 1, 2012, is approximately 151.7 million and, together with the shares to be issued assuming that the Stock Issuance Proposal is approved and the merger consummated, is approximately 246.7 million. Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, from two to ten shares of existing common stock, as determined by our Board of Directors, will be combined into one new share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by our Board of Directors. The table below shows the number of issued and outstanding shares of common stock that would have resulted from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares), assuming that (i) the Stock Issuance Proposal is approved and the merger is consummated and (ii) the Stock Issuance Proposal is not approved and the merger is not consummated, in each case as if the Effective Time was August 1, 2012:

Reverse Split Ratio	Stock Issuance Proposal is approved and stock portion of the merger consideration is issued	Stock Issuance Proposal is not approved and stock portion of the merger consideration is not issued
1-for-2	123,353,059	75,853,059
1-for-3	82,235,372	50,568,706
1-for-4	61,676,529	37,926,529
1-for-5	49,341,223	30,341,223
1-for-6	41,117,686	25,284,352
1-for-7	35,243,731	21,672,302
1-for-8	30,838,265	18,963,264
1-for-9	27,411,791	16,856,235
1-for-10	24,670,612	15,170,611

The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board of Directors.

If approved and effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our common stock. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in our company, except that as described below in “—Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-Reverse Stock Split holders of our common stock to the extent there are currently stockholders who would otherwise receive less than one share of common stock after the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Although our Board of Directors will have the authority to effectuate the Reverse Stock Split at any time in its discretion prior to December 31, 2013, it will not effectuate the Reverse Stock Split prior to the closing of the merger unless Owner consents to reduce the stock portion of the merger consideration at the reverse split ratio applicable to such Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time of the Reverse Stock Split, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with our transfer agent, they will be sent a transmittal letter by the transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s). If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “—Fractional Shares.”

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by our Board of Directors will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares from our transfer agent. Our transfer agent will aggregate all fractional shares following the Reverse Stock Split and sell them into the market. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sale. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.

If a stockholder who holds shares in certificated form is entitled to a payment in lieu of any fractional share interest, the stockholder will receive a check as soon as practicable after the Effective Time and after the stockholder has submitted an executed transmittal letter and surrendered all Old Certificates, as described above in “—Holders of Certificated Shares of Common Stock.” If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee, those stockholders should contact their bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by their bank, broker, custodian or other nominee. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

Authorized Shares

If and when our Board of Directors elects to effect the Reverse Stock Split, we will also reduce the number of authorized shares of common stock in proportion to the reverse split ratio. The reduction in the number of authorized shares would be effected by the filing of the certificate of amendment to our Amended and Restated Certificate of Incorporation, as discussed above. The table below shows the number to which authorized shares of common stock will be reduced resulting from the listed hypothetical reverse split ratios indicated below:

Reverse Split Ratio	Number of authorized shares of common stock following the Reverse Stock Split
1-for-2	250,000,000
1-for-3	166,666,667
1-for-4	125,000,000
1-for-5	100,000,000
1-for-6	83,333,333
1-for-7	71,428,571
1-for-8	62,500,000
1-for-9	55,555,556
1-for-10	50,000,000

The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse split ratio that is ultimately determined by our Board of Directors and whether the Stock Issuance Proposal is approved and the merger consummated.

As a result of the reduction in authorized shares of common stock, the same proportion of authorized but unissued shares to shares authorized and issued (or reserved for issuance) would be maintained if our Board of Directors elects to effect the Reverse Stock Split. The table below shows the total number of authorized but unissued shares of common stock that is expected to result from the capital reduction resulting from the listed hypothetical reverse split ratios (without giving effect to the treatment of fractional shares), assuming approval of the Stock Issuance Proposal:

Reverse Split Ratio	Approximate number of authorized but unissued shares of common stock following the Reverse Stock Split
1-for-2	119,492,660
1-for-3	79,661,773
1-for-4	59,746,330
1-for-5	47,797,064
1-for-6	39,830,887
1-for-7	34,140,760
1-for-8	29,873,165
1-for-9	26,553,924
1-for-10	23,898,532

The actual number of authorized but unissued shares of common stock after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse split ratio that is ultimately determined by our Board of Directors and whether the Stock Issuance Proposal is approved. If the Reverse Stock Split is abandoned by our Board of Directors, we will also abandon the reduction in the number of authorized shares.

Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse split ratio determined by our Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock that remain outstanding. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards and the shares of restricted stock will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse split ratio determined by our Board of Directors.

Accounting Matters

The proposed amendments to our Amended and Restated Certificate of Incorporation will not affect the par value of our common stock per share, which will remain at $0.001. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a U.S. holder). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of September 15, 2012. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

Each stockholder should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (the “IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.

Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under Delaware law and our Amended and Restated Certificate of Incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Vote Required and Recommendation

Under Delaware law and our Amended and Restated Certificate of Incorporation, the vote of holders of a majority of the shares of common stock outstanding as of October 8, 2012, is required to approve the Reverse Stock Split.

Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Reverse Stock Split. Accordingly, beneficial owners of our shares should instruct their brokers or nominees how to vote.

Our Board of Directors has unanimously determined that the Reverse Stock Split is in the best interests of Heckmann and our stockholders and has unanimously approved and recommends that you vote “FOR” approval of the Reverse Stock Split.

*            *             *

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ISSUANCE OF HECKMANN CORPORATION COMMON STOCK AND RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2

PROPOSAL NO. 3

APPROVAL OF POSSIBLE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

You may be asked to vote to approve a proposal to adjourn or postpone the special meeting for a period of not more than 30 days, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve Proposal No. 1 or Proposal No. 2. We currently do not intend to propose adjournment or postponement of the special meeting of stockholders if there are sufficient votes to approve Proposal No. 1 or Proposal No.  2.

Vote Required

The affirmative vote of the holders of a majority of the shares of Heckmann common stock present in person or represented by proxy at the special meeting, whether or not a quorum is present, is required to approve the adjournment or postponement of the special meeting of stockholders. Abstentions will have the same effect as a vote “AGAINST” this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the special meeting. Broker non-votes will not affect the outcome of the vote on this proposal.

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THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1 OR PROPOSAL NO. 2.

POWER FUELS BUSINESS DESCRIPTION

Company Overview

Badlands Energy, LLC, doing business as Power Fuels, is a holding company that, through its wholly-owned subsidiaries Landtech Enterprises, L.L.C., Badlands Power Fuels, LLC and Badlands Leasing, LLC, is an environmental services company providing water delivery and disposal, fluids transportation and handling, water sales and related equipment rental services for shale, or “unconventional,” oil and gas exploration and production businesses. Operating under the names “Power Fuels,” “Badlands Power Fuels” and “Landtech,” Power Fuels offers its customers environmental services throughout the lifecycle of their oil and gas wells.

Power Fuels operates across the Bakken Shale area in North Dakota and eastern Montana through a network of seven district offices. Power Fuels provides its products and services utilizing a scaled asset base, which currently includes 19 saltwater disposal wells and approximately 400 trucks used for water and fluids transportation, 2,800 frac tanks, 1,700 upright and other tanks, and various other types of rental equipment. Power Fuels invests heavily in Health, Safety and Environmental (“HS&E”) programs, which it believes has given it a strong HS&E culture and strong brand equity across its customer and employee bases and the communities in which the company operates.

Mr. Johnsrud acquired Landtech Enterprises, LLC in 2004 and Badlands Power Fuels, LLC in 2005. Power Fuels’ sales have increased from approximately $34 million for the fiscal year ended December 31, 2007 to approximately $364 million, on a pro forma basis, for the twelve month period ended June 30, 2012, representing a 70% compound annual growth rate during the period.

Business Lines

Power Fuels’ operations are broadly divided into two primary business lines: Fluid Management Services, which includes the transportation, handling, and disposal of water and other fluids related to drilling, completion, and production activities, as well as water product sales; and Equipment Rental Services, which includes the transportation and leasing of equipment to customers for use in their unconventional shale oil exploration and production and related activities.

Fluid Management Services

Power Fuels sources and delivers fresh water to well sites to support drilling and completion operations. Fluid Management Services represent Power Fuels’ largest business line, providing approximately 70% of Power Fuels’ revenue for the six months ended June 30, 2012. Demand for Power Fuels’ fluid management services is driven by the demand for large quantities of fresh water and related storage, transportation and disposal services necessary in order to drill and complete wells in the Bakken Shale area. With a fleet of approximately 400 company-owned trucks, Power Fuels believes it is the largest provider of fluid management services in the Bakken Shale area.

Power Fuels also transports and disposes of various water-based fluids from well sites that are used or produced during drilling, completion and production phases of crude oil wells through its 19 saltwater disposal wells. Not including exploration and production companies (some of whom maintain saltwater disposal wells for their own use), Power Fuels believes it is the largest saltwater disposal well operator in the Bakken Shale area. In addition, Power Fuels has access to fresh water access points throughout North Dakota and Montana.

Power Fuels believes it has a strong reputation for safety and quality that has made it a preferred provider of environmental services for its customers.

Equipment Rental Services

Power Fuels leases and transports equipment to its customers to be utilized primarily in their drilling and completion operations. Equipment Rental Services provided approximately 30% of Power Fuels’ revenue for the six months ended June 30, 2012. Company-owned equipment leased to customers consists of approximately 2,800 frac tanks, 1,700 upright and other tanks, and various other types of rental equipment. The Equipment Rental Services business line has experienced rapid growth over the past few years, which Power Fuels believes is due largely to the rapid growth of activities in the Bakken Shale area as well as Power Fuels’ competitive strengths including its commitment to HS&E and operational excellence.

Industry Overview

Advances in drilling technology and development of unconventional North American hydrocarbon resources – oil and gas shale fields – allow previously inaccessible or non-economical formations in the earth’s crust to be exploited by utilizing high water pressure methods (or the process known as hydraulic fracturing) containing proppant fluids (including sand grains or microscopic ceramic beads) to crack open new perforation depths and fissures to extract large quantities of natural gas, oil, and other hydrocarbon condensates. Complex water flows and other fluids, muds, semi-fluids and other similar materials represent the largest waste stream from these methods of hydrocarbon exploration and production. Power Fuels provides, and continues to develop, a more comprehensive suite of fluid management solutions and service offerings for the delivery of fresh water and the treatment and disposal of flowback and produced water flows generated by increasing exploration and production activities in these unconventional oil and gas shale fields.

Environmental solutions, including water and fluids management in a robust and regulatory compliant manner, are critical to the development of the unconventional oil and gas industry. Millions of gallons of fresh water are necessary for each horizontal unconventional oil and gas well. Power Fuels expects energy development companies to drill and frac thousands of wells in the Bakken Shale area to retrieve the trapped oil and other natural resources. The water must be delivered to the well site, by truck or pipeline, stored on site (generally in temporary ponds or frac tanks), and then delivered to the well head for hydraulic fracturing operations. The water is injected at extremely high pressures, breaking the shale formation and releasing the oil and/or natural gas. The water is then returned to the surface over time: approximately 15%–20% of the water is returned as flowback water generally within the first two to three weeks after the hydraulic fracturing has commenced, and the remaining water is generally returned to the surface as produced water over the life of the well. All of these fluids are then transported and recycled, re-used, treated or disposed of off-site.

Total water consumption by the energy sector is expected to grow by three to four times, increasing from approximately 4.3 billion gallons of water per day, or “BGD,” in 1995 to approximately 12 to 15 BGD by 2035, according to the Report to Congress on Energy and Water Interdependencies, 2006 (Journal of Energy Security). According to industry reports, energy development companies currently spend an estimated $50.0 billion annually transporting, recycling and/or disposing of these complex waters in their drilling, completion and production operations as well as to comply with local, state, provincial and federal environmental laws.

According to industry reports, there are more than 2,000 trillion cubic feet of recoverable natural gas and over one trillion barrels of recoverable oil in unconventional natural gas and oil fields in the United States. Based on this estimate there is substantial growth projected for shale oil and gas production. Large global energy development companies are currently operating in or entering the shale areas, including the Bakken Shale area, and Power Fuels believes that its fluid management and environmental services will be important to their effective, efficient and legally compliant treatment, transport, and disposal of flowback and produced water volumes at the surface.

Demand for Power Fuels’ services supporting well completion activities is a function of the willingness of its customers, upstream oil and natural gas exploration and production companies, to make operating and capital expenditures for the exploration, development and production of natural gas and oil. Oil and natural gas prices can be affected by various factors, including demand for and supply of oil and natural gas, demand for and costs of alternative fuels, overall economic activity levels and governmental policies and regulations. Generally, as the supply of oil and natural gas decreases and/or demand increases, driving up prices, demand for completion services will increase as oil and natural gas producers attempt to maximize the productivity of their wells. In a lower oil and natural gas price environment, demand for completion services generally is expected to decrease as oil and natural gas producers decrease their activity. However, transporting and disposing produced water from oil and gas wells continues to be required over the life of the well, and so those activities are not as impacted by current oil and gas prices as completion services.

The Bakken Shale Area

The Williston Basin covers most of western North Dakota, eastern Montana, northwest South Dakota and southern Saskatchewan, occupying roughly 300,000 square miles. The Bakken and Three Forks formations are the two primary reservoirs currently being exploited in the Williston Basin, with the Bakken formation occupying about 200,000 square miles of the subsurface of the Williston Basin in Montana, North Dakota and Saskatchewan, and the Three Forks formation lying directly below North Dakota’s portion of the Bakken formation, where oil-producing rock is located between layers of shale about two miles underground. Although it is actually one formation within the area, the Williston Basin is commonly referred to as the Bakken Shale area, and references in this proxy statement to the Bakken Shale area are intended as references to the Williston Basin generally.

Following several decades of natural gas production, production of crude oil in the Bakken Shale area began with near-simultaneous discoveries in Montana and North Dakota in 1951. In 1953, the Bakken formation was identified as a crude oil-bearing formation spread across much of the Bakken Shale area, although it was initially deemed to be only marginally productive due to poor reservoir characteristics. From the 1980s to the mid-2000s, producers applied different techniques to economically extract crude oil from the Bakken formation. In 2007, the application of improved horizontal drilling combined with multi-stage hydraulic fracturing proved to be highly successful in extracting economic quantities of crude oil from the Bakken formation in North Dakota, and, soon after, from the underlying Three Forks formation.

In 2008, prompted by the greatly improved recovery techniques then being applied, the United States Geological Survey released an updated study of the Bakken crude oil resource, in which it characterized the Bakken formation as the largest “continuous” crude oil accumulation it had ever assessed in the continental United States, with 3.65 billion barrels of technically recoverable reserves and, according to the North Dakota Geological Survey report issued April 2008, approximately 150 billion barrels of original crude oil in place. According to the EIA’s June 2012 Annual Energy Outlook, as of January 1, 2010, the Bakken Shale area had more than 5.37 billion barrels of technically recoverable oil reserves.

The Bakken Shale area is now one of the most actively drilled unconventional resource plays in North America. According to the North Dakota Department of Mineral Resources, North Dakota Bakken daily crude oil production has increased more than 5,000% from 2007, when the use of improved drilling and hydraulic fracturing techniques began to July 2012. During this time, production growth in North Dakota has accounted for more than 50% of the total increase in United States crude oil production, leading a recovery in onshore production following a 25-year period of nearly continuous decline. North Dakota daily crude oil production has reached over 600,000 barrels per day, and within the past few years North Dakota has overtaken the daily crude oil production of several states with historically strong crude oil production (such as Alaska, California, Louisiana and Oklahoma) and currently ranks second among U.S. states in daily average crude oil production.

This development of crude oil reservoirs in the Bakken Shale area drives the need for the environmental services that Power Fuels provides.

Business Strategies

Power Fuels’ services and geographic focus reflect its strategy to meet the needs of upstream exploration and production companies targeting the unconventional hydrocarbon reserves, commonly referred to as unconventional resource plays, in the Bakken Shale area, which has emerged as a leading unconventional oil resource play. The key elements of Power Fuels’ business strategies include the following:

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Expand Power Fuels’ environmental products and services offering. Power Fuels intends to continue to build out its products and services offerings to its existing and new customers. Power Fuels provides primarily fluid transportation, disposal and equipment rental services to its upstream customers in the Bakken Shale area. Power Fuels plans to expand its products and services offerings to include treatment, recycling, reprocessing and other environmental services that are critical to upstream oil and natural gas operators in the Bakken Shale area and other major United States shale areas. Power Fuels believes that its focus on customer service, successful track record and attention to HS&E will make its offering a complete suite of environmental services and products attractive to its existing and new customers.

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Maintain Power Fuels’ leading market position in fluid management services in the Bakken Shale area. Power Fuels has experienced significant growth in sales and profit since Mr. Johnsrud acquired the business operations in 2005 and believes that it is now the largest independent provider of fluid management services in the Bakken Shale area, with a fleet of approximately 400 fluid management trucks, ownership of 19 saltwater disposal wells and access to fresh water access points. All of this growth was organic, and Power Fuels believes it has created strong brand recognition in the Bakken Shale area and become the vendor of choice for many of the largest unconventional oil and gas exploration and production operations in the Bakken Shale area for fluids management and equipment rental services. Power Fuels intends to leverage the scale and strategic location of its operations to maintain its organic growth in the Bakken Shale area, while also evaluating opportunistic acquisitions of other companies and assets in the area.

•

Diversification through broader service offerings, geographic regions and customer mix. To mitigate the impact of volatile industry cycles on revenue and profitability, Power Fuels will continue to broaden its service offerings, geographical coverage and customer base. Power Fuels today primarily focuses on water transportation and equipment leasing services in the Bakken Shale area, which is an oil-rich basin. Power Fuels’ strategy is to expand into other water-related and environmental service offerings, including treatment, recycling and reprocessing, in multiple basins, which will allow it to diversify its suite of environmental services and broaden its customer base.

•

Continually strengthen and improve Power Fuels’ Health, Safety and Environmental capabilities. Power Fuels has maintained an intense focus on safe operations, and the scale and scope of its HS&E resources and programs have expanded with the growth in oil and natural gas production in the Bakken Shale area. The development of unconventional resource plays, such as those in the Bakken Shale area, has created significantly more complex HS&E issues for oilfield services companies. Power Fuels’ HS&E organization and capabilities, which are continually subject to review and improvement, are critical to maintaining its safety performance. Power Fuels dedicates significant management time and corporate resources to its HS&E programs. In addition to increasing the efficiency of its operations, Power Fuels believes its HS&E capabilities and track record are critical to its relationships with its larger customers, particularly major integrated oil companies who tend to place comparatively greater emphasis on HS&E-related attributes in selecting service vendors.

Competitive Strengths

Power Fuels believes that it is well-positioned to execute the key elements of its business strategy based on the following competitive strengths:

•	Leading provider of fluid management services in the Bakken Shale area. Power Fuels believes it is the leading provider of fluid management services in one of the largest and most productive unconventional crude oil resource plays in North America. With approximately 400 company-owned trucks, Power Fuels believes it has the largest fleet of fluid management trucks in the Bakken Shale area. Under Mr. Johnsrud’s leadership, Power Fuels has developed its strategic asset base, maintained its focus on safety and quality and expanded its relationships with major producers to establish a market position in fluid management services that it believes would be very difficult for existing or potential competitors to replicate.

•

Significant recurring revenue stream. Power Fuels provides fluid management solutions to its customers throughout the lifecycle of their oil wells. Power Fuels transports fresh water to the well site by truck, where its customers store it on-site to be used later during the hydraulic fracturing process. Due to the high pressures associated with hydraulic fracturing, approximately 15 to 20% of the water is returned as flowback water within the first few weeks after the hydraulic fracturing has commenced. In addition, over the life of the well (generally 20 years or more) the remainder of the water that is naturally occurring in the formation is returned to the surface in the form of produced water. All of the water flowing out of an oil or gas well must be treated, either on-site or off-site, re-used, recycled, or disposed off-site. By providing water to the well for hydraulic fracturing, and transporting flowback and produced water away from the well, Power Fuels can realize a recurring revenue stream lasting for the lifecycle of the wells it services.

•

Strong customer relationships with major integrated and independent producers. Power Fuels believes it is a preferred provider of fluid management services for most of the largest integrated and independent producers in the Bakken Shale area and that it has successfully offered needed fluid management and equipment rental services at high service levels with high safety standards. Power Fuels believes that the combination of the scale and scope of its operations and its reputation for safety and high quality service gives it a competitive advantage, as the larger producers in the Bakken Shale area typically have stringent operational safety requirements. Power Fuels believes that it is able to meet or surpass these requirements while at the same time providing services on the scale needed for the intensive drilling, completion and production activities conducted by these larger producers.

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Focus on safety. Major integrated oil company customers, as well as larger independent producers, have become increasingly stringent in evaluating the HS&E capabilities of service industry vendors. Power Fuels believes that the more stringent HS&E requirements associated with large-scale development of unconventional resource plays provides it with a competitive advantage given its robust and comprehensive training and HS&E programs, as well as its track record. Power Fuels also believes that it has a strong reputation for safety, which helps it to recruit and maintain high quality employees, which is becoming increasingly difficult in the Bakken Shale area’s tight labor markets.

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Experienced management. Mr. Johnsrud has been sole owner and the Chief Executive Officer of Power Fuels since he acquired the operating businesses in 2005. Mr. Johnsrud has over seven years of direct operational and leadership experience in the environmental services industry. Prior to acquiring Power Fuels, Mr. Johnsrud had an extensive background in the financial services sector leading up to a Managing Director position at Bank of America focused on providing capital solutions to companies. In addition, the five most senior members of Power Fuels’ management, other than Mr. Johnsrud, have over 80 years of combined experience in the oilfield services and logistics management sectors.

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Technology investments to improve operational efficiency and financial performance. Power Fuels has made or is in the process of making investments in technological solutions to support growth and provide an effective platform to continue to scale the business, including in-truck ticketing, GPS hardware and software to track truck movement and location, radio, billing, human resources management, inventory management, purchasing and financial reporting. Power Fuels expects that these investments, once fully deployed, will allow improve the efficiency of its operations, and further differentiate it from its competitors.

•	Access to critical infrastructure assets in the Bakken Shale area, including employee rental housing units. Power Fuels believes that its ownership of, or in some cases access to, certain critical infrastructure assets and resources in North Dakota and Montana, such as fresh water sources and saltwater disposal wells, gives it a strategic advantage over its competitors. In addition, through an entity he controls but which is not included in the merger, Mr. Johnsrud owns fixed-housing units in the Bakken Shale area and has made these housing units available for rent by employees of Power Fuels. The Bakken Shale area has experienced rapid growth over the past several years as a result of the increased drilling activity, which has outpaced the ability of the public and private sectors to develop infrastructure and services to support the influx of people into the region. As a result, there is a shortage of fixed housing in the region, making it difficult for energy services operators or other businesses to attract quality, long-term personnel. Although there is no formal arrangement anticipated, Power Fuels believes that following the merger its employees will continue to be able to rent fixed housing units from this separate entity.

Customers

Power Fuels’ customers include some of the largest integrated major oil companies, independent oil and natural gas exploration and production companies and energy marketing companies operating in its markets. For the year ended December 31, 2011, Power Fuels’ three largest customers accounted for approximately 24%, 22% and 7%, respectively, of its total revenues. Power Fuels does not have long term agreements with its customers. While Power Fuels believes it could replace one or more of these customers in the current market environment if it were to lose one or more of them, such a loss could have an adverse effect on its business until Power Fuels obtained replacement customers or sufficient additional business from its remaining customers.

Competition

Power Fuels competes against small regional companies, individual operators and larger national or international companies with environmental service offerings. Power Fuels’ largest competitors include MBI Energy Services, Inc., Tervita Corporation, Clean Harbors, Inc. and Basin Concrete, Inc. Competition is influenced by several factors, including price, efficiency, capacity, quality of assets, availability of services, reputation, safety record and experience.

Although the pricing of fluid management and equipment rental services is an important factor in awarding service contracts, Power Fuels believes that its relationships with some of its largest customers are based on Power Fuels’ experienced, skilled and well-trained workforce, a robust employee safety and training program, comprehensive coverage of environmental solutions services, and a fleet of trucking assets equipped with global positioning system hardware and software, which increase its efficiency.

Governmental Regulation

Power Fuels’ operations, like Heckmann’s, are subject to stringent federal, state and local laws and regulations regulating the discharge of materials into the environment or otherwise relating to health and safety or the protection of the environment. The laws and regulations, and the related risks that apply to Heckmann’s operations also apply to Power Fuels’ operations. These are described in Item 1. “Business — Governmental Regulation, including Environmental Regulation and Climate Change” in Heckmann’s Annual Report on Form 10-K filed with the SEC on March 8, 2012, and under “Risk Factors — Risks Related to Environmental and Other Governmental Regulation” included in Exhibit 99.3 to Heckmann’s Current Report on Form 8-K filed with the SEC on April 10, 2012, each of which is incorporated by reference in this proxy statement. Certain supplemental information related to these rules, relations and risks, and certain additional rules and regulations, applicable to Power Fuels’ operations are described below.

Water

In addition to the federal Safe Drinking Water Act, or the “SDWA” (described in Heckmann’s Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated by reference herein), Power Fuels’ operations, which involve the disposal of produced salt water by underground injection, are subject to analogous state and local laws and regulations including the Underground Injection Control, or “UIC,” program, which includes requirements for permitting, testing, monitoring, record keeping and reporting of injection well activities. Power Fuels operates saltwater disposal wells in North Dakota and Montana that are subject to state regulatory controls. Regulations require Power Fuels to obtain permits from the applicable regulatory agencies to operate each of its underground saltwater disposal wells. These regulatory agencies have the general authority to suspend or modify one or more of these permits if continued operation of one of Power Fuels’ underground injection wells is likely to result in pollution of freshwater, substantial violation of permit conditions or applicable rules, or leaks to the environment. Although Power Fuels monitors the injection process of its wells, any leakage from the subsurface portions of the injection wells could cause degradation of fresh groundwater resources, potentially resulting in cancellation of operations of a well, issuance of fines and penalties from governmental agencies, incurrence of expenditures for remediation of the affected resource and imposition of liability by third parties for property damages and personal injuries.

State Environmental Regulations

As described in Heckmann’s Annual Report on From 10-K for the year ended December 31, 2011, Power Fuels operations are, similarly, subject to various state environmental regulations. In North Dakota, Power Fuels is subject to the rules and regulations of the North Dakota Department of Health, the North Dakota Industrial Commission, Oil and Gas Division, and the North Dakota State Water Commission. In Montana, Power Fuels is subject to the rules and regulations of the Montana Department of Environmental Quality and the Montana Board of Oil and Gas.

Hydraulic Fracturing

Like Heckmann, Power Fuels does not directly engage in hydraulic fracturing activities; however, its customers perform hydraulic fracturing operations. The adoption of new federal and/or state laws or regulations imposing increased regulatory burdens could make it more difficult to complete crude oil and natural gas wells in shale formations, increase Power Fuels’ and its customers’ costs of compliance, and adversely affect the hydraulic fracturing services that Power Fuels renders for its customers.

Due at least in part to public concerns that have been raised regarding the potential impact of hydraulic fracturing on drinking water, the United States Environmental Protection Agency, or “EPA,” has commenced a comprehensive study, at the order of the U.S. Congress, of the potential environmental and health impacts of hydraulic fracturing activities. A final draft report is expected to be issued by EPA for public comment in 2014. On August 16, 2012, EPA published a final rule that established new air emission controls for crude oil and natural gas production and natural gas processing operations. Specifically, EPA’s final rule includes New Source Performance Standards, or “NSPS,” to address emissions of sulfur dioxide and volatile organic compounds, or “VOCs,” and a separate set of emission standards to address hazardous air pollutants associated with oil and natural gas production and processing activities. EPA’s final rule requires the reduction of VOC emissions from crude oil and natural gas production facilities by mandating the use of “green completions” for hydraulic fracturing, which requires the operator to recover rather than vent the gas and natural gas liquids that come to the surface during completion of the fracturing process. The final rule will be effective on October 15, 2012.

Legislation, including bills known collectively as the Fracturing Responsibility and Awareness of Chemicals Act, or FRAC Act, has been introduced before both houses of Congress in the last few sessions to remove the exemption of hydraulic fracturing under the SDWA and to require disclosure to a regulatory agency of chemicals used in the fracturing process and otherwise restrict hydraulic fracturing. To date, this legislation has not been passed by either house.

Various state, regional and local governments have implemented, or are considering, increased regulatory oversight of hydraulic fracturing through additional permit requirements, operational restrictions, disclosure requirements, and temporary or permanent bans on hydraulic fracturing in certain environmentally sensitive areas such as certain watersheds. The North Dakota Industrial Commission, Oil and Gas Division recently proposed regulations requiring owners, operators, and service companies to post the composition of the hydraulic fracturing fluid used during certain hydraulic fracturing stimulations on the FracFocus Chemical Disclosure Registry. The availability of information regarding the constituents of hydraulic fracturing fluids could potentially make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater. In addition, North Dakota recently proposed regulations prohibiting the discharge of fluids, wastes, and debris other than drill cuttings into open pits.

Facilities and Operating Assets

Power Fuels’ headquarters facility is located in Watford City, North Dakota and is owned by Power Fuels. The headquarters facility consists of a maintenance facility, administrative offices and yard space. The property covers approximately 100 acres and has 75,000 sq. ft. of shop buildings, 15 service bays and 15,000 sq. ft. of office space. Power Fuels also owns or leases various field offices and equipment yards in Beach, Dickinson, Minot, Stanley, Tioga and Williston, North Dakota, and in Sidney, Montana. In addition, Power Fuels owns 19 saltwater disposal wells. Power Fuels’ primary accounting and administrative office, located in Minot, North Dakota, is owned by Power Fuels. Power Fuels believes all properties that it currently occupies are suitable for their intended use and that its facilities are adequate to conduct its operations. However, Power Fuels continues to evaluate the purchase or lease of additional properties or the consolidation of its properties, as its business requires.

Employees

As of June 30, 2012, Power Fuels had more than 1,100 employees. In addition, as of June 30, 2012, Power Fuels contracted with approximately 30 independent contract truck drivers to supplement its trucking capacity on an as-needed basis. None of Power Fuels’ employees are under collective bargaining agreements. Power Fuels believes that it has strong relationships with its employees and independent contractors, and, as a result, it has experienced low levels of employee turnover.

Legal Proceedings

Power Fuels is subject to various suits and claims that have arisen in the ordinary course of business. Power Fuels does not believe that the disposition of any of its ordinary course litigation will result in a material adverse effect on its financial position, results of operations or cash flows.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Set forth below are related party transactions to which Power Fuels was, or is, a party and in which any related party of Power Fuels had, or will have, a direct or indirect material interest:

Beginning in 2011, Power Fuels began constructing fixed housing units to be offered to its employees for rental. In May 2012, these assets were transferred from Power Fuels to Badlands Development II, LLC, a then-newly formed entity (“Badlands Development”), which is 100% owned by Mark Johnsrud and will not be part of the merger of Power Fuels into Merger Sub, in exchange for interests in Badlands Development that were issued to Mr. Johnsrud. Thereafter, in connection with the recapitalization of Badlands Development, Badlands Development distributed a note (the “Note”) to Power Fuels. As of June 30, 2012, the outstanding principal balance on the Note was $34.7 million. The Note is expected to be repaid in full by Badlands Development at the time of the closing of the merger. Power Fuels also owns mobile housing units and mobile homes, which it makes available to its employees for rental or purchase. Power Fuels will transfer all of the mobile housing units and mobile homes that it owns to Badlands Development prior to the closing of the merger.

The housing units and mobile homes that Badlands Development owns and operates have been made available for rent or purchase to Power Fuels’ drivers and other personnel at market rates. Power Fuels withholds the amount of rent due each month from the pay checks of the drivers and other personnel who rent such housing units and pays such amounts directly to Badlands Development.

Badlands Leasing, LLC, a wholly-owned subsidiary of Power Fuels owns two aircraft, which are made available to Power Fuels’ executives primarily for business purposes.

Beginning in 2010, Power Fuels began purchasing water from Garden Valley Water Depot, which is a sole proprietorship owned by Mr. Johnsrud. During the year ended December 31, 2011, Power Fuels paid approximately $2.75 million for water purchased from Garden Valley Water Depot and during the six months ended June 30, 2012, Power Fuels paid approximately $1.24 million for water purchased from Garden Valley Water Depot.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF POWER FUELS

The following discussion of Power Fuels’ financial condition and results of operations should be read in conjunction with the “Summary Selected Historical Consolidated Financial Data of Power Fuels” and Power Fuels’ audited and unaudited historical consolidated financial statements and related notes included elsewhere in this proxy statement.

Company Overview and Recent Developments

Power Fuels, a holding company that owns 100% membership interests in Landtech Enterprises, L.L.C., Badlands Power Fuels, LLC, Badlands Leasing, LLC and Badlands Development, LLC, is a services-based business providing total water solutions for “unconventional” oil and gas exploration and production in the Bakken Shale area in North Dakota and eastern Montana under the names “Power Fuels,” “Badlands Power Fuels” and “Landtech.” The product offerings to Power Fuels’ oil and gas exploration and production customers include water delivery and disposal, trucking, fluids handling, water sales and equipment rental utilized in connection with unconventional shale oil exploration, production and related activities. Power Fuels’ strategy is to provide an integrated and efficient complete water solution to its customers through a full suite of services which the company has built and will continue to build through organic growth and capital investments.

Power Fuels provides services utilizing a scaled infrastructure and asset base, which currently includes 19 saltwater disposal wells and approximately 400 trucks used for water and fluids transportation, 2,800 frac tanks, 1,700 upright and other tanks, and various other types of rental equipment including pay loaders, lifts, pumps and lights. Power Fuels invests heavily in HS&E programs, resulting in what it believes to be a strong HS&E culture.

For the six months ended June 30, 2012, 70% of Power Fuels’ revenues were derived from transportation and handling of fluids, water sales, disposal sales and other miscellaneous revenue and 30% from leasing and transportation of rental equipment to its customers.

On June 1, 2012, Power Fuels elected to be taxed as a Subchapter “S” corporation for federal and state income tax purposes. Prior to this date, Power Fuels was classified as a single member limited liability company that was disregarded for federal and state income tax purposes. Under both of these tax structures, Power Fuels’ taxable income or loss is not reported at the entity level, but instead is reported on the shareholder or member’s individual income tax returns and taxed at the applicable individual income tax rates.

Power Fuels, Badlands Power Fuels, LLC and Landtech Enterprises, L.L.C. (the “Borrowers”) have a revolving credit line agreement with US Bank National Association, which was renewed effective as of August 27, 2012. The maximum credit available under the existing agreement is $50.0 million, with $10.0 million drawn as of July 31, 2012. The credit line is collateralized by substantially all of the Borrowers’ assets, and is guaranteed by Badlands Leasing, LLC and Badlands Development, LLC. The credit line matures on February 15, 2014.

The accompanying consolidated financial statements of Power Fuels have been prepared by management and include all normal reoccurring adjustments considered necessary by management to present a fair statement of the consolidated balance sheets, results of operations, and cash flows. The results reported in these financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.

Results of Operations for the Three Months Ended June 30, 2012 Compared to the Three Months Ended June 30, 2011

In millions	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
Revenue	$105.8	$64.1
Cost of Sales	15.8	7.3

Gross Profit	90.0	56.8
Operating Expenses	57.2	34.3

Income from Operations	32.8	22.5
Interest Expense / (Income)	2.3	1.1

Net Income	$30.5	$21.4

Revenue

Revenue for the three months ended June 30, 2012 increased $41.7 million, or 65.1%, to $105.8 million versus the same period in the prior year. The significant increase in revenue during the three months ended June 30, 2012 was driven through organic growth from a significant increase in capital expenditures for transportation and rental equipment.

Cost of Sales and Gross Profit

Cost of sales includes direct expenses related to leased driver revenue, water product sales, certain disposal revenue, and rental equipment maintenance and repairs expenses.

Cost of sales increased to $15.8 million (14.9% of revenue) for the three months ended June 30, 2012 from $7.3 million (11.4% of revenue) for the same period in 2011 reflecting the impact of increased volume activity.

Power Fuels’ gross profit was $90.0 million in the three months ended June 30, 2012, or 85.1% of total revenue, compared to $56.8 million, or 88.6% of revenue, during the three months ended June 30, 2011. The change in gross profit resulted from the items discussed in the preceding paragraphs.

Operating Expenses

Operating expenses include all expenses related to personnel, vehicles, property operations, administration, corporate housing, aircraft, depreciation, amortization and accretion.

Operating expenses for the three months ended June 30, 2012 increased to $57.2 million (54.1% of sales) from $34.3 million (53.5% of sales) for the three months ended June 30, 2011. The increase stems primarily from the increased volume of sales activity and increased depreciation from new asset additions.

Income from Operations

Power Fuels had operating income of $32.8 million (31.0% of sales) for the three months ended June 30, 2012 compared to $22.5 million (35.1% of sales) for the same period in 2011. The increased income from operations resulted from the items discussed in the preceding paragraphs.

Interest Income (Expense), net

During the three months ended June 30, 2012, Power Fuels recorded net interest expense of $2.3 million compared to $1.1 million for the three months ended June 30, 2011. The increase in interest expense during the period was primarily the result of new equipment financings.

Income Taxes

On June 1, 2012, Power Fuels elected to be taxed as a Subchapter “S” corporation that was disregarded for federal and state income tax purposes. Prior to this date, Power Fuels was classified as a single member limited liability company for federal and state income tax purposes. Under both of these tax structures, Power Fuels’ taxable income or loss is not reported at the entity level, but instead is reported on the shareholder or member’s individual income tax returns and is taxed at the applicable individual income tax rates.

Power Fuels was a single-member limited liability company that was disregarded for tax purposes in 2011, and therefore did not have any corporate income tax for the three months ended June 30, 2011.

Net Income

Net income for the three months ended June 30, 2012 was $30.5 million (28.8% of sales) compared to net income of $21.4 million (33.4% of sales) for the period in 2011, as a result of the items described in the preceding paragraphs.

Results of Operations for the Six Months Ended June 30, 2012 Compared to the Six Months Ended June 30, 2011

In millions	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Revenue	$204.7	$115.5
Cost of Sales	28.6	13.8

Gross Profit	176.1	101.7
Operating Expenses	108.7	64.1

Income from Operations	67.4	37.6
Interest Expense / (Income)	4.3	2.2

Net Income	$63.1	$35.4

Revenue

Revenue for the six months ended June 30, 2012 increased $89.2 million, or 77.2%, to $204.7 million versus the same period in the prior year. The significant increase in revenue during the six months ended June 30, 2012 was driven through organic growth from a significant increase in capital expenditures for transportation and rental equipment.

Cost of Sales and Gross Profit

Cost of sales includes direct expenses related to leased driver revenue, water product sales, certain disposal revenue and rental equipment maintenance and repairs expenses.

Cost of sales increased to $28.6 million (14.0% of revenue) for the six months ended June 30, 2012 from $13.8 million (11.9% of revenue) for the same period in 2011 reflecting the impact of increased volume activity.

Power Fuels’ gross profit was $176.1 million in the six months ended June 30, 2012, or 86.0% of total revenue, compared to $101.7 million, or 88.1% of revenue, during the six months ended June 30, 2011. The change in gross profit resulted from the items discussed in the preceding paragraphs.

Operating Expenses

Operating expenses include all expenses related to personnel, vehicles, property operations, administration, corporate housing, aircraft, depreciation, amortization and accretion.

Operating expenses for the six months ended June 30, 2012 increased to $108.7 million (53.1% of sales) from $64.1 million (55.5% of sales) for the six months ended June 30, 2011. The increase stems primarily from the increased volume of sales activity and increased depreciation from new asset additions.

Income from Operations

Power Fuels had operating income of $67.4 million (32.9% of sales) for the six months ended June 30, 2012 compared to $37.6 million (32.6% of sales) for the same period in 2011. The increased income from operations resulted from the items discussed in the preceding paragraphs.

Interest Income (Expense), net

During the six months ended June 30, 2012, Power Fuels recorded net interest expense of $4.3 million compared to $2.2 million for the six months ended June 30, 2011. The increase in interest expense during the period was primarily the result of new equipment financings.

Income Taxes

On June 1, 2012, Power Fuels elected to be taxed as a Subchapter “S” corporation that was disregarded for federal and state income tax purposes. Prior to this date, the company was classified as a single member limited liability company for federal and state income tax purposes. Under both of these tax structures, the company’s taxable income or loss is not reported at the entity level, but instead is reported on the shareholder or member’s individual income tax returns and is taxed at the applicable individual income tax rates.

Power Fuels was a single-member limited liability company that was disregarded for tax purposes in 2011, and therefore did not have any corporate income tax for the three months ended June 30, 2011.

Net Income

Net income from for the six months ended June 30, 2012 was $63.1 million (30.8% of sales) compared to net income of $35.4 million (30.6% of sales) for the period in 2011, as a result of the items described in the preceding paragraphs.

Results of Operations for the Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

In millions	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010
Revenue	$277.0	$151.7
Cost of Sales	33.9	21.7

Gross Profit	243.1	130.0
Operating Expenses	154.0	88.4

Income from Operations	89.1	41.6
Interest Expense / (Income)	5.2	3.4

Net Income	$83.9	$38.2

Revenue

Revenue for the year ended December 31, 2011 increased $125.3 million, or 82.6%, to $277.0 million versus the prior year. The significant increase in revenue during the year ended December 31, 2011 was driven through organic growth in all lines of business, including transportation, rental equipment and water and disposal revenue.

Cost of Sales and Gross Profit

Cost of sales includes direct expenses related to leased drivers, water product sales, certain disposal revenue and rental equipment maintenance and repairs expenses.

Cost of sales increased to $33.9 million (12.2% of revenue) for the year ended December 31, 2011 from $21.7 million (14.3% of revenue) for the year ended December 31, 2010, reflecting the impact of increased volume activity.

Power Fuels’ gross profit was $243.1 million for the year ended December 31, 2011, or 87.8% of total revenue, compared to $130.0 million, or 85.7% of revenue, during the year ended December 31, 2010. The change in gross profit resulted from the items discussed in the preceding paragraphs.

Operating Expenses

Operating expenses include all expenses related to personnel, vehicles, property operations, administration, corporate housing, aircraft, depreciation, amortization and accretion.

Operating expenses for the twelve months ended December 31, 2011 increased to $154.0 million (55.6% of sales) from $88.4 million (58.3% of sales) for the year ended December 31, 2010. The increase stems primarily from the increased volume of sales activity and increased depreciation from new asset additions. The reduction in operating expenses as a percent of sales is due primarily to increased operating efficiencies resulting from improved information systems, expanded footprint within the Bakken Shale area, and improved purchasing and parts management activities.

Income from Operations

Power Fuels had operating income of $89.1 million (32.2% of sales) for the year ended December 31, 2011 compared to $41.6 million (27.4% of sales) for the year ended December 31, 2010. The increased income from operations resulted from the items discussed in the preceding paragraphs.

Interest Income (Expense), net

During the year ended December 31, 2011, Power Fuels recorded net interest expense of $5.2 million compared to $3.4 million for the year ended December 31, 2010. The increase in interest expense was primarily the result of new equipment financings.

Income Taxes

Power Fuels was a single-member limited liability company that was disregarded for income tax purposes for both the year ended December 31, 2011 and the year ended December 31, 2010, and therefore did not have any corporate income tax.

Net Income

Net income from for the year ended December 31, 2011 was $83.9 million (30.3% of sales) compared to net income of $38.2 million (25.2% of sales) for the prior year, as a result of the items described in the preceding paragraphs.

Results of Operations for the Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

In millions	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2009
Revenue	$151.7	$75.5
Cost of Sales	21.7	11.2

Gross Profit	130.0	64.3
Operating Expenses	88.4	50.1

Income from Operations	41.6	14.2
Interest Expense / (Income)	3.4	2.8

Net Income	$38.2	$11.4

Revenue

Revenue for the year ended December 31, 2010 increased $76.2 million, or 100.9%, to $151.7 million compared to $75.5 million for the prior year. The significant increase in revenue during the year ended December 31, 2009 was driven through organic growth in all lines of business, including transportation, rental equipment, and water and disposal revenue.

Cost of Sales and Gross Profit

Cost of sales includes direct expenses related to leased drivers, water product sales, certain disposal revenue, and rental equipment maintenance and repairs expenses.

Cost of sales increased to $21.7 million (14.3% of revenue) for the year ended December 31, 2010 from $11.2 million (14.8% of revenue) for the year ended December 31, 2009 reflecting the impact of increased volume activity.

Power Fuels’ gross profit was $130.0 million in the year ended December 31, 2010, or 85.7% of total revenue, compared to $64.3 million, or 85.2% of revenue, during the year ended December 31, 2009. The change in gross profit resulted from the items discussed in the preceding paragraphs.

Operating Expenses

Operating expenses include all expenses related to personnel, vehicles, property operations, aircraft, corporate housing, administration, depreciation, amortization and accretion.

Operating expenses for the year ended December 31, 2010 increased to $88.4 million (58.3% of sales) from $50.1 million (66.4% of sales) for the year ended December 31, 2009. The increase stems primarily from the increased volume of sales activity and increased depreciation from new asset additions.

Income from Operations

Power Fuels had operating income of $41.6 million (27.4% of sales) for the year ended December 31, 2010 compared to $14.2 million (18.8% of sales) for the prior year. The increased income from operations resulted from the items discussed in the preceding paragraphs.

Interest Income (Expense), net

During the year ended December 31, 2010, Power Fuels recorded net interest expense of $3.4 million compared to $2.8 million for the year ended December 31, 2009. The increase in interest expense during the period was primarily the result of new equipment financings.

Income Taxes

Power Fuels was a single-member limited liability company that was disregarded for income tax purposes for both the year ended December 31, 2010 and the year December 31, 2009, and therefore did not have any corporate income tax.

Net Income

Net income from for the year ended December 31, 2010 was $38.2 million (25.2% of sales) compared to net income of $11.4 million (15.1% of sales) for the year ended December 31, 2009, as a result of the items described in the preceding paragraphs.

Liquidity and Capital Resources

Power Fuels, Badlands Power Fuels, LLC and Landtech Enterprises, L.L.C. (the “Borrowers”) have a revolving credit line agreement with US Bank National Association, which was renewed effective as of August 27, 2012. The maximum credit available under the existing agreement is $50.0 million, with $10.0 million drawn as of July 31, 2012. The credit line is collateralized by substantially all of the Borrowers’ assets, and is guaranteed by Badlands Leasing, LLC and Badlands Development, LLC. The credit line matures on February 15, 2014.

In addition to the revolving credit line, Power Fuels has multiple term debt and capital lease financings from various lenders collateralized by revenue-generating assets. The outstanding balance of these financings amounts to $168.5 million as of July 31, 2012.

Power Fuels believes that its cash resources, cash generated from operations, and available liquidity under its revolving credit line will be sufficient to support its working capital requirements and facilitate planned capital expenditures that company may undertake this year as well as service its debt obligations.

Cash Flows for the Six Months Ended June 30, 2012

Cash provided by operating activities was $67.5 million in the six-month period ended June 30, 2012, compared with $33.8 million of cash provided by operating activities in the same year ago period. The cash provided was attributable to cash flow from operations partially offset by increased working capital requirements, primarily accounts receivable.

Cash used in investing activities amounted to $62.1 million in the six-month period ended June 30, 2012, compared with $40.4 million in the same year ago period. The increase in cash used in investing activities results from increased capital expenditures, including an increase in capital expenditures related to the permanent housing construction discussed in preceding paragraphs.

Cash used in financing activities was $6.9 million in the six-month period ended June 30, 2012, compared with $10.6 million of cash provided by financing activities in the same period a year ago. The 2012 and 2011 activity was primarily related to debt borrowings and repayments.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF HECKMANN CORPORATION

The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Heckmann and Power Fuels after giving effect to the merger and adjustments described in the accompanying footnotes, and are intended to reflect the impact of the Power Fuels acquisition on Heckmann. The accompanying unaudited pro forma combined financial statements are based upon historical financial statements and have been developed from (i) the audited consolidated financial statements of Heckmann contained in its Annual Report on Form 10-K for the year ended December 31, 2011, and the unaudited consolidated financial statements of Heckmann contained in its Quarterly Report on Form 10-Q for the six months ended June 30, 2012, both of which are incorporated by reference herein, and (ii) the audited consolidated financial statements of Power Fuels for the year ended December 31, 2011, and the unaudited consolidated financial statements of Power Fuels for the six months ended June 30, 2012, both of which are contained in this Proxy. The unaudited pro forma combined financial statements are prepared with Heckmann treated as the acquiror for purposes of the presentation and as if the merger with Power Fuels had been consummated on June 30, 2012 for purposes of preparing the unaudited combined balance sheet as of June 30, 2012, and on January 1, 2011 for purposes of preparing the unaudited combined statements of operations for the twelve months ended December 31, 2011 and the six months ended June 30, 2012. The unaudited pro forma combined statement of operations for the year ended December 31, 2011, include the pro forma results of TFI, which was acquired by Heckmann on April 10, 2012, for that period, as reflected in the information contained in our Current Report on Form 8-K/A filed with the SEC on June 20, 2012 (the “6/20/12 Form 8-K/A”). In addition, for purposes of the unaudited combined statements of operations for the six months ended June 30, 2012, the pro forma results for the six months ended June 30, 2012 include the pro forma results of TFI for the three months ended March 31, 2012 as reflected in the information contained in the 6/20/12 Form 8-K/A.

For the purposes of the unaudited pro forma combined financial statements, the merger consideration with respect to the Power Fuels transaction is assumed to be the issuance of 95.0 million shares of Heckmann common stock and the payment of $125.0 million in cash. In addition, we plan to assume and/or refinance Power Fuels’ outstanding debt (the “Refinancing”) in the assumed amount of $150.0 million. The Refinancing and the payment of the cash consideration is expected to be consummated by expansion or resyndication of our existing senior secured credit facility prior to or concurrently with the consummation of the Power Fuels merger, coupled with a potential issuance of debt securities, which may be structured to be an additional issuance of our currently outstanding 9.875% senior notes due 2018. For purposes of these unaudited pro forma combined financial statements, we have assumed a price of $3.63 per share for the Heckmann common stock issued as part of the merger consideration, an interest rate of 4.25% on credit facility borrowings and the issuance of $150.0 million principal amount of debt securities at an interest rate of 9.875%. By way of illustration of possible changes to these unaudited pro forma combined financial statements due to a change in any of the foregoing assumptions: (1) a 5% increase or decrease in the assumed price of $3.63 per share of Heckmann common stock would result in a corresponding increase or decrease to the purchase price of approximately $17.2 million; (2) each $25.0 million increase or decrease in the principal amount of debt securities issued, assuming that each such increase or decrease would result in a corresponding $25.0 million decrease or increase, respectively, in the amount of borrowings under the credit facility, would result in a corresponding increase or decrease to net income of approximately $0.8 million or less than $0.01 per share due primarily to higher or lower interest expense; and (3) a 0.125% increase or decrease in the assumed interest rate of 4.25% on assumed borrowings of $150.0 million in connection with the Refinancing would result in a corresponding increase or decrease to net income, net of tax, of approximately $0.1 million.

Heckmann plans to obtain third-party valuations of certain of Power Fuels’ assets, including property and equipment and intangible assets. Given the size and timing of the Power Fuels merger, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuations are reviewed and finalized. The primary areas of the purchase price allocation that are considered preliminary relate to the fair values of property and equipment, intangibles, and acquisition-related liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. However, as indicated in note (a) to the unaudited pro forma combined financial statements, Heckmann has made certain adjustments to the June 30, 2012 historical book values of the assets and liabilities of Power Fuels to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma combined financial statements. Any excess purchase price over the historical net assets of Power Fuels, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from these unaudited pro forma combined financial statements once Heckmann has completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurance that such finalization will not result in material changes.

The accompanying unaudited pro forma combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Heckmann would have been had the Power Fuels merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma combined financial statements do not include the realization of potential cost savings from operating efficiencies or restructuring costs which may result from the Power Fuels merger. The unaudited pro forma combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Heckmann and Power Fuels included or incorporated by reference herein.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2012

(In thousands, except share and per share amounts)

	Heckmann	Power Fuels	Pro forma adjustments		Pro forma combined
ASSETS
Current Assets
Cash and cash equivalents	$5,133	$3,401	$1,497	(b1)	$10,031
Accounts receivable, net	78,090	89,247	(4,737	)(b2)	162,600
Inventories, net	3,774	4,946	—		8,720
Prepaid expenses and other receivables	8,048	897	—		8,945
Other current assets	3,847	—	—		3,847
Related party receivable	—	—	—		—

Total current assets	98,892	98,491	(3,240)		194,143
Property, plant and equipment, net	330,190	281,737	(5,993	)(b3)	605,934

Equity investments	7,682	356	—		8,038
Intangible assets, net	76,722	—	150,000	(b4)	226,722
Goodwill	285,248	—	255,371	(b5)	540,619
Other	11,230	37,019	(27,566	)(b6)	20,683

TOTAL ASSETS	$809,964	$417,603	$368,572		$1,596,139

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$32,013	$9,057	$—		$41,070
Accrued expenses	16,546	16,643	(8,234	)(b7)	24,955
Accrued interest	5,614	48	—		5,662
Current portion of contingent consideration	15,114	—	—		15,114
Current portion of long-term debt	4,562	63,337	(63,337	)(b8)	4,562

Total current liabilities	73,849	89,085	(71,571)		91,363

Long-term debt, less current portion	265,669	119,614	180,386	(b8)	565,669

Deferred income taxes	7,242	—	113,392	(b9)	120,634
Long-term contingent consideration	3,082	—	—		3,082
Other long-term liabilities	1,466	625	—		2,091

Commitments and contingencies

Equity
Preferred stock	—	—	—		—
Common stock	165	—	95	(b10)	260
Additional paid-in capital	924,823	—	344,755	(b10)	1,269,578
Members equity	—	208,279	(208,279	)(b11)	—
Purchased warrants	(6,844)	—	—		(6,844)
Treasury stock	(19,503)	—	—		(19,503)
Accumulated deficit	(439,985)	—	9,794	(b12)	(430,191)

Total equity of Heckmann Corporation	458,656	208,279	146,365		813,300

TOTAL LIABILITIES AND EQUITY	$809,964	$417,603	$368,572		$1,596,139

See Notes to Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(In thousands, except share and per share amounts)

	Heckmann	Thermo	Pro forma adjustments	Pro forma combined HEK/TFI	Power Fuels	Further adjustments		As further adjusted
Revenue	$156,837	$113,798	$—	$270,635	$277,039	$(1,592	) (c1)	$546,082
Cost of goods sold	123,509	72,127	—	195,636	33,920	143,475	(c2)	373,031

Gross profits	33,328	41,671	—	74,999	243,119	(145,067)		173,051

Operating expenses:
General administrative	36,651	19,254	15	55,920	154,049	(119,941	) (c3)	90,028
Pipeline start-up and commissioning	2,089	—	—	2,089	—	—		2,089

Total operating expenses	38,740	19,254	15	58,009	154,049	(119,941)		92,117

Income (loss) from operations	(5,412)	22,417	(15)	16,990	89,070	(25,126)		80,934
Interest income (expense), net	(4,243)	(8,691)	(15,793)	(28,727)	(5,194)	(15,994	) (c4)	(49,915)
Loss from equity method investment	(462)	—	—	(462)	—	—		(462)
Other, net	6,232	—	74	6,306	—	(1,219	) (c5)	5,087

Income (loss) from continuing operations before income taxes	(3,885)	13,726	(15,734)	(5,893)	83,876	(42,339)		35,644
Income tax benefit (expense)	3,777	(5,390)	29,170	27,557	—	4,971	(c6)	32,528

Net income (loss) from continuing operations	(108)	8,336	13,436	21,664	83,876	(37,368)		68,172
Loss from discontinued operations, net of income taxes	(22,898)	—	—	(22,898)	—	—		(22,898)

Net income (loss) attributable to common stockholders	$(23,006)	$8,336	$13,436	$(1,234)	$83,876	$(37,368)		$45,274

Weighted average shares o/s:
Basic	114,574,730			132,774,730				217,774,730

Diluted	114,574,730			139,663,329				234,663,329

Earnings per share:
Basic	*			$0.16				$0.31
Diluted	*			$0.16				$0.29

*	less than $0.01

See Notes to Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2012

(In thousands, except share and per share amounts)

	Heckmann	March 31, 2012 Thermo	Pro forma adjustments	Pro forma combined HEK/TFI	Power Fuels	Further adjustments		As further adjusted
Revenue	$145,728	$27,479	—	$173,207	$204,678	$(1,873	) (d1)	$376,012
Costs of goods sold	123,683	19,182	—	142,865	28,621	99,273	(d2)	270,759

Gross profit	22,045	8,297	—	30,342	176,057	(101,146)		105,253
Total operating expenses	23,170	4,817	(110)	27,877	108,613	(96,780	) (d3)	39,710

Income (loss) from operations	(1,125)	3,480	110	2,465	67,444	(4,366)		65,543
Interest income (expense), net	(8,962)	(1,141)	(3,622)	(13,725)	(4,331)	(6,263	) (d4)	(24,319)
Other, net	(2,916)	—	25	(2,891)	—	(609	) (d5)	(3,500)

Income (loss) before income taxes	(13,003)	2,339	(3,487)	(14,151)	63,113	(11,238)		37,724
Income tax benefit (expense)	19,883	(912)	1,412	20,383	—	(35,471)	(d6)	(15,088)

Net income (loss) attributable to common stockholders	$6,880	$1,427	$(2,075)	$6,232	$63,113	$(46,709)		$22,636

Weighted average shares o/s:
Basic	135,266,282			135,266,282				220,266,282

Diluted	141,323,964			141,323,964				236,323,964

Earnings per share:
Basic	$0.05			$0.05				$0.10
Diluted	$0.05			$0.04				$0.10

See Notes to Unaudited Pro Forma Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

(a)	Preliminary Purchase Price Allocation

The pro forma combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired with the excess purchase price to goodwill. The purchase price allocation within these unaudited pro forma combined financial statements is based upon a purchase price of $469.8 million, inclusive of the cash consideration and the fair value of the common stock issued. The fair value of the common stock was estimated using a volume weighted average price of Heckmann common stock for the five trading days ending September 7, 2012 of $3.63 per share. The fair value of the common stock, in accordance with the Merger Agreement, will not be known until the closing date. The preliminary purchase price consideration calculation used as a basis for the pro forma balance sheet is as follows:

	Common Shares (par value $0.001)	Capital in Excess of Par Value	Total
	(In thousands of dollars)
Issuance of Heckmann common stock to the Power Fuels stockholder (Heckmann shares at $3.63) (b10)	$95	$344,755	$344,850
Cash consideration (b1)			125,000

Total consideration			$469,850

Heckmann is in the process of completing an assessment of the fair value of assets and liabilities of Power Fuels and the related business integration plans. Given the size and timing of the Power Fuels acquisition, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuation is finalized. The primary areas of the purchase price allocation that are not finalized related to fair values of property and equipment, intangibles, acquisition related liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. The table below represents a preliminary allocation of the total consideration to the Power Fuels tangible and intangible assets and liabilities based on management’s preliminary estimates of their respective fair values as of the date of the acquisition.

Total
(In thousands)
Cash	$3,401
Accounts receivable	84,510
Inventories	4,946
Prepaid expenses and other receivables	897
Other assets	2,497
Property, plant and equipment	275,744
Intangible assets	150,000
Goodwill	255,371
Accounts payable and accrued expenses	(24,616)
Total debt	(150,000)
Deferred income tax liabilities	(132,900)

Total consideration	$469,850

Upon completion of the fair value assessment, Heckmann anticipates that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Heckmann anticipates obtaining third-party valuations of certain of Power Fuels assets and liabilities, including property and equipment and intangible assets. Heckmann has estimated the fair value of Power Fuels’ property and equipment and intangible assets based on a preliminary internal valuation analysis. The fair value adjustment to identifiable intangible assets is being amortized over an estimated useful life of fifteen years.

Heckmann has estimated the fair value for customer relationships based on preliminary internal valuation analysis. For perspective, a 10% change in the allocation between these intangible assets and goodwill would result in a change in amortization expense, with a corresponding annual change, net of tax, in net income of approximately $0.6 million or less than $0.01 per share.

Included in the deferred income tax adjustments is an adjustment to Heckmann’s federal income tax asset valuation allowance totaling $19,508 as a result of recording deferred tax liabilities as a result of the acquisition.

(b)	Combined Balance Sheets

The unaudited pro forma combined balance sheets have been adjusted to reflect:

(b1)	the payment of transaction costs of $23,503, the payment of the cash portion of the purchase price consideration of $125,000 offset by the issuance of new Heckmann debt securities of $150,000

(b2)	the elimination of $4,737 of accounts receivable not acquired

(b3)	the elimination of $5,993 of real property and buildings not acquired

(b4)	the addition of new intangibles of $150,000

(b5)	the addition of new goodwill of $255,371 – see (a)

(b6)	the elimination of historical related party receivables of $34,708 and other assets of $170 offset by deferred financing costs related to new Heckmann debt securities of $7,312 – see (b1)

(b7)	the elimination of historical balances of $1,757 plus $6,477 of income tax benefits related to expensed transaction costs

(b8)	the payoff of $32,951 of Power Fuels historical debt offset by the issuance of $150,000 of new Heckmann debt securities to pay the cash portion of the Power Fuels purchase price consideration and related transaction costs – see (b1)

(b9)	the addition of $132,900 of deferred tax liabilities related to new intangible assets offset by the reduction of $19,508 of Heckmann’s historical federal income tax valuation allowance

(b10)	the addition of the equity components of the common stock portion of the purchase price consideration – see (a)

(b11)	the elimination of Power Fuels historical Members equity of $208,279

(b12)	the expense portion of transaction costs of $9,714, net of tax, offset by an adjustment of a portion of Heckmann’s federal deferred income tax valuation allowance of $19,508

See note (a) for a discussion of the impact of potential changes in estimates related to the allocation of the purchase price.

(c)	Combined Statements of Operations for the twelve months ended December 31, 2011

Subsequent to the merger, we expect the legacy entities of Heckmann will record income tax benefits from the reversal of a portion of Heckmann’s valuation allowance for United States federal deferred tax assets, as a result of recording deferred tax liabilities in accounting for the acquisition.

The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2012 have been adjusted to reflect the acquisition of TFI as reflected in the 6/20/12 Form 8-K/A, as well as the following adjustments:

(c1)	the elimination of $1,592 of revenues related to the Badlands Development, LLC subsidiary that is not included in the transaction

(c2)	the reclassification of $146,131 of costs and expenses to Cost of Goods Sold from General and Administrative expense to conform to Heckmann’s historical accounting policies offset by $2,656 of costs related to Badlands Development, LLC

(c3)	the reclassification of $146,131 of costs and expenses from General and Administrative expense to Cost of Goods Sold to conform to Heckmann’s historical accounting policies offset by $10,000 of amortization expense on new intangibles, the expensing of $16,190 of transaction costs

(c4)	the elimination of Power Fuels historical interest expense of $5,194 offset by new interest expense of $14,813 related to the issuance of $150,000 of new Heckmann debt securities to pay the cash portion the Power Fuels purchase price and related transaction costs, and $6,375 of interest costs related to the refinancing Power Fuels historical debt

(c5)	the addition of $1,219 of amortization expense related to deferred financing costs incurred in the expansion of Heckmann’s revolving credit facility - see (b1)

(c6)	the adjustment of a portion of Heckmann’s federal income tax valuation allowance by $19,508 plus the income tax benefit on the above adjustments of $19,013 offset by income tax expense of $33,550 on Power Fuels December 31, 2011 pre-tax income

(d)	Combined Statements of Operations for the six month period ended June 30, 2012

The unaudited pro forma combined statements of operations for the six month period ended June 30, 2012 have been adjusted to reflect the acquisition of TFI as reflected in the 6/20/12 Form 8-K/A, as well as the following adjustments:

(d1)	the elimination of $1,873 of revenues related to the Badlands Development, LLC subsidiary that is not included in the transaction

(d2)	the reclassification of $101,775 of costs and expenses to Cost of Goods Sold from General and Administrative expense to conform to Heckmann’s historical accounting policies offset by $2,502 of costs related to Badlands Development, LLC

(d3)	the reclassification of $101,775 of costs and expenses from General and Administrative expense to Cost of Goods Sold to conform to Heckmann’s historical accounting policies and the elimination of $5 of Power Fuels historical intangibles amortization expense, offset by $5,000 of amortization expense on new intangibles

(d4)	the elimination of Power Fuels’ historical interest expense of $4,331 offset by new interest expense of $7,407 related to the issuance of $150,000 of new Heckmann debt securities to pay the cash portion of the Power Fuels purchase price and the related transaction costs and $3,187 of interest costs related to refinancing Power Fuels’ historical debt

(d5)	the addition of $609 of amortization expense related to deferred financing costs incurred in the expansion of Heckmann’s revolving credit facility - see (b1)

(d6)	the income tax benefit on the above adjustments of $6,227 offset by income tax expense of $25,245 on Power Fuels’ six month ended June 30, 2012 pre-tax income and an adjustment to income tax expense of $16,453 to arrive at an overall combined effective income tax rate of approximately 40%

(e)	Earnings Per Common Share Adjustment

Pro forma combined basic net income per common share from continuing operations for the twelve months ended December 31, 2011, is based on Heckmann weighted average basic shares outstanding considering the acquisition of TFI, of 132,774,730, plus 85.0 million shares of Heckmann common stock issued to Owner (net of 10.0 million shares of Heckmann common stock held in escrow under the terms of the Merger Agreement). Pro forma combined diluted net income per common share from continuing operations for the twelve months ended December 31, 2011, is based on Heckmann weighted average basic shares outstanding considering the acquisition of TFI, of 139,663,329, plus 95.0 million shares of Heckmann common stock issued to Owner. Pro forma combined basic net income per common share for the six months ended June 30, 2012, is based on reported Heckmann weighted average basic shares outstanding of 135,266,282, plus 85.0 million shares of Heckmann common stock issued to Owner, (net of 10.0 million shares of Heckmann common stock held in escrow under the terms of the Merger Agreement). Pro forma combined diluted net income per common share for the six months ended June 30, 2012, is based on reported Heckmann weighted average diluted shares outstanding of 141,323,964, plus 95.0 million shares of Heckmann common stock issued to Owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HECKMANN CORPORATION

The following table sets forth information regarding the beneficial ownership of our common stock on September 15, 2012, by (i) those persons known by management of the Company to beneficially own 5% or more of our common stock, (ii) each director and director nominee, (iii) our named executive officers, and (iv) all executive officers and directors of the Company as a group.

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Richard J. Heckmann(3)	12,349,236	8.14%
Chairman and Chief Executive Officer

Charles R. Gordon(4)(5)	650,000	*	%
President and Chief Operating Officer

Lou Holtz(6)	322,232	*	%
Director

Edward A. Barkett	59,738	*	%
Director

J. Danforth Quayle(7)(8)	169,616	*	%
Director

Andrew D. Seidel(9)	90,000	*	%
Director

Alfred E. Osborne, Jr.(10)	145,616	*	%
Director

Kevin L. Spence	14,000	*	%
Director

Robert B. Simonds, Jr.(11)	610,000	*	%
Director and Vice-Chairman

Brian R. Anderson(12)	405,000	*	%
Executive Vice President, Finance

W. Christopher Chisholm(13)	300,000	*	%
Executive Vice President and Chief Financial Officer, Fluids Management Division

Damian C. Georgino(14)(15)	254,000	*	%
Executive Vice President, Corporate Development and Chief Legal Officer

Jay Parkinson(16)	500,000	*	%
Executive Vice President and Chief Financial Officer

Executive officers, directors and director-nominees as a group	15,869,438	10.41%

Steinberg Asset Management, LLC(17) 12 East 49th Street Suite 1202 New York, NY 10017	8,287,635	6.54%
S.A.C. Capital Advisors, L.P.(18) 72 Cummings Point Road Stamford, CT 06902	8,149,650	6.43%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Unless otherwise indicated, the address for each director, director-nominee and officer is c/o Heckmann Corporation, 300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The information in this table is based on statements in filings with the SEC, or other reliable information available to the Company.
(2)	Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. Unless otherwise described in the applicable footnotes, in calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from September 15, 2012 are deemed outstanding. For each individual and group, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 151,706,117 shares of common stock outstanding on August 1, 2012, as reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 6, 2012, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after September 15, 2012. No shares of common stock held by a director, director nominee or officer has been pledged as security. We are not aware of any arrangement or pledge of common stock that could result in a change of control of us.
(3)	Based solely on information contained in the Schedule 13G/A filed with the SEC on February 14, 2012, Mr. Heckmann beneficially owns 12,349,236 shares of common stock as follows: (i) Mr. Heckmann holds of record 181,500 shares of common stock, (ii) Mr. Heckmann is deemed to be the indirect owner of 29,000 shares of common stock that are held of record by Mr. Heckmann’s spouse, Wendy Hope Heckmann, (iii) Mr. Heckmann is deemed to be the indirect owner of 9,000 shares of common stock that are held of record by two of his children, each of whom resides with Mr. Heckmann, (iv) Mr. Heckmann indirectly owns 12,129,736 shares of common stock that are held of record by Heckmann Acquisition, LLC, a Delaware limited liability company, of which Heckmann Enterprises, Inc., a California corporation, is the sole member; Mr. Heckmann is sole shareholder of Heckmann Enterprises, Inc.
(4)	Includes 500,000 shares of employee stock options, 166,666.33 shares of which vested on October 7, 2011, and 166,666.33 shares vesting on completion of each additional full year of service thereafter, until fully vested.
(5)	Includes 100,000 shares of employee stock options, with 33,333.33 shares vesting on October 3, 2012, and 33,333.33 shares vesting on completion of each additional full year of service thereafter, until fully vested.
(6)	Includes 100,000 shares owned by a revocable trust of which the director and his wife are co-trustees. Also includes 14,000 restricted shares of restricted stock granted on October 20, 2011, under our 2009 Equity Incentive Plan as an annual retained for serving on our Board of Directors, half of which vest on each of the first and second anniversary of the date of the grant.
(7)	Includes 110,616 shares that are held of record by the James D. Quayle 2000 Irrevocable Trust.
(8)	Includes 25,000 shares that are held of record by the BTC Inc. Retirement Trust.
(9)	Includes 53,000 shares that are held of record by the Andrew D. Seidel Living Trust.
(10)	Includes 106,616 shares that are held of record by the Alfred E. Osborne Jr. and Nancy Rahnasto Osborne Trust.
(11)	Includes 500,000 shares of employee stock options, 166,666.33 shares of which vested on October 7, 2011, and 166,666.33 shares vesting on completion of each additional full year of service thereafter, until fully vested. This amount also includes 20,000 shares of restricted stock of which 10,000 vested on October 7, 2011, and 10,000 vest on October 7, 2012.
(12)	Includes 135,000 shares of fully vested employee stock options.
(13)	Includes 150,000 shares of employee stock options, with 50,000 shares vesting on November 15, 2012, and 50,000 shares vesting on completion of each additional full year of service thereafter, until fully vested.
(14)	Includes 150,000 shares of employee stock options, 50,000 shares of which vested on December 3, 2011, and 50,000 shares vesting on completion of each additional full year of service thereafter, until fully vested.

(15)	Includes (i) 1,000 shares held in trust, in which Mr. Georgino is trustee, for the benefit of his son, and (ii) 1,000 shares held in trust, in which Mr. Georgino is trustee, for the benefit of his daughter and (iii) 2,000 shared held in a family trust of which Mr. Georgino and his spouse are co-trustees.
(16)	Includes 300,000 shares of employee stock options, one-third of which vest on September 10, 2013, and one-thirty-sixth of which vest per month during the succeeding 24-month period, until fully vested. This amount also includes 200,000 shares of restricted stock, all of which vest on September 10, 2015.
(17)	Based solely on the information contained in the Schedule 13G filed with the SEC on February 14, 2012 by Steinberg Asset Management LLC. Michael A. Steinberg may be deemed to have beneficial ownership of the securities beneficially owned by Steinberg Asset Management, LLC and Michael A. Steinberg & Company, Inc. In addition, the securities reported as beneficially owned by Michael A. Steinberg include securities held by Mr. Steinberg’s wife and children as well as securities held in trust for Mr. Steinberg’s children of which Mr. Steinberg is trustee.
(18)	Based solely on the information contained in the Schedule 13G filed with the SEC on February 14, 2012, by S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc., S.A.C Capital Associates, LLC, CR Intrinsic Investors, LLC and Steven A. Cohen pursuant to their joint filing agreement dated February 14, 2012. S.A.C Capital Advisors LP, S.A.C Capital Advisors Inc. and Mr. Cohen beneficially own 7,849,650 shares subject to shared voting and shared dispositive power. CR Intrinsic Investors, LLC and Mr. Cohen own 300,000 shares subject to shared voting and shared dispositive power.

FUTURE HECKMANN CORPORATION STOCKHOLDER APPROVALS

Whether or not the merger of Power Fuels with and into Merger Sub is completed, we will hold our regular annual meeting of stockholders in 2013. Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2013 annual meeting of stockholders must be received at our principal executive offices not later than December 5, 2012, which is 120 days prior to the first anniversary of the mailing date of the proxy statement related to our 2012 Annual Meeting of Stockholders. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Our Bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s annual meeting proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2013 Annual Meeting, must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2012 annual meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Bylaws must be received no earlier than the close of business on January 8, 2013 and no later than the close of business on February 7, 2013.

In addition, our Bylaws provide certain requirements that must be met for business to be properly brought before an annual meeting of stockholders. Pursuant to our Bylaws, only business brought before the 2013 annual meeting in accordance with the following procedures may be transacted. Business may be brought before an annual meeting of stockholders only (1) if specified in the notice of meeting by or at the direction of the Board or (2) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote at the meeting, and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice of such business in proper written form to our Corporate Secretary.

Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days prior to or more than 60 days after the anniversary of the prior year’s annual meeting, notice by a stockholder for the current year’s annual meeting must be delivered (A) not earlier than the close of business on the 120th calendar day prior to such annual meeting nor (B) later than the close of business on the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed or (2) the day on which we first publicly announce the date of such meeting.

To be in proper written form, our Bylaws provide that a stockholder’s notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the proposal, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss, manage risk or benefit from share price changes, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business at the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) any other information relating to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the stockholder’s notice to our Corporate Secretary with respect to any other business (other than the nomination of persons for the election of directors) must set forth (i) a brief description of the business desired to be brought before the annual meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) the reasons for conducting such business at the annual meeting, and (iv) any material interest in such business of such stockholder.

Stockholders should submit their proposals to Heckmann Corporation, 300 Cherrington Parkway, Suite 200 Coraopolis, PA 15108, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

Information that we furnish to or file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to or exhibits included in these reports, are available free of charge on our website at www.heckmanncorp.com soon after such reports are furnished to or filed with the SEC. Our reports, including any exhibits included in such reports, that are filed with or furnished to the SEC are also available on the SEC’s website at www.sec.gov. You may also read and copy any materials filed or furnished by the Company with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549; information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may request copies of these documents from the SEC, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Neither the contents of our website nor that maintained by the SEC are incorporated into or otherwise a part of this filing. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement, except for any information superseded by information contained directly in this proxy statement, and information that we file later with the SEC will automatically update and supersede the information contained in this proxy statement. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012;

•

our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on March 13, 2012, March 22, 2012, March 26, 2012, March 30, 2012, April 4, 2012, April 10, 2012, April 13, 2012 (other than Item 7.01 thereof and the related exhibit), May 11, 2012, June 20, 2012, August 17, 2012, September 4, 2012 and September 14, 2012; and

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2012, in connection with our 2012 Annual Meeting of Stockholders, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2011.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting will be deemed to be incorporated by reference into this prospectus, provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

These documents may be obtained as explained above under “— Available Information,” or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number or via the Internet at:

Heckmann Corporation,

300 Cherrington Parkway, Suite 200,

Coraopolis, Pennsylvania 15108

Attn: Investor Relations

Telephone no.: (412) 329-7275

Website: www.heckmanncorp.com

You should rely only on the information that we have provided to you in voting your shares at the special meeting. We have not authorized anyone else to provide information or make any representation about the merger of Power Fuels with and into Merger Sub other than that provided in this proxy statement or in any of the materials we have incorporated by reference in this proxy statement. We have not authorized anyone to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or that any information contained in any document we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

BADLANDS ENERGY LLC AND SUBSIDIARIES

Hein & Associates LLP 1999 Broadway Suite 4000 Denver, Colorado 80202	www.heincpa.com p 303.298.9600 f 303.298.8118

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of

Badlands Energy, LLC and Subsidiaries

Watford City, North Dakota

We have audited the accompanying consolidated balance sheets of Badlands Energy, LLC and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, member’s equity, and cash flows for the years then ended.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Badlands Energy, LLC and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Hein & Associates LLP

Denver, Colorado

August 15, 2012

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	DENVER | HOUSTON | DALLAS | ORANGE COUNTY

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2012 (unaudited)	December 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,401,174	$5,001,795	$2,314,087
Accounts receivable (net of allowance)	89,247,039	63,448,124	35,715,236
Inventory	4,945,830	4,561,353	1,486,568
Prepaids and other current assets	896,882	1,585,463	889,310

Total current assets	$98,490,925	$74,596,735	$40,405,201

NET PROPERTY AND EQUIPMENT	$281,736,787	$266,103,518	$121,907,108

OTHER ASSETS
Related party notes receivable	$34,707,753	$—	$—
Disposal well bonds	920,000	320,000	250,000
Intangible assets – net of amortization	169,988	175,300	—
Other assets	1,577,602	1,397,679	900,712
Property held for sale	—	2,625,555	—

Total other assets	$37,375,343	$4,518,534	$1,150,712

TOTAL ASSETS	$417,603,055	$345,218,787	$163,463,021

LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Short-term debt	$14,500,000	$16,000,000	$5,887,103
Current portion of long-term debt	45,875,947	42,682,899	19,781,415
Current portion of capital leases	2,960,687	3,733,175	3,913,160
Accounts payable	9,057,050	8,580,504	6,119,163
Accrued liabilities	9,958,950	3,908,838	3,007,803
Accrued payroll and related taxes	6,685,035	3,168,882	2,587,750
Accrued interest payable	47,613	51,520	30,264

Total current liabilities	$89,085,282	$78,125,818	$41,326,658

LONG-TERM LIABILITIES
Long-term debt – net of current portion	$118,086,384	$114,438,155	$47,205,646
Capital leases – net of current portion	1,527,344	2,709,852	6,368,054
Asset retirement obligation	625,307	607,307	566,961

Total long-term liabilities	$120,239,035	$117,755,314	$54,140,661

TOTAL LIABILITIES	$209,324,317	$195,881,132	$95,467,319

MEMBER’S EQUITY	$208,278,738	$149,337,655	$67,995,702

TOTAL LIABILITIES AND MEMBER’S EQUITY	$417,603,055	$345,218,787	$163,463,021

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	For the 3 months ended June 30, 2012 (unaudited)	For the 3 months ended June 30, 2011 (unaudited)	For the 6 months ended June 30, 2012 (unaudited)	For the 6 months ended June 30, 2011 (unaudited)	2011	2010
SALES	$105,809,435	$64,108,999	$204,678,926	$115,483,055	$277,038,719	$151,731,487
COST OF SALES	15,853,428	7,344,874	28,621,021	13,792,133	33,916,728	21,701,648

GROSS PROFIT	$89,956,007	$56,764,125	$176,057,905	$101,690,922	$243,121,991	$130,029,839

OPERATING EXPENSES
Personnel expenses	$29,979,570	$17,213,158	$55,230,882	$32,201,589	$75,940,523	$45,210,628
Vehicle expenses	12,367,187	9,291,253	24,943,110	17,312,881	40,162,387	22,584,881
Depreciation and amortization expense	10,367,544	5,317,164	19,895,033	10,060,268	24,954,424	13,510,027
Other operating expenses	4,393,346	2,389,041	8,544,425	4,578,030	12,994,104	7,116,913
Interest expense	2,342,071	1,127,385	4,331,103	2,165,424	5,194,095	3,427,632

Total operating expenses	$59,449,718	$35,338,001	$112,944,553	$66,318,192	$159,245,533	$91,850,081

NET INCOME	$30,506,289	$21,426,124	$63,113,352	$35,372,730	$83,876,458	$38,179,758

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY

BALANCE, JANUARY 1, 2010	$30,694,266
DISTRIBUTIONS	(878,322)
NET INCOME	38,179,758

BALANCE, DECEMBER 31, 2010	$67,995,702
DISTRIBUTIONS	(2,534,505)
NET INCOME	83,876,458

BALANCE, DECEMBER 31, 2011	$149,337,655
DISTRIBUTIONS	(4,172,269)
NET INCOME	63,113,352

BALANCE, JUNE 30, 2012 (UNAUDITED)	$208,278,738

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the 6 months ended June 30, 2012 (unaudited)	For the 6 months ended June 30, 2011 (unaudited)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$63,113,352	$35,372,730	$83,876,458	$38,179,758

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	19,877,033	10,042,268	24,914,078	13,474,786
Accretion expense	18,000	18,000	40,346	35,241
Disposal well abandonment	757,117	—	—	—
(Gain)/Loss on sale of fixed assets	(78,705)	(43,896)	243,368	(122,156)

Effects on operating cash flow due to changes in:
Receivables	(25,798,915)	(14,391,539)	(27,732,888)	(20,906,328)
Prepaids and other current assets	688,581	3,451	(696,153)	(460,371)
Inventory	(384,477)	(2,037,811)	(3,074,785)	(949,717)
Other assets	(779,923)	(389,921)	(3,192,522)	(419,249)
Accounts payable	476,546	3,552,037	2,461,341	2,596,037
Accrued liabilities	6,050,112	(876,115)	901,035	818,806
Accrued payroll	3,516,153	2,524,953	581,132	2,073,058
Accrued interest	(3,907)	(1,007)	21,256	13,542

Net cash provided by operating activities	$67,450,967	$33,773,150	$78,342,666	$34,333,407

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of property and equipment	$(59,680,787)	$(40,607,293)	$(86,277,672)	$(35,302,933)
Proceeds on sale of fixed assets	264,478	215,795	797,987	295,094
Issuance of related party notes receivable	(2,707,753)	—	—	—

Net cash used by investing activities	$(62,124,062)	$(40,391,498)	$(85,479,685)	$(35,007,839)

CASH FLOWS PROVIDED/(USED) BY FINANCING ACTIVITIES
Distributions	$(321,724)	$—	$(2,534,505)	$(878,322)
Long-term debt issued	19,634,530	25,106,316	31,467,416	16,695,650
Long-term debt repaid	(24,740,332)	(12,154,748)	(30,607,346)	(16,693,336)
Short-term debt issued	15,000,000	2,113,735	33,000,000	14,913,265
Short-term debt repaid	(16,500,000)	(4,500,838)	(21,500,838)	(13,047,498)

Net cash flows provided/ (used) by financing activities	$(6,927,526)	$10,564,465	$9,824,727	$989,759

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(1,600,621)	$3,946,117	$2,687,708	$315,327
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	$5,001,795	$2,314,087	$2,314,087	$1,998,760

CASH AND CASH EQUIVALENTS – END OF PERIOD	$3,401,174	$6,260,204	$5,001,795	$2,314,087

Cash paid during the period for interest	$4,335,010	$2,166,431	$5,172,839	$3,414,090

Noncash investing and financing activities
Real estate transfer to related party through related party note receivable and non-cash distribution to member	$35,850,545	$—	$—	$—

Purchase of equipment acquired through debt proceeds and accrued liabilities	$9,992,083	$7,908,273	$84,049,471	$38,086,041

Asset retirement obligation	$—	$—	$—	$95,758

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations – Badlands Energy LLC is a holding company that presently owns 100% membership interests in Landtech Enterprises, LLC, Badlands Power Fuels, LLC, Badlands Leasing, LLC and Badlands Development, LLC.

Landtech Enterprises, LLC – The Company operates salt-water disposal systems in Montana and North Dakota. Sales are generally derived from disposal services (production water and junk oil) as well as freshwater sales.

Badlands Power Fuels, LLC – The Company provides fresh water, production water, and crude oil transportation services in Montana and North Dakota. The Company also leases various equipment to other oil producers and service companies in the region.

Badlands Leasing, LLC – The Company provides air transportation services to companies in the consolidated reporting entity.

Badlands Development, LLC – The Company provides housing facilities for rent primarily to employees.

Principles of consolidation – All material intercompany accounts and transactions have been eliminated.

Revenue recognition – Salt-water disposal revenue is recognized as earned upon receipt of the product. Transportation revenue is recognized as earned upon delivery of the product. Rent and lease revenue is recognized as earned based on the individual lease terms.

Cash equivalents – Cash equivalents include time deposits, money market mutual funds, and all highly liquid debt instruments with original maturities of three months or less.

Fair value of financial instruments – The Company’s financial instruments consist of cash and cash equivalents and accounts receivable. The carrying value of cash and cash equivalents and accounts receivable are considered to be representative of their fair market value, due to the short maturity of these instruments.

Accounts receivable are carried at original invoice. Management determines uncollectible accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Past due receivables are not charged interest.

Inventory – Inventory consists of fuel and parts supplies maintained to support the Company’s transportation services and disposal well services. Cost is maintained by using the weighted average cost method on a first-in first-out basis. There is no impairment for the six months ended June 30, 2012 (unaudited), the six months ended June 30, 2011 (unaudited), and the years ended December 31, 2011 and 2010.

Prepaid expenses and other current assets – Prepaid expenses and other current assets include items such as insurance and other miscellaneous items, and employee advances. The prepaid expenses are recognized as an operating expense in the period they benefit.

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Property and equipment – Property and equipment is stated at cost less accumulated depreciation using straight-line methods. The estimated lives used to compute depreciation are as follows:

Disposal wells and improvements	15 years
Tools and equipment	5 years
Buildings	40 years
Vehicles	5 years
Office equipment	5 – 7 years
Transportation equipment	5 – 15 years
Leasing equipment	5 – 15 years

Other investments – The Company’s investment in Dodge Water Depot LLC is accounted for under the equity method. Under this method of accounting, the investment is recorded as an asset which is adjusted yearly for the proportional share of investee’s book income. The share of income (loss) is also reported in the statement of income in other operating expenses.

Advertising – Advertising costs are expensed as incurred.

Accrued compensated absences – Compensated absences are accrued and charged to expense in the period in which it is earned.

Impairment of long-lived assets – Potential impairment of long-lived assets is reviewed whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Impairment is recognized when the estimated future net cash flows (undiscounted and without interest charges) from the asset are less than the carrying amount of the asset. The Company recorded impairment of $757,116 (unaudited) as of June 30, 2012 for disposal wells which are to be plugged and abandoned. No impairment losses have been recognized on long-lived assets for the six months ended June 30, 2011, and the years ended December 31, 2011 and 2010.

Asset held for sale – The Company has identified specific assets held for sale for the development of commercial and residential property. These costs primarily consist of land acquisition development work.

Asset retirement obligations – If a reasonable estimate of the fair value can be made, the Company will record a liability for the future retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal operation of the assets.

The fair value of a liability for an asset retirement obligation is recognized in the period in which the liability is incurred. The fair value is measured using expected future cash outflows (estimated using current prices that are escalated by an assumed inflation rate) discounted at the Company’s credit-adjusted risk-free interest rate. The liability is then accreted each period until it is settled or the asset is sold, at which time the liability is reversed and any gain or loss resulting from the settlement of the obligation is recorded. The initial fair value of the asset retirement obligation is capitalized and subsequently depreciated or amortized as part of the carrying amount of the related asset.

Income taxes – Effective June 1, 2012 Badlands Energy LLC elected to be taxed as a Subchapter “S” corporation for federal and state income tax purposes. Prior to this date, the consolidated Company was classified as a single member limited liability company for federal and state income tax purposes. Under both of these tax structures, the consolidated Company’s taxable income or loss is reported on the shareholder’s/members individual income tax returns and taxed at the applicable individual income tax rates.

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Under professional standards, the Company’s policy is to evaluate the likelihood that its uncertain tax positions will prevail upon examination based on the extent to which those positions have substantial support within the Internal Revenue Code and Regulations, Revenue Rulings, court decisions and other evidence.

The Company files income tax returns in the U.S. federal jurisdiction, and the states of North Dakota and Montana. For all open tax years, from 2008 through 2011, and the Company’s major taxing jurisdictions, management of the Company has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. The federal income tax returns of the Company are subject to examination by the IRS, generally for the three years after they were filed. Furthermore, management of the Company is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

Use of estimates – The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications – Certain accounts in the prior periods have been reclassified for comparative purposes to conform with the presentation in the current period.

NOTE 2 – ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

	June 30, 2012 (unaudited)	December 31, 2011	December 31, 2010
Accounts receivable	$90,393,161	$64,251,652	$35,890,236
Allowance for doubtful accounts	(1,146,122)	(803,528)	(175,000)

Accounts receivable, net of allowance for doubtful accounts	$89,247,039	$63,448,124	$35,715,236

NOTE 3 – PROPERTY AND EQUIPMENT

Details pertaining to property and equipment are as follows:

June 30, 2012 (unaudited)	Cost	Accumulated Depreciation	Net Property and Equipment
Land	$4,636,610	$—	$4,636,610
Land improvements	3,349,332	266,718	3,082,614
Disposal wells and improvements	12,948,529	3,606,079	9,342,450
Rental equipment	167,027,782	24,478,511	142,549,271
Tools and equipment	6,696,848	1,787,761	4,909,087
Buildings	19,089,602	1,227,015	17,862,587
Transportation equipment and vehicles	98,949,873	37,778,245	61,171,628
Office equipment	1,807,077	818,997	988,080
Other assets	38,747,468	1,553,008	37,194,460

	$353,253,121	$71,516,334	$281,736,787

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

December 31, 2011	Cost	Accumulated Depreciation	Net Property and Equipment
Land	$5,785,838	$—	$5,785,838
Land improvements	3,634,088	106,011	3,528,077
Disposal wells and improvements	14,286,978	3,595,292	10,691,686
Rental equipment	146,621,559	16,023,923	130,597,636
Tools and equipment	6,126,220	1,268,785	4,857,435
Buildings	27,848,153	1,016,894	26,831,259
Transportation equipment and vehicles	89,819,217	29,016,164	60,803,053
Office equipment	1,650,542	663,100	987,442
Other assets	23,330,486	1,309,394	22,021,092

	$319,103,081	$52,999,563	$266,103,518

December 31, 2010	Cost	Accumulated Depreciation	Net Property and Equipment
Land	$2,743,400	$—	$2,743,400
Land improvements	429,637	36,175	393,462
Disposal wells and improvements	13,618,074	2,693,127	10,924,947
Rental equipment	64,580,050	6,414,847	58,165,203
Tools and equipment	1,334,458	790,720	543,738
Buildings	6,600,419	372,614	6,227,805
Transportation equipment and vehicles	50,669,092	18,067,158	32,601,934
Office equipment	1,223,539	395,949	827,590
Other assets	10,010,074	531,045	9,479,029

	$151,208,743	$29,301,635	$121,907,108

The cost, accumulated depreciation, and depreciation expense on capital lease assets, as well as depreciation expense on non-capital lease assets are as follows:

	Equipment cost under capital leases	Accumulated depreciation on capital lease assets	Depreciation expense on capital lease assets	Depreciation expense on non- capital lease assets
As of/for the three months ended June 30, 2012 (unaudited)	$13,926,955	$7,053,376	$558,641	$9,796,718
As of/for the three months ended June 30, 2011 (unaudited)	$16,299,117	$5,710,292	$623,551	$4,684,613
As of/for the six months ended June 30, 2012 (unaudited)	$13,926,955	$7,053,376	$1,129,263	$18,742,458
As of/for the six months ended June 30, 2011 (unaudited)	$16,299,117	$5,710,292	$1,247,102	$8,795,166
As of/for the twelve months ended December 31, 2011	$16,137,451	$7,755,549	$2,511,058	$22,443,366
As of/for the twelve months ended December 31, 2010	$16,954,968	$4,597,995	$1,737,289	$11,772,738

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

NOTE 4 – OTHER ASSETS

The Company’s other assets consisted of the following:

	June 30, 2012 (unaudited)	December 31, 2011	December 31, 2010
Dodge Water Depot, LLC	$355,745	$330,471	$208,607
Rent and security deposits on leased property	337,933	407,933	469,983
Patronage retainage	883,924	659,275	222,122

Total	$1,577,602	$1,397,679	$900,712

NOTE 5 – OTHER INVESTMENTS

Effective June 3, 2010 the Company obtained a 50% interest in Dodge Water Depot LLC. The entity was established to create a fresh water facility in western North Dakota. The Company purchased water and had related accounts payable for the periods presented as follows:

	Purchases	Amount Payable
Three months ended June 30, 2012 (unaudited)	$110,902	$15,385
Three months ended June 30, 2011 (unaudited)	$143	$143
Six months ended June 30, 2012 (unaudited)	$197,129	$15,385
Six months ended June 30, 2011 (unaudited)	$2,735	$143
Twelve months ended December 31, 2011	$138,000	$44,000
Twelve months ended December 31, 2010	$153,000	$41,000

NOTE 6 – FAIR VALUE MEASUREMENTS

The Company follows accounting guidance which defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements. The statement establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1: Quoted prices are available in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities that are observable for the asset or liability; or

Level 3: Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The Company classifies financial assets and liabilities based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

The following tables represents the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis by level within the fair value hierarchy:

		Fair Value Measurement Using
	Six Months Ended June 30, 2012 (unaudited)			Six Months Ended June 30, 2011 (unaudited)
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Asset retirement obligation	$—	$—	$625,307			$584,961

Beginning of Period			$607,307			$566,961
Additions			18,000			18,000
Deletions			—
Revisions			—

End of Period			$625,307			$584,961

	2011			2010
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Asset retirement obligation	$—	$—	$607,307	$—	$—	$566,961

Beginning of Period			$566,961			$435,962
Additions			40,346			130,999
Deletions			—			—
Revisions			—			—

End of Period			$607,307			$566,961

NOTE 7 – SHORT-TERM DEBT

The Company and its subsidiaries have entered into a revolving credit line agreement with US Bank. The maximum credit available is $40,000,000. The outstanding balances and interest rates on the line of credit were as follows:

	Outstanding balance	Interest rate
June 30, 2012 (unaudited)	$14,500,000	3.4957%
December 31, 2011	$16,000,000	3.5453%
December 31, 2010	$4,500,838	3.5106%

The credit line carries a variable interest rate (3.25% + the one month LIBOR rate). The credit line is collateralized by substantially all of the Company’s assets, as well as personally guaranteed by Badlands Energy, LLC’s sole member. The credit line matures September 30, 2012.

In 2010, the Company and its subsidiaries entered into a construction loan for construction of facilities in Minot, North Dakota. The maximum credit available under the loan was $2,000,000. As of December 31, 2010, the outstanding balance due on the loan was 1,601,030. The loan carried an interest rate of 6%, and was collateralized by the facility. On July 1, 2011, the Company converted this loan to a 2 year term loan, therefore it is no longer classified as short-term debt.

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

NOTE 8 – LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Details pertaining to the Company’s long-term notes payable and capital leases as of June 30, 2012 (unaudited) and for the next twelve months ending June 30, 2013 are as follows:

Financial Institution	Number of Notes	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Bank of America	28	3.225% to	6 - 2015	Equipment	$18,023,501	80,719,785
		6.45%	13 - 2016
			9 - 2017

BMO Harris Equipment	1	4.25%	Dec 2016	Tanks	1,081,739	5,256,007

BNC National Bank	2	6%	2012/2014	Equipment	1,977,185	2,581,242	*

Cashmere Valley Bank	1	7.50%	Oct 2014	Tanks	146,824	374,191

Dacotah Bank	1	6.50%	Mar 2014	Tanks	166,860	297,471

First National Bank	2	Prime+1/2%	2012/2013	Disposal wells	1,334,910	1,335,056	*

First Western Bank	1	6%	Aug 2013	Building	1,029,468	1,109,370

GE Capital Credit	1	6.90%	Dec 2013	Trucks	606,537	917,528

Key Equipment Finance Inc	2	7.98%	Dec 2012	Tanks	541,216	541,216

Paccar Financial	2	8.40%	Feb 2013	Trucks	1,464,708	4,929,503
		3.81%	May 2016

State Bank & Trust	1	6.50%	Mar 2014	Tanks	167,378	297,701

SunTrust Equipment Finance	6	3.795% to	1 - 2014	Equipment	4,833,347	17,644,650
		4.64%	1 - 2015
			4 - 2016

Trinity, A Division of Bank of the West	1	Variable-	Sept 2014	Tanks	90,865	219,261
		7.55%

US Bancorp	19	3.62% to	1 - 2012	Equipment	10,586,866	39,695,531
		6.81%	1 - 2014
			6 - 2015
			8 - 2016

Wallwork Financial	3	5.216%	Jan 2014	Equipment	1,292,762	3,531,615
		7.353%	Mar 2014
			Feb 2015

Wells Fargo Equipment Finance	11	4.93% to	3 - 2012	Equipment	1,944,070	2,375,401
		6.75%	8 - 2013

Beagle Contract for Deed	1	7%	2014	Real property	1,266	85,358

Banc of America	1	4.18%	Oct 2015	Airplane	586,445	2,051,445

TOTAL LONG TERM NOTES PAYABLE					$45,875,947	163,962,331

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

The Company has the following capital leases outstanding as of June 30, 2012 (unaudited):

Financial Institution	Number of Leases	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Marquette Equipment Finance	1	8.24%	Mar 2013	Equipment	$254,469	$254,469	*

Paccar Financial	2	6.529%	Aug 2012	Trucks	113,022	$113,220
		7.271%	Nov 2012

Trinity, A Division of Bank of the West	2	Variable-	Oct 2012	Tanks	325,184	574,426
		7.55%	Sept 2014

Wallwork Financial	7	6.529% to	6 - 2012	Equipment	626,036	679,188
		8.022%	1 - 2013

Wells Fargo	5	3.87% to	3 - 2013	Equipment	1,641,976	2,866,728
		4.93%	2 - 2014

TOTAL CAPITAL LEASES					$2,960,687	$4,488,031

TOTAL OUTSTANDING LONG-TERM DEBT AND CAPITAL LEASES					$48,836,634	$168,450,362

*	The Company repaid all or a portion of these long-term debt obligations subsequent to June 30, 2012.

The Company’s financing agreements contain several covenants. As of December 31, 2011 and December 31, 2010, the Company is either in compliance with or has obtained waivers for the applicable covenants.

The estimated principal maturities on long-term debt and capital leases as of June 30, 2012 are as follows (unaudited):

For the years ended June 30:
2013	$48,836,634
2014	41,505,975
2015	37,653,988
2016	29,927,979
2017	10,525,786
Thereafter	—

Total	$168,450,362

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Details pertaining to the Company’s long-term debt and capital leases as of December 31, 2011 are as follows:

Financial Institution	Number of Notes	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Bank of America	17	3.225% to	6 - 2015	Equipment	$11,026,659	$52,303,854
		6.451%	11 - 2016

BMO Harris Equipment	1	4.25%	Dec 2016	Tanks	1,058,130	5,779,400

BNC National Bank	2	6%	2012/2014	Equipment	3,375,804	4,456,758

Cashmere Valley Bank	1	7.50%	Oct 2014	Tanks	141,620	443,612

Dacotah Bank	1	6.50%	Mar 2014	Tanks	162,433	377,032

First National Bank	2	Prime+1/2%	2012/2013	Disposal wells	1,615,013	2,190,224

First Western Bank	1	6%	Aug 2013	Building	999,117	1,601,030

GE Capital Credit	1	6.90%	Dec 2013	Trucks	586,026	1,205,501

Key Equipment Finance Inc	2	7.98%	Dec 2012	Tanks	1,061,331	1,061,332

Paccar Financial	2	8.40%	Feb 2013	Trucks	1,622,440	5,728,108
		3.81%	May 2016

State Bank & Trust	1	6.50%	Mar 2014	Tanks	163,139	377,356

SunTrust Equipment Finance	6	3.795% to	1 - 2014	Equipment	4,738,217	19,990,214
		4.64%	1 - 2015
			4 - 2016

Trinity, A Division of Bank of the West	1	Variable - 7.55%	Sept 2014	Tanks	149,801	262,192

US Bancorp	16	3.62% to	1 - 2012	Equipment	9,086,162	34,968,864
		6.81%	1 - 2014
			6 - 2015
			8 - 2016

Wallwork Financial	2	5.216%	Jan 2014	Equipment	150,642	339,061
		7.353%	Mar 2014

Wells Fargo Equipment Finance	11	4.93% to	3 - 2012	Equipment	2,441,272	3,675,524
		6.75%	8 - 2013

Bank of America	5	4.75% to	2 - 2016	Equipment	2,720,961	16,220,064
		6.24%	3 - 2017

Wallwork Financial	1	6.61%	Feb 2015	Equipment	1,012,325	3,719,683

Beagle Contract for Deed	1	7%	2014	Real property	1,222	85,959

Banc of America	1	4.18%	Oct 2015	Airplane	570,585	2,335,286

TOTAL LONG TERM NOTES PAYABLE					$42,682,899	157,121,054

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

The Company has the following capital leases outstanding as of December 31, 2011:

Financial Institution	Number of Leases	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Marquette Equipment Finance	1	8.24%	Mar 2013	Equipment	$323,875	$413,083

Paccar Financial	2	6.529%	Aug 2012	Trucks	229,711	229,711
		7.271%	Nov 2012

Trinity, A Division of Bank of the West	2	Variable-	Oct 2012	Tanks	547,961	949,553
		7.55%	Sept 2014

Wallwork Financial	7	6.529% to	6 - 2012	Equipment	1,001,069	1,177,401
		8.022%	1 - 2013

Wells Fargo	5	3.87% to	3 - 2013	Equipment	1,630,559	3,673,279
		4.93%	2 - 2014

TOTAL CAPITAL LEASES					$3,733,175	$6,443,027

TOTAL OUTSTANDING LONG-TERM DEBT AND CAPITAL LEASES					$46,416,074	$163,564,081

Details pertaining to the Company’s long-term debt and capital leases as of December 31, 2010 are as follows:

Financial Institution	Number of Notes	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Bank of America	6	3.225% to	Various in	Tanks	$3,135,601	$15,910,859
		6.03%	2015

BNC National Bank	2	6%	2012/2014	Equipment	3,614,857	8,081,548

Cashmere Valley Bank	1	7.50%	Oct 2014	Tanks	131,481	574,973

Dacotah Bank	1	6.50%	Mar 2014	Tanks	152,647	528,493

First National Bank	2	Prime+1/2%	2012/2013	Disposal wells	1,728,299	3,745,524

GE Capital Credit	1	6.90%	Dec 2013	Trucks	553,767	1,759,268

John Deere Capital Credit	1	4.65%	May 2011	Equipment	17,915	17,915

Key Equipment Finance Inc	2	7.98%	Dec 2012	Tanks	980,187	2,041,519

Paccar Financial	1	8.40%	Feb 2013	Trucks	502,615	1,130,071

State Bank & Trust	1	6.50%	Mar 2014	Tanks	153,436	528,857

SunTrust Equipment Finance	1	4.64%	July 2015	Tanks	593,513	2,960,727

Trinity, A Division of Bank of the West	1	Variable - 7.55%	Sept 2014	Tanks	81,067	343,259

US Bancorp	8	3.86% to	1 - 2012	Equipment	$4,927,061	$19,434,837
		6.81%	1 - 2014
			6 - 2015

Wallwork Financial	2	5.216%	Jan 2014	Equipment	141,933	479,233
		7.353%	Mar 2014

Wells Fargo Equipment Finance	11	4.93% to	3 - 2012	Equipment	2,394,211	6,144,301
		6.75%	8 - 2013

Beagle Contract for Deed	1	7%	2014	Real property	1,140	87,083

First National of Bank	1	5.35%	June 2013	Equipment	123,784	333,086

Banc of America	1	4.18%	Oct 2015	Airplane	547,901	2,885,508

TOTAL LONG TERM NOTES PAYABLE					$19,781,415	$66,987,061

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

The Company has the following capital leases outstanding as of December 31, 2010:

Financial Institution	Number of Leases	Interest Rate(s)	Maturity Date(s)	Collateral	Current Portion	Outstanding Balance
Marquette Equipment Finance	1	8.24%	Mar 2013	Equipment	$305,601	$715,336

Paccar Financial	2	6.529%	Aug 2012	Trucks	264,933	479,372
		7.271%	Nov 2012

Trinity, A Division of Bank of the West	2	Variable-	Oct 2012	Tanks	709,932	1,659,484
		7.55%	Sept 2014

Wallwork Financial	10	6.529% to	3 - 2011	Equipment	1,032,550	2,186,649
		8.134%	6 - 2012
			1 - 2013

Wells Fargo	5	3.87% to	3 - 2013	Equipment	1,600,144	5,240,373
		4.93%	2 - 2014

TOTAL CAPITAL LEASES					3,913,160	10,281,214

TOTAL OUTSTANDING LONG-TERM DEBT AND CAPITAL LEASES					$23,694,575	$77,268,275

NOTE 9 – SALT WATER DISPOSAL CONTRACTS

The Company’s salt water disposal sites are located on land owned by independent third parties. The Company has entered into contracts that provide the landowners with specified payments, generally based on a per barrel charge. Total expenses under the contracts were approximately as follows:

For the three months ended June 30, 2012 (unaudited)	$355,000
For the three months ended June 30, 2011 (unaudited)	$202,000
For the six months ended June 30, 2012 (unaudited)	$558,000
For the six months ended June 30, 2011 (unaudited)	$366,000
For the year ended December 31, 2011	$795,000
For the year ended December 31, 2010	$649,000

NOTE 10 – LEASE OBLIGATIONS

The Company leases facilities in Minot, Lignite, Stanley, and Dickinson, North Dakota and Baker, Montana. Leases range from a month-to-month basis to long-term leases through 2017. As of June 30, 2012 the Company’s future required minimum lease payments on its long-term leases were as follows:

For the six months ending December 31, 2012:	$21,480
For the year ending December 31:
2013	42,960
2014	42,960
2015	42,960
2016	42,960
Thereafter	39,380

Total	$232,700

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

Total facility lease expenses were as follows:

For the three months ended June 30, 2012 (unaudited)	$25,540
For the three months ended June 30, 2011 (unaudited)	$24,990
For the six months ended June 30, 2012 (unaudited)	$53,390
For the six months ended June 30, 2011 (unaudited)	$58,330
For the year ended December 31, 2011	$115,685
For the year ended December 31, 2010	$134,610

The Company leases various housing facilities under short term operating leases. Lease terms are either on a month to month basis or have initial lease terms of a year or less. Total rent expense under the housing facilities leases were as follows:

For the three months ended June 30, 2012 (unaudited)	$741,000
For the three months ended June 30, 2011 (unaudited)	$209,000
For the six months ended June 30, 2012 (unaudited)	$1,380,000
For the six months ended June 30, 2011 (unaudited)	$360,000
For the year ended December 31, 2011	$967,000
For the year ended December 31, 2010	$263,000

NOTE 11 – LEASE INCOME

The Company leases tanks, loaders and other various oil servicing equipment to oil producers and service companies. The lease terms provide for daily rental rates plus freight to load and unload the equipment. These leases are generally short-term in nature. A summary of the income from these leases, the cost of the leasing equipment, the accumulated depreciation on the leasing equipment and the depreciation expense on the leasing equipment is as follows:

	Income	Cost of leasing equipment	Accumulated depreciation	Depreciation expense
Three months ended June 30, 2012 (unaudited)	$21,590,733	$167,027,782	$24,478,511	$4,471,366
Three months ended June 30, 2011 (unaudited)	$12,132,469	$86,728,555	$10,135,336	$2,022,452
Six months ended June 30, 2012 (unaudited)	$43,460,000	$167,027,782	$24,478,511	$8,454,589
Six months ended June 30, 2011 (unaudited)	$21,900,174	$86,728,555	$10,135,336	$3,720,489
Twelve months ended December 31, 2011	$57,349,401	$146,621,559	$16,023,923	$9,609,076
Twelve months ended December 31, 2010	$28,015,480	$64,580,050	$6,414,847	$4,169,230

NOTE 12 – MAJOR CUSTOMERS

The Company derived 10 percent of more of its revenue from the following customers:

	For the three months ended June 30, 2012 (unaudited)	For the three months ended June 30, 2011 (unaudited)	For the six months ended June 30, 2012 (unaudited)	For the six months ended June 30, 2011 (unaudited)	For the year ended December 31, 2011	For the year ended December 31, 2010
Customer A	$—	$—	$—	$—	$—	$22,830,040
Customer B	42,599,322	14,485,102	82,127,524	23,034,232	66,853,989	—
Customer C	22,908,148	13,203,385	43,315,836	23,443,912	62,260,209	23,647,287
Customer D	—	—	—	—	—	22,016,262

	$65,507,470	$27,688,487	$125,443,360	$46,478,144	$129,114,198	$68,493,589

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

The Company had the following receivable amounts from these customers:

	June 30, 2012 (unaudited)	June 30, 2011 (unaudited)	June 30, 2012 (unaudited)	June 30, 2011 (unaudited)	December 31, 2011	December 31, 2010
Customer A	$—	$—	$—	$—	$—	$3,237,659
Customer B	40,717,346	12,651,794	40,717,346	12,651,794	19,525,142	—
Customer C	11,885,714	7,978,787	11,885,714	7,978,787	10,318,743	4,172,944
Customer D	—	—	—	—	—	6,052,924

	$52,603,060	$20,630,581	$52,603,060	$20,630,581	$29,843,885	$13,463,527

NOTE 13 – BENEFIT PLANS

The Company sponsors a defined contribution 401(K) plan that covers substantially all of its employees, which is effective upon hiring. The employee must be employed for a minimum of three years to be fully vested. The Company matches employee elective deferrals up to a maximum of 4% of the employee’s gross wages. Contributions to the plan were as follows:

Three months ended June 30, 2012 (unaudited)	$408,315
Three months ended June 30, 2011 (unaudited)	$224,318
Six months ended June 30, 2012 (unaudited)	$807,030
Six months ended June 30, 2011 (unaudited)	$433,183
Twelve months ended December 31, 2011	$1,173,422
Twelve months ended December 31, 2010	$551,903

NOTE 14 – ADVERTISING COSTS

Advertising costs, which were expensed as incurred, are as follows:

Three months ended June 30, 2012 (unaudited)	$126,502
Three months ended June 30, 2011 (unaudited)	$132,647
Six months ended June 30, 2012 (unaudited)	$285,231
Six months ended June 30, 2011 (unaudited)	$206,935
Twelve months ended December 31, 2011	$471,874
Twelve months ended December 31, 2010	$385,749

NOTE 15 – RELATED PARTY TRANSACTIONS

During 2010, the Company began to purchase fresh water from Garden Valley Water Depot, which is a proprietorship operated by the sole member of Badlands Energy, LLC. The Company purchased water and had accounts payable as follows for the periods presented:

	Purchases	Amount Payable
Three months ended June 30, 2012 (unaudited)	$662,450	$250,741
Three months ended June 30, 2011 (unaudited)	$743,370	$251,454
Six months ended June 30, 2012 (unaudited)	$1,237,572	$250,741
Six months ended June 30, 2011 (unaudited)	$1,204,835	$251,454
Twelve months ended December 31, 2011	$2,744,880	$250,104
Twelve months ended December 31, 2010	$741,297	$44,386

BADLANDS ENERGY LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

During the period from April 2012 through June 30, 2012, the Company transferred various real estate assets and advanced funds to Badlands Development II LLC. Badlands Development II LLC, a non-consolidated affiliate with common ownership, is a single member limited liability company owned by the sole shareholder of Badlands Energy LLC. Listed below is a summary of the related party transactions:

	(Unaudited)
Fixed assets at cost less accumulated depreciation of $237,815	$32,171,972
Property held for sale at cost	3,678,573
Cash advances	2,707,753
Issuance of note receivable from Badlands Development II, LLC*	(34,707,753	)*

Net non-cash distribution to member/shareholder	$3,850,545

*	The note receivable carries an interest rate of 4% and allows for principal advances up to a maximum of $52,500,000. The note receivable and any unpaid interest become due and payable on December 31, 2013. The note is secured by real estate.

NOTE 16 – COMMITMENTS

The Company had outstanding property and equipment commitments totaling approximately $12,100,000 as of June 30, 2012.

NOTE 17 – CONTINGENCIES

In conjunction with the Company’s housing development activities, the Company has entered into a financing agreement with Dakota West Credit Union. Under the terms of the agreement, Dakota West Credit Union will provide credit directly to employees of the Company to acquire mobile homes located in Watford City, North Dakota. Should the employee default on his or her loan, the Company is required to purchase the mobile home from the credit union for the outstanding balance. The outstanding balances of the loans were $551,517 (unaudited), $559,262 and $609,000 as of June 30, 2012, December 31, 2011, and December 31, 2010, respectively.

The Company has several capital equipment leases with Wallwork Financial, Paccar Financial, BlackRidge Leasing, Marquette Equipment Finance, and Trinity, A Division of Bank of the West. Two of these leases have a provision guaranteeing a minimum residual value for the equipment at the expiration of the initial lease term. The equipment leases with Wallwork Financial and Paccar Financial have a total guaranteed residual value of $461,558. If the equipment appraises for less than the guaranteed residual value at the end of the lease term, the Company is obligated to pay to the lessor the deficiency as additional rent.

The Company operates in industries that are subject to a variety of changing federal and state environmental regulations. The Company is not aware of any violations of such regulations. The Company’s policy is to accrue environmental costs when it is both probable that a liability exists and the amount can be reasonably estimated.

NOTE 18 – SUBSEQUENT EVENTS

Subsequent to June 30, 2012, the Company sold assets for proceeds totaling $2,540,0000. The proceeds were received in July of 2012.

INDEPENDENT AUDITOR’S REPORT

To the Members of

Badlands Energy, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of Badlands Energy, LLC and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, member’s equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Badlands Energy, LLC and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information on pages 21 and 22 are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements, and accordingly, we express no opinion on it.

BRADY, MARTZ & ASSOCIATES, P.C.

March 23, 2010

BADLANDS ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,998,760	$2,380,634
Accounts receivable	14,808,908	11,766,357
Parts inventory	536,851	413,684
Prepaids and other current assets	428,939	265,136

Total current assets	$17,773,458	$14,825,811

NET PROPERTY AND EQUIPMENT	$62,070,100	$57,537,186

OTHER ASSETS
Disposal well bonds	$230,000	$210,000
Intangible assets – net of amortization	—	2,410
Other assets	501,463	449,831

Total other assets	$731,463	$662,241

TOTAL ASSETS	$80,575,021	$73,025,238

LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$3,523,126	$2,645,695
Accrued liabilities	944,127	592,177
Accrued payroll and related taxes	514,692	1,057,821
Accrued interest payable	16,722	83,656
Short-term debt	4,021,336	6,695,125
Current portion of long-term debt	12,668,141	9,318,438

Total current liabilities	$21,688,144	$20,392,912

LONG-TERM LIABILITIES
Long-term debt – net of current portion	$27,756,649	$32,683,345
Asset retirement obligation	435,962	404,500

Total long-term liabilities	$28,192,611	$33,087,845

TOTAL LIABILITIES	$49,880,755	$53,480,757

MEMBER’S EQUITY	30,694,266	19,544,481

TOTAL LIABILITIES AND MEMBER’S EQUITY	$80,575,021	$73,025,238

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
SALES	$75,550,019	$62,661,317
COST OF SALES	11,204,777	8,456,836

GROSS PROFIT	$64,345,242	$54,204,481

OPERATING EXPENSES
Personnel expenses	$24,841,697	$18,735,224
Vehicle expenses	13,050,126	13,385,320
Other operating expenses	3,349,863	3,203,555
Depreciation and amortization expense	8,989,098	5,155,795
Interest expense	2,759,935	1,271,122

Total operating expenses	$52,990,719	$41,751,016

NET EARNINGS	$11,354,523	$12,453,465

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

BALANCE, JANUARY 1, 2008	$8,933,733
DISTRIBUTIONS	(1,842,717)
NET EARNINGS	12,453,465

BALANCE, DECEMBER 31, 2008	$19,544,481
DISTRIBUTIONS	(204,738)
NET EARNINGS	11,354,523

BALANCE, DECEMBER 31, 2009	$30,694,266

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Earnings	$11,354,523	$12,453,465

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	8,957,637	5,130,155
Accretion expense	31,462	25,639
Loss on sale of fixed assets	15,096	133,950

Effects on operating cash flow due to changes in:
Receivables	(3,042,551)	(5,378,482)
Prepaids and other current assets	(163,803)	(116,498)
Inventory	(123,167)	(112,938)
Other assets	(71,632)	(88,395)
Accounts payable	877,431	1,097,312
Accrued liabilities	351,950	79,441
Accrued payroll	(543,129)	493,478
Accrued interest	(66,934)	27,498

Net cash provided by operating activities	$17,576,883	$13,744,625

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of property and equipment	$(7,407,724)	$(9,034,311)
Proceeds on sale of fixed assets	259,869	245,070

Net cash used by investing activities	$(7,147,855)	$(8,789,241)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Distributions	$(204,738)	$(1,842,717)
Long-term debt issued	23,662,080	—
Long-term debt repaid	(31,594,455)	(5,081,529)
Short-term debt issued	23,059,007	14,654,610
Short-term debt repaid	(25,732,796)	(10,406,525)

Net cash flows used by financing activities	$(10,810,902)	$(2,676,161)

NET (DECREASE) INCREASE IN CASH
AND CASH EQUIVALENTS	$(381,874)	$2,279,223
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$2,380,634	$101,411

CASH AND CASH EQUIVALENTS – END OF YEAR	$1,998,760	$2,380,634

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest	$2,826,869	$1,254,853

Noncash investing and financing activities
Property and equipment acquired	$(6,355,382)	$(34,031,992)
Direct debt issued to finance property and equipment acquisitions	6,355,382	34,031,992
Asset retirement costs capitalized	—	101,761
Asset retirement obligation	—	(101,761)

Cash outlay	$—	$—

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BADLANDS ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations – Badlands Energy, LLC is a holding company that presently owns 100% membership interests in Landtech Enterprises, LLC, Badlands Power Fuels, LLC, Badlands Leasing, LLC and Badlands Development, LLC.

Landtech Enterprises, LLC – The Company operates thirteen salt-water disposal systems in Montana and North Dakota. Sales are generally derived from disposal services (production water and junk oil) as well as freshwater sales. These services comprised 14% of the consolidated sales for 2009 and 16% of the consolidated sales for 2008.

Badlands Power Fuels, LLC – The Company provides fresh water, production water, and crude oil transportation services in Montana and North Dakota. The Company also leases various equipment to other oil producers and service companies in the region. The transportation services and equipment leasing comprised 86% of the consolidated sales for 2009 and 84% of the consolidated sales for 2008.

Badlands Leasing, LLC – The Company provides air transportation services to companies in the consolidated reporting entity.

Badlands Development, LLC – The Company provides mobile homes for rent primarily to employees.

Principles of consolidation – All material intercompany accounts and transactions have been eliminated.

Ownership – Badlands Energy, LLC is owned by Mark Johnsrud.

Revenue recognition – Salt-water disposal revenue is recognized as earned upon receipt of the product. Transportation revenue is recognized as earned upon delivery of the product. Rent and lease revenue is recognized as earned based on the individual lease terms.

Cash equivalents – Cash equivalents include time deposits, money market mutual funds, and all highly liquid debt instruments with original maturities of three months or less.

Concentrations of credit risk – At various times throughout the year, the Company has maintained cash in excess of federally insured deposits at various financial institutions. The Company does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business.

Accounts receivable are carried at original invoice. Management determines uncollectible accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Past due receivables are not charged interest. Management believes that substantially all receivables are collectable and an allowance for bad debts has not been recorded.

Inventory – Inventory consists of parts supplies maintained to support the Company’s transportation services and disposal well services. Cost is maintained by using the weighted average cost method on a first-in first-out basis.

Prepaid expenses and other current assets – Prepaid expenses and other current assets include items such as insurance and other miscellaneous items, and employee advances. The prepaid expenses are recognized as an operating expense in the period they benefit.

Property and equipment – Property and equipment is stated at cost less accumulated depreciation using straight-line methods. The estimated lives used to compute depreciation are as follows:

Disposal wells and improvements	15 years
Tools and equipment	5 years
Buildings	40 years
Vehicles	5 years
Office equipment	5 – 7 years
Transportation equipment	5 – 15 years
Leasing equipment	5 – 15 years

Intangible assets – Intangible assets consist of loan fees. The loan fees are amortized on a straight-line basis over the life of the loan.

Advertising – Advertising costs are expensed as incurred.

Accrued compensated absences – Compensated absences are accrued and charged to expense in the period in which it is earned.

Impairment of long-lived assets – Potential impairment of long-lived assets is reviewed whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Impairment is recognized when the estimated future net cash flows (undiscounted and without interest charges) from the asset are less than the carrying amount of the asset. No impairment losses have been recognized on long-lived assets.

Reclassifications – Certain accounts in the prior year have been reclassified for comparative purposes to conform with the presentation in the current year.

Asset retirement obligations – If a reasonable estimate of the fair value can be made, the Company will record a liability for the future retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal operation of the assets.

The fair value of a liability for an asset retirement obligation is recognized in the period in which the liability is incurred. The fair value is measured using expected future cash outflows (estimated using current prices that are escalated by an assumed inflation rate) discounted at the Company’s credit-adjusted risk-free interest rate. The liability is then accreted each period until it is settled or the asset is sold, at which time the liability is reversed and any gain or loss resulting from the settlement of the obligation is recorded. The initial fair value of the asset retirement obligation is capitalized and subsequently depreciated or amortized as part of the carrying amount of the related asset.

Use of estimates – The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Codification – In June 2009, the Financial Accounting Standards Board (FASB) established the FASB Accounting Standards Codification™ (the “Codification”) as the single source of authoritative accounting principles recognized by the FASB in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP). The codification supersedes existing non-grandfathered, non-SEC accounting and reporting standards. The Codification did not change GAAP but rather organized it into a hierarchy where all guidance within the Codification carries and equal level of authority. The Codification became effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Codification did not have a material effect on the Company’s financial statements.

Income taxes – The consolidated Company is classified as a sole member limited liability company for income tax purposes. The consolidated taxable income or loss is reported on the sole members’ income tax return and is taxed at his individual rate.

Under professional standards, the Company’s policy is to evaluate the likelihood that its uncertain tax positions will prevail upon examination based on the extent to which those positions have substantial support within the Internal Revenue Code and Regulations, Revenue Rulings, court decisions and other evidence.

For all open tax years and all major taxing jurisdictions, management of the Company has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. The federal income tax returns of the Company are subject to examination by the IRS, generally for the three years after they were filed. Furthermore, management of the Company is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

NOTE 2 – PROPERTY AND EQUIPMENT

Details pertaining to property and equipment as of December 31, 2009 and 2008 are as follows:

2009	Cost	Accumulated Depreciation	Net Property and Equipment
Land	$632,200	$—	$632,200
Land improvements	238,825	17,242	221,583
Disposal wells and improvements	10,348,231	1,932,970	8,415,261
Rental tanks	27,260,092	2,245,617	25,014,475
Tools and equipment	1,238,871	723,462	515,409
Buildings	2,368,748	188,304	2,180,444
Vehicles	1,756,556	656,186	1,100,370
Office equipment	674,092	233,566	440,526
Other assets	1,912,327	232,403	1,679,924
Transportation equipment	32,571,034	10,701,126	21,869,908

	$79,000,976	$16,930,876	$62,070,100

2008	Cost	Accumulated Depreciation	Net Property and Equipment
Land	$82,200	$—	$82,200
Land improvements	185,625	3,094	182,531
Disposal wells and improvements	9,467,364	1,292,585	8,174,779
Rental tanks	21,855,940	498,025	21,357,915
Tools and equipment	1,128,689	494,018	634,671
Buildings	2,027,606	82,565	1,945,041
Vehicles	1,456,792	430,601	1,026,191
Office equipment	289,508	108,380	181,128
Other assets	951,734	118,676	833,058
Transportation equipment	28,726,105	5,606,433	23,119,672

	$66,171,563	$8,634,377	$57,537,186

The equipment cost includes capital leases of $11,052,821 and $7,748,474 with accumulated depreciation of $2,991,480 and $1,001,590 in 2009 and 2008, respectively. The depreciation expense on these capital leases was $1,534,171 in 2009 and $780,672 in 2008.

NOTE 3 – INTANGIBLE ASSETS

The Company has applied professional standards regarding goodwill and other intangible assets. Among its provisions is a requirement that the Company classify its intangible assets subject to amortization and assets not subject to amortization. The following is a summary of the Company’s intangible assets:

2009	Cost	Accumulated Amortization	Cost Less Accumulated Amortization
Subject to amortization:
Loan fees	$142,238	$142,238	$—
Not subject to amortization:
None	—	—	—

Total intangible assets	$142,238	$142,238	$—

2008	Cost	Accumulated Amortization	Cost Less Accumulated Amortization
Subject to amortization:
Loan fees	$142,238	$139,828	$2,410
Not subject to amortization:
None	—	—	—

Total intangible assets	$142,238	$139,828	$2,410

NOTE 4 – OHER ASSETS

The Company’s other assets consisted of the following:

	2009	2008
Rent and security deposits on leased property	$335,980	$344,380
Patronage retainage	165,483	105,451

Total	$501,463	$449,831

NOTE 5 – SHORT-TERM DEBT

The Company and its subsidiaries have entered into a revolving credit line agreement with US Bank. The maximum credit available is $10,000,000. As of December 31, 2009, the outstanding balance due on the credit line was $3,698,838. The credit line carries a variable interest rate (3.25% + the one month LIBOR rate). As of December 31, 2009, the interest rate was 3.481%. The credit line is collateralized by substantially all of the Company’s assets, as well as personal guaranteed by Badlands Energy, LLC’s sole member. The credit line matures June 15, 2011.

The Company has entered into a lease purchase agreement to purchase real estate. Pursuant to the agreement, monthly payments of $35,834 are to be made over a 12 month period beginning October 1, 2009. As of December 31, 2009, the outstanding balance pursuant to the agreement is $322,498.

NOTE 6 – LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Details pertaining to the Company’s long-term debt as of December 31, 2009 are as follows:

2009	Current Portion	Outstanding Balance
BNC NATIONAL BANK
Two notes, interest rate of 6.00%, maturing in 2012 and 2014, respectively.
Secured by equipment.	$3,291,695	11,509,262

WALLWORK FINANCIAL CORP
Nine truck notes, interest rates from 6.529% to 8.134%, three maturing in 2011 and six maturing in 2012.
Secured by trucks.	602,499	2,223,300	**

BEAGLE CONTRACT FOR DEED
Interest rate of 7%, maturing in 2013. Secured by real property.	1,063	88,130

FIRST NATIONAL BANK OF KANSAS
Four notes, interest rates of Prime + 1/2%, with a minimum rate of 5.5%, maturing in 2010 and 2011, secured by substantially all assets of the Company as well as a personal guarantee by the sole member of Badlands Energy, LLC.	2,821,894	4,011,748

PACCAR FINANCIAL
Two truck notes, interest rates range from 6.529% to
7.271%, both maturing in 2012, secured by trucks.	230,001	959,650	**

JOHN DEERE CREDIT
Interest rate of 4.65%, maturing in May 2011. Secured by equipment.	41,733	59,659

BLACKRIDGE LEASING
Interest rate of 7.9%, maturing in September 2013.
Secured by trailers.	197,313	825,296	**

WALLWORK FINANCIAL CORP
Interest rate of 7.353%, maturing in January 2014.
Secured by equipment.	60,737	279,693

USBANCORP EQUIPMENT FINANCE, INC.
Two notes, Interest rate of 4.97% and 6.81%, maturing in
September 2012 and January 2014, respectively.
Secured by tanks.	1,720,910	6,578,632

TRINITY, A DIVISION OF BANK OF THE WEST
Two notes, Variable interest rates (7.55% as of
December 31, 2009) maturing in October 2012 and
September 2014. Secured by tanks.	740,954	2,740,482	**

KEY EQUIPMENT FINANCE
Two tank notes, interest rates of 7.98%, maturing in December 2012, secured by tanks.	905,247	2,946,766

MARQUETTE EQUIPMENT FINANCE
Interest rate of 8.239%, maturing March of 2013.
Secured by equipment.	209,854	922,831	**

2009	Current Portion	Outstanding Balance

PACCAR FINANCIAL
Interest rate of 8.40%, maturing in February 2013.
Secured by trucks.	455,525	1,587,971

STATE BANK & TRUST
Interest rate of 6.5%, maturing in March 2014.
Secured by tanks.	141,837	670,909

WELLS FARGO EQUIPMENT FINANCE
Three notes, interest rates of 6.25% and 6.75%, maturing in 2012. Secured by equipment.	473,456	1,383,919

CASHMERE VALLEY BANK
Interest rate of 7.50%, maturing in October 2014.
Secured by tanks.	121,883	696,460

GE CAPITAL
Interest rate of 6.90%, maturing in December 2013.
Secured by trucks.	510,211	2,269,479

DACOTAH BANK
Interest rate of 6.5%, maturing in March 2014.
Secured by tanks.	141,329	670,603

TOTALS	$12,668,141	$40,424,790

Details pertaining to the Company’s long-term debt as of December 31, 2008 are as follows:

2008	Current Portion	Outstanding Balance
BNC NATIONAL BANK
Interest rate of 6%, maturing in November 2012.
Secured by equipment.	$2,503,270	$10,333,307

WALLWORK FINANCIAL CORP
Ten truck notes, interest rates from 6.529% to 8.134%, one maturing in 2009, three maturing in 2011, and six maturing in 2012, secured by trucks.	635,283	2,858,583	**

CONTRACT FOR DEED
Two contracts for deed, interest rates of 6% and 7%, maturing in 2011. Secured by real property.	167,058	255,155

FIRST NATIONAL BANK OF KANSAS
Three notes, interest rates of Prime + 1/2%, with a minimum rate of 5.5%, maturing in 2010, secured by substantially all assets of the Company as well as a personal guarantee by the sole member of Badlands Energy, LLC.	3,021,852	7,033,599

PACCAR FINANCIAL
Two truck notes, interest rates range from 6.529% to
7.271%, both maturing in 2012, secured by trucks.	214,516	1,174,165	**

JOHN DEERE CREDIT
Interest rate of 4.65%, maturing in May 2011. Secured by equipment.	39,776	99,482

2008	Current Portion	Outstanding Balance

BLACKRIDGE LEASING
Interest rate of 7.9%, maturing in September 2013.
Secured by trailers.	182,372	1,009,765	**

WALLWORK FINANCIAL CORP
Interest rate of 7.353%, maturing in January 2014.
Secured by equipment.	49,817	328,907

USBANCORP EQUIPMENT FINANCE, INC.
Interest rate of 6.81%, maturing in September 2012.
Secured by tanks.	838,575	3,533,477

TRINITY, A DIVISION OF BANK OF THE WEST
Variable interest rate (7.55% as of December 31, 2008) maturing in October 2012. Secured by tanks.	476,183	1,977,104	**

KEY EQUIPMENT FINANCE
Two tank notes, interest rates of 7.98%, maturing in December 2012, secured by tanks.	653,234	3,600,000

WALLWORK FINANCIAL CORP
Interest only payments for the 2009 year at a rate of 7%.
Commencing on January 2010, principal and interest payments are required at an interest rate of 9%. The note matures in September 2010. Secured by equipment.	—	6,325,325

PACCAR FINANCIAL
Interest rate of 8.4%, maturing in February 2013.
Secured by trucks.	344,084	1,935,039

STATE BANK & TRUST
Interest rate of 6.5%, maturing in March 2014.
Secured by tanks.	96,388	769,125

DACOTAH BANK
Interest rate of 6.5%, maturing in March 2014.
Secured by tanks.	96,030	768,750

TOTALS	$9,318,438	$42,001,783

**	Capital lease obligation.

The Company’s loan agreements contain several covenants. As of December 31, 2009 and 2008, the Company is either in compliance with or has obtained waivers for the applicable covenants.

The estimated principal maturities on long-term debt as of December 31, 2009 are as follows:

For the year ending December 31:
2010	$12,668,141
2011	12,083,256
2012	11,056,786
2013	3,973,968
2014	642,639
Thereafter	—

Total	$40,424,790

NOTE 7 – ASSET RETIREMENT OBLIGATIONS

The Company has adopted professional standards, which requires that the fair value of a liability for an asset retirement obligation associated with a tangible long-lived asset be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. The asset retirement obligations recorded by the Company relate to the future plugging and abandonment costs of its salt-water disposal wells.

A liability is incurred in the period in which a well is acquired or drilled. The fair value of the liability is estimated based on historical experience in plugging and abandoning wells, federal and state regulatory requirements, estimated useful lives of wells, estimates of the cost to plug and abandon wells in the future, and the Company’s credit-adjusted risk-free interest rate. Revisions of the liability occur due to changes of those factors. Each period, the liability is accreted to its future estimated value until the liability is settled. Settlement of the liability occurs when a well is sold or plugged and abandoned.

Changes in asset retirement obligations for the year ended December 31, 2009 and 2008 were as follows:

	2009	2008
Beginning of Year	$404,500	$277,100
Liabilities incurred	—	101,761
Revisions to estimate	—	—
Accretion expense	31,462	25,639
Liabilities settled	—	—

End of Year	$435,962	$404,500

NOTE 8 – LEASE OBLIGATIONS

The Company leases the land associated with its salt-water disposal system. As of December 31, 2009, the Company was leasing the land for thirteen salt-water disposal sites, two truck dump sites, and one fresh water site. The lease rates are generally based on a per barrel charge for the salt and fresh water sites, and a fixed monthly rate for the truck dump locations. Total land lease expense was approximately $499,000 and $385,000 in 2009 and 2008, respectively.

The Company leases its facilities in Stanley, Killdeer, and Lignite, North Dakota and Baker, Montana, on a month to month basis. In addition, the company leases two facilities in Dickinson, and one in Minot. As of December 31, 2009 the Company’s future required minimum lease payments were as follows:

2010	$72,610
2011	66,610
2012	60,610
2013	61,210
2014	53,810
Thereafter	125,300

Total facility lease expense for 2009 and 2008 was $144,510 and $128,010, respectively.

NOTE 9 – LEASE INCOME

The Company leases tanks, loaders and other various oil servicing equipment to oil producers and service companies. The lease terms provide for daily rental rates plus freight to load and unload the equipment. These leases are generally short-term in nature. Income from these leases totaled $8,632,604 and $940,900 as of December 31, 2009 and 2008, respectively. The cost of the leasing equipment as of December 31, 2009 and 2008 was $27,260,092 and $21,855,940 with accumulated depreciation of $2,245,617 and $498,026, respectively. The depreciation expense on this equipment was $1,747,587 and $498,026 in 2009 and 2008, respectively.

The Company leases a portion of its facilities in its Beach location to a tenant under a five year lease agreement. Under terms of the leases, the Company is to collect a total of $250 per month through December 2010.

NOTE 10 – MAJOR CUSTOMERS

The Company derived 10 percent of more of its revenue during the years ended December 31, 2009 and 2008 from the following customers:

	2009	2008
Customer A	$11,673,272	$12,656,615
Customer B	5,379,330	8,929,967
Customer C	7,135,203	—	*

	$24,187,805	$21,586,582

The Company had the following receivable amounts from these customers as of December 31, 2009 and 2008

	2009	2008
Customer A	$2,778,584	$2,115,223
Customer B	594,354	2,178,299
Customer C	1,353,214	—	*

	$4,726,152	$4,293,522

*	The revenue derived from Customer C was not in excess of 10 percent in 2008, but was in excess of 10 percent in 2009. As such, the balances from 2008 have not been included in the schedule above regarding Customer C.

NOTE 11 – BENEFIT PLANS

The Company sponsors a defined contribution 401 (K) plan that covers substantially all of its employees, which is effective upon hiring. The employee must be employed for a minimum of three years to be fully vested. The Company matches employee elective deferrals up to a maximum of 4% of the employee’s gross wages. Contributions to the plan totaled $445,999 in 2009 and $385,336 in 2008.

NOTE 12 – ADVERTISING COSTS

Advertising costs, which were expensed as incurred, totaled $212,835 and $195,522 for the years ended December 31, 2009 and 2008, respectively.

NOTE 13 – COMMITMENTS

The Company had the following purchase commitments as of:

December 31, 2009

Asset	Purchase Commitment
20 Frac Tanks	$599,000
9 Truck Tanks	371,000
17 Trucks	1,895,000
17 Trailers	1,180,000
3 Manlifts	282,000
Land	430,000
Building	300,000

Total	$5,057,000

Total amount paid and capitalized	1,330,000
Total amount included in December 31, 2009 accounts payable	990,000

Remaining commitments, as of December 31, 2009	$2,737,000	*

*	The balance of the purchase commitments are due in 2010 as the Company takes possession of the property and equipment.

December 31, 2008

Asset	Purchase Commitment
1 Vac Truck	$280,000
Software	330,000
Building	79,000

Total	$689,000	**

**	The Company had deposited $266,248 of the acquisition cost with various vendors. The balance of the purchase commitments were paid in 2009 as the Company took possession of the property and equipment.

NOTE 14 – CONTINGENCIES

The Company has several capital equipment leases with Wallwork Financial, Paccar Financial, BlackRidge Leasing, Marquette Equipment Finance, and Trinity, A Division of Bank of the West. Two of these leases have a provision guaranteeing a minimum residual value for the equipment at the expiration of the initial lease term. The equipment leases with Wallwork Financial and Paccar Financial have a total guaranteed residual value of $1,009,834. If the equipment appraises for less than the guaranteed residual value at the end of the lease term, the Company is obligated to pay to the lessor the deficiency as additional rent.

The Company operates in industries that are subject to a variety of changing federal and state environmental regulations. The Company is not aware of any violations of such regulations. The Company’s policy is to accrue environmental costs when it is both probable that a liability exists and the amount can be reasonably estimated.

NOTE 15 – SUBSEQUENT EVENTS

On February 4, 2010, the Company entered into an agreement to purchase land in Watford City, ND, totaling $225,000. A deposit of $25,000 was made pursuant to the agreement.

On February 19, 2010, the Company placed a bid for 20 trailer homes located in a trailer park in Watford City, ND, totaling $910,000. The bid was accepted and on March 3, 2010, the Company paid $455,000 as a down payment.

On February 23, 2010, the Company entered into a contract for the construction of an airplane hangar. The total price per the contract was $238,565.

No other significant events have occurred subsequent to the Company’s year end. Subsequent events have been evaluated through March 23, 2010, which is the date these financial statements were available to be issued.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

BADLANDS ENERGY, LLC,

THE SOLE MEMBER OF BADLANDS ENERGY, LLC,

ROUGH RIDER ACQUISITION, LLC

and

HECKMANN CORPORATION

Dated as of September 3, 2012

A-i

A-ii

A-iii

A-iv

Exhibits

Exhibit A	Stockholders’ Agreement

Exhibit B	Voting Agreement

Exhibit C	Certificate of Merger

Exhibit D	Articles of Merger

Exhibit E	Escrow Agreement

Exhibit F	Seller Employment Agreement

Schedules

Schedule I	List of Stockholders Entering into the Voting Agreement

Schedule 2.01(f)(xi)	Company Indebtedness

Schedule 2.01(f)(xii)	Consents

Schedule 10.01	Permitted Liens

A-v

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of September     , 2012, by and among Rough Rider Acquisition, LLC, a Delaware limited liability company (“Buyer”), Heckmann Corporation, a Delaware corporation (“Parent”), Badlands Energy, LLC, a North Dakota limited liability company (the “Company”), and Mark D. Johnsrud, an individual residing in the state of North Dakota and the sole member of the Company (“Seller”). Capitalized terms used and not otherwise defined herein have the meanings set forth in ARTICLE 10 below.

WHEREAS, Seller owns all of the issued and outstanding equity interests of the Company, which as of the date hereof consists of (and as of the Closing shall consist of) One (1) membership unit (the “Company Unit”);

WHEREAS, effective for a date prior to the Closing Date, the Company, pursuant to Treasury Regulations under Section 7701 of the Code, elected to be treated as a corporation for U.S. federal income tax purposes and, at the same time, the Company made an election pursuant to Section 1362(a) of the Code to be treated as an S corporation within the meaning of Section 1361 of the Code;

WHEREAS, Buyer is a wholly owned subsidiary of Parent and treated as a disregarded entity for U.S. federal tax purposes pursuant to Treasury Regulations under Section 7701;

WHEREAS, upon the terms and subject to the conditions set forth herein, each of the Parties desires to merge the Company with and into Buyer in a reorganization pursuant to Section 368(a)(1)(A) of the Code, whereby Seller shall be entitled to receive a combination of shares of Parent Common Stock and cash in exchange for the Company Unit (the “Merger”);

WHEREAS, in connection with the closing of the transactions contemplated by this Agreement, Seller and Parent shall enter into a Stockholders’ Agreement in the form attached hereto as Exhibit A (the “Stockholders’ Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the stockholders identified on Schedule I hereto, will execute and deliver to Seller and the Company a voting agreement in the form attached hereto as Exhibit B (the “Voting Agreement”), pursuant to which such stockholders shall agree to vote the shares of Parent Common Stock that he beneficially owns to approve the issuance of the Stock Consideration (defined below) to Seller pursuant to the terms of this Agreement; and

WHEREAS, Seller and the board of directors of the Company, on the one hand, and the board of directors of Parent, on the other hand, have determined (i) that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of the Company and Parent, respectively, as the case may be, and in the best long-term interests of the holder of the Company Unit and stockholders of Parent, as the case may be; and (ii) that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, the respective business strategies of the Parties.

NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

THE MERGER

1.01 Merger and Effect of Merger.

(a) In connection with the Merger, each of the Company and Seller has approved, by resolutions duly adopted, the provisions of this Agreement as their “Plan of Merger” within the meaning of Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”) and Section 10-32-101 of the North Dakota Limited Liability Company Act (the “NDLLCA”). Subject to the provisions of this Agreement, the Certificate of Merger as required by Section 18-209 of the DLLCA and in the form attached hereto as Exhibit C (the “Certificate of Merger”) and the Articles of Merger as required by Section 10-32-103 of the NDLLCA and in the form attached hereto as Exhibit D (the “Articles of Merger”) shall each be duly prepared, executed and acknowledged by the Company, Buyer and such other parties as may be appropriate, and thereafter the Certificate of Merger shall be executed and delivered to the Secretary of State of the State of Delaware (the “Delaware Department”), as provided in Section 18-209 of the DLLCA, and the Articles of Merger shall be executed and delivered to the Secretary of State of the State of North Dakota (the “North Dakota Department”), as provided in Section 10-32-103 of the NDLLCA, for filing as soon as practicable on or after the date on which the Closing occurs. The Merger shall become effective on the later of (i) the date and at the time of the acceptance of the Certificate of Merger by the Delaware Department and (ii) the date and at the time of the acceptance of the Articles of Merger by the North Dakota Department; or at such time thereafter as the Parties may otherwise agree (the “Effective Time”).

(b) At the Effective Time, the separate corporate existence of the Company shall cease, the Company shall be merged with and into Buyer and Buyer, as the surviving company in the Merger, shall continue its corporate existence under the laws of the State of Delaware (the “Surviving Company”) under a name to be determined by the Parties prior to the Closing. At and after the Effective Time, the Merger will have the effects set forth in Section 18-209 of the DLLCA and Section 10-32-106 of the NDLLCA. The Merger is intended by the Parties to qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Code. The Company, Parent, and Buyer will each be a party to the plan of reorganization within the meaning of Section 368(b) of the Code and each hereby adopts this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) of the Treasury Regulations.

(c) The Certificate of Formation and Operating Agreement of Buyer, as in effect immediately prior to the Effective Time, shall be the Certificate of Formation and Operating Agreement of the Surviving Company immediately after the Effective Time and shall thereafter continue to be its Certificate of Formation and Operating Agreement until amended as provided therein and under the DLLCA.

(d) The officers of Buyer holding office immediately prior to the Effective Time shall be the officers of Buyer as the Surviving Company immediately after the Effective Time. The officers of Buyer immediately prior to the Effective Time shall be the officers of Buyer as the Surviving Company immediately after the Effective Time.

1.02 Closing and Final Consideration.

(a) Merger Consideration. Each Company Unit issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of Seller, be converted into the right to receive the Stock Consideration and the Closing Cash Consideration (defined below) (and together with any final adjustment pursuant to Section 1.02(f) below, the “Merger Consideration”), deliverable to or on behalf of Seller at the Closing, as set forth below.

(b) Closing Consideration. For purposes of this Agreement, “Closing Consideration” means an amount equal to:

(i) Ninety-five million (95,000,000) shares of Parent Common Stock (the “Stock Consideration”) minus the Escrow Shares, payable as set forth in Section 1.02(c) below;

(ii) plus the sum of One Hundred Twenty-Five Million Dollars ($125,000,000), in cash;

(iii) minus the amount of Estimated Unpaid Company Transaction Expenses unpaid as of the Closing (payable by Buyer pursuant to Section 1.02(c) below);

(iv) plus (minus) the positive (or negative) value of the difference, if any, between the Estimated Net Working Capital and Net Working Capital Target; and

(v) plus (minus) the positive (or negative) value of the difference, if any, between the Company Indebtedness and Company Indebtedness Target (such sum, the “Closing Cash Consideration”).

(c) Payment of Closing Consideration, Escrow Shares, Company Indebtedness and Transaction Expenses. On the Closing Date, Buyer shall make the following payments and deliveries:

(i) Buyer shall deliver to Seller an amount in cash equal to the Closing Cash Consideration by wire transfer of immediately available funds to an account specified by Seller to Buyer at least two (2) Business Days prior to Closing;

(ii) Buyer shall issue to Seller the Stock Consideration (minus the Escrow Shares), which Stock Consideration shall be issued under a valid private placement pursuant to Section 4(2) promulgated under the Securities Act;

(iii) Buyer shall contribute on behalf of Seller the Escrow Shares to the Escrow Agent to hold subject to the terms of the Escrow Agreement, in the form attached hereto as Exhibit E (the “Escrow Agreement”), which Escrow Shares shall be issued under a valid private placement pursuant to Section 4(2) promulgated under the Securities Act;

(iv) Buyer shall, in its sole discretion, (A) assume in all respects, or (B) pay, or cause to be paid, on behalf of the Company and its Subsidiaries, the amounts of Company Indebtedness indicated on Schedule 2.01(f)(xi), such payment to be made as determined in the payoff letters delivered pursuant to Section 2.01(f)(xi) by wire transfer of immediately available funds to the Persons or bank accounts specified in such payoff letters; and

(v) Buyer shall pay, or cause to be paid, on behalf of the Company and its Subsidiaries, the Estimated Unpaid Company Transaction Expenses, which shall be specified by the Company on the Closing Certificate no later than two (2) Business Days prior to the Closing Date, by wire transfer of immediately available funds to the Persons or bank accounts specified on the Closing Certificate.

(d) Estimated Net Working Capital and Net Working Capital Target. Between the date hereof and the Closing Date, the Company shall keep Buyer reasonably informed regarding its preparation of the calculation of Estimated Net Working Capital and Net Working Capital Target pursuant to this Section 1.02(d), and shall consider in good faith any comments made by Buyer with respect thereto.

(e) Closing Certificate. Within five (5) Business Days, but in no event less than three (3) Business Days, prior to the Closing Date, the Company shall deliver to Buyer and Parent a certificate, in form and substance reasonably satisfactory to Buyer (the “Closing Certificate”) setting forth: (A) the Net Working Capital Target, (B) the Company Indebtedness and (C) the Company’s reasonable good faith estimate as of the Closing Date of (i) the Company Transaction Expenses that remain unpaid (the “Estimated Unpaid Company Transaction Expenses”), and (ii) the Estimated Net Working Capital, together with a schedule setting forth the Company’s calculation of the Estimated Net Working Capital and Net Working Capital Target.

(f) Post-Closing Adjustments.

(i) As promptly as possible, but in any event within ninety (90) days after the Closing Date, Buyer, at its sole expense, will deliver to Seller: (A) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date (the “Closing Date Balance Sheet”) and (B) schedules setting forth (i) a calculation of Net Working Capital as of the Closing Date in the same manner as the calculation of the Estimated Net Working Capital and the amount, if any, by which the Net Working Capital is less than or greater than the Estimated Net Working Capital, (ii) a calculation of Company Indebtedness and the amount, if any, by which the Company Indebtedness is less than or is greater than the Company Indebtedness Target, and (iii) a calculation of the Company Transaction Expenses that remained unpaid as of the Closing (the “Unpaid Company Transaction Expenses”) and the amount, if any, by which the Unpaid Company Transaction Expenses are less than or greater than the Estimated Unpaid Company Transaction Expenses, in each case duly certified by Buyer as setting forth Buyer’s good faith determination of the information set forth therein, and together, in each case, with reasonable supporting documentation (together, the “Closing Statement”). The Closing Statement shall be prepared in a manner consistent with the definition of the term “Net Working Capital” set forth in this Agreement and under GAAP, as applicable, and except as otherwise provided in this Agreement, applied on a basis consistent with that employed in the preparation of the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2011. The Closing Statement shall disregard: (x) any financing or refinancing arrangements entered into at any time by Buyer or any other transaction entered into by Buyer in connection with the consummation of the transactions contemplated hereby; and (y) any of the plans, transactions or changes which Buyer intends to initiate or make, or cause to be initiated or made, after the Closing with respect to the Company and its Subsidiaries or their respective businesses or assets, or any facts or circumstances that are unique or particular to Buyer or any of its assets or liabilities.

(ii) Buyer, the Surviving Company and its Subsidiaries shall grant Seller and his authorized representatives reasonable access to all such papers and documents and all such personnel as it or its representatives may reasonably request, and Seller shall have up to sixty (60) days after receiving the Closing Statement to review the Closing Statement (the “Review Period”); provided that, in the event Buyer, the Surviving Company or its Subsidiaries do not provide, in all material respects, any papers or documents or access to personnel reasonably requested by Seller or any of his authorized representatives within five (5) Business Days of request therefor (or such shorter period as may remain in the Review Period), the Review Period shall be extended by five (5) Business Days plus one (1) Business Day for each additional day required for Buyer, the Company or its Subsidiaries to so respond to such request.

(iii) To the extent that Seller confirms his acceptance of the Closing Statement within the Review Period or has not objected in writing to the calculation of Net Working Capital, Company Indebtedness and/or Unpaid Company Transaction Expenses on the Closing Statement prior to the end of the Review Period, the Closing Statement and the calculations of Net Working Capital, Company Indebtedness and Unpaid Company Transaction Expenses thereon as prepared by Buyer shall be final, binding and non-appealable by the Parties hereto.

(iv) If Seller has any objections to the Closing Statement, Seller shall deliver to Buyer a statement (an “Objections Statement”) describing in reasonable detail those items and amounts to which Seller objects (the “Disputed Items”) prior to the end of the Review Period. Seller and Buyer shall negotiate in good faith to resolve the Disputed Items, but if they do not reach a final resolution within thirty (30) days after the delivery of the Objections Statement to Buyer, Seller and Buyer shall submit any unresolved Disputed Items to PricewaterhouseCoopers LLP; provided that, if PricewaterhouseCoopers LLP is unable or unwilling to serve in such capacity, Seller and Buyer shall submit any unresolved Disputed Items to an alternative mutually agreed upon independent accounting or valuation firm of national reputation (PricewaterhouseCoopers LLP, or such alternative firm, the “Firm”). Each party may furnish to the Firm such information and documents as it deems relevant, with copies of such submission and all such documents and information being concurrently given to the other party. Seller and Buyer shall use their respective commercially reasonable efforts to cause the Firm to resolve such unresolved Disputed Items and notify them in writing of such resolution as soon as practicable, but in any event within thirty (30) days after the date on which the Firm is first retained. In resolving any disputed item, the Firm shall resolve each item of disagreement based solely on the supporting material provided by Buyer and Seller and not pursuant to an independent review, and may not assign a value to any particular item greater than the greatest value for such item claimed by either Party or less than the lowest value for such item claimed by either Party, in each case presented to the Firm. The decision of the Firm regarding each of the Disputed Items shall be final, binding and non-appealable by the Parties hereto. Each party shall bear its own costs and expenses in connection with the resolution of such dispute by the Firm. The fees and expenses of the Firm shall be borne on a proportionate basis by Buyer and Seller based on the inverse proportion of the respective percentages of the dollar value of Disputed Items determined in favor of Buyer and Seller, respectively. Seller, on the one hand, and Buyer, the Surviving Company, and its Subsidiaries, on the other hand shall, cooperate fully with the Firm and respond on a timely basis to all requests for information or access to documents or personnel made by the Firm, all with the intent to fairly and in good faith resolve all Disputed Items as promptly as reasonably practicable. Once all Disputed Items are resolved, the calculation of the Net Working Capital, Company Indebtedness and/or Unpaid Company Transaction Expenses on the Closing Statement, as the case may be, shall be adjusted, as appropriate, to reflect (A) any resolution of Disputed Items as agreed between Buyer and Seller; and/or (B) any determination of Disputed Items by the Firm, and the Closing Statement and the calculation of the Net Working Capital, Company Indebtedness and/or Unpaid Company Transaction Expenses thereon, as the case may be (in each case, as so adjusted) shall be final, binding and non-appealable by the Parties hereto.

(v) Within ten (10) Business Days after the final determination of the Net Working Capital, Company Indebtedness and Unpaid Company Transaction Expenses and the Closing Statement or the failure of Seller to timely file an Objections Statement pursuant to the provisions of this Section 1.02(f), (i) the Net Increase in the Closing Cash Consideration, if any, shall be paid by Parent to Seller by wire transfer of immediately available funds or (ii) if there is a Net Decrease in the Closing Cash Consideration, the amount of such Net Decrease in the Closing Cash Consideration shall be paid by Seller to Parent by wire transfer of immediately available funds.

(vi) All payments required pursuant to this Section 1.02(f) shall be deemed to be adjustments, for Tax purposes, to the aggregate Merger Consideration paid by Buyer for the Company Unit purchased by it pursuant to this Agreement.

(vii) Notwithstanding anything to the contrary set forth herein, the Parties hereby agree that any amounts collected after the Closing Date with respect to accounts receivable on the Closing Date Balance Sheet that are aged ninety (90) days or more from date of invoice shall be delivered to Seller by wire transfer in immediately available funds to an account designated by Seller.

1.03 The Closing. The closing of the Merger and the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Reed Smith LLP, located at 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222, on the third (3rd) Business Day following satisfaction or waiver of all of the closing conditions set forth in ARTICLE 2 hereof (other than those which by their nature are to be satisfied at the Closing), or on such other date as is mutually agreeable to Buyer and Seller. The date of the Closing is herein referred to as the “Closing Date.” The Closing shall be deemed to occur at, and the calculation of all Closing amounts to be made hereunder (including the Net Working Capital) shall be made as of, 12:01 a.m. Eastern Standard Time on the Closing Date.

ARTICLE 2

CONDITIONS PRECEDENT TO CLOSING

2.01 Conditions to Buyer’s and Parent’s Obligations. The obligations of Buyer and Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date (any one or more of which may be waived in writing at the option of Parent in its sole discretion):

(a) The representations and warranties set forth in ARTICLE 3 and ARTICLE 4 hereof (other than those representations and warranties that address matters as of particular dates, which need only be true and correct as of their respective dates) shall be true and correct in all material respects as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, except for such representations and warranties that are qualified by terms such as “material” or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct in all respects when made and as of the Closing (other than those representations and warranties that address matters as of particular dates, which need only be true and correct as of their respective dates).

(b) The Company and Seller shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing.

(c) No statute, rule, regulation, ruling, order, consent, judgment or injunction shall be in effect preventing the consummation of the transactions contemplated by this Agreement and there shall not be pending any action or proceeding initiated or brought by any Governmental Body seeking to enjoin, restrain, prohibit or otherwise prevent the consummation of the transactions contemplated by this Agreement.

(d) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated.

(e) The Parent Stockholder Approval shall have been duly obtained, and the Parent Common Stock to be issued as Stock Consideration shall have been approved for listing on NYSE, subject only to official notice of issuance.

(f) The Company or Seller (as applicable) shall have delivered to Buyer and Parent each of the following:

(i) a certificate executed by Seller and an officer of the Company, dated the Closing Date, stating that the preconditions specified in Section 2.01(a) and Section 2.01(b) as they relate to Seller and the Company have been satisfied;

(ii) evidence of the expiration or termination described in Section 2.01(d);

(iii) a copy of the Escrow Agreement, duly executed by Seller and the Escrow Agent;

(iv) a copy of the Stockholders’ Agreement, duly executed by Seller;

(v) a copy of the employment agreement, duly executed by Seller, for Seller’s employment with Parent, commencing on the Closing Date, in the form attached hereto as Exhibit G (the “Seller Employment Agreement”);

(vi) duly executed resignations of each of the officers and directors of the Company and its Subsidiaries effective as of the Closing Date;

(vii) the Closing Certificate, in form and substance reasonably satisfactory to Buyer and Parent;

(viii) (A) the certificate of formation of the Company and each of its Subsidiaries each as certified by the North Dakota Department; and (B) a certificate of good standing of the Company and each of its Subsidiaries from the North Dakota Department, and each other state in which the Company and its Subsidiaries are qualified to do business as set forth on Schedules 4.01 and 4.02, in each case dated within five (5) Business Days of the Closing Date;

(ix) a certificate of the Secretary of the Company given on behalf of the Company, and not in an individual capacity, certifying as to: (i) the Organizational Documents of the Company, (ii) resolutions duly adopted by the board of managers of the Company authorizing the execution and delivery of this Agreement and the other agreements contemplated hereby, as applicable, by the Company and the performance by the Company of the transactions contemplated hereby and thereby, and the consummation of all transactions contemplated hereby and thereby; and (iii) incumbency and signatures of the officers of the Company;

(x) a certificate of Seller certifying pursuant to Treasury Regulations Section 1.1445-2(b)(2), that Seller is not a foreign person within the meaning of Sections 1445 and 897 of the Code (such certificate, a “FIRPTA Certificate”). Notwithstanding anything to the contrary in this Agreement, if Buyer does not obtain a FIRPTA Certificate from Seller, Buyer shall be entitled to proceed with the Closing and withhold from the Closing Cash Consideration (and any adjustment thereto) otherwise payable to Seller, the appropriate amounts required to be withheld pursuant to Section 1445 of the Code;

(xi) payoff letters, in forms reasonably satisfactory to Buyer and Parent setting forth the payoff amounts as of the Closing Date for the Company Indebtedness set forth on Schedule 2.01(f)(xi) designated by Buyer and Parent in writing to the Company (which shall be designated as soon as reasonably practicable from the date hereof, but in any event, within such period of time prior to the Closing Date as required under the underlying agreements related to such Company Indebtedness), to be paid in full by the Closing Date, and indicating that upon payment of a specified amount (subject to per diem increase, if applicable), the holder of such Company Indebtedness shall release its Liens and other security interests in the assets, properties and securities of the Company and its Subsidiaries securing such Indebtedness, and agree to execute or authorize the execution of Uniform Commercial Code termination statements and other release documents necessary to release of record such Liens and other security interests; and

(xii) The consents set forth on Schedule 2.01(f)(xii).

(g) No change, effect, event, occurrence, state of facts or development shall have occurred since the date hereof that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

2.02 Conditions to Seller’s and the Company’s Obligations. The obligations of the Company and Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date (any one or more of which may be waived in writing at the option of Seller in its sole discretion):

(a) The representations and warranties set forth in ARTICLE 5 hereof (other than those representations and warranties that address matters as of particular dates, which need only be true and correct as of their respective dates) shall be true and correct at and as of the Closing Date in all material respects when made and at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, except for such representations and warranties that are qualified by terms such as “material” or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct in all respects when made and as of the Closing (other than those representations and warranties that address matters as of particular dates, which need only be true and correct as of their respective dates).

(b) Buyer and Parent shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing.

(c) No statute, rule, regulation, ruling, order, consent, judgment or injunction shall be in effect preventing the consummation of the transactions contemplated by this Agreement and there shall not be pending any action or proceeding initiated or brought by any Governmental Body seeking to enjoin, restrain, prohibit or otherwise prevent the consummation of the transactions contemplated by this Agreement.

(d) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated.

(e) The Parent Stockholder Approval shall have been duly obtained, and the Parent Common Stock to be issued as Stock Consideration shall have been approved for listing on the NYSE, subject only to official notice of issuance, at or prior to the Effective Time.

(f) Buyer shall, concurrently with the Closing, make the payments and deliveries set forth in Section 1.02(c) to be made by it on the Closing Date.

(g) Seller shall have been appointed to serve on the Parent Board as a Class II director effective as of the Closing Date.

(h) No change, effect, event, occurrence, state of facts or development shall have occurred since the date hereof that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, on Parent and its Subsidiaries taken as a whole.

(i) Buyer and Parent shall have delivered to the Company each of the following:

(i) certificates representing the Stock Consideration;

(ii) a certificate executed by an officer of each of Buyer and Parent, dated the Closing Date, stating that the preconditions specified in Section 2.02(a) and Section 2.02(b) as they relate to Buyer and Parent have been satisfied;

(iii) evidence of the expiration or termination described in Section 2.02(d);

(iv) a copy of the Escrow Agreement, duly executed by Buyer, Parent and the Escrow Agent;

(v) a copy of the Stockholders’ Agreement, duly executed by Parent and the other management stockholders that are Parties thereto;

(vi) a copy of the Seller Employment Agreement, duly executed by Parent;

(vii) (A) the certificate of formation of Buyer as certified by the Delaware Department; and (B) a certificate of good standing of Buyer from the Delaware Department, in each case dated within three (3) Business Days prior to the Closing Date;

(viii) (A) the certificate of incorporation of Parent as certified by the Delaware Department; and (B) a certificate of good standing of Parent from the Delaware Department, in each case dated within three (3) Business Days prior to the Closing Date;

(ix) with respect to any Company Indebtedness to be assumed by Parent on the Closing Date, evidence in form and substance reasonably satisfactory to Seller of the assignment of such Company Indebtedness to Parent, together with fully-executed and effective copies of all consents, amendments, instruments, documents and other agreements required by each holder of any such Company Indebtedness in connection with such assignment, or evidence, in form and substance satisfactory to Company that no consent to assignment by the holder of such Company Indebtedness is required;

(x) with respect to all Company Indebtedness, evidence in form and substance satisfactory to Seller that all personal guarantees of Seller relating to the Company Indebtedness have been extinguished as of the Effective Time, and that Seller will have no further personal obligation or liability for any Company Indebtedness;

(xi) a certificate of the Secretary of Buyer and Parent given on behalf of Buyer and Parent, and not in an individual capacity, certifying as to: (i) the operating agreement or bylaws of Buyer and Parent, as applicable; (ii) resolutions duly adopted by the member, manager or board of directors of Buyer and Parent, as applicable, authorizing the execution and delivery of this Agreement and the other agreements contemplated hereby, as applicable, and the performance by Buyer and Parent of the transactions contemplated hereby and thereby; (iii) incumbency and signatures of the officers of Buyer and Parent; and (iv) the Parent Stockholder Approval obtained by Parent.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer and Parent as follows:

3.01 Competence; Valid and Binding Agreement. Seller is competent to execute, deliver and perform this Agreement. Assuming that this Agreement is a valid and binding obligation of Buyer and Parent, this Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

3.02 No Breach. Except as set forth on Schedule 3.02, the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not materially conflict with or result in any material breach of, constitute a material default under, result in a material violation of, result in the creation of any Lien upon the Company Unit or any other material assets of Seller pursuant to, or require any material authorization, consent, approval, exemption or other material action by or notice to any court, other Governmental Body or other third party under: (i) any material indenture, mortgage, lease, loan agreement or other material agreement or instrument to which Seller is bound; or (ii) any Law, statute, rule or regulation, order, judgment or decree to which Seller is subject (except for the applicable requirements of the HSR Act and the Communications Act).

3.03 Ownership. Schedule 3.03 sets forth the record owner the Company Unit, which constitutes all of the issued and outstanding equity securities of the Company.

3.04 Brokerage. Except as described on Schedule 3.04 and as will be satisfied in full as of the Closing by payment of the Estimated Unpaid Company Transaction Expenses, no broker, finder or agent is entitled to any brokerage fees, finder’s fees or commissions in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Company.

3.05 Securities Matters.

(a) Seller is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act. Seller understands that the shares of Parent Common Stock constituting Stock Consideration issuable hereunder are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that Parent is relying in part upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgements and understanding of Seller set forth in this Section 3.05 in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Stock Consideration to be acquired, or that may be acquired, hereunder.

(b) Seller and its advisors have had access, through EDGAR, to copies of each report, registration statement and definitive proxy statement filed by Parent with the SEC and has been afforded the opportunity to ask questions of and receive answers from Parent regarding Parent and the transactions contemplated hereby. Seller understands that its investment in the shares of Parent Common Stock being issued, or issuable, hereunder involves a high degree of risk. Seller has sought such accounting, legal and Tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of shares of Parent Common Stock that may be acquired hereunder. Seller understands that no United States federal or state agency or any other Governmental Body has passed on or made any recommendation or endorsement of the shares of Parent Common Stock issuable hereunder, or the fairness or suitability of the investment in Parent Common Stock, nor have such authorities passed upon or endorsed the merits of the offering of Parent Common Stock contemplated hereby.

(c) Seller does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the shares of Parent Common Stock that may be received hereunder in a transaction that would violate the Securities Act or any state securities Laws.

(d) Seller understands that the shares of Parent Common Stock to be issued hereunder have not, as of the date hereof, been registered under the Securities Act or any state securities Laws, and may not be offered for sale, sold, assigned or transferred unless and until (i) subsequently registered thereunder (including pursuant to the Stockholders’ Agreement); or (ii) pursuant to an exemption from such registration, including pursuant to Rule 144 (or a successor rule thereto).

(e) Seller further understands and acknowledges that the Escrow Shares issued to it at Closing pursuant to Section 1.02 will be placed into the Escrow Account pursuant to the terms and conditions herein and in the Escrow Agreement and that, except as expressly provided for herein or in the Escrow Agreement, Seller may not sell, assign or transfer the Escrow Shares during the term of the Escrow Agreement.

(f) Seller understands that the certificates or other instruments representing the shares of Parent Common Stock issuable hereunder will bear a restrictive legend as set forth below and that a stop-transfer order may be placed against transfer of such shares of Parent Common Stock; provided that any such legend (other than the legend related to the Escrow Shares, which shall remain subject to the restrictions in Section 3.05(e)) shall be removed and Parent shall issue a certificate or shares in book-entry form without legend to the holder of the shares of Parent Common Stock at Parent’s cost and expense, at such time as (i) such shares of Parent Common Stock are registered pursuant to an effective registration statement under the Securities Act, including, but not limited to, registration pursuant to the Stockholders’ Agreement; or (ii) in connection with a sale, assignment or other transfer, Parent receives an opinion of counsel, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of such shares of Parent Common Stock may be made without registration under the applicable requirements of the Securities Act and state Law, including pursuant to Rule 144.

(g) Seller understands that, except as provided in Section 3.05(f), all certificates or other instruments representing the shares of Parent Common Stock issuable hereunder as Stock Consideration shall bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO HECKMANN CORPORATION.

In addition to the restrictive legend above, all certificates or other instruments representing Escrow Shares shall also bear the following restrictive legend:

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT AND PLAN OF MERGER BY AND AMONG BADLANDS ENERGY, LLC, THE SOLE MEMBER OF BADLANDS ENERGY, LLC, ROUGH RIDER ACQUISITION, LLC AND HECKMANN CORPORATION, DATED SEPTEMBER     , 2012. THE CERTIFICATES REPRESENTING THESE SECURITIES HAVE BEEN DEPOSITED WITH AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS ESCROW AGENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE SECRETARY OF HECKMANN CORPORATION.

3.06 No Other Representations and Warranties. Except for the representations and warranties contained in ARTICLE 3, Buyer and Parent acknowledge that neither Seller nor any other Person has made any representation or warranty (whether express or implied) on behalf of Seller or any of his employees, agents or representatives in connection with this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Buyer, Parent or their respective employees, agents or representatives of any materials, documentation or other information during the course of due diligence or the negotiation process.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed in any disclosure schedule delivered by the Company and Seller to Buyer and Parent pursuant to this Agreement, the Company and Seller each hereby jointly and severally represent and warrant to Buyer and Parent, as follows:

4.01 Organization and Corporate Power. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of North Dakota, and the Company has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as now conducted. Schedule 4.01 lists every jurisdiction in which the Company is qualified to do business, and such jurisdictions represent every jurisdiction in which its ownership of property or the conduct of its business as now conducted requires it to qualify, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has made available to Parent copies of the Organizational Documents of the Company and its Subsidiaries, and such copies are true and complete. Schedule 4.01 sets forth a correct and complete list of the officers and directors of each of the Company and its Subsidiaries.

4.02 Subsidiaries. The Subsidiaries of the Company and their ownership structure is set forth on Schedule 4.02. Neither the Company nor its Subsidiaries owns or holds the right to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any other Person. Schedule 4.02 lists every jurisdiction in which each of the Company’s Subsidiaries is qualified to do business, and such jurisdictions represent every jurisdiction in which its ownership of property or the conduct of its business as now conducted requires it to qualify, except where the failure to be so qualified would not have a Material Adverse Effect. Each of the Company’s Subsidiaries is validly existing and in good standing under the Laws of the jurisdiction of its formation, has all requisite power and authority necessary to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its business as now conducted requires it to qualify, except where the failure to hold such authorizations, licenses and permits or to be so qualified would not have a Material Adverse Effect. Except as set forth in Schedule 4.02, all of the membership interests of each of the Company’s Subsidiaries is owned by the Company free and clear of all Liens.

4.03 Authorization; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of the Company, and no other proceedings on the Company’s part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of Buyer and Parent, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

4.04 No Breach. Except as set forth on Schedule 4.04, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not materially conflict with or result in any material breach of, constitute a material default under, result in a material violation of, result in the creation of any Lien upon any material assets of the Company or its Subsidiaries pursuant to, or require any material authorization, consent, approval, exemption or other action by or notice to any court, other Governmental Body or other third party under: (i) the provisions of the Company’s or its Subsidiaries’ certificate of incorporation or bylaws; (ii) any Material Contract or any Licenses and Permits set forth on Schedule 4.20; or (iii) any Law, order, judgment or decree to which the Company or its Subsidiaries is subject (except for the applicable requirements of the HSR Act and the Communications Act).

4.05 Capitalization. Except as set forth on Schedule 4.05, the Company Unit constitutes all of the outstanding equity interests of the Company. Except for the Company Unit and except as set forth on Schedule 4.05, there are no outstanding: (i) equity interests or voting securities of the Company; (ii) securities convertible or exchangeable into Company Units or other equity interests of the Company; (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem equity interests of the Company; or (iv) equity appreciation, phantom equity interests, profit participation or similar rights with respect to the Company, and there are no outstanding obligations of the Company, actual or contingent, to issue, transfer, sell or deliver or to repurchase, redeem or otherwise acquire any securities. The Company Unit has been duly authorized and validly issued and was issued in compliance with all applicable securities Laws and is not subject to, nor was it issued in violation of, any purchase option, call option, right of first refusal, first offer, co-sale or participation preemptive right, subscription right or any similar right. Except as set forth on Schedule 4.05, as of immediately prior to the Closing, Seller will be the beneficial and record holder of the Company Unit, which shall constitute all outstanding equity securities of the Company, free and clear of all Liens. A correct and complete description of the Indebtedness of the Company and its Subsidiaries is set forth on Schedule 4.05.

4.06 Financial Statements. Schedule 4.06 consists of: (i) the audited consolidated balance sheet of the Company and its Subsidiaries and the related statements of income, stockholders equity and cash flows, in each case, as of and for the fiscal years ended December 31, 2011, 2010 and 2009 (the “Audited Financial Statements”); and (ii) the unaudited consolidated balance sheet of the Company as of June 30, 2012 (the “Latest Balance Sheet”), and the related unaudited consolidated statements of operations for the six (6)-month period then ended, which financial statements shall, in each case, be reviewed by an accounting firm (together, the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). Except as set forth on Schedule 4.06, each of the Financial Statements were, and each Monthly Financial Statements, will be, prepared on the basis of and in accordance with the books and records of the Company and its Subsidiaries kept in the ordinary course of business (which books and records are accurate and complete in all material respects), and fairly presents in all material respects the financial condition of the Company and its Subsidiaries on a consolidated basis as of its respective date, and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods related thereto, in each case in accordance with GAAP consistently applied, except in the case of the unaudited Financial Statements for the absence of footnote disclosure and year-end adjustments, none of which has resulted or will result, individually or in the aggregate, in a Material Adverse Effect, taken as a whole.

4.07 Absence of Certain Developments. Since the date of the Latest Balance Sheet, there has not been any Material Adverse Effect. Except as set forth on Schedule 4.07 and except as expressly contemplated by this Agreement, since the date of the Latest Balance Sheet, neither the Company nor any of its Subsidiaries has:

(a) amended any of its Organizational Documents;

(b) incurred any Indebtedness except working capital credit line borrowings in the ordinary course of business consistent with past practices, or guaranteed any such Indebtedness, or issued or sold any Indebtedness or warrants or rights to acquire any Indebtedness of such party or guarantee any Indebtedness of others;

(c) mortgaged, pledged or subjected to any Lien any of its assets, except Permitted Liens;

(d) (i) sold, leased, licensed, assigned, pledged or granted any security interest in, transferred or otherwise disposed of, or agreed to sell, lease, license, assign, pledge or grant any security interest in, transfer or otherwise dispose of, any material portion of its tangible assets, except in the ordinary course of business, or (ii) acquired by merger or consolidation with, or merged or consolidated with, or purchased substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof;

(e) sold, licensed, assigned or transferred any material Company Intellectual Property, except in the ordinary course of business;

(f) issued, sold or transferred, or agreed to the issuance, delivery or sale of: (i) any of its equity securities; (ii) any securities convertible or exchangeable into equity; or (iii) other equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

(g) entered into or materially modified or terminated any Contract of a type required to be listed on Schedule 4.10;

(h) made any material capital investment in, or any material loan to, any other Person (other than the Company and its Subsidiaries);

(i) made any material capital expenditures or commitments therefor, except in the ordinary course of business;

(j) adopted any new or made any material changes in its existing employee benefit plans or made any material changes in wages, salary or other compensation with respect to its officers, directors or employees, except, in each case, (i) to the extent required to comply with applicable Law or the terms of any Plan or (ii) for any such action that is not material and that was taken in the ordinary course of business consistent with past practice, and no communication or announcement has been made indicating any intention of the Company or any Subsidiary to take any of the foregoing actions;

(k) paid, loaned or advanced (other than the payment of salary and benefits in the ordinary course of business or the payment, advance or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any of its assets to, or entered into or modified any other transactions with, any of its Affiliates, or made any loan to, or entered into any other transaction with, any of its directors or officers outside the ordinary course of business;

(l) made a material change in its accounting or Tax methods, practices or policies, filed or amended in a material respect any Tax Return, entered into any closing agreement, settled any Tax claim or assessment, surrendered any right to claim a Tax refund, offset or other reduction in liability, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(m) modified in a material manner its existing cash management, credit collection or payment policies, procedures and practices (including, without limitation, any acceleration in the collection of accounts receivable, delay in the payment of accounts payable or change in the maintenance of working capital balances);

(n) commenced or settled any litigation, arbitration or proceeding involving an amount in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate (and not involving equitable relief);

(o) entered into or materially modified any Material Contract or material Licenses or Permits, or otherwise become obligated to do any of the foregoing, except in each case in the ordinary course of business consistent with past practice;

(p) experienced any incidents of damage, destruction or loss of any property owned by the Company or its Subsidiaries, whether or not covered by insurance, having a replacement cost or fair market value in excess of Seven Hundred and Fifty Thousand Dollars ($750,000); or

(q) except in the ordinary course of business consistent with past practice: (i) made any material change in any of the terms and conditions with respect to the pricing of its products or supplies or services relating to the products; (ii) entered into or modified any course of action to induce, encourage or attempt to induce or encourage any customers (including wholesalers and distributors) to purchase or maintain inventory of the its products in quantities in excess of their current needs; (iii) shipped products to customers substantially in excess of historic levels or otherwise, through special payments incentives or otherwise; or (iv) made any change in any practice which would reasonably be expected to result in subsequent decreased orders from customers, as compared to the normal historical orders from such customers.

4.08 Properties

(a) Except as set forth on Schedule 4.08(a), the Company and each of its Subsidiaries own good title to, or hold pursuant to valid and enforceable leases, all of the tangible personal property (including without limitation all Frac Fluid tanks, trucks, trailers and vehicles and vehicles owned or leased by the Company and its Subsidiaries) shown to be owned or leased by them on the Latest Balance Sheet, free and clear of all Liens, except for Permitted Liens, and except for assets disposed of by the Company and its Subsidiaries in the ordinary course of business consistent with past practices since the date of the Latest Balance Sheet. Such assets, in their current state, comprise all material tangible personal assets used in and necessary to permit the Company to continue to conduct its business as presently conducted in the ordinary course of business. To the Company’s Knowledge, all Frac Fluid tanks, trucks, trailers and vehicles owned or leased by the Company are road-worthy, to the extent applicable and have been maintained in accordance with normal industry practice, applicable Federal Motor Carrier Safety Administration (“FMCSA”) regulations and any contractual requirements related to such tangible assets except to the extent any violation or noncompliance would not cause any Material Adverse Effect. To the Company’s Knowledge, all Frac Fluid tanks, trucks, trailers, vehicles, highway tractors and highway trailers owned or leased by the Company: (i) are structurally adequate for operation in the ordinary course of business consistent with past practices; (ii) have been maintained in accordance with normal industry practice with the regulations of the FMCSA or the Federal Railroad Administration as the case may be, and with any contractual requirements related to such equipment; and (iii) are in good operating condition and repair (subject to normal wear and tear not caused by neglect), in all cases, except to the extent any such failure to be structurally adequate for operation or in good operating condition or adequately maintained would not have a Material Adverse Effect. All tangible personal property assets of the Company and its Subsidiaries are of an insurable character (including all Frac Fluid tanks, trucks, trailers and other vehicles), are insured by insurers of recognized responsibility against loss or damage to the extent and in the manner customary for companies engaged in the same or similar business and similarly situated.

(b) The real property listed on Schedule 4.08(b) (the “Leased Real Property”) constitutes a complete and correct list of all of the real property leased, subleased, licensed, or otherwise used in any material respect, pursuant to other similar agreements or arrangements, by the Company and its Subsidiaries and that significantly relate to the business and operations of the Company and its Subsidiaries other than the Owned Real Property. Schedule 4.08(b) also sets forth a complete and correct list of all leases, subleases, licenses or other rental arrangements pursuant to which the Company or its Subsidiaries holds any Leased Real Property (individually, a “Lease” and collectively, the “Leases”). To the extent in the Company’s possession, the Company has delivered or made available to Buyer accurate and complete copies of each of the Leases or, to the Company’s Knowledge, has provided on Schedule 4.08(b), an accurate and complete description of the material terms of all unwritten Leases and any other Leases that Company has not delivered or made available to Buyer. None of the Leases referenced in the preceding sentence have been modified, assigned, changed, supplemented, amended, or mortgaged in any material respect, except to the extent that such modifications or other changes are disclosed on Schedule 4.08(b) or disclosed by the copies of the Leases delivered or made available to Buyer. With respect to each Lease, and except as otherwise specified on Schedule 4.08(b):

(i) to the Company’s Knowledge, such Lease is valid and is in full force and effect, subject to the application of any bankruptcy or creditors’ rights Laws and, if applicable, proper authorization and execution of such Lease by the other party thereto;

(ii) none of the Leased Real Property has been subleased, licensed, assigned or otherwise transferred or conveyed by the Company or its Subsidiaries, and to the Company’s Knowledge, there are no Liens that affect the Leased Real Property as a result of the acts or omissions of the Company or its Subsidiaries other than Permitted Liens;

(iii) to the Company’s Knowledge, neither the Company nor its Subsidiaries has received any written notice from any Government Body that the use, occupancy, and operations of any Leased Real Property by the Company or any applicable Subsidiary is not in compliance with all applicable Laws and Permits; or

(iv) to the Company’s Knowledge, neither the Company nor its Subsidiaries has received from any counterparty thereto or sent to any counterparty thereto written notice of any material default or alleged default in the performance of any obligation to be performed or paid under any Lease.

(c) The real property listed on Schedule 4.08(c) (the “Owned Real Property”) constitutes all of the real property (including, without limitation, the Company Wells) owned by the Company and its Subsidiaries. With respect to each parcel of Owned Real Property, and except as otherwise specified on Schedule 4.08(c):

(i) the identified owner of the Owned Real Property listed on Schedule 4.08(c) owns fee simple title to the parcel of real property, free and clear of any matters affecting title to such real property as of the Closing Date, except for Permitted Liens, and, to the Company’s Knowledge, there are no outstanding options, rights of first offer or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein;

(ii) to the Company’s Knowledge, each Owned Real Property currently has and at Closing will have all utilities necessary or required for the Company or its Subsidiaries current and ordinary use, occupancy and operations at such Owned Real Property and means of ingress and egress to and from public highways, either direct or by permanent and irrevocable rights over and across private roads;

(iii) to the Company’s Knowledge, neither the Company nor its Subsidiaries has received written notice from any Governmental Body that the Owned Real Property or the use and operation thereof, is in violation of any applicable Laws or Permits (including, but not limited to, those relating to building and zoning, or disabled or partially disabled Persons). To the Company’s Knowledge, there are presently and validly in effect all Permits for the use, occupancy and operation of the Owned Real Property as it is presently being operated; and

(iv) except for Permitted Liens, none of the Owned Real Property is subject to any other leases, subleases, licenses, or other rental arrangements, and the Company or its Subsidiaries have not received written notice of any pending or proposed condemnation or eminent domain proceedings affecting the Owned Real Property.

(d) For any salt water disposal wells (together, the “Company Wells”) owned by the Company and its Subsidiaries, no Person other than the Company or its Subsidiaries has the right to possession of the Company Wells and of any saltwater or Frac Fluids contained therein. To the Company’s Knowledge, the Company Wells were constructed in accordance with applicable Laws and standards of workmanship customary in the industry and, to the Company’s Knowledge, are free from any known or latent material defects except for ordinary wear and tear and as disclosed in Schedule 4.08(d).

(e) To the Company’s Knowledge, the land use rights related to the Company Wells are valid, existing and in full force and effect, and provide the Company with sufficient right to conduct its business as currently conducted and to own and operate the Company Wells as currently conducted. To the Company’s Knowledge, there are no eminent domain or condemnation proceedings pending or threatened affecting any portion of such land use rights related to the Company Wells. Except as set forth on Schedule 4.08(e), to the Company’s Knowledge, neither the Company nor its Subsidiaries has received written notice of any default or event (with or without notice, lapse of time or both) that would result in the termination, material impairment or limitation of any such land use right related to the Company Wells. To the Company’s Knowledge, except as indicated on Schedule 4.08(e), no consent from the grantors of any land use rights related to the Company Wells is required in connection with the transactions contemplated herein by this Agreement.

4.09 Tax Matters. Except as set forth on Schedule 4.09:

(a) The Company and its Subsidiaries have timely filed, or have timely filed for extensions to file, all material Tax Returns that are required to be filed by them through the date hereof. Such Tax Returns are true, correct and complete in all material respects, and the Company and its Subsidiaries have each timely paid and discharged all material Taxes, whether or not shown on such Tax Returns. The provision for Taxes in the

Financial Statements is sufficient for all accrued and unpaid Taxes as of the date hereof. The Company and its Subsidiaries have withheld, collected and paid over to the appropriate Governmental Bodies or are properly holding for such payment all Taxes required by Law to be withheld or collected.

(b) There is no dispute or claim concerning any Tax liability of the Company or its Subsidiaries claimed or raised by any Taxing Authority in writing.

(c) No action, suit, proceeding or audit or any written notice of inquiry of any of the foregoing is pending against or with respect to the Company or its Subsidiaries regarding Taxes, and no action, suit, proceeding or audit has been threatened in writing against or with respect to the Company or its Subsidiaries regarding Taxes.

(d) Each of the Company and its Subsidiaries has timely withheld and paid over to the appropriate Taxing Authority all Taxes which it is required to withhold from amounts paid or owing to any employee, independent contractor, shareholder, creditor, holder of securities or other third party, and each of the Company and its Subsidiaries has complied with all information reporting (including IRS Form 1099) and backup withholding requirements, including maintenance of required records with respect thereto.

(e) The accrual for Taxes on the Closing Date Balance Sheet would be adequate, based on the Company’s estimates as of the date hereof, to pay all Tax liabilities of the Company and its Subsidiaries if its current tax year were treated as ending on the Closing Date.

(f) None of the Company or any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement with any Person other than the Company and its Subsidiaries, and none of the Company or its Subsidiaries has any current contractual obligation to indemnify any other Person with respect to Taxes.

(g) No written claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by such jurisdiction.

(h) Neither the Company nor any of its Subsidiaries has currently in effect any waiver of any statute of limitations in respect of Taxes or currently has in effect any agreement to any extension of time with respect to a Tax assessment or deficiency, which waiver or agreement is still in effect.

(i) There are no Liens for Taxes (other than for Taxes not yet due and payable or for which adequate reserves are maintained in accordance with GAAP) upon the assets of the Company or its Subsidiaries.

(j) None of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting with respect to a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law); (iii) installment sale made prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) election under Section 108(i) of the Code.

(k) No power of attorney that currently is in effect has been granted by any of the Company or its Subsidiaries.

(l) None of the Company or any of its Subsidiaries has (i) taken a reporting position on a Tax Return that, if not sustained, could be reasonably likely to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local or foreign Law), (ii) entered into any transaction identified as a (x) “listed transaction,” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2), (y) a “transaction of interest,” within the meaning of Treasury Regulations Section 1.6011-4(b)(6), or (z) any transaction that is “substantially similar” (within the meaning of Treasury Regulations Section 1.6011-4(c)(4)) to a “listed transaction” or “transaction of interest,” or (iii) entered into any other transaction that required or will require the filing of an IRS Form 8886.

(m) The Company has delivered or made available to Buyer: (i) correct and complete copies of Schedule C to Seller’s individual Tax Returns (or pro forma versions thereof), including any attachments thereto, required to be filed by Seller for which the statute of limitations has not expired; (ii) all ruling requests, technical advice memoranda, closing or similar agreements, or similar agreements or documents relating or attributable to each of the Company and its Subsidiaries that could reasonably be expected to affect any period ending after the Closing Date or for which the statute of limitations has not expired or for which the Company or any of its Subsidiaries has any Tax or other liability thereunder; (iii) all Tax abatement or similar agreements (or any other agreements) with any Taxing Authority for which any of the Company or its Subsidiaries is a party (and for which the Company or any of its Subsidiaries could have any Tax or other liability thereunder); and (iv) all revenue agent’s reports, notices or proposed notices of deficiency or assessment, audit reports, information document requests, material correspondence and other similar documentation relating to Taxes or Tax Returns of each of the Company and its Subsidiary relating to any period for which the statute of limitations has not expired.

(n) Except as set forth on Schedule 4.02, none of the Company or its Subsidiaries owns any interest in any Person that is not a Subsidiary.

(o) No Seller is a foreign person within the meaning of Section 1445 of the Code.

(p) No property owned by the Company or any of its Subsidiary (i) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (ii) is “tax-exempt financed property” within the meaning of Section 168(g) of the Code.

(q) Since the date the Company was treated as a corporation for U.S. federal tax purposes, the Company has had in effect at all times a valid election under Section 1362(a) of the Code (and applicable provisions of state and local Law) to be treated as an S corporation within the meaning of Section 1361 of the Code (and applicable provisions of state and local Law), and each such election under Section 1362(a) of the Code (and applicable provisions of state and local Law) will be in effect on the Closing Date (and the Company is, and will be through and including the Closing Date, an S Corporation within the meaning of Section 1361 of Code (and applicable provisions of state and local Law). In addition, for all periods prior to the date described in the immediately preceding sentence, the Company and its Subsidiaries were treated as disregarded entities for U.S. federal tax purposes (and applicable provisions of state and local Law).

(r) Schedule 4.09(r) correctly lists the U.S. federal Tax classification of the Company and its Subsidiaries and any other in which the Company directly or indirectly owns an interest.

4.10 Contracts and Commitments.

(a) Except as set forth on Schedule 4.10, neither the Company nor its Subsidiaries is party to any Contract or group of related Contracts of a type described below (such Contracts that are required to be listed in Schedule 4.10 are herein referred to as the “Material Contracts”).

(i) any agreement relating to any pending or completed material business acquisition by the Company or its Subsidiaries within the last thirty-six (36) months;

(ii) any collective bargaining agreement, other than as described in Section 4.18 hereof;

(iii) any Contract for the employment or engagement of: (x) any officer, individual employee or other person on a full-time or consulting basis providing for base compensation in excess of Two Hundred Thousand Dollars ($200,000) per annum or (y) any owner-operator of one or more trucks, regardless of base compensation;

(iv) any Contract: (i) relating to the borrowing of money or other Indebtedness, including assumed Indebtedness; or (ii) pursuant to which the Company or its Subsidiaries has loaned or advanced money to any Person, other than advances to employees for business expenses to be incurred in the ordinary course of business consistent with past practice or sales to customers on credit in the ordinary course of business consistent with past practice;

(v) any forward purchase or sale, futures, options or similar commodity hedging or derivative Contracts;

(vi) any Lease or agreement under which it is lessee of or holds or operates any tangible personal property owned by any other party, for which the annual rent exceeds Five Hundred Thousand Dollars ($500,000);

(vii) any Lease or agreement under which it is the lessor of or permits any third party to hold or operate any tangible personal property, for which the annual rent exceeds Five Hundred Thousand Dollars ($500,000);

(viii) any Contract or group of related Contracts with the same party for the purchase, maintenance or acquisition of goods, materials, products, supplies, merchandise, equipment, parts or other property or services, under which (A) the undelivered balance of such products or services has a sales price in excess of Seven Hundred Fifty Thousand Dollars ($750,000) for the twelve (12) month period following June 1, 2011, and (B) such arrangement is not terminable on less than sixty (60) days’ notice without material liability (and, in any case, other than purchase orders entered into in the ordinary course of business);

(ix) any Contract or group of related Contracts with the same party for the sale of goods, materials, products, supplies, merchandise, equipment, parts or other property or services, under which (A) the undelivered balance of such products or services has a sales price in excess of Seven Hundred Fifty Thousand Dollars ($750,000) for the twelve (12) month period following June 1, 2011, and (B) such arrangement is not terminable on less than sixty (60) days’ notice without material liability (and, in any case, other than purchase orders entered into in the ordinary course of business);

(x) any Contract for the acquisition of fixed assets or real property in excess of Five Hundred Thousand Dollars ($500,000) or for capital expenditures or capitalized Leases;

(xi) any Contract which prohibits the Company or its Subsidiaries from freely engaging in business anywhere in the world (other than confidentiality agreements entered into in the ordinary course of business);

(xii) any Contract for the licensing of material Company Intellectual Property by a third party to the Company or its Subsidiaries or by the Company or its Subsidiaries to a third party (other than licenses to commercially available non-customized software);

(xiii) any (a) power of attorney, (b) joint venture or partnership agreement or (c) consent order, decree or judgment, settlement or conciliation Contract; and

(xiv) without limiting the generality of the foregoing, any Contract with any (a) Governmental Body, (b) Top Customer, (c) Top Supplier or (d) director, officer, member or Affiliate.

(b) Buyer has been given access to a true and correct copy of all Material Contracts, and set forth on Schedule 4.10 is a true and complete description of the material terms of each unwritten Material Contract, together with all material amendments, waivers or other changes thereto.

(c) Except as set forth on Schedule 4.10(c), as of the date hereof: (i) each of the Contracts listed on Schedule 4.10 are valid and binding obligations of the Company and its Subsidiaries (as applicable); (ii) neither the Company nor its Subsidiaries is in material default under any Contract listed on Schedule 4.10; and (iii) to the Company’s Knowledge, the other party to each of the Contracts listed on Schedule 4.10 is not in material default thereunder.

4.11 Intellectual Property.

(a) Schedule 4.11(a) sets forth a true and correct list of all: (i) registrations and pending registration applications of trademarks and service marks, material unregistered trademarks, trade names and Internet domain name registrations, (ii) patents and pending patent applications, and (iii) copyright registrations and pending copyright registration applications, in each case, which are owned by the Company or its Subsidiaries (“Listed IP”), including, to the extent applicable, the registration or application number for each item and the jurisdiction in which the item has been registered or applied for and the recorded owner of each item. Except as set forth on Schedule 4.11(a), all renewal and maintenance filings and fees in respect of the Listed IP that are due prior to the Closing Date (if applicable) have been made or paid (or, with respect to any such fees that are due after the date hereof, will be made or paid prior to the Closing Date). All registrations for the Listed IP are subsisting, and, to the Company’s Knowledge, all such trademark registrations and copyright registrations included in the Listed IP are valid and enforceable. No claim against the Company or its Subsidiaries by any third party contesting the validity, enforceability or ownership of any Listed IP is currently outstanding or, to the Company’s Knowledge, is threatened.

(b) Except as set forth on Schedule 4.11(b), (i) to the Company’s Knowledge, the Company or its Subsidiaries owns, or has the right to use pursuant to a valid and binding written agreement, all Intellectual Property and computer software necessary for the operation of its respective businesses as presently conducted (“Company Intellectual Property”), and (ii) all material Company Intellectual Property will, immediately subsequent to the Closing Date, continue to be owned and/or used by the Surviving Company or its Subsidiaries on terms which are identical or similar to those pursuant to which the Company or its Subsidiaries, immediately prior to the Closing Date, owns and/or has the right to use such item. To the Company’s Knowledge, the Company Intellectual Property includes all material Intellectual Property and computer software used or held for use in connection with the operation of the Company’s or its Subsidiaries’ respective businesses as currently conducted, and to the Company’s Knowledge, there are no other items of Intellectual Property or computer software that are material to the operation of such businesses as currently conducted or for the continued operation of such businesses as currently conducted immediately after the Closing Date in substantially the same manner as operated prior to the Closing Date.

(c) To the Company’s Knowledge, neither the Company nor its Subsidiaries, nor the operation of their respective businesses, is currently infringing, misappropriating or otherwise violating any Intellectual Property of any third parties. Except as set forth on Schedule 4.11(c), (i) neither the Company nor its Subsidiaries is a party to any currently pending proceeding before any Governmental Body alleging that the Company or its Subsidiaries or the operation of their respective businesses is currently infringing, misappropriating or otherwise violating any Intellectual Property of any third party, (ii) neither the Company nor its Subsidiaries has received written notice from any Person alleging that the Company or its Subsidiaries or their respective businesses are currently infringing, misappropriating or otherwise violating any Intellectual Property of any third party, (iii) there is no claim against the Company or its Subsidiaries currently pending or, to the Company’s Knowledge, threatened, against the Company or its Subsidiaries with respect to the alleged infringement, misappropriation or other violation by the Company or its Subsidiaries of the Intellectual Property of any third party, (iv) no proceeding before any Governmental Body or claim by the Company or its Subsidiaries is currently pending against a third party with respect to the alleged infringement, misappropriation or other violation of any Company Intellectual Property that is owned solely and exclusively by the Company and or its Subsidiaries (“Company Owned Intellectual Property”) and (v) to the Company’s Knowledge, no third party is currently infringing, misappropriating or otherwise violating any Company Owned Intellectual Property.

(d) The Company or its Subsidiaries, as applicable, has taken all commercially reasonable actions to maintain the confidentiality of its trade secrets, confidential information and other proprietary rights.

4.12 Litigation. Except as set forth on Schedule 4.12, there are no, and within the past three (3) years there have been no, arbitrations, state or federal administrative proceedings (including, but not limited to, civil penalty claims under the FMCSA regulations), other governmental violations or any other action, suit, or investigations, either at law or in equity or by or before any Governmental Body (together, the “Proceedings”) pending or, to the Company’s Knowledge, overtly threatened, against the Company or its Subsidiaries, at law or in equity, or before or by any Governmental Body, which did result or could reasonably be expected to result in a Material Adverse Effect, and neither the Company nor its Subsidiaries, is subject to, nor in the past three (3) years has the

Company or its Subsidiaries, been subject to, any outstanding judgment, order or decree of any court or other Governmental Body which did result or could reasonably be expected to result in a Material Adverse Effect.

4.13 Employee Benefit Plans.

(a) Schedule 4.13(a) sets forth a list of: (i) each “employee welfare benefit plan,” as defined in Section 3(1) of ERISA (whether or not subject to ERISA), including, but not limited to, any medical plan, life insurance plan, short-term or long-term disability plan or dental plan; (ii) each “employee pension benefit plan,” as defined in Section 3(2) of ERISA (whether or not subject to ERISA), including, but not limited to, any excess benefit plan, top hat plan, qualified defined contribution or defined benefit arrangement (“Pension Plans”); (iii) each bonus or incentive, stock option, equity incentive, restricted stock, stock bonus, change-of-control, severance, deferred bonus, salary reduction, consulting or employment agreement; and (iv) each fringe benefit, compensation, vacation pay, service award, moving expense or other compensation arrangement, plan, program, policy or Contract, with regard to each of (i), (ii), (iii) and (iv) which is sponsored or maintained by, or otherwise contributed to by, the Company or its Subsidiaries or with respect to which the Company or any Subsidiary has any liability, whether direct or indirect, absolute or contingent ((i), (ii), (iii) and (iv) collectively referred to herein as the “Plans”). Each of the Pension Plans intended to be qualified under the Code has received a favorable determination letter from the IRS or is in the form of a prototype plan entitled to rely upon the favorable advisory or opinion letter from the IRS, and no events have occurred that could adversely affect such qualified status of the Plans or the exempt status of any underlying trust.

(b) The Company has made available to Parent (to the extent applicable): (i) a complete copy of each written Plan as in effect on the date hereof, the summary plan description required by ERISA, if applicable, and summaries of the material terms of each unwritten Plan; (ii) a copy of each trust agreement or other funding vehicle with respect to each such plan; (iii) a copy of the most recently received determination letter, or opinion letter, as applicable, with respect to each such plan that is intended to be qualified under Section 401(a) of the Code; and (iv) a copy of the three most recent Form 5500 Annual Reports for each Plan (including attached schedules and audit report, as applicable). Except as set forth on Schedule 4.13(b), neither the Company nor any Subsidiary, nor to the Company’s Knowledge, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to establish, modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(c) Each Plan has been operated and administered, funded and maintained, in form and operation, in all material respects in compliance with its terms and all applicable requirements of ERISA and the Code and applicable Law. With respect to each Plan, no Person has entered into any nonexempt “prohibited transaction,” as such term is defined in ERISA or the Code, and there has not occurred any reportable event (within the meaning of Section 4043 of ERISA, other than any reportable event for which notice has been waived by federal regulation).

(d) None of the Company, its Subsidiaries, nor any ERISA Affiliate has or could be reasonably expected to have any liability with respect to any employee benefit plan, whether direct or indirect, absolute or contingent, which (i) is a “multiemployer plan” within the meaning of Section 3(37) of ERISA, or (ii) is subject to the funding requirements of Section 412 of the Code or Section 302 or Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder, and none of the assets of Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or pursuant to Section 430(k) of the Code or a violation of Section 436 of the Code. “ERISA Affiliate” shall mean any entity (whether or not incorporated) other than the Company that, together with the Company or any Subsidiary, is considered under common control and treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. No Plan provides or other Contract requires the Company or any

Subsidiary to provide (or could require the Company or any Subsidiary to provide) for post-retirement medical, life insurance or other welfare-type benefits (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar applicable state law).

(e) With respect to the Plans, all required contributions, premiums or other payments that are due have been paid on a timely basis. All liabilities with respect to any Plan have been properly accounted for on the Company’s Financial Statements in compliance with GAAP.

(f) There do not exist any pending or, to the Company’s Knowledge, threatened claims (other than routine claims for benefits uncontested by third parties), suits, actions, disputes, audits or investigations with respect to any Plan. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

(g) (i) The consummation of the transactions contemplated by this Agreement will not accelerate the time of the payment or vesting of, or increase the amount of, or result in the forfeiture of compensation or benefits under any Plan, (ii) none of the Plans obligates the Company or any Subsidiary to pay separation, severance, termination or other benefits solely or partially as a result of any transaction contemplated by this Agreement, and (iii) the consummation of the transactions contemplated by this Agreement does not obligate Company or any Subsidiary to make any payment, accelerate or otherwise provide any benefit as a result of a “change in control”, in each case such that the payment, acceleration or provision of the benefit could be characterized as an “excess parachute payment” within the meaning of such term under Section 280G of the Code.

4.14 Insurance. Schedule 4.14 contains a complete list and description of each insurance policy and bond (including surety bonds) currently existing (including, in respect of any unexpired policy period) owned or held by or for the benefit of the Company and its Subsidiaries, including, without limitation, policies of life, fire, theft, professional services, employee fidelity, directors’ and officers’ and other casualty and liability insurance, and all claims in excess of $50,000 made thereunder during the previous twelve (12) months and the current status of such claims. All such policies and all such bonds (including surety bonds) are in full force and effect. All premiums and other payments due under each such insurance policy and bond have been timely and fully paid. Except as noted on Schedule 4.14, the Company has not been notified in writing of any defense to coverage by an insurer of the Company or its Subsidiaries in connection with any current claim to coverage asserted or noticed by the Company under or in connection with any of their currently existing (including, in respect of any unexpired policy period) insurance policies or bonds. Except as noted on Schedule 4.14, the Company has not received any notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company that there will be a cancellation or non-renewal of currently existing (including, in respect of any unexpired policy period) polices or binders. Such insurance policies and bonds are sufficient in all material respects for compliance with all Material Contracts to which the Company is a party or applicable Laws by which the Company is bound.

4.15 Compliance with Laws. Except with respect to environmental matters and all representations and warranties of the Company with respect to such matters made in Sections 4.08(d), 4.16 and 4.20, which are the sole and exclusive representations and warranties with respect to such matters and except as set forth on Schedule 4.15, the Company and its Subsidiaries have complied, in all material respects, with Laws applicable thereto, or to the business, operations or assets thereof. Neither the Company nor any of its Subsidiaries has received written notice, or to the Company’s Knowledge, any oral communications of any alleged or actual violation of any applicable Law and no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (i) may constitute or result in a violation by the Company of, or a substantial failure on the part of the Company to comply with, any applicable Law, or (ii) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any substantial remedial action of any nature. No investigation or review is pending or, to the Company’s Knowledge, threatened, by any Governmental Body with respect to any violation by the Company or any Subsidiary of any Law or obligation on the part of the Company to take remedial action in respect thereof.

4.16 Environmental Matters.

(a) Except as set forth in Schedule 4.16(a): (i) the Company and its Subsidiaries are currently in compliance in all material respects, with the provisions of all applicable Environmental Laws which compliance includes but is not limited to obtaining and complying with Licenses and Permits required under Environmental Laws (the “Environmental Permits”) and (ii) there are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in a material manner in the future.

(b) The Environmental Permits listed in Schedule 4.16(b) are the only material Environmental Permits that are required for the conduct of the Company’s business under applicable Environmental Laws as it now being conducted or carried out by the Company and its Subsidiaries. The Company, or its Subsidiaries, as applicable, has a valid right to operate under each of the Environmental Permits listed at Schedule 4.16(b).

(c) Neither the Company nor any Subsidiary of Company has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, released, or exposed any Person to any Hazardous Substances, or owned or operated any property or facility (including any real property owned, used or leased by the Company or any Subsidiary of Company or any of their predecessors or Affiliate) that is or has been contaminated by any Hazardous Substance, directly as a result of activities of the Company or its Subsidiaries so as to give rise to any current or future material liabilities or obligations pursuant to any Environmental Laws.

(d) The Company has not received written notice of any pending or threatened actions or proceedings from any Governmental Body regarding any matter relating to Environmental Laws that remain outstanding.

(e) Neither this Agreement nor the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any Person, pursuant to any “transaction-triggered” or “responsible property transfer” or any other Environmental Laws.

(f) To the Company’s Knowledge, neither the Company nor any Subsidiary of Company, nor any of their predecessors or Affiliates, has manufactured, sold, marketed, installed or distributed products or items containing asbestos, silica or other Hazardous Substances in material violation of applicable Environmental Laws, and to the Company’s Knowledge, none of the foregoing Persons have any material liability with respect to the presence or alleged presence of asbestos, silica or other Hazardous Substances in any product or item or at or upon any property or facility.

(g) Except as set forth on Schedule 4.16(g), neither the Company nor any Subsidiary of Company has assumed, provided an indemnity with respect to, or otherwise become subject to material liabilities relating to Hazardous Substances or Environmental Laws.

(h) The consummation of the transactions contemplated by this Agreement will not require a change in the terms or conditions of any Environmental Permits and such Environmental Permits can be transferred or assigned as contemplated herein without a change in the terms or conditions of such Environmental Permits.

(i) The Company has furnished to Parent copies of all environmental audits, assessments and reports and all other material environmental documents, dated on or after January 1, 2007, which are in its possession and control and which relate to the past or current operations, real properties or facilities of the Company, its Subsidiary, any predecessors or Affiliates of the Company or its Subsidiaries, or any other person whose acts or omissions could foreseeably give rise to or impose any material liability or obligations on the Company under any Environmental Laws.

4.17 Affiliated Transactions. Except as set forth on Schedule 4.17, no Affiliate of the Company or Seller and no officer, director, member or manager, as applicable, of Seller, the Company or its Subsidiaries or any individual in such officer’s or director’s immediate family is a party to any material agreement, contract, commitment or transaction with the Company or its Subsidiaries or has any material interest in any material property used by the Company or its Subsidiaries.

4.18 Employment and Labor Matters. Except as set forth on Schedule 4.18, to the Company’s Knowledge, the Company and its Subsidiaries, and their respective officers, executives, managers and employees have complied and are in compliance in all material respects with all applicable Laws respecting employment or labor, termination of employment and notice upon termination, fair employment practices and equal opportunity, nondiscrimination, harassment, retaliation, human rights, compensation, withholding, pay equity, immigration, collective bargaining, terms and conditions of employment, workers’ compensation, worker classifications, occupational safety, plant closings and wages and hours. The Company and its Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Body. In the past three (3) years neither the Company nor its Subsidiaries has experienced any material work stoppage, slowdown, labor dispute, allegation, charge, grievance or complaint of unfair labor practice; nor, to the Company’s Knowledge, has any such action been threatened against the Company or its Subsidiaries. There are no material disputes pending or, to the Company’s Knowledge, threatened, between the Company or its Subsidiaries and any of their employees or former employees or employee organizations. Neither the Company nor its Subsidiaries are a party to any collective bargaining agreement or other labor union or works council contract applicable to persons employed by the Company or its Subsidiaries, nor, to the Company’s Knowledge, are there or have there been in the past three (3) years any activities or proceedings of any labor union to organize any such employees. To the Company’s Knowledge, no key employee, manager or executive has any plans to terminate employment with the Company or its Subsidiaries within twelve (12) months of the date hereof or in connection with the Closing.

4.19 Brokerage. Except as set forth on Schedule 4.19, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or the Company.

4.20 Licenses, Permits and Approvals. Except with respect to Environmental Permits and all representations and warranties of the Company with respect to such Environmental Permits made in Section 4.16, which are the sole and exclusive representations with respect to such Environmental Permits, each of which is valid and in effect. The Licenses and Permits listed on Schedule 4.20 are the only approvals, consents, licenses, permits, waivers, registrations, certificates of occupancy, franchises, indirect air carrier approvals, customs broker licenses, certificates of endorsement, credentials under the Customs-Trade Partnership Against Terrorism, customs bonds, motor carrier authority, licenses and registrations, federal or state transportation department authority, licenses or registrations, other federal or state transportation authority, licenses and registrations (to the extent applicable), driver licenses and certifications, credentials under the Unified Carrier Registration Act, the International Registration Plan or the International Fuel Tax Agreement or any other certificates, licenses, approvals or other governmental authorizations that are required for the conduct of the Company’s business as it is now being conducted or carried out by the Company and the absence of which would result, or could reasonably be expected to result, in a Material Adverse Effect. Except as set forth on Schedule 4.20, the Company has not received any written notice that: (i) any Governmental Body intends to cancel, terminate or not renew any such License and Permit; or (ii) the Company is conducting its business and carrying out any activities in breach or violation of any such License and Permit. Schedule 4.20 includes all financial assurances given by the Company for performance of future obligations under Laws. Except as set forth on Schedule 4.20, to the Company’s Knowledge, the Company is conducting its business in material compliance with the requirements, standards, criteria and conditions set forth in the Licenses and Permits listed on Schedule 4.20. Subject to the obligations under the HSR Act and to FCC approval, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by any Licenses and Permits listed on Schedule 4.20, in each case which would result, or could reasonably be expected to result, in a Material Adverse Effect.

4.21 Material Customers and Suppliers.

(a) Schedule 4.21(a) sets forth a true and complete list of the top ten (10) customers of the Company and its Subsidiaries on a consolidated basis (by revenue for the 12-month period ended December 31, 2011) (the “Top Customers”). Except as set forth on Schedule 4.21(a), since the date of the Latest Balance Sheet, no Top Customer has (i) provided the Company or any Subsidiary with any written notice of dispute, or (ii) terminated or materially reduced, restricted, suspended or materially and adversely modified, or given written notice of an intent to terminate or materially reduce, restrict, suspend or materially and adversely modify its relationship with the Company or its Subsidiaries (other than changes to pricing and quantity of products and services which are currently permitted by the arrangements with such Top Customer).

(b) Schedule 4.21(b) sets forth a true and complete list of the top ten (10) suppliers of the Company and its Subsidiaries on a consolidated basis (by revenue for the 12-month period ended December 31, 2011) (the “Top Suppliers”). Except as set forth on Schedule 4.21(b), since the date of the Latest Balance Sheet, no Top Supplier has (i) provided the Company or any Subsidiary with any written notice of material dispute or (ii) terminated or materially reduced, restricted, suspended or materially and adversely modified, or given written notice of an intent to terminate or materially reduce, restrict, suspend or materially and adversely modify, its relationship with the Company or its Subsidiaries (other than changes to pricing and quantity of products and services which are currently permitted by the arrangements with such Top Supplier).

4.22 Bank Accounts. Schedule 4.22 sets forth an accurate and complete list of each financial institution in or with which the Company or its Subsidiaries has an account or safety deposit box, and the names of all Persons currently authorized to draw thereon or having access thereto.

4.23 Undisclosed Liabilities. Except as set forth on Schedule 4.23, neither the Company nor its Subsidiaries have any material obligation or liability, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due which are of a nature required to be disclosed in a balance sheet prepared in accordance with GAAP other than: (i) liabilities set forth on the liabilities side of, or expressly reserved against on, the Latest Balance Sheet; (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice (none of which is a liability resulting from noncompliance with any applicable Laws, breach of contract, breach of warranty, tort, infringement or other proceeding; and (iii) liabilities under Material Contracts (in each case, none of which is a liability resulting from breach of such Contract).

4.24 No Other Representations and Warranties. Except for the representations and warranties contained in ARTICLE 4 and in the certificates delivered pursuant to Section 2.01(f)(i) and Section 2.01(f)(ix), Buyer and Parent acknowledge that neither the Company or its Subsidiaries nor any other Person has made any representation or warranty (whether express or implied) on behalf of the Company or its Subsidiaries or any of their respective employees, agents or representatives in connection with this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Buyer, Parent or their respective employees, agents or representatives of any materials, documentation or other information during the course of due diligence or the negotiation process.

4.25 Net Working Capital. As of the Closing Date, the Net Working Capital Target shall represent an amount of working capital that will be sufficient to meet the Company’s operating expenses, in the ordinary course of business consistent with past practice and the Company’s currently planned operations as of the Closing Date, including, currently planned capital expenditures, without any capital contributions from Buyer on the Closing Date.

4.26 Disclosure. No representation or warranty by the Company in this ARTICLE 4 or in the certificates delivered pursuant to Section 2.01(f)(i) and Section 2.01(f)(ix) contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

Except as otherwise disclosed in: (i) Parent SEC Filings (other than any “forward looking” disclosures and any disclosures therein to the extent that they are primarily predictive or “forward looking” in nature, in each case, other than the factual information contained therein) and (ii) any disclosure schedule delivered by Buyer and Parent to Seller pursuant to this Agreement, each of Buyer and Parent represents and warrants to Seller and the Company, as follows:

5.01 Organization and Power. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full organizational power and authority to enter into this Agreement and perform its obligations hereunder. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full organizational power and authority to enter into this Agreement and perform its obligations hereunder. Parent is validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite power and authority necessary to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its business as now conducted requires it to qualify, except where the failure to hold such authorizations, licenses and permits or to be so qualified would not have a Material Adverse Effect.

5.02 Authorization; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer and Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Buyer and Parent, and no other proceedings on Buyer’s or Parent’s part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of Seller and the Company, this Agreement constitutes a valid and binding obligation of Buyer and Parent, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

5.03 No Breach. Except as set forth in Schedule 5.03, the execution, delivery and performance of this Agreement by Buyer and Parent and the consummation of the transactions contemplated hereby do not conflict with or result in any breach of, constitute a default under, result in a violation of, or require any authorization, consent, approval, exemption, filing or other action by or notice to any court, other Governmental Body or other third party under: (i) the provisions of Buyer’s or Parent’s Organizational Documents; (ii) any material indenture, mortgage, lease, loan agreement or other material agreement or instrument to which Buyer or Parent is bound; or (iii) any Law, order, judgment or decree to which Buyer or Parent is subject (except for the applicable requirements of the HSR Act and the Communications Act).

5.04 Litigation. Except as set forth in Schedule 5.04, there are no, and within the past three (3) years there have been no Proceedings pending or, to the Parent’s Knowledge, overtly threatened, against Parent or its Subsidiaries, at law or in equity, which would adversely affect Buyer’s or Parent’s performance under this Agreement or the consummation of the transactions contemplated hereby, and neither Parent nor its Subsidiaries, is subject to, nor in the past three (3) years has, been subject to, any outstanding judgment, order or decree of any court or other Governmental Body, which did result or could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Parent SEC Filings, there is no Proceeding pending or, to the Parent’s Knowledge, overtly threatened, against Parent or its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect.

5.05 Brokerage. Except as set forth in Schedule 5.05, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer or Parent.

5.06 Investment Representation. Buyer is acquiring the Company Unit for its own account with the present intention of holding such security for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities Laws. Buyer is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Company Unit. Buyer acknowledges that the Company Unit has not been registered under the Securities Act, or any state or foreign securities Laws, and that the Company Unit may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and the Company Unit is not registered under any applicable state or foreign securities Laws, or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws.

5.07 Validity of Shares; Listing. When issued and delivered in accordance with this Agreement, the shares of Parent Common Stock constituting the Stock Consideration shall: (i) be duly and validly authorized, issued and outstanding; (ii) be fully paid and non assessable; (iii) be free and clear of any Liens, including, claims or rights under any voting trust agreements, shareholder agreements or other agreements; (iv) be listed on NYSE; and (v) not have been issued in violation of the preemptive or other similar rights of any Person.

5.08 Solvency. Upon consummation of the transaction contemplated hereby, Buyer, Parent, and, assuming the accuracy of Seller’s representations and warranties, the Company and its Subsidiaries will not: (i) be insolvent or left with unreasonably small capital; (ii) have incurred debts beyond their ability to pay such debts as they mature; or (iii) have liabilities in excess of the reasonable market value of their assets.

5.09 Listing and Maintenance Requirements. Parent has not, in the twelve (12) months preceding the date hereof, received notice from the NYSE or any trading market on which Parent Common Stock is or has been listed or quoted to the effect that Parent is not in compliance with the listing or maintenance requirements of such trading market. Parent is in compliance in all material respects with all such listing and maintenance requirements and the consummation of the transactions contemplated by this Agreement does not violate any rules or regulations of the NYSE.

5.10 Subsidiaries. The Subsidiaries of Parent are as identified in the Parent SEC Filings. Except as set forth on Schedule 5.10, neither Parent nor its Subsidiaries owns or holds the right to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any other Person. Each of Parent’s Subsidiaries is validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite power and authority necessary to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its business as now conducted requires it to qualify, except where the failure to hold such authorizations, licenses and permits or to be so qualified would not have a Material Adverse Effect.

5.11 Capitalization. The capitalization of the Parent is as set forth in the Parent SEC Filings. Except as set forth in the Parent SEC Filings, there are no outstanding: (i) equity interests or voting securities of Parent; (ii) securities convertible or exchangeable into Parent Common Stock or other equity interests of Parent; (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts that require Parent to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem equity interests of Parent; or (iv) equity appreciation, phantom equity interests, profit participation or similar rights with respect to Parent, and there are no outstanding obligations of Parent, actual or contingent, to issue, transfer, sell or deliver or to repurchase, redeem or otherwise acquire any securities. All of the issued and outstanding shares of Parent Common Stock and shares of Parent Common Stock to be delivered as Stock Consideration have been duly authorized and validly issued and were issued in compliance with all applicable securities Laws and are not subject to, nor were they issued in violation of, any purchase option, call option, right of first refusal, first offer, co-sale or participation preemptive right, subscription right or any similar right. The Parent SEC Filings correctly describe all material Indebtedness of Parent and its Subsidiaries.

5.12 Parent Financial Statements. The Parent SEC Filings include: (i) the audited consolidated balance sheet of Parent and its Subsidiaries and the related statements of income, stockholders equity and cash flows, in each case, as of and for the fiscal years ended December 31, 2011, 2010 and 2009 (the “Parent Audited Financial Statements”); and (ii) the unaudited consolidated balance sheet of Parent as of June 30, 2012 (the “Parent Latest Balance Sheet”), and the related unaudited consolidated statements of operations for the six (6)-month period then ended, which financial statements shall, in each case, be reviewed by an accounting firm (together, the “Parent Interim Financial Statements” and, together with the Parent Audited Financial Statements, the “Parent Financial Statements”). Except as set forth on Schedule 5.12, each of the Parent Financial Statements were prepared on the basis of and in accordance with the books and records of Parent and its Subsidiaries kept in the ordinary course of business (which books and records are accurate and complete in all material respects), complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto and fairly presents in all material respects the financial condition of Parent and its Subsidiaries on a consolidated basis as of its respective date, and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods related thereto, in each case in accordance with GAAP consistently applied, except in the case of the unaudited Parent Financial Statements for the absence of footnote disclosure and year-end adjustments, none of which has resulted or will result, individually or in the aggregate, in a Material Adverse Effect, taken as a whole.

5.13 Absence of Certain Developments. Since the date of the Parent Latest Balance Sheet, there has not been any Material Adverse Effect. Except as set forth on Schedule 5.13 and except as expressly contemplated by this Agreement, since the date of the Parent Latest Balance Sheet, neither Parent nor any of its Subsidiaries has:

(a) amended any of its Organizational Documents;

(b) (i) sold, leased, licensed, assigned, pledged or granted any security interest in, transferred or otherwise disposed of, or agreed to sell, lease, license, assign, pledge or grant any security interest in, transfer or otherwise dispose of, any material portion of its tangible assets, except in the ordinary course of business, or (ii) acquired by merger or consolidation with, or merged or consolidated with, or purchased substantially all of the assets or capital stock of, any corporation, partnership, association, joint venture or other business organization or division thereof, which acquisition or purchase would require Parent to include audited financial statements of the business acquired or purchased in the Parent SEC Filings pursuant to Rule 3-05 of Regulation S-X promulgated under applicable SEC rules and regulations;

(c) issued, sold or transferred, or agreed to the issuance, delivery or sale of: (i) any of its equity securities; (ii) any securities convertible or exchangeable into equity; or (iii) other equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities, in each case except pursuant to registration statements currently on file by Parent with the SEC;

(d) made any material capital investment in, or any material loan to, any other Person (other than Parent and its Subsidiaries); or

(e) commenced or settled any litigation, arbitration or proceeding involving an amount in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate (and not involving equitable relief), not otherwise covered by insurance.

5.14 Properties.

(a) Except as set forth on Schedule 5.14(a), Parent and each of its Subsidiaries own good title to, or hold pursuant to valid and enforceable leases, all of the personal property (including without limitation all Frac Fluid tanks, trucks, trailers and vehicles and vehicles owned or leased by Parent and its Subsidiaries) shown to be owned or leased by them in the financial statements contained in the Parent SEC Filings, free and clear of all Liens, except for Liens disclosed in the financial statements contained in the Parent SEC Filings, including the notes thereto, and except for assets disposed of by Parent and its Subsidiaries in the ordinary course of business consistent with past practices. Such assets, in their current state, comprise all material personal assets used in and necessary to permit Parent to continue to conduct its business as presently conducted in the ordinary course of business. To Parent’s Knowledge, all Frac Fluid tanks, trucks, trailers and vehicles owned or leased by Parent are road-worthy, to the extent applicable and have been maintained in accordance with normal industry practice, applicable FMCSA regulations and any contractual requirements related to such tangible assets, except to the extent any violation or noncompliance would not cause any Material Adverse Effect. To Parent’s Knowledge, all Frac Fluid tanks, trucks, trailers, vehicles, highway tractors and highway trailers owned or leased by Parent: (i) are structurally adequate for operation in the ordinary course of business consistent with past practices; (ii) have been maintained in accordance with normal industry practice with the regulations of the FMCSA or the Federal Railroad Administration as the case may be, and with any contractual requirements related to such equipment; and (iii) are in good operating condition and repair (subject to normal wear and tear not caused by neglect), in all cases, except to the extent any such failure to be structurally adequate for operation or in good operating condition or adequately maintained would not have a Material Adverse Effect. All tangible personal property assets of Parent and its Subsidiaries are of an insurable character (including all Frac Fluid tanks, trucks, trailers and other vehicles), are insured by insurers of recognized responsibility against loss or damage to the extent and in the manner customary for companies engaged in the same or similar business and similarly situated.

(b) For any salt water disposal wells (together, the “Parent Wells”) owned by Parent or its Subsidiaries, no Person other than Parent or its Subsidiaries has the right to possession of the Parent Wells and of any saltwater or Frac Fluids contained therein. To the Parent’s Knowledge, the Parent Wells were constructed in accordance with applicable Laws and standards of workmanship customary in the industry and, to the Parent’s Knowledge, are free from any known or latent material defects except for ordinary wear and tear and as disclosed in Schedule 5.14(b).

(c) To Parent’s Knowledge, the land use rights related to the Parent Wells are valid, existing and in full force and effect, and provide Parent with sufficient right to conduct its business as currently and own and operate the Parent Wells as currently conducted. To Parent’s Knowledge, there are no eminent domain or condemnation proceedings pending or threatened affecting any portion of such land use rights related to the Parent Wells. Except as set forth on Schedule 5.14(c), to Parent’s Knowledge, neither Parent nor its Subsidiaries has received written notice of any default or event (with or without notice, lapse of time or both) that would result in the termination, material impairment or limitation of any such land use right related to the Parent Wells. To Parent’s Knowledge, except as indicated on Schedule 5.14(c), no consent from the grantors of any land use rights related to the Parent Wells is required in connection with the transactions contemplated herein by this Agreement.

5.15 Tax Matters.

(a) Parent and its Subsidiaries have timely filed, or have timely filed for extensions to file, all material Tax Returns that are required to be filed by them through the date hereof. Such Tax Returns are true, correct and complete in all material respects, and Parent and its Subsidiaries have each timely paid and discharged all material Taxes, whether or not shown on such Tax Returns.

(b) There is no ongoing and unresolved dispute or claim concerning any Tax liability of Parent or its Subsidiaries claimed or raised by any Taxing Authority in writing.

(c) No action, suit, proceeding or audit or any written notice of inquiry of any of the foregoing is pending against or with respect to Parent or its Subsidiaries regarding Taxes, and no action, suit, proceeding or audit has been threatened in writing against or with respect to Parent or its Subsidiaries regarding Taxes.

(d) Each of Parent and its Subsidiaries has timely withheld and paid over to the appropriate Taxing Authority all Taxes which it is required to withhold from amounts paid or owing to any employee, independent contractor, shareholder, creditor, holder of securities or other third party, and each of the Company and its Subsidiaries has complied with all information reporting (including IRS Form 1099) and backup withholding requirements, including maintenance of required records with respect thereto.

(e) The most recent financial statements contained in the Parent SEC Filings reflect an adequate reserve, as required by GAAP, for all Taxes payable by Parent and its Subsidiaries for all taxable periods and portion thereof through the date of such financial statements, and there are no material Liens for Taxes upon any property or asset of Parent or any of its Subsidiaries, except for Liens for Taxes not yet due.

(f) At any time within the five years prior to the date of this Agreement, neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Code Section 355(a)(1)(A)) in a distribution of stock qualifying for Tax-free treatment under Code Section 355.

(g) Neither Parent nor any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement with any Person other than Parent and its Subsidiaries, and neither Parent nor any of its Subsidiaries has any current contractual obligation to indemnify any other Person with respect to Taxes.

(h) No written claim has ever been made by a Taxing Authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by such jurisdiction.

(i) Neither Parent nor any of its Subsidiaries has currently in effect any waiver of any statute of limitations in respect of Taxes or currently has in effect any agreement to any extension of time with respect to a Tax assessment or deficiency, which waiver or agreement is still in effect.

(j) There are no Liens for Taxes (other than for Taxes not yet due and payable or for which adequate reserves are maintained in accordance with GAAP) upon the assets of Parent or its Subsidiaries.

(k) Except as reflected on Schedule 5.15(k), none of Parent or any of its Subsidiaries has (i) taken a reporting position on a Tax Return that, if not sustained, could be reasonably likely to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local or foreign Law), (ii) entered into any transaction identified as a (x) “listed transaction,” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2), (y) a “transaction of interest,” within the meaning of Treasury Regulations Section 1.6011-4(b)(6), or (z) any transaction that is “substantially similar” (within the meaning of Treasury Regulations Section 1.6011-4(c)(4)) to a “listed transaction” or “transaction of interest,” or (iii) entered into any other transaction that required or will require the filing of an IRS Form 8886.

(l) Parent has delivered or made available to the Company: (i) correct and complete copies of income Tax Returns of Parent and its Subsidiaries, including any attachments thereto, required to be filed by Parent and its Subsidiaries for which the state of limitations has not expired; (ii) all ruling requests, technical advice memoranda, closing or similar agreements, or similar agreements or documents relating or attributable to each of Parent and its Subsidiaries that could reasonably be expected to affect any period ending after the Closing Date or for which the statute of limitations has not expired or for which Parent or any of its Subsidiaries has any Tax or other liability thereunder; and (iii) all revenue agent’s reports, notices or proposed notices of deficiency or assessment, audit reports, information document requests, material correspondence and other similar documentation relating to Taxes or Tax Returns of each of Parent and its Subsidiaries relating to any period for which the statute of limitations has not expired.

5.16 Reorganization Representations.

(a) Neither Parent nor any person related to Parent as defined under Treasury Regulations Section 1.368-1(e)(4) plans or intends to reacquire any of the Parent Common Stock issued in the Merger.

(b) Parent has no plan or intention to sell or otherwise dispose of any of the assets Parent acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Code Section 368(a)(2)(C) or Treasury Regulations Section 1.368-2(k).

(c) Following the transaction, Parent directly or through the Surviving Company or other transferee described in Code Section 368(a)(2)(C) or Treasury Regulations Section 1.368-2(k), shall continue the historic business of the Company or use a significant portion of the Company’s historic business assets in a business.

(d) Parent and Buyer will pay their own expenses, if any, incurred in connection with the Merger.

(e) There is no intercompany Indebtedness existing between the Company and Parent that was issued, acquired, or will be settled at a discount.

(f) Parent is not an investment company as defined in Code Section 368(a)(2)(F)(iii).

5.17 Contracts and Commitments.

(a) Parent has filed all documents that are required to be filed with Parent SEC Filings pursuant to Item 601 of Regulation S-K of the Securities Act (“Item 601 of Regulation S-K”). Schedule 5.17(a) sets forth a complete and accurate list of all of Parent’s and its Subsidiaries’ documents that would have been required to have been filed with Parent SEC Filings as material but for applicable exceptions under Item 601 of Regulation S-K related to agreements entered into in the ordinary course of business (together with all documents filed with Parent SEC Filings, the “Parent Material Contracts”).

(b) As of the date hereof: (i) each of the Parent Material Contracts are valid and binding obligations of Parent and its Subsidiaries (as applicable); (ii) neither Parent nor its Subsidiaries is in material default under any Parent Material Contract; and (iii) to Parent’s Knowledge, the other party to each of the Parent Material Contracts is not in material default thereunder.

5.18 Intellectual Property.

(a) To Parent’s Knowledge, Parent or its Subsidiaries owns, or has the right to use or has the right to use pursuant to a valid and binding written agreement, all Intellectual Property and computer software necessary for the operation of its respective businesses as presently conducted (“Parent Intellectual Property”), (ii) all material Parent Intellectual Property and Parent Owned Intellectual Property are disclosed in all material respects in the Parent SEC Filings, and (iii) all material Parent Intellectual Property will, immediately subsequent to the Closing Date, continue to be owned and/or used by Parent or its Subsidiaries on terms which are identical or similar to those pursuant to which Parent or its Subsidiaries, immediately prior to the Closing Date, owns and/or has the right to use such item. To the Parent’s Knowledge, the Parent Intellectual Property includes all material Intellectual Property and computer software used or held for use in connection with the operation of Parent’s or its Subsidiaries’ respective businesses as currently conducted, and to the Parent’s Knowledge there are no other items of Intellectual Property or computer software that are material to or necessary for the operation of such businesses as currently conducted or for the continued operation of such businesses as currently conducted immediately after the Closing Date in substantially the same manner as operated prior to the Closing Date.

(b) To Parent’s Knowledge, neither Parent nor its Subsidiaries, nor the operation of their respective businesses, is currently infringing, misappropriating or otherwise violating any Intellectual Property of any third parties. Neither Parent nor its Subsidiaries is a party to any currently pending proceeding before any Governmental Body alleging that Parent or its Subsidiaries or the operation of their respective businesses is currently infringing, misappropriating or otherwise violating any Intellectual Property of any third party, neither Parent nor its Subsidiaries has received written notice from any Person alleging that Parent or its Subsidiaries or their respective businesses are currently infringing, misappropriating or otherwise violating any Intellectual Property of any third party, (iii) there is no claim against Parent or its Subsidiaries currently pending or, to Parent’s Knowledge, threatened, against Parent or its Subsidiaries with respect to the alleged infringement, misappropriation or other violation by Parent or its Subsidiaries of the Intellectual Property of any third party, (iv) no proceeding before any Governmental Body or claim by Parent or its Subsidiaries is currently pending against a third party with respect to the alleged infringement, misappropriation or other violation of any Parent Intellectual Property that is owned solely and exclusively by Parent or its Subsidiaries (“Parent Owned Intellectual Property”) and (v) to Parent’s Knowledge, no third party is currently infringing, misappropriating or otherwise violating any Parent Owned Intellectual Property.

(c) Parent or its Subsidiaries, as applicable, has taken all commercially reasonable actions to maintain the confidentiality of its trade secrets, confidential information and other proprietary rights.

5.19 Employee Benefit Plans.

(a) Schedule 5.19(a) sets forth a list of: (i) each “employee welfare benefit plan,” as defined in Section 3(1) of ERISA and subject to ERISA, including, but not limited to, any medical plan, life insurance plan, short-term or long-term disability plan or dental plan; (ii) each “employee pension benefit plan,” as defined in Section 3(2) of ERISA and subject to ERISA, including, but not limited to, any excess benefit plan, top hat plan, qualified defined contribution or defined benefit arrangement; and (iii) each material bonus or incentive, stock option, equity incentive, restricted stock, stock bonus, change-of-control, severance, deferred bonus or salary reduction plan, program or agreement, and each material consulting or material employment agreement, with regard to each of (i), (ii) and (iii) which is sponsored or maintained by, or otherwise contributed to by, Parent or its Subsidiaries or with respect to which Parent or any Subsidiary has any liability, whether direct or indirect, absolute or contingent ((i), (ii) and (iii) collectively referred to herein as the “Parent Plans”). Each of the Parent Plans intended to be qualified under the Code has received a favorable determination letter from the IRS or is in the form of a prototype plan entitled to rely upon the favorable advisory or opinion letter from the IRS, and no events have occurred that could adversely affect such qualified status of the Parent Plans or the exempt status of any underlying trust.

(b) Except as set forth on Schedule 5.19(b), neither Parent nor any Subsidiary, nor to Parent’s Knowledge, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to establish, modify, change or terminate any Parent Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(c) Each Parent Plan has been operated and administered, funded and maintained, in form and operation, in all material respects in compliance with its terms and all applicable requirements of ERISA and the Code and applicable Law. With respect to each Parent Plan, no Person has entered into any nonexempt “prohibited transaction,” as such term is defined in ERISA or the Code, and there has not occurred any reportable event (within the meaning of Section 4043 of ERISA, other than any reportable event for which notice has been waived by federal regulation).

(d) None of Parent, its Subsidiaries, nor any Parent ERISA Affiliate has or could be reasonably expected to have any liability with respect to any employee benefit plan, whether direct or indirect, absolute or contingent, which (i) is a “multiemployer plan” within the meaning of Section 3(37) of ERISA, or (ii) is subject to the funding requirements of Section 412 of the Code or Section 302 or Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder, and none of the assets of Parent or any Parent ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or pursuant to Section 430(k) of the Code or a violation of Section 436 of the Code. “Parent ERISA Affiliate” shall mean any entity (whether or not incorporated) other than Parent that, together with Parent or any Subsidiary, is considered under common control and treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. Except as set forth on Schedule 5.19(d), no Parent Plan provides or other Contract requires Parent or any Subsidiary to provide (or could require Parent or any Subsidiary to provide) for post-retirement medical, life insurance or other welfare-type benefits (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar applicable state law).

(e) With respect to the Parent Plans, all required contributions, premiums or other payments that are due have been paid on a timely basis. All liabilities with respect to any Parent Plan have been properly accounted for on the Parent’s Financial Statements in compliance with GAAP.

(f) There do not exist any pending or, to Parent’s Knowledge, threatened claims (other than routine claims for benefits uncontested by third parties), suits, actions, disputes, audits or investigations with respect to any Parent Plan. Each of the Parent Plans is subject only to the Laws of the United States or a political subdivision thereof.

(g) Except as set forth on Schedule 5.19(g), (i) the consummation of the transactions contemplated by this Agreement will not accelerate the time of the payment or vesting of, or increase the amount of, or result in the forfeiture of compensation or benefits under any Parent Plan (or under any other plan, program or agreement), (ii) none of the Parent Plans (or any other plan, program or agreement) obligates Parent or any Subsidiary to pay separation, severance, termination or other benefits solely or partially as a result of any transaction contemplated by this Agreement, and (iii) the consummation of the transactions contemplated by this Agreement does not obligate Parent or any Subsidiary to make any payment, accelerate or otherwise provide any benefit as a result of a “change in control”, in each case, such that the payment, acceleration or provision of the benefit could be characterized as an “excess parachute payment” within the meaning of such term under Section 280G of the Code.

5.20 Insurance. Except as noted on Schedule 5.20, Parent and its Subsidiaries has not been notified in writing of any defense to coverage by an insurer of Parent or its Subsidiaries in connection with any current claim to coverage asserted or noticed by Parent under or in connection with any of their currently existing insurance policies or bonds (including, in respect of any unexpired policy period). Except as noted on Schedule 5.20, Parent has not received any notice from or on behalf of any insurance carrier issuing currently existing policies or binders (including, in respect of any unexpired policy period) relating to or covering Parent that there will be a cancellation or non-renewal of such currently existing polices or binders (including, in respect of any unexpired policy period). Such insurance policies and bonds are sufficient in all material respects for compliance with all Parent Material Contracts to which Parent is a party or applicable Laws by which Parent is bound.

5.21 Compliance with Laws. Except with respect to environmental matters and all representations and warranties of Parent with respect to such matters made in Sections 5.14(b) and 5.22, which are the sole and exclusive representations and warranties with respect to such matters and except as set forth on Schedule 5.21, Parent and its Subsidiaries have complied, in all material respects, with Laws applicable thereto, or to the business, operations or assets thereof. Neither Parent nor any of its Subsidiaries has received written notice, or to Parent’s Knowledge, any oral notice or unwritten communication of any alleged or actual violation of any applicable Law and no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (i) may constitute or result in a violation by Parent or its Subsidiaries of, or a substantial failure on the part of Parent or its Subsidiaries to comply with, any applicable Law, or (ii) may give rise to any obligation on the part of Parent or its Subsidiaries to undertake, or to bear all or any portion of the cost of, any substantial remedial action of any nature. No investigation or review is pending or, to Parent’s Knowledge, threatened, by any Governmental Body with respect to any violation by Parent or any of its Subsidiaries of any Law or obligation on the part of Parent or its Subsidiaries to take remedial action in respect thereof.

5.22 Environmental Matters.

(a) Except as set forth in Schedule 5.22(a), (i) Parent and its Subsidiaries are currently in compliance, in all material respects, with the provisions of all applicable Environmental Laws which compliance includes but is not limited to obtaining and complying with all applicable Environmental Permits and (ii) there are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in a material manner in the future.

(b) The Environmental Permits listed in Schedule 5.22(b) are the only material Environmental Permits that are required for the conduct of Parent’s business under applicable Environmental Laws as it now being conducted or carried out by Parent and its Subsidiaries. The Parent, or its Subsidiaries, as applicable, has a valid right to operate under each of the Environmental Permits listed at Schedule 5.22(b).

(c) Neither Parent nor any Subsidiary of Parent has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, released, or exposed any Person to any Hazardous Substances, or owned or operated any property or facility (including any real property owned, used or leased by Parent or any Subsidiary of Parent or any of their predecessors or Affiliate) that is or has been contaminated by any Hazardous Substance, directly as a result of activities of the Parent or its Subsidiaries, so as to give rise to any current or future material liabilities or obligations pursuant to any Environmental Laws.

(d) Except as set forth in Schedule 5.22(d), neither Parent nor any Subsidiary of Parent has received notice of any pending or threatened actions or proceedings from any Governmental Body regarding any matter relating to Environmental Laws that remain outstanding.

(e) To Parent’s Knowledge, neither Parent nor any Subsidiary of Parent, nor any of their predecessors or Affiliates, has manufactured, sold, marketed, installed or distributed products or items containing asbestos, silica or other Hazardous Substances in material violation of applicable Environmental Laws, and to Parent’s Knowledge, none of the foregoing persons have any material liability with respect to the presence or alleged presence of asbestos, silica or other Hazardous Substances in any product or item or at or upon any property or facility.

(f) Except as set forth in Schedule 5.22(f), neither Parent nor any Subsidiary of Parent has assumed, provided an indemnity with respect to, or otherwise become subject to, material liabilities relating to Hazardous Substances or Environmental Laws.

(g) The Parent has furnished to Company copies of all environmental audits, assessments and reports and all other material environmental documents, dated on or after January 1, 2007, which are in its possession and control and which relate to the past or current operations, real properties or facilities of the Parent, its Subsidiary, any predecessors or Affiliates of the Parent or its Subsidiaries, or any other person whose acts or omissions could foreseeably give rise to or impose any material liability or obligations on the Parent under any Environmental Laws.

5.23 Employment and Labor Matters. To Parent’s Knowledge, Parent and its Subsidiaries, and their respective officers, executives, managers and employees have complied and are in compliance in all material respects with all applicable Laws respecting employment or labor, termination of employment and notice upon termination, fair employment practices and equal opportunity, nondiscrimination, harassment, retaliation, human rights, compensation, withholding, pay equity, immigration, collective bargaining, terms and conditions of employment, workers’ compensation, worker classifications, occupational safety, plant closings and wages and hours. Parent and its Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Body. Except as set forth on Schedule 5.23, in the past three (3) years neither Parent nor its Subsidiaries has experienced any material work stoppage, slowdown, labor dispute, allegation, charge, grievance or complaint of unfair labor practice; nor, to Parent’s Knowledge, has any such action been threatened against Parent or its Subsidiaries. There are no material disputes pending or, to Parent’s Knowledge, threatened, between Parent or its Subsidiaries and any of their employees or former employees or employee organizations. Neither Parent nor its Subsidiaries are a party to any collective bargaining agreement or other labor union or works council contract applicable to persons employed by Parent or its Subsidiaries, nor, to Parent’s Knowledge, are there or have there been in the past three (3) years any activities or proceedings of any labor union to organize any such employees. To Parent’s Knowledge, no key employee, manager or executive has any plans to terminate employment with Parent or its Subsidiaries within twelve (12) months of the date hereof or in connection with the Closing.

5.24 Licenses, Permits and Approvals. The Parent and its Subsidiaries have all Licenses and Permits that are required for the conduct of Parent’s business as it is now being conducted or carried out by Parent or its Subsidiaries.

5.25 SEC Reports.

(a) Parent has filed and furnished all required reports, schedules, forms, prospectuses and registration, proxy and other statements required to be filed pursuant to the Exchange Act or the Securities Act, as the case may be, by Parent with the SEC since January 1, 2009 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Filings”). None of Parent’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Parent SEC Filings that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Filings), the Parent SEC Filings complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Parent SEC Filings, and none of the Parent SEC Filings as of such respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Parent is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of the NYSE.

(c) Parent has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Parent’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Parent’s auditors and the audit committee of the Parent Board (x) all significant deficiencies in the design or operation of internal controls which could adversely affect Parent’s ability to record, process, summarize and report financial data and have identified for Parent’s auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls. Since January 1, 2009, the audit committee of the Parent Board has not received any material complaint, allegation, assertion or claim, whether written or oral, regarding the financial accounting or auditing methods, principles or practices of Parent and its Subsidiaries. The principal executive officer and the principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Parent SEC Filings.

(d) To Parent’s Knowledge, as of the date hereof, and other than as disclosed in the Parent SEC Filings, there are no: (i) SEC inquiries or investigations pending or threatened or (ii) other governmental inquiries or investigations or internal investigations pending or threatened, in each case, regarding any accounting practices of Parent, except, in the case of clause (ii), such inquiries or investigations that are not, and would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries.

5.26 Material Customers. The Parent SEC Filings disclose all customers required to be identified as a material customer pursuant to Item 101 of Regulation SK under the Securities Act (a “Material Customer”). Since the date of the Parent Latest Balance Sheet, no Material Customer identified in the Parent SEC Filings has: (i) provided Parent or any Subsidiary with any notice of dispute, or (ii) terminated or materially reduced, restricted, suspended or materially and adversely modified, or given written notice of an intent to terminate or materially reduce, restrict, suspend or materially and adversely modify its relationship with Parent or its Subsidiaries (other than changes to pricing and quantity of products and services which are currently permitted by the arrangements with such Material Customer).

5.27 Undisclosed Liabilities. Except as set forth on Schedule 5.27, neither Parent nor its Subsidiaries have any material obligation or liability, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due which is of a nature required to be disclosed in a balance sheet prepared in accordance with GAAP, other than: (i) liabilities set forth on the liabilities side of, or expressly reserved against on, the Parent Latest Balance Sheet; (ii) liabilities and obligations which have arisen after the date of the Parent Latest Balance Sheet in the ordinary course of business consistent with past practice (none of which is a liability resulting from noncompliance with any applicable Laws, breach of contract, breach of warranty, tort, infringement or other proceeding); and (iii) liabilities under Parent Material Contracts (in each case, none of which is a liability resulting from breach of such Contract.

5.28 Ownership of Buyer; No Prior Activities. Buyer was formed by Parent solely for the purpose of engaging in the transactions contemplated under this Agreement. All of the outstanding capital stock of Buyer is, and at the Effective Time will be, owned by Parent or a Subsidiary of Parent. Buyer has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, obligations or liabilities of any nature other than those incident to its formation and the transactions contemplated under this Agreement.

5.29 Financing. Buyer has, on the date hereof and will have as of the Closing Date, the financial capability and all sufficient capital necessary to consummate the Merger and the transactions contemplated by this Agreement, including the payment by Parent and Buyer of the Closing Cash Consideration, the Unpaid Company Transaction Expenses, the payoff or refinancing of any Company Indebtedness, and the payment of any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement.

5.30 No Other Representations and Warranties. Except for the representations and warranties contained in ARTICLE 5 and in the certificates delivered pursuant to Section 2.02(i) and 2.02(i)(xi), Seller and the Company acknowledge that neither Buyer, Parent or its Subsidiaries, nor any other Person has made any representation or warranty (whether express or implied) on behalf of Buyer, Parent or its Subsidiaries, or any of their respective employees, agents or representatives in connection with this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Seller, the Company or its employees, agents or representatives of any materials, documentation or other information during the course of due diligence or the negotiation process.

5.31 Disclosure. No representation or warranty by Buyer or Parent in this ARTICLE 5 or in the certificates delivered pursuant to Section 2.02(i)(ii) and 2.02(i)(xi) contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 6

COMPANY AND SELLER COVENANTS

6.01 Conduct of the Business.

(a) From the date hereof until the Closing Date, the Company shall carry on its and its Subsidiaries’ businesses according in the ordinary course of business and substantially in the same manner as currently conducted. Without limiting the foregoing, from the date hereof until the Closing Date, the Company shall issue its invoices, collect its accounts receivable and pay its obligations in a manner that is consistent with past practice, provided that Company may reduce its Indebtedness on an accelerated basis and reduce the age of its accounts receivable.

(b) From the date hereof until the Closing Date, except as otherwise provided for by this Agreement, or consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit its Subsidiaries to, take any action which, if taken after the date of the Latest Balance Sheet, and prior to the date hereof, would have been required to be disclosed on Schedule 4.07; except for incidents that would require disclosure under Section 4.07(p); provided, that the Company may make cash distributions to Seller in amounts so long as the Company’s Cash on Hand shall not be less than Two Million Dollars ($2,000,000) as of the Closing Date; provided, further, that the Company may renew its existing credit facilities and capital leases, as the case may be, on terms at least as favorable as those terms existing prior to such renewal.

(c) From the date hereof until the Closing Date, without the prior consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned) each of the Company and its Subsidiaries shall not fail to (i) timely file all material Tax Returns required to be filed by it, and all such Tax Returns shall be prepared in a manner consistent with past practice; (ii) timely pay all material Taxes due and payable; and (iii) promptly notify Buyer of any material income, franchise or similar (or other material) Tax claim, investigation or audit pending against or with respect to each of the Company and its Subsidiaries in respect of any material Tax matters, including material Tax liabilities and material Tax refund claims.

(d) From the date hereof until the Closing Date, the Company shall maintain working capital sufficient to meet the Company’s operating expenses, in the ordinary course of business consistent with past practice and the Company’s currently planned operations through the Closing Date, including, currently planned capital expenditures.

6.02 Access. From the date hereof until the Closing Date, the Company shall provide Parent and its authorized representatives (“Parent’s Representatives”) reasonable access, during normal business hours, upon reasonable notice and in a manner so as not to unreasonably interfere with the normal business operations of the Company and its Subsidiaries, to the offices, assets, properties, books and records, agreements and subject to Section 7.05, suppliers, customers, employees and senior management of the Company and its Subsidiaries, in order for Parent to have the opportunity to make such investigation and inspection as it shall reasonably desire as to the affairs of the Company and its Subsidiaries. Parent shall comply and shall cause Buyer, Parent’s Representatives and Buyer’s authorized representatives to comply with all of their obligations under the Mutual Nondisclosure Agreement, dated as of July 11, 2012, between Parent and the Company (the “Nondisclosure Agreement”), with respect to the information disclosed pursuant to this Section 6.02, and such Nondisclosure Agreement will remain in full force and effect.

6.03 Regulatory Filings.

(a) The Company shall: (i) make any filings required of it or any of its Affiliates under the HSR Act, other antitrust Laws, the Communications Act, and any other Government Body applicable to the transactions contemplated hereby as promptly as practicable but no later than fifteen (15) Business Days following the date hereof; and (ii) promptly comply with any request under the HSR Act, other antitrust Laws, the Communications Act, or other Law for additional information, documents or other materials received by it or any of its Affiliates from the Federal Trade Commission (the “FTC”), FCC, or any other Governmental Body in respect of such filings or transactions; and (iii) cooperate with Buyer and Parent in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to Buyer and Parent prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC or other Governmental Body under any antitrust Laws with respect to any such filing or such transaction.

(b) The Company shall comply as reasonable and practical upon advice of counsel with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Governmental Bodies. Parent shall each be responsible for one hundred percent (100%) of all filing fees incurred or payable under the HSR Act. The Company shall request the filings under the HSR Act to be considered for grant of “early termination.”

(c) The Company shall keep Buyer and Parent apprised of the status of all filings and submissions referred to in Section 6.03(a) above, including, as practicable, and subject to applicable law, promptly furnishing Buyer and Parent with copies of notices or other communications received by the Company in connection therewith and, permitting Buyer and Parent to review in advance any proposed written communication by the Company in connection therewith (and considering in good faith the views of Buyer and Parent in connection therewith).

(d) If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) to prohibit the transactions contemplated by this Agreement, the Parties shall use all commercially reasonable efforts to avoid the institution of any such action or proceeding and to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any temporary, preliminary or permanent decree, judgment, injunction or other order that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, neither Parent, Buyer nor any of their Affiliates shall be required to bring any proceeding against any Person or accept, as a condition to obtaining any required approval or resolving any objection of any Governmental Body, any requirement to divest or hold separate or in trust (or the imposition of any other material condition or restriction with respect to) any of the respective businesses or assets of Parent, Buyer, any Affiliate of Parent, Buyer the Company or any of their respective Subsidiaries.

6.04 Conditions. The Company shall use all commercially reasonable efforts to cause the conditions set forth in Section 2.01 hereof to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Section 2.01 (other than those to be satisfied at the Closing).

6.05 Exclusive Dealing. During the period from the date of this Agreement through (i) the Closing Date or (ii) the earlier termination of this Agreement pursuant to Section 8.01 hereof, neither Seller nor the Company shall take or permit any other Person on its behalf to take any action to encourage, initiate or engage in discussions or negotiations with, provide any information to, or enter into any agreement or understanding with, any Person (other than Parent, Buyer and their representatives) concerning any Acquisition Proposal. Each of Seller and the Company will immediately: (x) cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and (y) notify Parent in writing in the event that any of the foregoing receives any requests for information or proposals relating to any Acquisition Proposal (including the terms of any such proposal and the identity of the maker thereof).

6.06 Updated Disclosures; Interim Financial Statements

(a) From the date hereof until the Closing Date, the Company shall disclose to Parent in writing promptly upon discovery thereof: (i) (in the form of updated Schedules) any material variances from the representations and warranties contained in ARTICLE 4 (the “Updated Disclosures”); (ii) if the employment of any key employee, or group of employees, of the Company or its Subsidiaries is terminated for any reason, whether by the Company or by such key employee, or group of employees; (iii) of any written notice or other communication from any third party relating to a default or event which, with notice or lapse of time or both, would become a default, received subsequent to the date of this Agreement, under any Material Contract to which the Company or any Subsidiary is a party or is subject; or (iv) of any written notice or other communication from any Person alleging that the consent of such Person is or may be required with respect to a Material Contract in connection with the transactions contemplated by this Agreement; provided, that such disclosure shall not limit or otherwise affect the remedies available hereunder to Buyer or Parent, or the representations or warranties contained in ARTICLE 4, or the conditions to the obligation of Buyer or Parent to consummate the transactions contemplated by this Agreement, except with respect to any Updated Disclosures that disclose underlying events that occurred or circumstances that arose exclusively between the day after the date of this Agreement and the Closing which are delivered to Parent in no event later than three (3) Business Days prior to the Closing (a “Qualifying Updated Disclosure”), which Qualifying Updated Disclosure will be treated as included in the Company’s disclosure schedule solely for the purpose of determining whether an indemnification obligation exists under ARTICLE 9, but such Qualifying Updated Disclosure will not be treated as though it had been included in the Company’s disclosure schedule for the determination of whether the conditions set forth in ARTICLE 2 have been satisfied; provided, however, if Buyer and Parent decide to consummate the Merger after receiving a Qualifying Updated Disclosure, the conditions set forth in ARTICLE 2 shall be deemed to have been satisfied.

(b) From the date hereof until the Closing Date, the Company shall promptly deliver to Parent copies of the monthly consolidated financial statements of the Company and its Subsidiaries (in conformance with the delivery and presentation requirements contained in Section 4.06) as they are finalized, but in no event later than twenty-fifth (25th) day following the last date of such month (the “Monthly Financial Statements”), and within forty-five (45) days of the closing of each fiscal quarter from the date hereof until the Closing Date, the Company shall deliver to Parent copies of reviewed quarterly consolidated financial statements of the Company and its Subsidiaries (in conformance with the delivery and presentation requirements contained in Section 4.06) (the “Quarterly Financial Statements”).

6.07 Financing Process Assistance.

(a) Seller and the Company shall use commercially reasonable efforts, at Parent’s sole expense, to provide such cooperation reasonably requested by Buyer or Parent in connection with the Financing including, without limitation: (i) as promptly as reasonably practicable, providing to Parent and Buyer all material financial information in their possession with respect to the Company and its Subsidiaries as reasonably requested by Lenders in connection with the Financing, subject to customary confidentiality requirements reasonably acceptable to the Company; (ii) making the Company’s senior officers reasonably available upon reasonable advance notice to participate in a reasonable number of due diligence sessions and presentations with Lenders related to the Financing; (iii) arrange for customary authorization letters to Lenders authorizing the distribution of information to prospective lenders or investors, subject to customary confidentiality requirements reasonably acceptable to the Company; (iv)(A) using commercially reasonable efforts to arrange for consents of accountants for use of their reports in any materials relating to the Financing, and (B) reasonably facilitating the pledging of collateral (including, without limitation, commercially reasonable assistance with respect to procuring survey and title for Owned Real Property); (v) furnishing Parent and Lenders the latest financial statements of the Company on a consolidated basis as promptly as reasonably practicable after they have been prepared, subject to customary confidentiality requirements reasonably acceptable to the Company; (vi) reasonably assisting Parent with its preparation for customary rating agency and lender presentations and customary bank offering memoranda, syndication memoranda, lender presentations and other marketing materials or memoranda, including business and financial projections and pro formas reasonably requested by Parent, in connection with the Financing (all such information in this clause (vi), together with the financial statements, the “Financing Information”); provided, that, Seller and the Company shall be given reasonable opportunity to review and comment on any Financing documents and any materials that are to be presented during any presentations and meetings conducted in connection with the Financing; (vii) obtaining the payoff letters and Lien terminations and instruments of discharge contemplated by Section 2.01(f)(x) of this Agreement; and (viii) furnishing Parent and Buyer as promptly as reasonably practicable with such documentation and other information in the Company’s possession which Lenders have determined is required by regulatory authorities in connection with such Financing under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(b) Each of Seller and the Company, as applicable, shall supplement and keep current the Financing Information provided by them on a reasonably current basis to the extent that any of them become aware that any such Financing Information contains any material misstatement of fact or omits to state any material fact necessary to make such information not misleading in any material respect and provide any supplements reasonably requested by Parent and provide any supplements reasonably requested by Parent.

(c) Any information provided to Parent or Buyer pursuant to this Section 6.07 shall be subject to the Nondisclosure Agreement. The Company hereby consents to the use of the Company’s logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company.

(d) Buyer and Parent acknowledge and agree that Seller shall not have any responsibility for, or incur any liability to any person under or in connection with the Financing, and that Buyer and Parent shall, on a joint and several basis, indemnify and hold harmless Seller from and against any and all losses suffered or incurred by Seller in connection with the Financing and any information utilized in connection therewith; except with respect to any losses caused by or arising out of information provided by Seller or (prior to the Closing) the Company expressly for use in connection with the Financing to the extent and solely to the extent such information is materially inaccurate, provided, that the foregoing exception to the provisions of this Section 6.07(d) shall not apply to any forecasts or other forward looking information provided by the Seller or (prior to the Closing) the Company.

6.08 Non-Competition; Non-Solicitation. The Parties agree as follows:

(a) Seller and each of Seller’s Affiliates (together, the “Restricted Parties”) agree, for a period of three (3) years after the Closing Date (the “Non-Competition Period”), that they shall not, directly or indirectly, either for himself or for any other Person, own, operate, manage, control, engage in, participate in, invest in, permit its name to be used by, act as consultant or advisor to, render services for (alone or in association with any Person) or otherwise assist in any manner, any Person that engages in or owns, invests in, operates, manages or controls any venture or enterprise which directly or indirectly engages or proposes to engage in any product or service of the Company as of the Closing Date. Nothing herein shall prohibit the Restricted Parties from: (i) being a passive owner of not less than five percent (5%) of the outstanding stock of any class of securities of a publicly traded corporation engaged in such business, so long as Seller has no active participation in the business of such corporation; or (ii) performing any services for Parent, Buyer or the Surviving Company or any of their respective Subsidiaries post-Closing.

(b) During the Non-Competition Period, the Restricted Parties shall not directly or indirectly through another Person: (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or any such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof; (ii) be involved in hiring or hire or employ any person who is or was an employee of the Company or any of its Subsidiaries; (iii) call on, solicit or service any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation the Company or any of its Subsidiaries; or (iv) directly or indirectly acquire or attempt to acquire any business which the Company or any of its Subsidiaries has identified to Seller as a potential acquisition target (an “Acquisition Target”), or take any action to induce or attempt to induce any Acquisition Target to consummate any acquisition, investment or other similar transaction with any Person other than Parent, Buyer or the Company post-Closing. Nothing herein shall prohibit the Restricted Parties from performing any services for Parent, Buyer or the Surviving Company or any of their respective Subsidiaries post-Closing.

(c) If, at the time of enforcement of this Section 6.08, a court shall hold that the duration, scope, geographic area or other restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope, geographic area or other restrictions deemed reasonable under such circumstances by such court shall be substituted for the stated duration, scope, geographic area or other restrictions.

(d) Each Restricted Party recognizes and affirms that in the event of breach by it of any of the provisions of this Section 6.08 money damages would be inadequate and Parent, Buyer and post-Closing, the Surviving Company, would have no adequate remedy at Law. Accordingly, each Restricted Party agrees that Parent, Buyer and post-Closing, the Surviving Company shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights and each Restricted Party’s obligations under this Section not only by an action or actions for damages, but also by an action or actions for specific performance, injunctive and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section (including, without limitation, the extension of the Non-Competition Period by a period equal to: (i) the length of the violation of this Section 6.08; plus (ii) the length of any court proceedings necessary to stop such violation). In the event of a breach or violation by any Seller of any of the provisions of this Section 6.08 the running of the Non-Competition Period (but not of such Seller’s obligations under this Section) shall be tolled with respect to such Seller during the continuance of any actual breach or violation.

(e) Each Restricted Party acknowledges and agrees that: (i) the restrictions contained in this Section 6.08 are reasonable in all respects (including, without limitation, with respect to the subject matter, time period and geographical area) and are necessary to protect the value of capital stock or other equity interests of the Company and any of its Subsidiaries (including, without limitation, the goodwill related thereto) being acquired hereunder; (ii) the Restricted Parties are responsible through their prior efforts for the creation of such value and goodwill as of the Closing Date; and (iii) Parent and Buyer would not have consummated the transactions contemplated hereby without the restrictions contained in this Section 6.08.

(f) The Parties hereto acknowledge that the covenant not to compete described in this Section 6.08 is incidental to, and protective of, the Company’s goodwill acquired by Buyer and Parent pursuant to this Agreement and thus the Parties hereto have allocated no portion of the Closing Consideration to such covenant and further agree to report the allocation described in this Section 6.08 consistently to the IRS.

ARTICLE 7

COVENANTS OF PARENT AND BUYER

7.01 Conduct of the Business.

(a) From the date hereof until the Closing Date, Parent shall carry on its and its Subsidiaries’ businesses according in the ordinary course of business and substantially in the same manner as currently conducted.

(b) From the date hereof until the Closing Date, except as (i) set forth on Schedule 7.01(b), or (ii) otherwise provided for by this Agreement, or consented to in writing by Seller (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall not permit its Subsidiaries to, take any action which, if taken after the date of the Latest Balance Sheet, and prior to the date hereof, would have been required to be disclosed on Schedule 5.13.

7.02 Access. From and after the Closing until the fifth (5th) anniversary thereof (and subject to any applicable legal or contractual confidentiality limitations restricting the obligations of Parent hereunder), Parent shall cause the Surviving Company to provide Seller and his authorized representatives with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Surviving Company and its Subsidiaries solely with respect to periods or occurrences prior to the Closing Date in connection with a reasonable business purpose communicated by Seller to Parent, whether or not relating to or arising out of this Agreement or the transactions contemplated hereby. Unless otherwise consented to in writing by Seller, Parent shall not, and shall not permit the Surviving Company or its Subsidiaries to, for a period of five (5) years following the Closing Date, intentionally destroy, alter or otherwise dispose of any books and records of the Company or its Subsidiaries, or any portions thereof, relating to periods prior to the Closing Date without first giving reasonable prior notice to Seller and offering to surrender to Seller such books and records or such portions thereof.

7.03 Conditions. Buyer and Parent shall use all commercially reasonable efforts to cause the conditions set forth in Section 2.02 hereof to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Section 2.02 (other than those to be satisfied at the Closing).

7.04 Regulatory Filings.

(a) Parent shall: (i) make any filings required of it or any of its Affiliates under the HSR Act, other antitrust Laws, the Communications Act, and any other Government Body applicable to the transactions contemplated hereby as promptly as practicable but not later than fifteen (15) Business Days following the date hereof; and (ii) promptly comply with any request under the HSR Act, other antitrust Laws, the Communications Act, or other Law for additional information, documents or other materials received by it or any of its Affiliates from the FTC, FCC, or any other Governmental Body in respect of such filings or transactions; and (iii) cooperate with the Company in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the Company prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC or other Governmental Body under any antitrust Laws with respect to any such filing or such transaction.

(b) Parent shall comply as reasonable and practical upon advice of counsel with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Governmental Bodies. Parent shall be responsible for one hundred percent (100%) of all filing fees incurred or payable under the HSR Act.

(c) Parent shall keep the Company and Seller apprised of the status of all filings and submissions referred to in Section 7.04(a) above, including, as practicable, and subject to applicable Law, promptly furnishing the Company with copies of notices or other communications received by Parent in connection therewith and, permitting the Company to review in advance any proposed written communication by Parent or its Affiliates in connection therewith (and considering in good faith the views of the Company in connection therewith).

(d) If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) to prohibit the transactions contemplated by this Agreement, the Parties shall use all commercially reasonable efforts to avoid the institution of any such action or proceeding and to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any temporary, preliminary or permanent decree, judgment, injunction or other order that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, neither Parent, Buyer nor any of their Affiliates shall be required to bring any proceeding against any Person or accept, as a condition to obtaining any required approval or resolving any objection of any Governmental Body, any requirement to divest or hold separate or in trust (or the imposition of any other material condition or restriction with respect to) any of the respective businesses or assets of Parent, Buyer, any Affiliate of Parent, Buyer the Company or any of their respective Subsidiaries.

7.05 Contact with Business Relations. Prior to the Closing, Buyer, Parent and their respective representatives shall contact and communicate with the employees, clients, customers, suppliers, vendors and other business relations of the Company and its Subsidiaries in connection with the transactions contemplated hereby only with the prior written consent of the Company and Seller (not to be unreasonably withheld, conditioned or delayed).

7.06 Proxy Statement and Special Meeting.

(a) Parent shall, in accordance with applicable Law and Parent’s certificate of incorporation and by-laws: (i) prepare and file with the SEC, as promptly as practicable after the date of this Agreement, but in no event, later than, the later of: (x) fifteen (15) Business Days after the date of this Agreement, or (y) the date that is five (5) days from the date on which Seller has provided all information concerning Seller and the Company which is required by Law to be disclosed in such Proxy Statement (as defined below), a preliminary proxy statement relating to the solicitation of proxies from the stockholders of Parent for the Parent Stockholder Approval and (A) respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and promptly cause a definitive proxy statement (the “Proxy Statement”), to be mailed to Parent’s stockholders and

(B) solicit proxies from its stockholders for the Parent Stockholder Approval and (ii) cause a special meeting of its stockholders (the “Special Meeting”) to be duly called, noticed and held as promptly as practicable after the date of this Agreement for the purpose of obtaining the Parent Stockholder Approval. The Proxy Statement shall include the recommendation of the board of directors of Parent (the “Parent Board”) that stockholders vote in favor of the issuance of the shares of Parent Common Stock pursuant to this Agreement. The Company shall furnish to Parent all information concerning the Company and its Subsidiaries as Parent may reasonably request in connection with the preparation of the Proxy Statement, including, without limitation, selected financial data and management’s discussion and analysis of financial condition and results of operations as required pursuant to the rules and regulations of the SEC.

(b) Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the Delaware General Corporations Law (“DGCL”) in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Parent shall use all commercially reasonable efforts to ensure that the Proxy Statement will not, as of the filing date of the Proxy Statement (or any amendment or supplement thereto) or as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to Seller or the Company furnished by Seller or the Company for inclusion in the Proxy Statement). Each of Seller and the Company shall use all commercially reasonable efforts to ensure that the information relating to Seller or the Company, as applicable, supplied by Seller or the Company for inclusion in the Proxy Statement will not, as of the filing date of the Proxy Statement (or any amendment or supplement thereto) or as of the date of the Special Meeting, contain any statement which, at such time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they were made, not false or misleading.

7.07 Seller and Company Expenses. To the extent Parent fails to obtain the Parent Stockholder Approval, Parent shall promptly reimburse the Company for all reasonably documented fees and expenses directly relating to the transactions contemplated by this Agreement, including, reasonable investment banking and legal fees, up to a maximum of Seven Hundred and Fifty Thousand Dollars ($750,000).

7.08 Appointment to the Board of Directors. The Nominating and Governance Committee (the “Nominating Committee”) of the Parent Board will, on or prior to the Closing Date, in accordance with the Nominating Committee’s charter, (i) approve the expansion of the Parent Board to nine (9) members, and (ii) recommend to the full Parent Board that Seller be appointed to serve on the Parent Board as a Class II director (whose term shall expire at the annual meeting of the shareholders of Parent held in 2015, subject to re-nomination and election by the shareholders), and the full Parent Board will approve the expansion of the Parent Board and the appointment of Seller as a member thereon, in each case, effective as of the Closing Date. The Nominating Committee of the Parent Board will, at any time during the two (2) year period following the Closing Date, at the request of Seller and in accordance with the Nominating Committee’s charter, approve a second appointment to the Parent Board by Seller, subject to the approval of the Nominating Committee and the Parent Board acting in accordance with their fiduciary duties (but such approval not to be unreasonably withheld), appoint an additional designee of Seller to serve on the Parent Board as a Class I director.

7.09 Exclusive Dealing.

(a) During the period from the date of this Agreement through (i) the Closing Date, or (ii) the earlier termination of this Agreement pursuant to Section 8.01 hereof, neither Buyer nor Parent shall take or permit any other Person on its behalf to take any action to encourage, initiate or engage in discussions or negotiations with, provide any information to, or enter into any agreement or understanding with, any Person (other than Seller, the Company and their representatives) concerning any Acquisition Proposal with respect to Parent. Each of Buyer and Parent will immediately: (x) cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and (y) notify Seller in writing in the event that any of the foregoing receives any requests for information or proposals relating to any Acquisition Proposal (including the terms of any such proposal and the identity of the maker thereof).

(b) Notwithstanding the foregoing, at any time prior to the Closing, Parent may, directly or indirectly through its authorized representatives, (i) furnish information and access, to any Person making an Acquisition Proposal to Parent which was not solicited, initiated, knowingly encouraged or knowingly facilitated by Parent or any of its Subsidiaries, Affiliates or representatives and (ii) may participate in discussions and negotiate with such Person concerning any such unsolicited Acquisition Proposal, if and only to the extent all of the following conditions are met: (A) Buyer and Parent have not breached this Section 7.09(b) in any respect with respect to such Acquisition Proposal, and (B) the Parent Board determines in good faith, after receipt of advice from outside counsel and a financial advisor of nationally recognized reputation, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (defined below).

(c) At any time prior to the Closing, and subject to Parent’s compliance at all times with the provisions of this Section 7.09, Parent may terminate this Agreement and enter into an agreement, understanding or arrangement providing for an Acquisition Proposal, if and only to the extent all of the following conditions are met: (A) the Acquisition Proposal has not been withdrawn, (B) the Parent Board determines in good faith, after receipt of advice from outside counsel and a financial advisor of nationally recognized reputation, that such Acquisition Proposal constitutes a Superior Proposal, (C) the Parent Board determines in good faith, after receipt of advice from outside counsel, that the failure to take such action would be reasonably likely to result in a breach of fiduciary duties to the shareholders of Parent under applicable Law, and (D) only upon the concurrent payment of the applicable termination fee to the Company in accordance with Section 8.01(e).

(d) In addition to the obligations of Parent set forth in Section 7.09(a) and 7.09(b), Parent shall promptly (and in any event within 24 hours after receipt thereof) advise the Company orally and in writing of any Acquisition Proposal received by Parent or any inquiry with respect to or that would reasonably be expected to lead to any Acquisition Proposal, including the material terms and conditions of any such Acquisition Proposal or inquiry (including any changes thereto). Parent shall (i) keep the Company reasonably informed of the status and details (including any change to the terms thereof) of any such Acquisition Proposal or inquiry and (ii) provide to the Company as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Parent or any of its Subsidiaries from any Person that describes any of the terms or conditions of any Acquisition Proposal.

(e) For purposes of this Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal made by any Person to Parent, which, if consummated, would result in such Person (or its shareholders) owning, directly or indirectly, at least fifty (50%) of the shares of the Parent Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of Parent, which the Parent Board determines in good faith, after receipt of advice from a financial advisor of nationally recognized reputation and outside counsel, to be (A) more favorable to the shareholders of Parent from a financial point of view than the Merger, assuming for this purpose that both the Acquisition Proposal and Merger would not be consummated and taking into account all the terms and conditions of such proposal, the Person making such proposal and this Agreement and (B) reasonably likely to be completed on the terms proposed, taking into account all financial, legal, regulatory and other aspects of such proposal.

7.10 Updated Disclosures. From the date hereof until the Closing Date, Parent shall disclose to the Company in writing promptly upon discovery thereof: (i) (in the form of updated Schedules) any material variances from the representations and warranties contained in ARTICLE 5 (the “Parent Updated Disclosures”); (ii) if the employment of any key employee, or group of employees, of Parent or its Subsidiaries is terminated for any reason, whether by Parent or by such key employee, or group of employees; (iii) of any written notice or other communication from any third party relating to a default or event which, with notice or lapse of time or both, would become a default, received subsequent to the date of this Agreement, under any Parent Material Contract to which Parent or any Subsidiary is a party or is subject; or (iv) of any written notice or other communication from any Person alleging that the consent of such Person is or may be required with respect to a Parent Material Contract in connection with the transactions contemplated by this Agreement; provided, that, such disclosure shall not limit or otherwise affect the remedies available hereunder to Seller or the Company, or the representations or warranties contained in ARTICLE 5, or the conditions to the obligation of Seller or the Company to consummate the transactions contemplated by this Agreement, except with respect to any Parent Updated Disclosures that disclose underlying events that occurred or circumstances that arose exclusively between the day after the date of this Agreement and the Closing which are delivered to the Company in no event later than three (3) Business Days prior to the Closing (a “Parent Qualifying Updated Disclosure”), which Parent Qualifying Updated Disclosure will be treated as included in Parent’s disclosure schedules solely for the purpose of determining whether an indemnification obligation exists under ARTICLE 9, but such Parent Qualifying Updated Disclosure will not be treated as though it had been included in Parent’s disclosure schedules for the determination of whether the conditions set forth in ARTICLE 2 have been satisfied; provided, however, if Seller and the Company decide to consummate the Merger after receiving a Parent Qualifying Updated Disclosure, the conditions set forth in ARTICLE 2 shall be deemed to have been satisfied.

7.11 Financing. Each of Parent and Buyer shall, and shall cause each of its Affiliates to, use its commercially reasonable efforts to obtain the Financing Commitment and the related Financing. Parent shall keep the Company informed on a reasonable basis and in reasonable detail of the status of its efforts to obtain the Financing Commitment and arrange the Financing (including providing the Company with copies of all proposed Financing Commitments and definitive agreements and other documents related to the Financing). Parent shall give the Company notice as promptly as reasonably practicable upon becoming aware of any breach by any party of either of the Financing Commitment or any termination of the Financing Commitment. Parent shall provide the Company, as promptly as reasonably practicable upon receipt thereof, copies of all proposed Financing Commitments and, once the final Financing Commitment is executed, amendments, modifications, supplements or waivers to the Financing Commitment.

7.12 Release of Guarantees. Buyer and Parent will use commercially reasonable efforts to cause the holders of Company Indebtedness to release and discharge Seller from any personal guarantees with respect to any Company Indebtedness unpaid and assumed by Buyer or Parent, as the case may be, as of the Closing.

7.13 Seller Tax Reimbursement. As promptly as practicable, but in any event within ninety (90) days after the Closing Date, Buyer will prepare and deliver to Seller a statement of income (the “Income Statement”) for the period from January 1, 2012 up to the Closing Date (the “Adjustment Period”) prepared in a manner consistent with that employed in the preparation of the Closing Date Balance Sheet provided in Section 1.02(f)(i), including a calculation of the amount by which the earnings of the Company and its Subsidiaries before interest, Taxes, depreciation and amortization during the Adjustment Period exceeds One Hundred Fifty Million Dollars ($150,000,000). In case of such excess, within ten (10) Business Days after Seller’s receipt of the Income Statement, Seller will provide Buyer with a calculation of the difference between: (a) Seller’s income tax liability for the Adjustment Period, taking into account all income in the Income Statement, and (b) Seller’s income tax liability for the Adjustment Period, taking into account only so much of the gross income in the Income Statement as includes the earnings of the Company and its Subsidiaries before interest, Taxes, depreciation and amortization during the Adjustment Period up to One Hundred Fifty Million Dollars ($150,000,000) (such difference in tax liability shall be the “Tax Reimbursement”). Within ten (10) Business Days after Buyer’s receipt of Seller’s calculation of the Tax Reimbursement, Buyer will pay such Tax Reimbursement by wire transfer in immediately available funds to an account designated by Seller. Review of the Income Statement and any dispute relating to the Income Statement, the calculation of the Tax Reimbursement, and resolution of any thereof shall be conducted in a manner consistent with the provisions of Section 1.02(f). Any additional payment made to Seller pursuant to the terms this Section 7.13 shall be deemed to be adjustments, for Tax purposes, to the aggregate Merger Consideration.

ARTICLE 8

TERMINATION

8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Buyer and Seller;

(b) by Buyer, if there has been a violation or breach by the Company or Seller of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by Buyer in its sole discretion or cured by the Company or Seller within thirty (30) calendar days after written notice thereof from Buyer;

(c) by Seller, if there has been a violation or breach by Buyer or Parent of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by Seller in its sole discretion or cured by Buyer or Parent, as applicable, within thirty (30) calendar days after written notice thereof from Seller;

(d) by Seller or Buyer, upon written notice to the other, if the transactions contemplated hereby have not been consummated on or prior to December 31, 2012. Neither Party shall be entitled to terminate this Agreement pursuant to this Section 8.01(d) if such Party’s breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

(e) by Buyer, concurrently with the entry by Parent into a binding definitive agreement providing for a Superior Proposal; provided, that, (i) Parent has complied in all respects with Section 7.09 and (ii) Parent has previously paid (or concurrently with such termination pays to the Company) a termination fee in the amount of Seven Hundred and Fifty Thousand Dollars ($750,000) in cash by wire transfer in immediately available funds to an account designated by the Company.

8.02 Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller as provided above, the provisions of this Agreement shall immediately become void and of no further force or effect, and there shall be no liability on the part of one Party to another, except for (x) any liability of a Party for knowing or willful breaches of the covenants contained in this Agreement occurring prior to the time of such termination, or (y) in the case of a termination by either party if, prior to such termination, all of the conditions set forth in Section 2.01 or 2.02, as applicable, had been satisfied, Seller or Buyer, as applicable, had indicated in writing to the other party that it was ready, willing and able to close, and the other party thereafter failed to consummate the transactions within the time frame for the Closing set forth in Section 1.03; provided that this Section 8.02, Section 7.07 and ARTICLE 11 hereof shall survive the termination of this Agreement in accordance with their terms; provided further that the Nondisclosure Agreement referred to therein, shall survive the termination of this Agreement for a period of two (2) years following the date of such termination (and, notwithstanding anything contained in this Agreement or the Nondisclosure Agreement to the contrary, the Nondisclosure Agreement term shall automatically be amended to be extended until the end of such two-year period).

ARTICLE 9

ADDITIONAL COVENANTS AND AGREEMENTS

9.01 Survival.

(a) With respect to any claim or claims for breaches of the representations and warranties contained in ARTICLE 3, ARTICLE 4 and ARTICLE 5 (except for the Fundamental Representations, Company Tax Representations and Company Environmental Representations), no indemnifying party shall be liable with respect to any breach of such representations and warranties in ARTICLE 3, ARTICLE 4 or ARTICLE 5 unless written notice of a claim for indemnification with respect to such breach is given by the indemnified party to Buyer, Parent or Seller, as applicable, on or before the date that is fifteen (15) months after the Closing Date (such date, as applicable, the “Survival Date”), it being understood that so long as such claim for indemnification arises and such written notice is given on or prior to the Survival Date, such representations and warranties shall continue to survive with respect to such claim for indemnification until such claim is resolved.

(b) Notwithstanding the foregoing Section 9.01(a), the time limitation within which to bring any claim for breach of any of the Fundamental Representations, Company Tax Representations or Company Environmental Representations or any breach by any Party of the covenants or agreements made by such Party contained in this Agreement shall be on or before the date that is three (3) years after the Closing Date.

(c) Notwithstanding anything in this Section 9.01 to the contrary, in the event that any breach of any representation or warranty by any of the Company or Seller, on the one hand, or Buyer or Parent, on the other hand, results from criminal activity of any such Party or constitutes fraud or intentional misrepresentation, the representation or warranty shall survive the consummation of the transactions contemplated in this Agreement and continue in full force and effect without any time limitation with respect to such breach.

9.02 Indemnification of Buyer.

(a) From and after the Closing, subject to the provisions of this ARTICLE 9, Seller shall indemnify and hold harmless Buyer and its Affiliates (including, after the Closing, the Surviving Company), and their respective officers, directors, employees and agents (the “Buyer Indemnitees”), from and against any and all liabilities, obligations, Taxes, deficiencies, demands, claims, suits, actions, causes of action, assessments, fines, forfeitures, civil penalties, losses, costs and expenses (including reasonable attorneys’ fees) (hereinafter individually a “Loss” and collectively “Losses”) suffered or incurred by the Buyer Indemnitees to the extent such Losses result from or arise out of: (i) any breach of any representation or warranty of Seller or the Company contained in ARTICLE 3 or ARTICLE 4 of this Agreement, or any certificate delivered pursuant to Section 2.01(f) hereof (disregarding all materiality or Material Adverse Effect for calculating the amount of such Losses); (ii) any breach of any covenant or agreement by Seller or (prior to Closing) by the Company; (iii) any and all Pre-Closing Taxes; (iv) any Indebtedness in excess of the Company Indebtedness Target or any Company Transaction Expenses, in each case that are not taken into account in the calculation of the Closing Consideration; or (v) any fraud or intentional misrepresentation of Seller or (prior to Closing), the Company.

(b) Notwithstanding anything to the contrary set forth in this Agreement, even if a Buyer Indemnitee would otherwise be entitled to indemnification for a Loss pursuant to this Agreement, the Buyer Indemnitees shall not be entitled to indemnification for such Loss pursuant to Section 9.02(a)(i) (other than in respect of Fundamental Representations, or the representation in Section 4.25 (Net Working Capital) for which the Deductible Amount shall not apply), Section 9.02(a)(ii) (other than the covenants under Sections 1.02(f) (Post-Closing Adjustments), Section 6.01(d) (Conduct of the Business), and the last sentence of Section 9.10(h) (Refunds), to which the Deductible Amount shall not apply), until the aggregate amount of all Losses eligible for indemnification pursuant to this Agreement exceeds on a cumulative basis an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000) (the “Deductible Amount”), and then only to the extent such Losses suffered by Buyer Indemnitees are in excess of the Deductible Amount. All payments under this Section 9.02 shall be treated by the Parties as an adjustment to the Merger Consideration received by Seller pursuant to ARTICLE 1.

(c) Notwithstanding anything to the contrary set forth in this Agreement, any indemnification of the Buyer Indemnitees pursuant to Section 9.02(a) (other than in respect of Fundamental Representations, Company Tax Representations and other than the covenants under Sections 1.02(f) (Post-Closing Adjustments) and the last sentence of Section 9.10(h) (Refunds)) (such claims other than claims in respect of Fundamental Representations and Company Tax Representations, Post-Closing Adjustments and the last sentence of Section 9.10(h), collectively, the “Limited Claims”) shall be effected solely by a payment made from the Escrow Shares, in accordance with the terms of the Escrow Agreement, and such payments shall not exceed the Escrow Shares available on any given payment date. If and to the extent that the Escrow Shares are insufficient to cover the Limited Claims, the Buyer Indemnitees’ right to indemnification for the uncovered portion thereof is extinguished. Any indemnification of the Buyer Indemnitees by Seller in respect of Fundamental Representations and Company Tax Representations shall not exceed the Merger Consideration, and shall be payable first from Escrow Shares, to the extent that there are any remaining Escrow Shares available for indemnification, but not limited thereby. Any payment required to be made by Seller to Buyer under Sections 1.02(f) (Post-Closing Adjustments) or the last sentence of Section 9.10(h) (Refunds) shall not be required to come from the Escrow Shares but shall be the direct financial obligation of Seller.

9.03 Indemnification of Seller.

(a) From and after the Closing, subject to the provisions of this ARTICLE 9, Buyer and Parent shall jointly and severally indemnify Seller and his Affiliates, employees and agents (the “Seller Indemnitees”) against and hold them harmless from any Losses suffered or incurred by Seller Indemnitees to the extent such Losses arise from or relating to: (i) any breach of any representation or warranty of Buyer or Parent contained in this Agreement, or any certificate delivered pursuant to Section 2.02(f) hereof, (disregarding all materiality or Material Adverse Effect qualifications for calculating the amount of such Loss); (ii) a breach of any covenant or agreement by Buyer or Parent contained in this Agreement requiring performance by Buyer or Parent prior to the Closing or by Buyer, Parent or the Surviving Company and its Subsidiaries after the Closing; (iii) any claim relating to the Company and its Subsidiaries based on events and transactions occurring after the Closing; (iv) Company Indebtedness with respect to any claims made based on events and transactions occurring after the Closing; or (v) any fraud or intentional misrepresentation of Parent or Buyer or (subsequent to Closing), the Surviving Company. All payments under this Section 9.03 shall be treated by the Parties as an adjustment to the Merger Consideration received by Seller pursuant to ARTICLE 1 and shall be the direct financial obligation of Parent, and shall be made promptly to Seller in cash by wire transfer in immediately available funds.

(b) Notwithstanding anything to the contrary set forth in this Agreement, even if a Seller Indemnitee would otherwise be entitled to indemnification for a Loss pursuant to this Agreement, the Seller Indemnitees shall not be entitled to indemnification for such Loss pursuant to Section 9.03(a)(i), or Section 9.03(a)(ii) (other than the covenant under Section 1.02(f) (Post-Closing Adjustments), to which the Deductible Amount shall not apply), until the aggregate amount of all Losses eligible for indemnification pursuant to this Agreement exceeds on a cumulative basis the Deductible Amount, and then only to the extent such Losses suffered by Seller Indemnitees are in excess of the Deductible Amount.

(c) Notwithstanding anything to the contrary set forth in this Agreement, any indemnification of the Seller Indemnitees by Buyer pursuant to Section 9.03(a) shall not exceed the Merger Consideration.

9.04 Escrow.

(a) On the Closing Date, the Escrow Shares shall be delivered to the Escrow Agent to be held pursuant to the Escrow Agreement to satisfy claims related to Losses suffered by Buyer Indemnitees.

(b) At the time any payment is due for Losses suffered by Buyer Indemnitees, the amount of Escrow Shares subject to release to Buyer Indemnities from the Escrow Account to cover any Losses suffered by the Buyer Indemnitees shall be satisfied by releasing a number of Escrow Shares to Buyer determined by dividing the amount of such Losses by the Closing Date Stock Price.

9.05 Procedures Relating to Indemnification.

(a) In order for a party to be entitled to seek any indemnification provided for under this Agreement (such party, the “Claiming Party”), in respect of a claim or demand made against the Claiming Party by any Person who is not a party to this Agreement or an Affiliate thereof (a “Third-Party Claim”), such Claiming Party must notify the party to this Agreement that is or may be required to provide indemnification hereunder with respect to such Third-Party Claim (the “Defending Party”) in writing, and in reasonable detail, of the Third-Party Claim as promptly as reasonably possible but in any event within fifteen (15) days after receipt by such Claiming Party of notice of the Third-Party Claim (or within such shorter time as may be necessary to give the Defending Party a reasonable opportunity to respond to and defend such Third-Party Claim); provided that any delay or failure in giving such notification shall not affect the indemnification provided hereunder except to the extent the Defending Party shall have been prejudiced as a result of such failure. Thereafter, the Claiming Party shall deliver to the Defending Party, within five (5) Business Days after the Claiming Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Claiming Party relating to the Third-Party Claim.

(b) The Defending Party shall have the right upon written notice to the Claiming Party within fifteen (15) days after receipt from the Claiming Party of notice of such claim, to conduct at the sole cost and expense of the Defending Party the defense against such claim; provided that before the Defending Party assumes control of such defense it must first agree and acknowledge in such notice that the Defending Party is fully responsible (subject to the limitations of Section 9.02) for all Losses relating to such Third-Party Claim (a “Control Notice”); provided further that the Defending Party shall not have the right to assume control of such defense if the Third-Party Claim: (i) seeks non-monetary relief (except where non-monetary relief is merely incidental to a primary claim or claims for monetary damages); (ii) involves criminal allegations; (iii) is one in which the Defending Party is also a party and joint representation would, as determined in each case by the Claiming Party based on advice of outside counsel, be inappropriate or there may be legal defenses available to the Claiming Party which are different from or additional to those available to the Defending Party; (iv) involves a claim which, upon petition by the Claiming Party, the appropriate court rules that the Defending Party failed or is failing to vigorously prosecute or defend; or (v) or is with respect to Taxes (which shall be governed by Section 9.10(g)). In the event that the Defending Party validly delivers a Control Notice, the Claiming Party will reasonably cooperate, at the sole cost and expenses of the Defending Party, with and make reasonably available to the Defending Party such assistance and materials as may be reasonably requested by it, and the Claiming Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. Whether or not the Defending Party shall have assumed the defense of a Third-Party Claim, the Claiming Party shall not admit any liability with respect to, and shall not have the right to compromise, settle, discharge or consent to entry of judgment with respect to, such Third-Party Claim without the prior written consent of the Defending Party, which consent shall not be unreasonably withheld, conditioned or delayed. Without the prior written consent of the Claiming Party, the Defending Party will not enter into any settlement of any Third-Party Claim or consent to entry of judgment with respect to such claim, if pursuant to or as a result of such settlement or consent, (x) injunctive or other equitable relief would be imposed against the Claiming Party, or (y) such settlement or consent would lead to liability or create any financial obligation on the part of the Claiming Party for which the Claiming Party is not entitled to indemnification hereunder (other than to the extent of the Deductible Amount). If an offer is made to settle a Third-Party Claim, which offer the Defending Party is permitted to settle under this Section 9.05(b) only upon the prior written consent of the Claiming Party, and the Defending Party desires to accept and agree to such offer, the Defending Party will give prompt written notice to the Claiming Party to that effect. If the Claiming Party does not consent to such firm offer within twenty (20) calendar days after its receipt of such notice, the Claiming Party may continue to contest or defend such Third-Party Claim and, in such event, the maximum liability of the Defending Party as to such Third-Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Claiming Party through the date such settlement offer is given to the Claiming Party to the extent such amount is otherwise indemnifiable hereunder.

9.06 Mitigation. The Indemnified Parties shall take all actions required by applicable Law to mitigate their Losses which are Indemnifiable hereunder. In the event that a Defending Party makes any payment to a Claiming Party for indemnification for which the Claiming Party could have collected on a claim against a third party (including under any contract and any insurance claims), the Defending Party shall be entitled to pursue claims and conduct litigation on behalf of the Claiming Party and any of its successors to pursue and collect on any indemnification or other remedy available to the Claiming Party thereunder with respect to such claim and generally to be subrogated to the rights of the Claiming Party. Except pursuant to a settlement agreed to by the Defending Party (which agreement shall not be unreasonably withheld or delayed), the Claiming Party shall not voluntarily waive or release any contractual right to recover from a third party any loss subject to indemnification hereby without the prior written consent of the Defending Party, which shall not be unreasonably withheld, conditioned or delayed. The Claiming Party shall, and shall cause its Affiliates (including the Company and its Subsidiary, if applicable) to, cooperate with the Defending Party, at the Defending Party’s expense, with respect to any such effort to pursue and collect with respect thereto.

9.07 Determination of Loss Amount.

(a) Losses for breaches of representations and warranties contained in this Agreement shall be net of any insurance proceeds or third-party payments actually received by and paid to the Claiming Party in each case net of costs and expenses incurred in procuring such recovery and any retro premium adjustments, increases in premium, deductibles or other costs.

(b) Absent fraud or intentional misrepresentation, in no event shall any Party be entitled to recover or make a claim for any amounts in respect of consequential, incidental or indirect damages, or punitive damages, except to the extent such damages are awarded against the indemnified party in a Third Party Claim.

(c) No Buyer Indemnitee shall be entitled to any indemnification under this ARTICLE 9 to the extent: (i) such matter was specifically taken into account in determining the Closing Consideration or the Net Working Capital pursuant to Section 1.02; or (ii) that there is included in the Closing Statement a specific liability or reserve relating to such matter.

9.08 Tax Benefits. To the extent that a Claiming Party actually received Tax Benefits as a result of any Loss for which an indemnification payment has been made, such party shall pay the amount of such Tax Benefits (but not in excess of the indemnification payment or payments actually received from the Defending Party with respect to such Loss) to the Defending Party as such Tax Benefits are actually received by the Claiming Party. For purposes of the foregoing, “Tax Benefit” means any refund of Taxes paid or any reduction in the amount of Taxes which otherwise would have been paid, in each case in the taxable year of such Loss, calculated on a with and without basis.

(b) Notwithstanding anything to the contrary contained herein, no Tax Benefit shall be required to be paid by an indemnified party to an indemnitor pursuant to this Section 9.08(b) to the extent such Tax Benefit has not been actually realized prior to the tenth (10th) taxable year following the taxable year that the deduction or loss relating to the Loss that gave rise to indemnification hereunder was generated.

9.09 Exclusive Remedy. Except as otherwise provided in this Section 9.09 the provisions of this ARTICLE 9 constitute the sole and exclusive remedies for recovery of Losses or other claims relating to or arising from this Agreement or in connection with the transactions contemplated hereby. The provisions of this Section 9.09 shall not, however, prevent or limit a cause of action hereunder with respect to (i) fraud or intentional misrepresentation; (ii) disputes under Section 1.02(f) (Post-Closing Adjustments) (which disputes under Section 1.02(f) will be resolved in accordance with the dispute resolution mechanisms set forth therein); (iii) amounts payable by Parent to Seller, or Seller to Parent, as applicable, pursuant to Section 1.02(f) (Post-Closing Adjustments) (which Seller or Parent shall enforce pursuant to Section 1.02(f)); (iv) amounts payable from Seller to Parent pursuant to the last sentence of Section 9.10(h) (Refunds); or (v) to obtain an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions hereof or to obtain other equitable remedies with respect hereto.

9.10 Tax Matters.

(a) Conduct of Business with Respect to Taxes. During the period from the date hereof to the Closing Date, without the consent of Buyer, which consent shall not be unreasonably withheld:

(i) none of the Company or any of its Subsidiaries shall make, revoke or amend any Tax election; change any annual accounting period; adopt or change any method of accounting or reverse of any accruals (except as required by a change in Law or GAAP); file any amended Tax Returns; sign or enter into any closing agreement or settlement agreement with respect to any, or compromise any, claim or assessment of Tax liability; surrender any right to claim a refund, offset or other reduction in liability; consent to any extension or waiver of the limitations period applicable to any claim or assessment, in each case, with respect to Taxes; or act or omit to act where such action or omission to act could reasonably be expected to have the effect of increasing any present or future Tax liability or decreasing any present or future Tax Benefit for the Company or any of its Subsidiaries, Buyer or its Affiliates;

(ii) None of the Company or any of its Subsidiaries has taken (or failed to take) or allowed to be taken any action that could result in the failure of the Company to qualify as an S corporation (or, as applicable, a qualified S Corporation subsidiary within the meaning of Section 1361(b)(3)(B of the Code) pursuant to Code Section 1361 (or applicable provisions of state or local Law); and

(iii) each of the Company and its Subsidiaries shall: (A) timely file all Tax Returns required to be filed by it and all such Tax Returns shall be prepared in a manner consistent with past practice; (B) timely pay all Taxes due and payable; and (C) promptly notify Buyer of any income, franchise or similar (or other material) Tax claim, investigation or audit pending against or with respect to each of the Company and its Subsidiaries in respect of any Tax matters (or any significant developments with respect to ongoing Tax matters), including material Tax liabilities and material Tax refund claims.

(b) Cooperation. The Company, the Company’s Subsidiaries, Seller and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns of the Company and its Subsidiaries relating to any Pre-Closing Period or Straddle Period, including maintaining and making available to each other all records necessary in connection with Taxes of the Company or any of its Subsidiaries relating to any Pre-Closing Period or Straddle Period, and in resolving all disputes and audits with respect to all such Pre-Closing Periods and Straddle Periods. Buyer recognizes that Seller may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company or any of its Subsidiaries to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees that from and after the Closing Date, Buyer shall, and shall cause the Company and each of its Subsidiaries to, retain and maintain such records and information until the later of (i) six (6) years following the Closing Date; and (ii) the applicable statute of limitations with respect to the Tax for which such records or information relate, and allow Seller (and its agents and representatives of Seller) to inspect, review and make copies of such records and information as the shareholders or its agents and representatives of Seller reasonably request from time to time during normal business hours and after appropriate prior notification.

(c) Preparation and Filing of Pre-Closing Period Income Tax Returns of the Company and its Subsidiaries. Seller shall, at Seller’s cost and expense, prepare, or cause to be prepared all Pre-Closing Period Income Tax Returns required to be filed by or on behalf of each of the Company and its Subsidiaries. All such Pre-Closing Period Income Tax Returns shall be prepared and filed in a manner that is consistent with the prior practice of the Company or any of its Subsidiaries (as the case may be), except as required by applicable Law. Seller shall deliver or cause to be delivered drafts of all such Pre-Closing Period Income Tax Returns to Buyer for its review at least thirty (30) days prior to the due date and the date of filing of any such Pre-Closing Period Income Tax Return. Seller shall timely file all such Pre-Closing Period Income Tax Returns. Seller shall pay all Pre-Closing Taxes due and payable in respect of all Pre-Closing Period Income Tax Returns of each of the Company and its Subsidiaries (except such Pre-Closing Taxes to the extent included in Net Working Capital); provided, however, that if any Pre-Closing Period Income Tax Return is due after the Closing and is to be filed (or caused to be filed) by Buyer, Seller shall pay (in immediately available funds) to Buyer the amount of all Pre-Closing Taxes due and payable with respect of such Pre-Closing Period Income Tax Return, less any amounts with respect to estimated accrued but unpaid income Taxes taken into account in determining the closing consideration pursuant to Section 1.02(b), no later than three (3) Business Days prior to the earlier of the date such Pre-Closing Period Income Tax Return is filed or the due date of such Pre-Closing Period Income Tax Return. Amounts required to be paid by Seller pursuant to this Section 9.10(c) that are not paid on or prior to the date specified herein shall accrue interest at the simple rate of eight percent (8%) per annum until paid in full. In the event that such Pre-Closing Period Income Tax Return reflects any refund, the provisions of Section 9.10(h) (Refunds) shall control. Notwithstanding anything to the contrary in this Section 9.10(c), any Tax Contests for any Pre-Closing Taxes shall be handled in accordance with Section 9.10(g).

(d) Preparation and Filing of Straddle Period and Pre-Closing Period Tax Returns of the Company and its Subsidiaries. Buyer shall, at its expense, prepare and timely file, or cause to be prepared and timely filed, all Straddle Period and Pre-Closing Period Tax Returns required to be filed by each of the Company and its Subsidiaries after the Closing Date. Buyer shall pay all Taxes required to be paid with respect to such Tax Returns to the extent such Taxes are included in the calculation of Net Working Capital. Seller shall, at Seller’s cost and expense, prepare and timely file, or cause to be prepared and timely file all Pre-Closing Period Tax returns to be filed by each of the Company and its Subsidiaries prior to the Closing Date. Seller shall pay or cause to be paid all Taxes required to be paid with respect to such tax return except to the extent such taxes are included in the calculation of Net Working Capital, in which event such taxes shall be paid by the Buyer. Seller shall pay all Taxes required to paid with respect to such Tax Returns to the extent such Taxes are not included in the calculation of Net Working Capital. All such Tax Returns shall be prepared and filed in a manner that is consistent with the prior practice of the Company and its Subsidiaries, as the case may be, except as required by applicable Law. Buyer shall deliver or cause to be delivered drafts of all such Tax Returns to Seller for its review at least thirty (30) days prior to the due date and date of filing of any such Tax Return, If Seller disputes any item on such Tax Return, it shall notify Buyer (by written notice within fifteen (15) days of receipt of such Tax Return and calculation) of such disputed item (or items) and the basis for its objection. If Seller does not object by written notice within such period, such draft of such Tax Return and calculation of Seller’s share of the Taxes for such Straddle Period or Pre-Closing Period shall be deemed to have been accepted and agreed upon, and final and conclusive, for purposes of this Section 9.10(d) only. Buyer and Seller shall negotiate in good faith to resolve any such dispute prior to the due date of such Tax Return. If Buyer and Seller cannot resolve any disputed item, the item in question shall be resolved by the Independent Accountants as promptly as practicable (in accordance with the provisions of this Section 9.10(d)), whose determination shall be final and conclusive for purposes of this Section 9.10(d) only. Without limitation, each Party may submit data and information to the Independent Accountants as such Party deems appropriate. The Independent Accountants shall be instructed to use every reasonable effort to complete its services within fifteen (15) calendar days after submission of the dispute to it, in any case, as soon as practicable after such submission. The fees and expenses of the Independent Accountants shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller. No later than three (3) Business Days prior to the earlier of the date a Straddle Period or Pre-Closing Period Tax Return of any of the Company or any of its Subsidiary is filed or the due date of such Tax Return, Seller shall pay (in immediately available funds) to Buyer the amount of all Pre-Closing Taxes required to be paid by the Seller with respect to such Tax Return (determined pursuant to this Section 9.10(d)), less any amounts with respect to estimated accrued but unpaid income Taxes taken into account in determining the closing consideration pursuant to Section 1.02(b). Any Tax Contests for any Pre-Closing Taxes shall be handled in accordance with Section 9.10(g).

(e) Transfer Taxes. Buyer shall pay fifty percent (50%) of and Seller shall pay fifty percent (50%) of all transfer, real property transfer, documentary, sales, use, stamp, duty, recording and similar Taxes (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby (together, “Transfer Taxes”). Buyer shall be responsible for preparing and filing all Tax Returns or other applicable documents in connection with all Transfer Taxes, to the extent permitted by applicable Law, provided, however, that Seller shall cooperate with Buyer in the preparation and filing of all Tax

Returns or other applicable documents for or with respect to Transfer Taxes, including timely signing and delivering such Tax Returns, documents, and certificates as may be necessary or appropriate to file such Tax Returns or establish an exemption from (or otherwise reduce) Transfer Taxes.

(f) Computation of Liabilities. To the extent permitted or required, the taxable year of each of the Company and its Subsidiaries that includes the Closing Date shall close as of the end of the Closing Date. Whenever it is necessary to determine the liability for Taxes for a Straddle Period relating to:

(i) Taxes of the Company and its Subsidiaries (including, as applicable, the Company and its Subsidiaries’ allocable share of Taxes) not described in Section 9.10(f)(ii) (e.g., such as real property Taxes), the determination of the Taxes of the Company and its Subsidiaries (including, as applicable, the Company and its Subsidiaries’ allocable share of Taxes) for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning and ending after, the Closing Date shall be calculated by allocating to the periods before and after the Closing Date pro rata, based on the number of days of the Straddle Period in the period before and ending on the Closing Date, on the one hand, and the number of days in the Straddle Period in the period after the Closing Date, on the other hand; and

(ii) Taxes of the Company and its Subsidiaries (including, as applicable, the Company and its Subsidiaries’ allocable share of Taxes) (e.g., Taxes: (A) based on the income or receipts of the Company or any of its Subsidiaries for a Straddle Period; and (B) imposed in connection with any sale or other transfer or assignment of property, other than Transfer Taxes described in Section 9.10(e), for a Straddle Period); and (C) withholding Taxes relating to a Straddle Period, the determination of the Taxes of the Company and its Subsidiaries for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning and ending after, the Closing Date shall be calculated by assuming that the Straddle Period consisted of two taxable periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date and items of income, gain, deduction, loss or credit of the Company and its Subsidiaries for the Straddle Period shall be allocated between such two taxable years or periods on a “closing of the books basis” by assuming that the books of the Company and its Subsidiaries were closed at the close of the Closing Date.

(g) Tax Contests.

(i) Buyer and/or Parent shall deliver a written notice to Seller in writing promptly following any demand, claim, or notice of commencement of a claim, proposed adjustment, assessment, audit, examination or other administrative or court Proceeding with respect to Taxes of any of the Company or its Subsidiaries for which Sellers may be liable (“Tax Contest”) and shall describe in reasonable detail (to the extent known by Buyer and Parent) the facts constituting the basis for such Tax Contest, the nature of the relief sought, and the amount of the claimed Losses (including Taxes), if any (the “Tax Claim Notice”) within thirty (30) Business Days of receipt of such Tax Claim Notice; provided, however, that the failure or delay to so notify Seller shall not relieve Seller of any obligation or liability that Seller may have to Buyer or Parent, except to the extent that Seller demonstrates that Seller is adversely prejudiced thereby.

(ii) With respect to Tax Contests for Taxes of each of the Company and its Subsidiaries for a Pre-Closing Period, Seller may elect to assume and control the defense of such Tax Contest by written notice to Buyer and Parent within thirty (30) days after delivery by Buyer and/or Parent to Seller of the Tax Claim Notice. If Seller elects to assume and control the defense of such Tax Contest, Seller (A) shall bear its own costs and expenses, (B) shall be entitled to engage its own counsel and (C) may (1) pursue or forego any and all administrative appeals, Proceedings, hearings and conferences with any Taxing Authority, (2) either pay the Tax claimed or sue for refund where applicable Law permits such refund suit, or (3) contest, settle or compromise the Tax Contest in any permissible manner, provided, however, that Seller shall not settle or compromise (or take other actions described herein with respect to) any Tax Contest without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), provided, further, that Seller shall not settle or compromise (or take other actions described herein with respect to) any Tax Contest related to Tax that was or should have been reported on a

Pre-Closing Period Tax Return without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned)if such settlement or compromise would reasonably be expected to adversely affect the Tax liability of Buyer, Parent or any Affiliates for any Tax period ending after the Closing Date. If Seller elects to assume the defense of any Tax Contest, Seller shall (x) keep Parent reasonably informed of all material developments and events relating to such Tax Contest (including promptly forwarding copies to Parent of any material correspondence between Seller and any Taxing Authority, and (y) provide such cooperation and information as Parent shall reasonably request.

(iii) In connection with any Tax Contest that relates to Taxes of each of the Company and its Subsidiaries for a Pre-Closing Period that (A) Seller does not timely elect to control pursuant to Section 9.10(g)(ii) or (B) Seller fails to diligently defend, such Tax Contest shall be controlled by Parent (and the Seller shall reimburse Parent for all reasonable costs and expenses incurred by Parent relating to a Tax Contest described in this Section 9.10(g)(iii)) and Seller agrees to cooperate with Parent in pursuing such Tax Contest. In connection with any Tax Contest that is described in this Section 9.10(g)(iii) and controlled by the Buyer, the Buyer shall (x) keep Seller informed of all material developments and events relating to such Tax Contest (including promptly forwarding copies to Seller of any related correspondence and shall provide Seller with an opportunity to review and comment on any material correspondence before Parent sends such correspondence to any Taxing Authority), (y) consult with Seller in connection with the defense or prosecution of any such Tax Contest and (z) provide such cooperation and information as Seller shall reasonably request, and, at its own costs and expenses, Seller shall have the right to participate in (but not control) the defense of such Tax Contest (including participating in any discussions with the applicable Tax Authorities regarding such Tax Contests).

(iv) In connection with any Tax Contest for Taxes of each of the Company and its Subsidiaries for any Straddle Period, such Tax Contest shall be controlled by Parent; provided, that Parent shall not settle or compromise (or take such other actions described herein with respect to) any Tax Contest without the prior written consent of Seller, such consent not to be unreasonable withheld, conditioned or delayed. Parent shall (x) keep Seller informed of all material developments and events relating to such Tax Contest (including promptly forwarding copies to Seller of any related correspondence and shall provide Seller with an opportunity to review and comment on any material correspondence before Parent sends such correspondence to any Taxing Authority), (y) consult with Seller in connection with the defense or prosecution of any such Tax Contest and (z) provide such cooperation and information as Seller shall reasonably request, and, at its own costs and expenses, Seller shall have the right to participate in (but not control) the defense of such Tax Contest (including participating in any discussions with the applicable Tax Authorities regarding such Tax Contests). Notwithstanding anything to the contrary in this Section 9.10(g)(iv) and for the avoidance of any doubt, Parent, in its sole discretion, may settle or compromise (or take such other actions described herein with respect to) any Tax Contest of a Straddle Period which relates and affects only a Post Closing Period.

(v) Notwithstanding anything to the contrary contained in this Agreement, the procedures for all Tax Contests shall be governed exclusively by this Section 9.10(g).

(h) Refunds. Parent may, at its option, cause any of the Company or its Subsidiaries to elect, where permitted by applicable Law, to carry forward or carry back any Tax attribute carryover that would, absent such election, be carried back to a Pre-Closing Period or Straddle Period. Parent shall promptly notify Seller of and pay (or cause to be paid) to Seller (i) any refund of Taxes paid by any of the Company or its Subsidiaries for any Pre-Closing Period actually received by the Company or any of its Subsidiaries, (ii) a portion of any refund of Taxes paid by any of the Company or its Subsidiaries for any Straddle Period (such portion to be allocated consistent with the principles set forth in Section 9.10(f) hereof) actually received by the Company or any of its Subsidiaries, in each case, net of any Tax liabilities or increase in Tax liabilities imposed on Parent, Buyer, the Company or the Company’s Subsidiaries (or any of their respective Affiliates) resulting from such refund; provided, however, that Seller shall not be entitled to any refund (x) to the extent such refund relates to a carryback of a Tax attribute from any period ending after the Closing Date and (y) any refund that was taken into account for the purposes of calculating the Net Working Capital. Buyer or Parent, as applicable, shall pay (or cause to be paid) the amounts described in the second sentence of this Section 9.10(h) within ten (10) Business Days after the actual receipt of the Tax refund giving rise to Buyer’s or Parent’s obligation, as applicable, to make payment hereunder with respect thereto. At Seller’s request, Buyer and Parent, as applicable, shall reasonably cooperate with Seller in obtaining any such refunds for which Seller is entitled pursuant to this Section 9.10(h), including through the filing of amended Tax Returns or refund claims as prepared by Seller, at Seller’s expense; provided, however, that any such amended Tax Return shall be prepared by Seller, Seller shall deliver or cause to be delivered drafts of any such amended Tax Return to Parent for its review prior to the time such amended Tax Return may be filed and any such amended Tax Return shall be subject to the consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; and provided, further, that Parent and/or Buyer shall not be required to cooperate with Seller in obtaining such refunds (or, notwithstanding anything to the contrary contained herein, consent to the filing of such amended Tax Return) if such refund could reasonably be expected to adversely affect Parent, Buyer, the Company or the Company’s Subsidiaries (or any of their respective Affiliates) in any Straddle Period (relating to the portion of such Straddle Period beginning after the Closing Date) or Post-Closing Period. To the extent that Buyer or Parent, as applicable, has paid a Tax refund to Seller and all or a portion of such Tax refund has subsequently been determined to be due and owed to a Governmental Body under the procedures of Section 9.10(g) or otherwise, Seller shall return to Buyer such amounts of such refund which have been determined to be due and owed to such Governmental Body.

(i) Payments. Notwithstanding anything to the contrary contained in this Agreement (but subject to this Section 9.10), payment by Seller of any amount due related or attributable to Taxes or Tax Returns pursuant to this Agreement shall be made within three (3) Business Days following written notice by Parent or Buyer, as applicable, that payment of such amounts to the appropriate Taxing Authority is due (or, in connection with this Agreement, is required to be paid by Seller to Parent or Buyer, as applicable, or are the responsibility of Seller in whole or in part); provided, however, that Seller shall not be required to make any payment earlier than three (3) Business Days before it is due (without regard to any extensions for filing the applicable Tax Return) to the appropriate Taxing Authority or, in connection with any Tax Contest, prior to the (3) Business Days after the final resolution of such Tax Contest. Amounts required to be paid by Seller for Taxes or otherwise that are not paid on or prior to the date specified herein shall accrue interest at the simple rate of eight percent (8%) per annum until paid in full.

(j) Intermediary Transaction Tax Shelter. Parent and Buyer shall not take any action with respect to the Company and any of its Subsidiaries that would cause the transactions contemplated by this Agreement to constitute part of a transaction that is the same as, or substantially similar to, the “Intermediary Transaction Tax Shelter” described in IRS Notices 2001-16 and 2008-111.

(k) Tax-Free Reorganization. Each of the Company, Buyer, Parent and Seller shall (A) use its best efforts (i) to cause the Merger to constitute a reorganization under Section 368(a)(1)(A) of the Code, (ii) not to take any action either before or after consummation of the Merger that could prevent or impede the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code, and (iii) to comply with the representations in Section 5.16 and (B) will not file any Tax Return inconsistent herewith unless required to do otherwise by applicable Law.

9.11 Further Assurances. From time to time, as and when requested by any party hereto and at such requesting party’s expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

ARTICLE 10

DEFINITIONS

10.01 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth below:

“Acquisition Proposal” means, with respect to the Company or Parent, as the case may be, any proposal relating to a possible: (i) merger, consolidation or similar transaction involving the Company or Parent, or any of their respective Subsidiaries; (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or Parent, or any of their respective Subsidiaries; (iii) issuance, sale or other disposition of (including by way of merger, consolidation, share or membership unit exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) of the Company or Parent, or any of their respective Subsidiaries; (iv) liquidation, dissolution, or other similar type of transaction with respect to the Company, or its Subsidiaries; or (v) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include the transactions contemplated by this Agreement.

“Acquisition Target” has the meaning set forth in Section 6.08(a).

“Adjustment Period” has the meaning set forth in Section 7.13.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Articles of Merger” has the meaning set forth in Section 1.01(a).

“Audited Financial Statements” has the meaning set forth in Section 4.06.

“Business Day” means any day where nationally recognized banks are open to conduct business in New York.

“Buyer” has the meaning set forth in the preamble hereto.

“Buyer Indemnitees” has the meaning set forth in Section 9.02(a).

“Cash on Hand” means, with respect to the Company and its Subsidiaries, all cash, cash equivalents, marketable securities and deposits with third parties (including landlords), in each case determined in accordance with GAAP. For the avoidance of doubt, Cash on Hand shall be calculated net of issued but uncleared checks and drafts and shall include checks, other wire transfers and drafts deposited or available for deposit for the account of the Company and its Subsidiaries.

“Certificate of Merger” has the meaning set forth in Section 1.01(a).

“Claiming Party” has the meaning set forth in Section 9.05(a).

“Closing” has the meaning set forth in Section 1.03.

“Closing Cash Consideration” has the meaning set forth in Section 1.02(b).

“Closing Certificate” has the meaning set forth in Section 1.02(e).

“Closing Consideration” has the meaning set forth in Section 1.02(b)(v).

“Closing Date” has the meaning set forth in Section 1.03.

“Closing Date Balance Sheet” has the meaning set forth in Section 1.02(f)(i).

“Closing Date Stock Price” means a dollar amount equal to the average of the last reported sale price per share of Parent Common Stock as reported on the NYSE for each of the five (5) consecutive trading days ending on the third trading day preceding the Closing Date (as reported in The Wall Street Journal or, if not reported thereby, another alternative source as mutually chosen by the Parties).

“Closing Statement” has the meaning set forth in Section 1.02(f)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble hereto.

“Company Environmental Representations” means the representations and warranties set forth in Section 4.16 (Environmental Matters).

“Company Indebtedness” means all Indebtedness of the Company and its Subsidiaries described in Schedule 2.01(f)(xi) and to be paid or assumed by Buyer or Parent, as the case may be, including all prepayment penalties and premiums and other fees, expenses and other amounts payable as a result of any prepayment or discharge of such Indebtedness as determined as of the Effective Time.

“Company Indebtedness Target” means One Hundred Fifty Million Dollars ($150,000,000) plus any fees, penalties or premiums payable as a result of the assumption of Company Indebtedness by Buyer or Parent.

“Company Intellectual Property” has the meaning set forth in Section 4.11(b).

“Company Owned Intellectual Property” has the meaning set forth in Section 4.11(c).

“Company Tax Representations” means the representations and warranties set forth in Section 4.09 (Tax Matters).

“Company Transaction Expenses” means the aggregate amount of all fees, costs and expenses, incurred by or on behalf of the Company or its Subsidiaries in connection with the process of selling the Company or otherwise relating to the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transactions contemplated hereby or thereby or relating to bonuses, including, without limitation, (i) all investment banking, legal and accounting fees, costs and expenses; (ii) any fees and expenses associated with obtaining necessary or appropriate consents or approvals of any Governmental Authority (which, for the avoidance of doubt, shall exclude any filing fees under the HSR Act) or any other third party; (iii) all brokers’ or finders’ fees; (iv) all sale, change-of-control, “stay-around,” retention, or similar bonuses, compensation or payments to current or former directors, employees and other service providers of the Company and its Subsidiaries paid or payable as a result of or in connection with the transactions contemplated hereby; (v) any Taxes borne or to be borne by the Company or its Subsidiaries (including any Taxes incurred in connection with the exercise of, or payments made in respect of, any equity incentive compensation), and (vi) any expenses of Seller pursuant to Section 11.02.

“Company Unit” has the meaning set forth in the recitals hereto.

“Company Wells” has the meaning set forth in Section 4.08(d).

“Company’s Knowledge” means the actual knowledge after due inquiry of Mark D. Johnsrud, Brian Goldberg, Kirk Johnson, Dan Sechrist, Wayne Perdue, Brinda Kleppen and Terry Moe.

“Communications Act” means the Communications Act of 1934, as amended.

“Contract” means any legally binding written or oral agreement, note, mortgage, indenture, lease, deed of trust, license, plan, instrument or other contract or arrangement.

“Control Notice” has the meaning set forth in Section 9.05(b).

“Current Assets” means the following current assets of the Company and its Subsidiaries: Cash on Hand, accounts receivable (excluding accounts receivable aged over ninety(90) days from invoice date), other receivables, inventory and prepaid expenses, in each case calculated in a manner consistent with GAAP and past practice and as to accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodologies.

“Current Liabilities” means the current liabilities of the Company and its Subsidiaries including accounts payable, accrued expenses, security deposits payable, payroll payable, payroll taxes/deductions payable and real property taxes, in each case calculated in a manner consistent with GAAP and past practice and as to accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodologies; provided, however, that Current Liabilities do not include any Company Indebtedness, or any interest accrued with respect thereto, or any Company Transaction Expenses.

“Customs-Trade Partnership Against Terrorism” (C-TPAT) is an initiative of the Customs and Border Protection (CBP) agency of the U.S. Department of Homeland Security implemented in partnership with private companies to help protect the supply chain.

“Deductible Amount” has the meaning set forth in Section 9.02(b).

“Defending Party” has the meaning set forth in Section 9.05(a).

“Delaware Department” has the meaning set forth in Section 1.01(a).

“DGCL” has the meaning set forth in Section 7.06(b).

“Disputed Items” has the meaning set forth in Section 1.02(f)(iv).

“DLLCA” has the meaning set forth in Section 1.01(a).

“EDGAR” means the SEC’s Electronic Data Gathering and Retrieval system.

“Effective Time” has the meaning set forth in Section 1.01(a).

“Environmental Laws” means, as in effect on or prior to the Closing, all federal, state and local laws, statutes, regulations, ordinances, and rules of common law, and similar provisions having the force or effect of Law relating to pollution or protection of human health or the environment, including those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses, or injuries resulting from the release or threatened release of Hazardous Substances and the generation, use, storage, transportation, or disposal of or exposure to Hazardous Substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”), the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Toxic Substances Control Act of 1976 (15 U.S.C. §§ 2601 et seq.) the Safe Drinking Water Act (42 U.S.C. §§ 300f-§§ 300j-11 et seq.) and The Occupational Safety and Health Act (“OSHA”).

“Environmental Permits” has the meaning set forth in Section 4.16(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 4.13(d).

“Escrow Account” means the account established by the Escrow Agent pursuant to the terms of the Escrow Agreement.

“Escrow Agent” means American Stock Transfer & Trust Company, LLC.

“Escrow Agreement” means the Escrow Agreement to be entered into by Buyer, Parent, Seller and the Escrow Agent.

“Escrow Shares” means ten million (10,000,000) shares of Parent Common Stock issued as of the Closing Date to be held in escrow pursuant to the terms of the Escrow Agreement.

“Estimated Net Working Capital” means the Company’s good faith estimate of Net Working Capital as of the Closing Date set forth on the Closing Certificate.

“Estimated Unpaid Company Transaction Expenses” has the meaning set forth in Section 1.02(b)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCC” means Federal Communications Commission.

“Federal Railroad Administration” means the agency within the U.S. Department of Transportation created by the Department of Transportation Act of 1966 (49 U.S.C. 103, Section 3(e)(1)).

“Financial Statements” has the meaning set forth in Section 4.06.

“Financing” means the loans and other financial accommodations from the Lenders in the amounts described in the Financing Commitment, the net cash proceeds of which will be sufficient to consummate the Merger and the other transactions contemplated by this Agreement, including the payment by Parent and Buyer of the Closing Cash Consideration, the Unpaid Company Transaction Expenses, the payoff or refinancing of any Company Indebtedness, and the payment of any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement.

“Financing Commitment” means the executed debt commitment letter and related term sheets from the Lenders, pursuant to which, and subject to the terms and conditions of which, the Lenders have committed to provide Parent and Buyer with the Financing.

“Financing Information” has the meaning set forth in Section 6.07.

“Firm” has the meaning set forth in Section 1.02(f)(iv).

“FIRPTA Certificate” has the meaning set forth in Section 2.01(f)(x).

“FMCSA” has the meaning set forth in Section 4.08(a).

“Frac Fluid” means fluids and associated proppants used in the hydraulic fracturing process to hydraulically induce cracks in a target formation.

“FTC” has the meaning set forth in Section 6.03(a).

“Fundamental Representations” means the representations and warranties set forth in Section 3.01 (Competence, Valid and Binding Agreement), Section 3.03 (Ownership), Section 4.03 (Authorization, Valid and Binding Agreement), Section 4.05 (Capitalization) and Section 4.19 (Brokerage).

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with those used in preparing the Company’s audited consolidated balance sheet and statements of income and cash flows for the fiscal year ended December 31, 2011.

“Governmental Body” means any federal, state, local, municipal, or other government or quasi-governmental authority or any department, agency, commission, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.

“Hazardous Substances” mean (a) any chemical, material or substance defined as a “hazardous substance,” “hazardous waste,” “hazardous material,” “extremely hazardous waste,” “restricted hazardous waste,” “medical waste,” “toxic pollutant,” “contaminant,” “pollutant,” “toxic substance” or words of similar meaning and effect under any applicable Environmental Law, (b) any oil, petroleum, petroleum product or petroleum derived substance, any flammable substances or explosives, or any radioactive materials, (c) friable asbestos and asbestos containing materials, (d) radon gas, urea, formaldehyde, foam insulation, dielectric fluid, and polychlorinated biphenyls, and (e) any other chemical, material or substance present in quantities or concentrations which are prohibited, limited or regulated by any Governmental Body, including, but not limited to, salt water and Frac Fluids.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Statement” has the meaning set forth in Section 7.13.

“Indebtedness” means, with respect to any Person, without duplication, all liabilities or obligations of such Person: (i) for borrowed money (principal and interest); (ii) evidenced by bonds, debentures, notes or other similar instruments or under swaps hedges or similar instruments (other than commodity hedges entered into in the ordinary course of business); (iii) under letters of credit; (iv) created or arising under any conditional sale or other title retention agreement with respect to acquired property; (v) under any capitalized leases; (vi) secured by a Lien (other than a Permitted Lien) on any of such Person’s assets; (vii) for employee pension benefit and deferred compensation plans as of the Closing; (viii) for accrued but unpaid interest and unpaid prepayment penalties or premiums that are payable in connection with retirement or prepayment in respect of any of the foregoing; and (ix) for guarantees of another Person in respect of any of the foregoing. Notwithstanding anything to the contrary contained herein, in the case of the Company and its Subsidiaries, “Indebtedness” does not include operating leases.

“Independent Accountants” means an independent accounting firm of recognized national standing mutually selected by Seller and Buyer.

“Intellectual Property” means all intellectual property rights throughout the world, including all trademarks and service marks and registrations and registration applications therefor (and including the goodwill associated therewith); trade names; Internet domain name registrations; inventions (whether or not patentable), patents and patent applications, together with all reissues, continuations, continuations-in-part, extensions and reexaminations thereof; copyrights and registrations and registration applications therefor, including copyrights in software and databases; trade secrets, know-how, and confidential and proprietary information.

“Interim Financial Statements” has the meaning set forth in Section 4.06.

“International Fuel Tax Agreement” means the International Fuel Tax Agreement managed and administered by the International Fuel Tax Association, Inc., an Arizona not-for-profit corporation.

“IRS” means the United States Internal Revenue Service.

“Item 601 of Regulation S-K” has the meaning set forth in Section 5.17(a).

“Latest Balance Sheet” has the meaning set forth in Section 4.06.

“Law” means any law, statute, code, ordinance, regulation or rule of any Governmental Body (including any edicts or decrees applicable to Seller), including, without limitation, all regulations or rules of the Federal Motor Carrier Safety Administration.

“Lease(s)” has the meaning set forth in Section 4.08(b).

“Leased Real Property” has the meaning set forth in Section 4.08(b).

“Lenders” means the financial institutions which have committed to provide the loans and other financial accommodations described in the Financing Commitment.

“Licenses and Permits” means any licenses, permits, certificates, notifications, exemptions, classifications, registrations, franchises, approvals, memberships, accreditations, bonds, consents, orders or similar authorizations, or any waivers of or exceptions to the foregoing, issued by any Governmental Body.

“Lien” means any mortgage, pledge, hypothecation, security interest or encumbrance or charge of any kind (including any conditional sale or other title retention agreement, but excluding applicable federal and state securities Law restrictions) or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code (or similar Law).

“Limited Claims” has the meaning set forth in Section 9.02(c).

“Listed IP” has the meaning set forth in Section 4.11(a).

“Loss” and “Losses” has the meaning set forth in Section 9.02(a).

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that has been or is reasonably likely to be materially adverse to the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, on the one hand, or Parent and its Subsidiaries, on the other hand, as the case may be (in each case, taken as a whole); provided, however, that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any changes in conditions in the U.S. or global economy generally or the U.S. or global capital, credit or financial markets generally, including changes in commercial bank loan interest risks or currency exchange rates; (ii) any changes generally affecting the industry in which the Company and its Subsidiaries, on the one hand, or Parent and its Subsidiaries, on the other hand, participate or the markets in which they operate; (iii) any changes in, or required by, applicable Laws or other binding directives issued by any Governmental Body or the interpretation thereof; (iv) changes in GAAP; (v) any effect of earthquakes, hurricanes, floods or other natural disasters; (vi) any effect of acts of war (whether or not declared), armed hostilities, sabotage or terrorism or the threat thereof; (vii) any failure, in and of itself, by the Company and its Subsidiaries to meet any written or oral projections, estimates or budgets for any period (but excluding herefrom any effect, event, development, occurrence or change underlying such failure to the extent such effect, event, development, occurrence or change would otherwise constitute a Material Adverse Effect); (viii) the execution of this Agreement or the announcement or pendency of the transactions contemplated by this Agreement; (ix) compliance with the terms of, or the taking of any action contemplated by, this Agreement or any related action, and (x)(A) with respect to the Company and its Subsidiaries, the taking of any action by, or requested by, Buyer or Parent, or (B) with respect to Parent and its Subsidiaries, the taking of any action by, or requested by, Seller or the Company; provided, that, in the case of the foregoing clauses (i), (ii) and (iii), except to the extent that such matters disproportionately impact the Company and its Subsidiaries, on the one hand, or Parent and its Subsidiaries, on the other hand, as the case may be (in each case, taken as a whole) relative to other businesses in the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, operate.

“Material Contracts” has the meaning set forth in Section 4.10(a).

“Material Customers” has the meaning set forth in Section 5.26.

“Merger” has the meaning set forth in the recitals hereto.

“Merger Consideration” has the meaning set forth in Section 1.02(a).

“Monthly Financial Statements” has the meaning set forth in Section 6.06(b).

“NDLLCA” has the meaning set forth in Section 1.01(a).

“Net Decrease in the Closing Cash Consideration” means the negative amount, if any, of the sum of (i) (a) the amount by which the Net Working Capital is greater than the Estimated Net Working Capital, or (b) the amount by which the Net Working Capital is less than the Estimated Net Working Capital, plus (ii) the amount by which the Company Indebtedness is greater than or less than the Company Indebtedness Target, plus (iii) the amount by which the Unpaid Company Transaction Expenses is greater than or less than the Estimated Unpaid Company Transaction Expenses.

“Net Increase in the Closing Cash Consideration” means the positive amount, if any, of the sum of (i) (a) the amount by which the Net Working Capital is greater than the Estimated Net Working Capital, or (b) the amount by which the Net Working Capital is less than the Estimated Net Working Capital, plus (ii) the amount by which the Company Indebtedness is greater than or less than the Company Indebtedness Target, plus (iii) the amount by which the Unpaid Company Transaction Expenses is greater than or less than the Estimated Unpaid Company Transaction Expenses.

“Net Working Capital” means (i) all Current Assets of the Company and its Subsidiaries as of the Closing Date, minus (ii) all Current Liabilities of the Company and its Subsidiaries as of the Closing Date. The determination of Estimated Net Working Capital and the calculation of Net Working Capital on the Closing Statement shall be determined or calculated in the same manner.

“Net Working Capital Target” means the Net Working Capital of the Company and its Subsidiaries calculated as of the last day of the calendar month immediately preceding the Closing Date or if the Closing Date shall occur prior to the 15th day of a month, calculated as of the last day of the second calendar month preceding the Closing Date, provided that for purposes of determining the Net Working Capital Target the Cash on Hand to be included in Current Assets shall not be less than Two Million Dollars ($2,000,000).

“Nominating Committee” has the meaning set forth in Section 7.08.

“Nondisclosure Agreement” has the meaning set forth in Section 6.02.

“Non-Competition Period” has the meaning set forth in Section 6.08(a).

“North Dakota Department” has the meaning set forth in Section 1.01(a).

“NYSE” means the New York Stock Exchange.

“Objections Statement” has the meaning set forth in Section 1.02(f)(iv).

“Organizational Documents” means: (i) with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and its bylaws and shareholders agreement (if any); (ii) with respect to any Person that is a limited partnership, its certificate of limited partnership and its limited partnership agreement; (iii) with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company or operating agreement; (iv) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or its constituent document; and (v) with respect to any other Person, its comparable Organizational Documents.

“Owned Real Property” has the meaning set forth in Section 4.08(c).

“Parent” has the meaning set forth in the preamble hereto.

“Parent Audited Financial Statements” has the meaning set forth in Section 5.12.

“Parent Board” has the meaning set forth in Section 7.06(a).

“Parent Common Stock” means the common stock, par value $0.001 per share, of Parent.

“Parent ERISA Affiliate” has the meaning set forth in Section 5.19(d).

“Parent Financial Statements” has the meaning set forth in Section 5.12.

“Parent Intellectual Property” has the meaning set forth in Section 5.18(a).

“Parent Interim Financial Statements” has the meaning set forth in Section 5.12.

“Parent’s Knowledge” means the actual knowledge after due inquiry of Richard J. Heckmann, W. Christopher Chisholm, Charles Gordon, Brian Anderson, James Devlin and Damian Georgino.

“Parent Latest Balance Sheet” has the meaning set forth in Section 5.12.

“Parent Material Contracts” has the meaning set forth in Section 5.17(a).

“Parent Owned Intellectual Property” has the meaning set forth in Section 5.18(b).

“Parent Plans” has the meaning set forth in Section 5.19(a).

“Parent Qualifying Updated Disclosure” has the meaning set forth in Section 7.11.

“Parent’s Representatives” has the meaning set forth in Section 6.02.

“Parent SEC Filings” has the meaning set forth in Section 5.25.

“Parent Stockholder Approval” means the approval by the stockholders of Parent of the issuance of the shares of Parent Common Stock pursuant to this Agreement by a majority of the votes cast on the proposal in accordance with NYSE Rule 312.03.

“Parent Updated Disclosures” has the meaning set forth in Section 7.11.

“Parent Wells” has the meaning set forth in Section 5.14(b).

“Parties” shall mean Buyer, Parent, the Company and Seller.

“Patriot Act” means the USA PATRIOT Act of 2001 as amended, supplemented or modified from time to time.

“Pension Plans” has the meaning set forth in Section 4.13(a).

“Permits” means licenses, certificates, consents, franchises, permits, approvals or other similar authorizations issued by any Governmental Body.

“Permitted Liens” means: (i) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or its Subsidiaries, on the one hand, or Parent or its Subsidiaries, on the other hand, as the case may be, provided that such contests are accrued on the Parent Financial Statements or Financial Statements of the Company, as the case may be, in accordance with GAAP; (ii) landlords’, mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or its Subsidiaries, on the one hand, or Parent or its Subsidiaries, on the other hand, as the case may be, provided that such contests are accrued on the Parent Financial Statements or Financial Statements of the Company, as the case may be, in accordance with GAAP; (iii) zoning, entitlement, building and other land use regulations or codes imposed by Governmental Bodies having jurisdiction over the Leased Real Property or the Owned Real Property, on the one hand, or the Parent Wells, on the other hand, as the case may be which are not violated in any material respect by the current use and operation of the applicable property or wells and which violations would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect on the present use thereof; (iv) purchase money liens and Liens securing rental payments under capital lease arrangements, which are included in Indebtedness; (v) easements, rights-of-way, covenants, conditions and restrictions and other similar matters or encumbrances of title affecting the Leased Real Property or the Owned Real Property, on the one hand, or the Parent Wells, on the other hand, as the case may be; including, without limitation, any matters or exceptions that would be disclosed by a current title commitment and/or current surveys, which would not be reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the present use thereof, (vi) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law, (vii) those matters identified on the attached Schedule 10.01; and (viii) Liens created by any act of Parent or Buyer, on the one hand, or Seller or the Company, on the other hand, as the case may be.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Body.

“Plans” has the meaning set forth in Section 4.13(a).

“Post-Closing Period” means any taxable period beginning after the Closing Date.

“Pre-Closing Period” means any taxable period ending on or before the Closing Date.

“Pre-Closing Period Income Tax Return” means any income Tax Return relating to a Pre-Closing Period to the extent such Tax Return relates to Tax imposed upon the shareholder, member or partner of the entity filing such Tax Return (as opposed to Tax liability imposed upon the filing entity).

“Pre-Closing Period Tax Return” means any Tax Return relating to a Pre-Closing Period, other than a Pre-Closing Period Income Tax Return.

“Pre-Closing Taxes” means, without duplication, (i) any and all Taxes of or imposed on the Company or any of its Subsidiaries for any and all Pre-Closing Periods, (ii) any and all Taxes of or imposed on the Company or any of its Subsidiaries for any and all portions of Straddle Periods ending on the Closing Date (determined in accordance with Section 9.10(c) hereof), (iii) any and all Taxes of an “affiliated group” (as defined in Section 1504 of the Code) (or affiliated, consolidated, unitary, combined or similar group under applicable state, local or foreign Law) of which the Company or any of its Subsidiaries (or any predecessor of any such Person) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local or foreign Law), (iv) any and all Transfer Taxes required to be paid by Seller pursuant to Section 9.10(e), and (v) any and all Taxes of or imposed on Seller or his Affiliates including Taxes of Seller or his Affiliates imposed on Buyer or any of its Affiliates, the Company or the Company’s Subsidiary as a result of transferee, successor or similar liability (excluding bulk transfer or similar Laws) or pursuant to any Law or otherwise, which Taxes relate to an event or transaction (including transactions contemplated by this Agreement) occurring on or before the Closing Date; provided, however, that “Pre-Closing Taxes” shall not include Taxes to the extent such Taxes are reflected in the final Net Working Capital. Notwithstanding anything to the contrary set forth herein: “Pre-Closing Taxes” means the amount of Taxes which would have been payable or paid without taking into account any carryback of any Tax attribute (including any net operating loss carryback) arising in any Tax period or portion thereof beginning after the Closing Date. Notwithstanding anything to the contrary set forth herein: (x) in determining U.S. federal and applicable state, local and foreign income Taxes of or imposed on the Company or any of its Subsidiaries pursuant to this definition (including clauses (i) and (ii) hereof) related or attributable to any entity treated as a partnership for U.S. federal or state, local or foreign income Tax purposes, the taxable income of the Company or such Subsidiary (as the case may be) shall be determined as if the taxable year of the Company or such Subsidiary treated as such a partnership closed on the Closing Date and (y) “Pre-Closing Taxes” means the amount of Taxes which would have been payable or paid without taking into account any carryback of any Tax attribute (including any net operating loss carryback) arising in any Tax period beginning after the Closing Date.

“Proceeding” has the meaning set forth in Section 4.12.

“Proxy Statement” has the meaning set forth in Section 7.06(a).

“Qualifying Updated Disclosure” has the meaning set forth in Section 6.06(a).

“Quarterly Financial Statements” has the meaning set forth in Section 6.06(b).

“Restricted Parties” has the meaning set forth in Section 6.08(a).

“Review Period” has the meaning set forth in Section 1.02(f)(ii).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 as amended, supplemented or modified from time to time, and the rules and regulations promulgated thereunder.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble hereto.

“Seller Employment Agreement” has the meaning set forth in Section 2.01(f)(v).

“Seller Indemnitees” has the meaning set forth in Section 9.03(a).

“Special Meeting” has the meaning set forth in Section 7.06(a).

“Stock Consideration” has the meaning set forth in Section 1.02(b)(i).

“Stockholders’ Agreement” has the meaning set forth in the Recitals hereto.

“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.

“Straddle Period Tax Return” means any Tax Return relating to a Straddle Period.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a partnership, association, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. For the purposes of this definition, a Person or Persons shall also include all successors in interest. Notwithstanding the above definition, the Parties agree that Dodge Water Depot, LLC is not a Subsidiary of the Company for purposes of this Agreement.

“Superior Proposal” has the meaning set forth in Section 7.09(e).

“Survival Date” has the meaning set forth in Section 9.01(a).

“Surviving Company” has the meaning set forth in Section 1.01(b).

“Tax” or “Taxes” shall mean all (i) taxes, charges, withholdings, fees (including vehicle registration fees), levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever in the nature of taxes imposed by any United States federal, state, local or foreign or other Taxing Authority (including those related to income, net income, gross income, receipts, capital, windfall profit, severance, property (real and personal), production, sales, goods and services, use, business and occupation, license, excise, registration, franchise, employment, payroll (including social security contributions), deductions at source, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, customs, duties, estimated, transaction, title, capital, paid-up capital, profits, premium, value added, recording, inventory and merchandise, business privilege, federal highway use, fuel, commercial rent or environmental tax, and any liability under unclaimed property, escheat, or similar Laws); (ii) interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with: (a) any item described in clause (i); or (b) the failure to comply with any requirement imposed with respect to any Tax Return; and (iii) liability in respect of any items described in clause (i) and/or (ii) payable by reason of any multistate apportionment program (such as the Unified Carrier Registration Act, the International Registration Plan or the International Fuel tax Agreement), contract, assumption, transferee, successor or similar liability, operation of law (including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local, or foreign Law)) or otherwise.

“Tax Benefit” has the meaning set forth in Section 9.08.

“Tax Claim Notice” has the meaning set forth in Section 9.10(g)(i).

“Tax Contest” has the meaning set forth in Section 9.10(g)(i).

“Tax Reimbursement” has the meaning set forth in Section 7.13.

“Tax Return” shall mean any return, declaration, form, report, claim, informational return (including all Forms 1099) or statement required to be filed with any Governmental Body with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxing Authority” shall mean, with respect to any Tax or Tax Return, the Governmental Body that imposes such Tax or requires a person to file such Tax Return and the agency (if any) charged with the collection of such Tax or the administration of such Tax Return, in each case, for such Governmental Body.

“Third-Party Claim” has the meaning set forth in Section 9.05(a).

“Top Customers” has the meaning set forth in Section 4.21(a).

“Top Suppliers” has the meaning set forth in Section 4.21(b).

“Transfer Taxes” has the meaning set forth in Section 9.10(e).

“Treasury Regulations” shall mean the Treasury Regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time. Any reference herein to a particular provision of the Treasury Regulations means, where appropriate, the corresponding successor provision.

“Unified Carrier Registration Act” means the Unified Carrier Registration Act of 2005 (49 U.S.C. Section 14504a).

“Uniform Commercial Code” means the Uniform Commercial Code as amended, supplemented or modified from time to time.

“Unpaid Company Transaction Expenses” has the meaning set forth in Section 1.02(f)(i).

“Updated Disclosures” has the meaning set forth in Section 6.06(a).

“Voting Agreement” has the meaning set forth in the recitals hereto.

10.02 Other Definitional Provisions.

(a) All references in this Agreement to Exhibits, disclosure schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, disclosure schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.

(b) Exhibits and disclosure schedules to this Agreement are attached hereto and incorporated herein by reference and made a part hereof for all purposes.

(c) The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word “or” is exclusive, and the word “including” (in its various forms) means “including without limitation.”

(d) Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

ARTICLE 11

MISCELLANEOUS

11.01 Press Releases and Communications. The initial press release or public announcement with respect to the execution of this Agreement, or any announcement or communication to the employees, customers or suppliers of the Company, shall be a joint press release, announcement or communication to be reasonably agreed upon by Parent and the Company. Thereafter, to the extent feasible, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other transactions contemplated hereunder without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by the applicable rules of the NYSE as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party unless in the good faith assessment of the party seeking to issue or cause the publication of such press release or other public announcement such prior consultation is not reasonably practicable).

11.02 Expenses. Except as otherwise expressly provided herein, each of Buyer, Parent, the Company and Seller shall each pay their own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

11.03 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the Business Day following the day on which the same has been delivered to a recognized overnight delivery service (charges prepaid) or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by the recipient party to the sending party:

Notices to Buyer or Parent (and, after the Closing, the Company):

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

Facsimile: (412) 291-3142

Attention: Damian Georgino

E-mail: damian.georgino@heckmanncorp.com

with a copy to (which shall not constitute notice):

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Facsimile: (412) 288-3063

Attention: Nicholas Bonarrigo

E-mail: nbonarrigo@reedsmith.com

Notices to Seller and the Company:

Badlands Energy, LLC

3711 4th Avenue NE

Watford City, North Dakota 58854-7027

Facsimile: (701) 842-4741

Attention: Mark D. Johnsrud, President

with a copy to (which shall not constitute notice):

Jenner & Block LLP

919 Third Avenue

New York, NY 10022

Facsimile: (212) 909-0834

Attention: Kevin Collins

E-mail: kcollins@jenner.com

11.04 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other Parties hereto. Notwithstanding the foregoing, Buyer may assign this Agreement to any Subsidiary of Buyer or of Parent, or to any lender to Buyer or any Subsidiary or Affiliate thereof as security for obligations to such lender in respect of any financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refunds or renewals thereof, provided that no assignment to any such Subsidiary or lender shall in any way affect Buyer’s obligations or liabilities under this Agreement.

11.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.06 No Strict Construction; Disclosure Schedules. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. The disclosure schedules attached to this Agreement have been arranged for purposes of convenience in separately titled and numbered sections and subsections corresponding to the titled and numbered sections and subsections contained in ARTICLE 3, ARTICLE 4 and ARTICLE 5 of this Agreement, and which disclosure in any section or paragraph of the relevant disclosure schedule shall qualify the corresponding section or subsection in ARTICLE 3, ARTICLE 4 and ARTICLE 5, as applicable; provided, however, that each section of the disclosure schedules shall be deemed to incorporate by reference information disclosed in any other section of the disclosure schedules to the extent that the application thereof is reasonably apparent on its face that such disclosure is relevant to such section. Capitalized terms used in the disclosure schedules to ARTICLE 3, ARTICLE 4 and ARTICLE 5 and not otherwise defined therein have the meanings given to them in this Agreement. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the disclosure schedules attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including, without limitation, whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the disclosure schedules in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in this Agreement or in any disclosure schedule is or is not required to be disclosed (including, without limitation, whether such amounts or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement. The information contained in this Agreement and in the disclosure schedules hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of Law or breach of contract).

11.07 Amendment and Waiver. Any provision of this Agreement or the disclosure schedules or Exhibits hereto may be amended only in a writing signed by Buyer, the Company and Seller. No waiver by any party of any provision of this Agreement or any default, misrepresentation or breach hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver, and no such waiver shall extend to or affect in any way any other provision or prior or subsequent breach, misrepresentation or default.

11.08 Complete Agreement. This Agreement, including the disclosure schedules and Exhibits hereto, the Escrow Agreement and the other documents referred to herein (including the Nondisclosure Agreement) contain the complete agreement between the Parties hereto and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

11.09 Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

11.10 Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of Delaware.

11.11 Consent to Jurisdiction and Service of Process. The Parties to this Agreement submit to the exclusive jurisdiction of the state courts located in the State of Delaware or the courts of the United States located in Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and any related agreement, certificate or other document delivered in connection herewith and by this Agreement waive, and agree not to assert, any defense, in any action for the interpretation or enforcement of this Agreement and any related agreement, certificate or other document delivered in connection herewith, that they are not subject thereto or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper. Service of process with respect thereto may be made upon any party by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 11.03.

11.12 Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) such party understands and has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.12.

11.13 No Third-Party Beneficiaries. No Person other than the Parties hereto shall have any rights, remedies, or benefits under any provision of this Agreement, other than Sections 9.02 and 9.03 (to the extent provided therein).

11.14 Conflict Between Transaction Documents. The Parties hereto agree and acknowledge that, to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.

11.15 Release. Effective upon the Closing, except with respect to a claim (i) arising out of this Agreement or the other agreements contemplated hereby; or (ii) for indemnification under the Company’s Organizational Documents, so long as such claim for indemnification does not arise out of any matter indemnified under ARTICLE 9 of this Agreement, Seller hereby unconditionally and irrevocably waives, releases and forever discharges each of the Company and its Subsidiaries and each of their respective past and present directors, officers, employees, agents, predecessors, successors, assigns, equityholders, partners, insurers, and Affiliates (other than Seller) from any and all liabilities of any kind or nature whatsoever arising prior to the Closing Date, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and Seller shall not seek to recover any amounts in connection therewith or thereunder from the Company or its Subsidiaries. Such released liabilities shall include, without limitation, any right to recover against the Company or its Subsidiaries for any indemnification claims made against or paid directly or indirectly by Seller pursuant to ARTICLE 9. Seller understands that this is a full and final release of all claims, demands, causes of action and liabilities arising prior to the Closing Date of any nature whatsoever, whether or not known, suspected or claimed, that could have been asserted in any legal or equitable proceeding against the Company or its Subsidiaries, except as expressly set forth in this Section 11.15. To the extent permitted by Law, Seller expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims in connection with the release expressly granted by this Section 11.15. Seller understands the significance of its release of unknown claims and its waiver of statutory protection against a release of unknown claims.

*        *        *         *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

COMPANY:

BADLANDS ENERGY, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President, Chief Executive Officer

SELLER:

/s/ Mark D. Johnsrud
MARK D. JOHNSRUD

BUYER:

ROUGH RIDER ACQUISITION, LLC

By:	/s/ Damian C. Georgino
Name:	Damian C. Georgino
Title:	Vice President

PARENT:

HECKMANN CORPORATION

By:	/s/ Damian C. Georgino
Name:	Damian C. Georgino
Title:	Executive Vice President

Signature Page to Agreement and Plan of Merger

ANNEX B

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of September 3, 2012 (the “Agreement”), is entered into among HECKMANN CORPORATION, a Delaware corporation (“Parent”), Rough Rider Acquisition, LLC, a Delaware limited liability company (“Purchaser”), and the principal stockholders of Parent whose signatures appear on the signature pages to this Agreement (each, a “Principal Stockholder” and together, the “Principal Stockholders”). Capitalized terms used and not otherwise defined herein have their respective meanings set for the Agreement and Plan of Merger by and among Parent, Purchaser, Badlands Energy, LLC, a North Dakota limited liability company (the “Company”) and Mark D. Johnsrud (the “Seller”) (as may be amended or modified from time to time, the “Merger Agreement”).

W I T N E S S E T H:

WHEREAS, concurrently herewith, Parent, Purchaser, Seller and the Company are entering into the Merger Agreement pursuant to which, at the Effective Time, Purchaser will be merged with and into the Company, following which the Purchaser shall continue as the Surviving Company (the “Merger”);

WHEREAS, as of the date hereof, each Principal Stockholder owns beneficially or of record or has the power to vote, or direct the vote of, the number of shares of common stock, par value $0.001 per share, of Parent (the “Parent Company Stock”) as set forth opposite such Principal Stockholder’s name on Exhibit A hereto (all such Parent Company Stock and any shares of Parent Company Stock of which ownership of record or beneficially or the power to vote is hereafter acquired by the Principal Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”);

WHEREAS, the member, manager or board of directors of the Purchaser and Parent, as applicable, have adopted resolutions adopting, approving and declaring advisable the Merger Agreement and transactions contemplated thereby;

WHEREAS, in accordance with Rule 312.03 of the New York Stock Exchange, the approval of the stockholders of Parent is required by a majority of votes cast at a meeting of stockholders for the issuance of a number of shares of Parent Company Stock pursuant to the Merger Agreement that will be upon issuance equal to or in excess of twenty percent (20%) of the number of shares of Parent Company Stock outstanding before such issuance (the “Parent Stockholder Approval”);

WHEREAS, as soon as practicable after the date of the Merger Agreement, Parent shall (i) file a preliminary proxy statement relating to the solicitation of proxies from the stockholders of Parent for the Parent Stockholder Approval and (A) respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and promptly cause a definitive proxy statement to be mailed to Parent’s stockholders and (B) solicit proxies from its stockholders for the Parent Stockholder Approval and (ii) cause a special meeting of its stockholders (the “Special Meeting”) to be duly called, noticed and held as promptly as practicable after the date of this Agreement for the purpose of obtaining the Parent Stockholder Approval; and

WHEREAS, as a condition to the willingness of Seller and the Company to enter into the Merger Agreement, Seller and the Company have requested that the Principal Stockholders enter into this Agreement, and, in order to induce Purchaser, Parent, Seller and the Company to enter into the Merger Agreement, the Principal Stockholders have agreed to enter into this Agreement solely in each Principal Stockholder’s capacity as a stockholder of Parent.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

TRANSFER AND VOTING OF SHARES

SECTION 1.01 Transfer of Shares. No Principal Stockholder shall, directly or indirectly, until the earlier of the termination of this Agreement or when the Parent Stockholder Approval is obtained (a) sell, pledge, encumber, assign, transfer, grant an option with respect to or otherwise dispose of any or all of such Principal Stockholder’s Shares or any interest in such Shares, (b) deposit any of such Principal Stockholder’s Shares or any interest in such Shares into a voting trust or enter into a voting agreement or arrangement with respect to any such Shares or grant any proxy with respect thereto (other than as contemplated herein), or (c) enter into any contract, commitment, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer, option with respect to, or other disposition of any Shares. Notwithstanding the provisions in the previous sentence, prior to the Effective Time, any Principal Stockholder may transfer, sell, exchange, pledge or otherwise dispose of or encumber, Shares (i) to any Affiliate of such Principal Stockholder, provided that each such transferee or assignee, prior to the completion of the transfer, sale, exchange, pledge or encumbrance, shall have executed documents assuming all of the obligations of such Principal Stockholder under this Agreement and shall have executed a proxy in the form attached hereto as Exhibit B (the “Proxy”) with respect to the transferred Shares and (ii) pursuant to a plan in effect as of the date of this Agreement in compliance with Rule 10b5-1 under the Exchange Act.

SECTION 1.02 Grant of Irrevocable Proxy. Concurrently with the execution of this Agreement, each Principal Stockholder agrees to deliver to Purchaser the Proxy, which shall be coupled with an interest and irrevocable to the fullest extent permissible by law. Such Proxy will survive the death, incompetence or disability of such Principal Stockholder. Each Principal Stockholder represents and warrants that any proxies heretofore given in respect of such Principal Stockholder’s Shares that may still be in effect are not irrevocable and that any such proxies are hereby revoked.

SECTION 1.03 Vote in Favor of the Parent Stockholder Approval. If for any reason the Proxy is deemed to be invalid, during the period commencing on the date hereof and terminating at the Effective Time, each Principal Stockholder, solely in such Principal Stockholder’s capacity as a stockholder of Parent, agrees to vote (or cause to be voted) all of his Shares at the Special Meeting, or any adjournment thereof (whether held directly or beneficially and whether now owned or hereafter acquired), in favor of the Parent Stockholder Approval. If a Principal Stockholder is the beneficial owner, but not the record holder, of the Parent Company Stock, such Principal Stockholder agrees to take all commercially reasonable actions necessary to cause the record holder and any nominees to vote all of the Parent Company Stock in favor of the Parent Stockholder Approval.

SECTION 1.04 Termination. This Agreement, the Proxies granted hereunder and the obligations of the Principal Stockholders pursuant to this Agreement shall terminate upon the earliest of (a) the date of the termination of the Merger Agreement pursuant to Article 8 thereof, (b) the date upon which the Board of Directors of the Company approves or recommends a Superior Proposal and (c) the Effective Time.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF EACH PRINCIPAL STOCKHOLDER

Each Principal Stockholder hereby represents and warrants to Purchaser and Parent as follows:

SECTION 2.01 Authorization; Binding Agreement. Such Principal Stockholder has all legal right, power, authority and capacity to execute and deliver this Agreement and the Proxy, to perform his obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement and the Proxy have been duly and validly executed and delivered by or on behalf of such Principal Stockholder and, assuming the due authorization, execution and delivery by or on behalf of Parent and Purchaser and, in the case of the Agreement the other Principal Stockholders, constitute the legal, valid and binding obligations of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally.

SECTION 2.02 No Conflict; Required Filings and Consents.

(a) Assuming the expiration or termination of the waiting period under the HSR Act, the filing of proxy materials with the SEC and compliance with the Exchange Act, the execution and delivery of this Agreement and the grant of the Proxy to Purchaser by such Principal Stockholder does not, and the performance of this Agreement and the grant of the Proxy to Purchaser by such Principal Stockholder will not, (i) conflict with or violate any statute, law, rule, regulation, order, judgment or decree applicable to such Principal Stockholder or by which such Principal Stockholder or any of such Principal Stockholder’s material properties or assets is bound or affected, or (ii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the material property or assets of such Principal Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Principal Stockholder is a party or by which such Principal Stockholder or any of such Principal Stockholder’s material properties or assets is bound or affected; except in the case of the foregoing clauses (i) and (ii), where such violation, conflict, breach, default, right of termination, amendment, acceleration or cancellation, lien, encumbrance or restriction would not, or would reasonably be expected not to, prevent or materially delay the performance by such Principal Stockholder of such Principal Stockholder’s obligations under this Agreement. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Principal Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Principal Stockholder of the transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement and the grant of the Proxy to Purchaser by such Principal Stockholder does not, and the performance of this Agreement and the grant of the Proxy to Purchaser by such Principal Stockholder will not, require any consent, approval, order, permit or governmental, authorization or permit of, or filing with or notification to, any third party or any governmental, regulatory or administrative authority, agency or commission, domestic or foreign, except as may be required under the Exchange Act, or the HSR Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, or would reasonably be expected not to, prevent or materially delay the performance by such Principal Stockholder of such Principal Stockholder’s obligations under this Agreement.

SECTION 2.03 Litigation. With respect to such Principal Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Principal Stockholder, threatened against or affecting, such Principal Stockholder or any of his properties or assets (including the Shares) that could reasonably be expected to impair the ability of such Principal Stockholder to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

SECTION 2.04 Title to Shares. As of the date of this Agreement, such Principal Stockholder is the record or beneficial owner of the Shares set forth opposite the Principal Stockholder’s name on Exhibit A hereto, free and clear of all liens, encumbrances, claims, proxies or voting restrictions. The Shares, including the options, warrants or other rights to acquire such Shares, set forth opposite such Principal Stockholder’s name on Exhibit A hereto, are all of the securities of Parent owned, directly or indirectly, of record or beneficially by such Principal Stockholder on the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

PARENT AND PURCHASER

Each of Parent and Purchaser hereby, jointly and severally, represents and warrants to each Principal Stockholder as follows:

SECTION 3.01 Authorization; Binding Agreement. Each of Parent and Purchaser has all legal right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by or on behalf of Parent and Purchaser and, assuming the due authorization, execution and delivery by or on behalf of the Principal Stockholders, constitutes the legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally.

SECTION 3.02 No Conflict; Required Filings and Consents.

(a) Assuming the expiration or termination of the waiting period under the HSR Act, the execution and delivery of this Agreement by Parent and Purchaser will not, (i) conflict with or violate any statute, law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which Parent or Purchaser or any of Parent or Purchaser’s material properties or assets is bound or affected, (ii) violate or conflict with the Certificate of Incorporation, Bylaws, Operating Agreement or other equivalent organizational documents of Parent or Purchaser, or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the material property or assets of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of Parent’s or Purchaser’s material properties or assets is bound or affected; except in the case of the foregoing clauses (i), (ii) and (iii), where such violation, conflict, breach, default, right of termination, amendment, acceleration or cancellation, lien, encumbrance or restriction would not, or would reasonably be expected not to, prevent or materially delay the performance by Parent or Purchaser of any of their obligations under this Agreement.

(b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, order, permit or governmental, authorization or permit of, or filing with or notification to, any third party or any governmental, regulatory or administrative authority, agency or commission, domestic or foreign, except as may be required under the Exchange Act, or the HSR Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, or would reasonably be expected not to, prevent or materially delay the performance by Parent or Purchaser of Parent or Purchaser’s obligations under this Agreement.

ARTICLE IV

COVENANTS OF EACH PRINCIPAL STOCKHOLDER

SECTION 4.01 Further Assurances. From time to time and without additional consideration, each Principal Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Purchaser and Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

SECTION 4.02 Additional Shares. Each Principal Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent and Purchaser of any new Shares acquired by such Principal Stockholder, if any, after the date hereof. Any such shares shall be subject to the terms of this Agreement as though owned by such Principal Stockholder on the date hereof.

SECTION 4.03 Stockholder Capacity. Notwithstanding anything herein to the contrary, no Principal Stockholder makes any agreement or understanding herein in his capacity as a director or officer of Parent, and the agreements set forth herein shall not be construed to prohibit, limit or in any way restrict any Principal Stockholder in the exercise of his fiduciary duties as a director or officer of Parent or limit or affect any actions taken by any Principal Stockholder in his capacity as an officer or director of Parent. Each Principal Stockholder has executed this Agreement solely in his capacity as the record and/or beneficial holder of the Shares.

ARTICLE V

GENERAL PROVISIONS

SECTION 5.01 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

SECTION 5.02 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that, except as provided in Section 1.01 of this Agreement, any assignment, delegation or attempted transfer of any rights, interests or obligations under this Agreement by a Principal Stockholder without the prior written consent of Purchaser or Parent shall be void.

SECTION 5.03 Fees and Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

SECTION 5.04 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when sent by email, delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

Notices to Purchaser or Parent:

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

Facsimile: (412) 291-3142

Attention: Damian Georgino

E-mail: damian.georgino@heckmanncorp.com

with a copy to (which shall not constitute notice):

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Facsimile: (412) 288-3063

Attention: Nicholas Bonarrigo

E-mail: nbonarrigo@reedsmith.com

Notices to Seller and Company:

Badlands Energy, LLC

3711 4th Avenue NE

Watford City, North Dakota 58854-7027

Facsimile: (701) 842-4741

Attention: Mark D. Johnsrud, President

E-mail: mjohnsrud@powerfuels.com

with a copy to (which shall not constitute notice):

Jenner & Block LLP

919 Third Avenue

New York, NY 10022

Facsimile: (212) 909-0834

Attention: Kevin Collins

E-mail: kcollins@jenner.com

If to a Principal Stockholder at the address and facsimile number set forth under his name on the signature page hereof.

SECTION 5.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 5.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner.

SECTION 5.07 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Each Principal Stockholder agrees that, in the event of any breach or threatened breach by such Principal Stockholder of any covenant or obligation contained in this Agreement, Purchaser and Parent shall be entitled to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

SECTION 5.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state without regard to any conflicts of laws. In any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (b) each of the parties irrevocably consents to service of process by registered or certified mail, postage prepaid, to such party at the address provided for in Section 5.04 of this Agreement.

SECTION 5.09 No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 5.10 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 5.11 Survival. The representations, warranties and agreement of the parties contained in this Agreement shall not survive the termination of this Agreement; provided, that no such termination shall relieve any party hereto from any liability from an intentional breach of this Agreement prior to the date of termination.

SECTION 5.12 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, Purchaser or any of their respective Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to the Principal Stockholders, and none of Parent, Purchaser nor any of their respective Affiliates shall exercise any power or authority to direct any Principal Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of Parent, Purchaser and each Principal Stockholder has executed this Agreement as of the date first written above.

HECKMANN CORPORATION

By:	/s/ Damian C. Georgino
Name:	Damian C. Georgino
Title:	Executive Vice President

ROUGH RIDER ACQUISITION, LLC

By:	/s/ Damian C. Georgino
Name:	Damian C. Georgino
Title:	Vice President

/s/ Richard J. Heckmann	/s/ Charles R. Gordon
Richard J. Heckmann c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983	Charles R. Gordon c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983

/s/ Robert B. Simonds, Jr.	/s/ Brian R. Anderson
Robert B. Simonds, Jr. c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983	Brian R. Anderson c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983

/s/ W. Christopher Chisholm	/s/ Damian C. Georgino
W. Christopher Chisholm c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983	Damian C. Georgino c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983

[Signature Page to Voting Agreement]

/s/ Lou Holtz	/s/ J. Danforth Quayle
Lou Holtz c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983	J. Danforth Quayle c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983

/s/ Alfred E. Osborne, Jr.	/s/ Andrew D. Seidel
Alfred E. Osborne, Jr. c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983	Andrew D. Seidel c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983

/s/ Edward A. Barkett	/s/ Kevin L. Spence
Edward A. Barkett c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983	Kevin L. Spence c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Fax: 412-291-1983

[Signature Page to Voting Agreement]

EXHIBIT A

SHARES OWNED (as of March 5, 2012)

Name of Principal Stockholder	Total Number of Shares of Parent Common Stock		% of Parent Common Stock
Richard J. Heckmann	12,349,236	[1]	9.74
Charles R. Gordon	650,000	[2]	**
Robert B. Simonds, Jr.	600,000	[3]	**
Brian R. Anderson	405,000	[4]	**
W. Christopher Chisholm	300,000	[5]	**
Damian C. Georgino	252,000	[6]	**
Lou Holtz	222,232		**
J. Danforth Quayle	169,616	[7]	**
Alfred E. Osborne, Jr.	130,616	[8]	**
Andrew D. Seidel	81,000	[9]	**
Edward A. Barkett	54,000		**
Kevin L. Spence	14,000		**
Principal Stockholders as a group	15,227,700		12.02

**	= less than 1% ownership.

[1]

Mr. Heckmann beneficially owns 12,349,236 shares of common stock as follows: (i) Mr. Heckmann holds of record 181,500 shares of common stock, (ii) Mr. Heckmann is deemed to be the indirect owner of 29,000 shares of common stock that are held of record by Mr. Heckmann’s spouse, Wendy Hope Heckmann, (iii) Mr. Heckmann is deemed to be the indirect owner of 9,000 shares of common stock that are held of record by two of his children, each of whom resides with Mr. Heckmann, (iv) Mr. Heckmann indirectly owns 12,129,736 shares of common stock that are held of record by Heckmann Acquisition, LLC, a Delaware limited liability company, of which Heckmann Enterprises, Inc., a California corporation, is the sole member; Mr. Heckmann is sole shareholder of Heckmann Enterprises, Inc.

[2]

Includes 500,000 shares of employee stock options, 166,666.33 shares of which vested on October 7, 2011, and 166,666.33 shares vesting on completion of each additional full year of service thereafter, until fully vested; and includes 100,000 shares of employee stock options, with 33,333.33 shares vesting on October 3, 2012, and 33,333.33 shares vesting on completion of each additional full year of service thereafter, until fully vested.

[3]

Includes 500,000 shares of employee stock options, 166,666.33 shares of which vested on October 7, 2011, and 166,666.33 shares vesting on completion of each additional full year of service thereafter, until fully vested.

[4]

Includes 135,000 shares of employee stock options, 45,000 shares of which vested on August 13, 2010, and 45,000 shares vesting on completion of each additional full year of service thereafter, until fully vested.

[5]

Includes 150,000 shares of employee stock options, with 50,000 shares vesting on November 15, 2012, and 50,000 shares vesting on completion of each additional full year of service thereafter, until fully vested.

[6]

Includes 150,000 shares of employee stock options, 50,000 shares of which vested on December 3, 2011, and 50,000 shares vesting on completion of each additional full year of service thereafter, until fully vested.

[7]	Includes 110,616 shares that are held of record by the James D. Quayle 2000 Irrevocable Trust and 25,000 shares that are held of record by the BTC Inc. Retirement Trust.

[8]	Includes 106,616 shares that are held of record by the Alfred E. Osborne Jr. and Nancy Rahnasto Osborne Trust.

[9]	Includes 44,000 shares that are held of record by the Andrew D. Seidel Living Trust.

EXHIBIT B

IRREVOCABLE PROXY

The undersigned,                      (the “Principal Stockholder”) hereby irrevocably grants to, and appoints, Heckmann Corporation, a Delaware corporation (“Parent”) (or any successor thereto) and any individual designated in writing by Parent (or any successor thereto), as the Principal Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Principal Stockholder, to vote the Principal Stockholder’s Shares (as defined in the Voting Agreement, dated as of                     , 2012 (the “Voting Agreement”), by and among Parent, Rough Rider Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent, and the Principal Stockholder), or grant a consent or approval in respect of the Shares solely with respect to the matters described in Section 1.03 of the Voting Agreement, and in the manner contemplated by and in accordance with Section 1.03 of the Voting Agreement. The Principal Stockholder hereby affirms that this irrevocable proxy is given in connection with the Merger Agreement (as defined in the Voting Agreement) and is therefore coupled with an interest. The Principal Stockholder hereby further affirms that this irrevocable proxy may not be revoked under any circumstance. This irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law, as amended. The irrevocable proxy granted hereunder shall automatically terminate upon termination of the Voting Agreement in accordance with Section 1.04 thereof.

Dated:                     , 2012

Signature of Principal Stockholder:

Print Name of Principal Stockholder:

Title of Principal Stockholder (if applicable):

Shares beneficially owned:

Stock	Number of Common
Common Stock
TOTAL

ANNEX C

STOCKHOLDER’S AGREEMENT

dated as of September [    ], 2012

by and between

HECKMANN CORPORATION, a Delaware corporation,

and

MARK D. JOHNSRUD, an individual residing in the state of North Dakota

EXHIBITS

Exhibit A	Form of Joinder
Exhibit B	Form of Director Resignation Letter

SCHEDULES

Schedule 1.1	Competitors

STOCKHOLDER’S AGREEMENT

This Stockholder’s Agreement (this “Agreement”) is made as of September [    ], 2012 by and between Heckmann Corporation, a Delaware corporation (the “Company”), and Mark D. Johnsrud, an individual residing in the state of North Dakota (the “Stockholder”).

R E C I T A LS:

WHEREAS, the Company has entered into an Agreement and Plan of Merger, made as of September [    ], 2012, by an among (i) Rough Rider Acquisition, LLC, a Delaware limited liability company (the “Buyer”), (ii) the Company, (iii) Badlands Energy, LLC, a North Dakota limited liability company (the “Target”), and (iv) the Stockholder (the “Merger Agreement”), whereby the Target will merge with and into the Buyer in a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Merger”);

WHEREAS, in connection with the Merger, the Stockholder will receive a combination of shares of the Company’s Common Stock and cash in exchange for the Target’s membership units;

WHEREAS, the Company and the Stockholder desire to establish in this Agreement certain terms and conditions concerning the Stockholder Shares to be owned by the Stockholder as and from the Closing and related provisions concerning the Stockholder’s relationship with and investment in the Company as and from the Closing;

WHEREAS, the execution and delivery of this Agreement is a condition to the obligation of the Company to consummate the transactions contemplated by the Merger Agreement; and

WHEREAS, this Agreement shall take effect at and as of the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“Affiliate” means, as to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person; provided that for purposes of this Agreement the Stockholder shall not be deemed to be an Affiliate of the Company and vice versa. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting stock, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficially Own” shall have the same meaning as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a Person will also be deemed to beneficially own (i) all Voting Securities which such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (ii) all Voting Securities in which such Person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of any Voting Securities. For the avoidance of doubt, all Voting Securities held directly by the Stockholder or any Permitted Transferee thereof will be deemed to be Beneficially Owned by such Person regardless of whether such Person has or shares (or is deemed to have or share) the power to vote or dispose of such Voting Securities. The terms “Beneficial Owner”, “Beneficial Ownership” and “Beneficially Owned” shall have a correlative meaning.

“Board” shall mean, as of any date, the Board of Directors of the Company.

“Board Right Period” shall mean with respect to a Stockholder Designee the period from the date of this Agreement until the date on which a Board Right Termination Event shall occur as to such Stockholder Designee.

“Board Right Termination Event” shall be deemed to have occurred with respect to: (i) the First Stockholder Designee at such time as the Stockholder shall cease to Beneficially Own Voting Securities representing at least the First Stockholder Designee Ownership Threshold and (ii) the Second Stockholder Designee at such time as the Stockholder shall cease to Beneficially Own Voting Securities representing at least the Second Stockholder Designee Ownership Threshold.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by Law or executive order to close.

“Buyer” shall have the meaning set forth in the Recitals.

“Change of Control” shall mean, with respect to any specified Person, any of the following: (i) the sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of such specified Person or one or more of its Subsidiaries), in a single transaction or in a related series of transactions, of all or substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, to any other Person (or Group) which is not, immediately after giving effect thereto, a Subsidiary of such specified Person; (ii) any Person or Group becomes, in a single transaction or in a related series of transactions, whether by way of purchase, acquisition, tender, exchange or other similar offer or recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction, the Beneficial Owner of more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of such specified Person; or (iii) the consummation of any recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction immediately following which the Beneficial Owners of the voting capital stock of such specified Person immediately prior to the consummation of such transaction do not Beneficially Own more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of the entity resulting from such transaction (including an entity that, as a result of such transaction, owns such specified Person or all of substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, either directly or indirectly through one or more Subsidiaries of such entity) in substantially the same proportion as their Beneficial Ownership of the voting capital stock of such specified Person immediately prior to such transaction.

“Class I Director” shall mean a Director designated “Class I” pursuant to the Company’s Amended and Restated Certificate of Incorporation.

“Class II Director” shall mean a Director designated “Class II” pursuant to the Company’s Amended and Restated Certificate of Incorporation.

“Closing” shall mean the closing of the Merger and the transactions contemplated by the Merger Agreement.

“Closing Date” shall mean the date on and as of which the Closing of the Merger and the transactions contemplated by the Merger Agreement shall be occur as contemplated by the Merger Agreement.

“Code of Business Conduct” shall have the meaning set forth in Section 3.1(b)

“Common Stock” shall mean the outstanding shares of common stock, par value $0.001, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company’s Amended and Restated Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware on November 9, 2007, as amended.

“Competitor” shall mean any of the companies set forth on Schedule 1.1, along with each such company’s successors and assigns (by reason of merger, consolidation, spin-off or split-off, or sale of all or substantially all of the assets or similar transaction or series of related transactions).

“Confidential Information” shall mean any and all confidential or proprietary information, including business information, intellectual property, know-how, research and development information, plans, proposals, technical data, copyright works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists of the Company or any Subsidiary of the Company.

“Demand Registration” shall have the meaning set forth in Section 6.1(a).

“Demand Registration Statement” shall have the meaning set forth in Section 6.1(a).

“Director” shall mean any member of the Board.

“Excess Amount” shall have the meaning set forth in Section 4.1(a)(i).

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“First Stockholder Designee” shall have the meaning set forth in Section 3.1(a).

“First Stockholder Designee Board Right Termination Event” shall be deemed to have occurred with respect to the First Stockholder Designee at such time as the Stockholder shall cease to Beneficially Own Voting Securities representing at least the First Stockholder Designee Ownership Threshold.

“First Stockholder Designee Ownership Threshold” shall mean, at any time of determination, the Beneficial Ownership of ten percent (10%) of the then outstanding Voting Securities.

“Form S-3” shall mean a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Governmental Authority” shall mean any governmental or quasi-governmental authority, body, department, commission, board, bureau, agency, division, court or other instrumentality, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof.

“Group” shall mean two or more Persons acting together, pursuant to any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting or disposing of securities as contemplated by Rule 13d-5(b) of the Exchange Act.

“Holdback Agreement” shall have the meaning set forth in Section 6.5.

“Holdback Period” shall have the meaning set forth in Section 6.5.

“Laws” means any domestic or foreign laws, statutes, ordinances, rules, regulations, standards, binding guidelines, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Authority.

“Lock Up Period” shall mean the period beginning on the Closing Date and ending on the twenty four (24) month anniversary of the Closing Date

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Minimum Amount” means $2,000,000.

“Minimum Holding Event” shall mean the first day on which the Beneficial Ownership of the then outstanding Voting Securities of the Stockholder fails to equal at least 10% of the Company’s then outstanding Voting Securities.

“Nominating Committee” shall have the meaning set forth in Section 3.1(a).

“NYSE” shall mean the New York Stock Exchange.

“Organizational Documents” shall mean, with respect to any Person, such Person’s memorandum and articles of association, articles or certificate of incorporation, formation or organization, by-laws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.

“Other Shares” shall mean shares of any class of capital stock of the Company (other than the Common Stock) that are entitled to vote generally in the election of Directors.

“Permitted Transferee” shall mean, in respect to the Stockholder, (i) any Affiliate of the Stockholder, (ii) upon the death of the Stockholder, the Stockholder’s estate, executors, administrators, personal representatives, heirs, legatees or distributees in each case acquiring the Stockholder Shares in question pursuant to the will or other instrument taking effect at the death of such holder or by applicable Laws of descent and distribution and (iii) any Person acquiring the Stockholder Shares pursuant to a qualified domestic relations order only to the extent such transferee agrees to be bound by the terms of this Agreement in accordance with Section 5.1(g) (it being understood that any Transfer not meeting the foregoing conditions but purporting to rely on Section 5.1(g) shall be null and void). In addition, the Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself.

“Person” means any individual, corporation (including any not-for-profit corporation), general or limited partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

“Piggyback Registration” has the meaning set forth in Section 6.2(a).

“Prospectus” shall mean the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material, if any, incorporated by reference in such prospectus or prospectuses.

“Registrable Shares” shall mean, at any time of determination, the Stockholder Shares that are Beneficially Owned by the Stockholder at such time.

“Registration Expenses” shall have the meaning set forth in Section 6.7(a).

“Registration Rights Termination Date” shall have the meaning set forth in Section 6.10.

“Registration Statement” shall mean any registration statement of the Company which covers the resale of any of the Registrable Shares pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents, if any, incorporated by reference in such Registration Statement.

“Representatives” shall mean, with respect to any party hereto, such party or any of its Subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and/or representatives; provided, however, that, with respect to the Stockholder, no underwriter, broker-dealer or placement agent shall be deemed to be a Representative of the Stockholder solely as a result of such underwriter, broker-dealer or placement agent participating in the distribution of any Registrable Shares, unless such underwriter, broker-dealer or placement agent is otherwise an Affiliate of the Stockholder.

“Rule 10b5-1 Plan” shall have the meaning set forth in Section 5.1(b).

“Rule 10b5-1 Plan S-3 Shelf Registration Statement” shall have the meaning set forth in Section 6.3(f).

“S-3 Shelf Registration” shall have the meaning set forth in Section 6.3(a).

“S-3 Shelf Registration Statement” shall have the meaning set forth in Section 6.3(a).

“Sales Process” shall have the meaning set forth in Section 4.1(b).

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Stockholder Designee” shall have the meaning set forth in Section 3.1(a).

“Second Stockholder Designee Board Right Termination Event” shall be deemed to have occurred with respect to the Second Stockholder Designee at such time as the Stockholder shall cease to Beneficially Own Voting Securities representing at least the Second Stockholder Designee Ownership Threshold.

“Second Stockholder Designee Ownership Threshold” shall mean, at any time of determination, the Beneficial Ownership of twenty percent (20%) of the then outstanding Voting Securities.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Takedown” shall have the meaning set forth in Section 6.3(b).

“Standstill Period” shall have the meaning set forth in Section 4.1(a).

“Stockholder” shall have the meaning set forth in the Preamble and, in the event that the Stockholder Shares are Transferred to any Permitted Transferee in accordance with Section 5.1(g), shall also mean such Permitted Transferee.

“Stockholder Designees” shall have the meaning set forth in Section 3.1(a)(ii).

“Stockholder Shares” shall mean (i) all Voting Securities Beneficially Owned by the Stockholder on the Closing Date, immediately after giving effect to the Closing, including all Voting Securities placed in escrow pursuant to the terms of the Merger Agreement, and (ii) all Voting Securities issued to the Stockholder in respect of any such securities or into which any such securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations, reclassifications or capital reorganizations occurring after the date of this Agreement. For the avoidance of doubt, Stockholder Shares shall include any of the foregoing Voting Securities specified in clause (i) or (ii) of the immediately preceding sentence that are Beneficially Owned by a Permitted Transferee following the Closing Date.

“Stockholder’s Employment Agreement” means that certain Stockholder’s Employment Agreement between the Company and the Stockholder dated September     , 2012.

“Subsidiary” shall mean, of a specified Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, or other legal entity of which the specified Person (either alone and/or through and/or together with any other Subsidiary): (i) owns, directly or indirectly, at least 50% of the securities, partnership or other ownership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body, of such legal entity or (ii) of which the specified Person controls the management.

“Suspension Period” shall have the meaning set forth in Section 6.4(a).

“Target” shall have the meaning set forth in the Recitals.

“Third Party Holdback Period” means any Holdback Period imposed on the Stockholder pursuant to Section 6.5 in respect of an underwritten offering of Shares in which (i) the Stockholder elected not to participate or (ii) the Stockholder’s participation was reduced or eliminated pursuant to Section 6.2(b) or Section 6.2(c).

“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, encumbrance or other disposition to any Person, including those by way of hedging or derivative transactions. The term “Transferred” shall have a correlative meaning.

“Voting Securities” shall mean the Common Stock together with any Other Shares.

Section 1.2 Other Definitional Provisions. Except as expressly set forth in this Agreement or unless the express context otherwise requires:

(a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Section shall refer to Sections of this Agreement;

(e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation” and such words shall not be construed to limit any general statement to the specific or similar items or matters immediately following such words;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.2(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(i) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(j) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;

(k) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder;

(l) when calculating the number of days before which, within which or following which any act is to be done or any step is to be taken pursuant to this Agreement, the initial reference date in calculating such number of days shall be excluded; provided, if the last day of the applicable number of days is not a Business Day, the specified period in question shall end on the next succeeding Business Day;

(m) for purposes of any calculation hereunder, the number of Voting Securities then outstanding shall be the number most recently identified by the Company as outstanding in any filing of the Company made with the SEC after the date of this Agreement under the Exchange Act or the Securities Act; and

(n) the Company, on the one hand, and the Stockholder, on the other hand, have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by such parties and no presumption or burden of proof shall arise favoring or disfavoring any such party by virtue of the purported authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to the Stockholder as of the date hereof that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b) The Company has all requisite corporate authority and power to execute, deliver and perform its obligations under this Agreement. This Agreement and the performance by the Company of the obligations contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Stockholder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies, and (ii) general principles of equity.

(c) The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder (i) do not result in any violation of the Organizational Documents of the Company, and (ii) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or to which its properties may be subject, and (iii) do not violate any existing applicable Law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its properties.

Section 2.2 Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company as of the date hereof that:

(a) This Agreement has been duly executed and delivered by the Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies, and (ii) general principles of equity.

(b) The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of its obligations hereunder (i) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which the Stockholder is a party or by which the Stockholder is bound or to which its properties may be subject, and (ii) do not violate any existing applicable Law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Stockholder or any of its properties.

(c) Except for the shares of Common Stock acquired pursuant to the Merger, the Stockholder does not Beneficially Own any Voting Securities.

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1 Board Representation.

(a)    (i) On or prior to the Closing Date, the Nominating and Governance Committee of the Board (the “Nominating Committee”), in accordance with the Nominating Committee’s Charter and the Company’s Organizational Documents, shall (A) increase the size of the Board from eight (8) to nine (9) Directors and (B) appoint the Stockholder or one other individual designated by the Stockholder to serve on the Board (the “First Stockholder Designee”) and it is hereby agreed that, notwithstanding anything to the contrary contained herein, the Stockholder satisfies the applicable requirements set forth in Section 3.1(b); provided, however, that if the Stockholder is not the First Stockholder Designee, the First Stockholder Designee shall satisfy the applicable requirements set forth in Section 3.1(b); provided, further, that if a First Stockholder Designee Board Right Termination Event occurs, the Stockholder shall promptly cause the First Stockholder Designee, if any, then serving on the Board to resign, effective immediately, from the Board and from any committees or subcommittees thereof to which such First Stockholder Designee is then appointed or on which he or she is then serving, and the right of the Stockholder to designate such First Stockholder Designee shall terminate. In the event that the Nominating Committee shall determine in its good faith reasonable judgment that the First Stockholder Designee does not satisfy the applicable requirements set forth in Section 3.1(b)(iv), then the Nominating Committee shall provide the Stockholder with a written explanation of the basis for such decision. For the avoidance of doubt, if the individual designated by the Stockholder to serve on the Board as the First Stockholder Designee does not meet the requirements of Section 3.1(b), then the Stockholder shall be entitled to designate another individual to serve on the Board as the First Stockholder Designee. The First Stockholder Designee shall be appointed as a Class II Director.

(ii) At any time during the two (2) year period following the Closing Date, upon the request of the Stockholder to approve a second individual designated by the Stockholder to serve on the Board (the “Second Stockholder Designee”, and together with the First Stockholder Designee, the “Stockholder Designees”), the Nominating Committee, in accordance with the Nominating Committee’s Charter and the Company’s Organizational Documents and subject to its fiduciary duties, shall reasonably consider such request for a Second Stockholder Designee in good faith and, if the Nominating Committee determines to fulfill such request, the Nominating Committee and the Board shall take such actions as are necessary to appoint such Second Stockholder Designee, including, (A) increasing the size of the Board or (B) filling a vacancy on the Board with the Second Stockholder Designee; provided, however, that such Second Stockholder Designee shall satisfy the applicable requirements set forth in Section 3.1(b); provided, further, that if a Second Stockholder Board Right Termination Event occurs, the Stockholder shall promptly cause the Second Stockholder Designee, if any, then serving on the Board to resign, effective immediately, from the Board and from any committees or subcommittees thereof to which such Second Stockholder Designee is then appointed or on which he or she is then serving, and the right of the Stockholder to designate such Second Stockholder Designee shall terminate. For the avoidance of doubt the Nominating Committee and the Board shall comply with the request made by the Stockholder pursuant to this Section 3.1(a)(ii) unless they shall determine in good faith that (1) the Second Stockholder Designee does not satisfy the applicable requirements set forth in Section 3.1(b) or (2) complying with such request shall cause the Nominating Committee and the Board to breach their respective fiduciary duties, provided, however, in the case of any such determination the Nominating Committee shall provide the Stockholder with a written explanation of the basis for its decision not to comply with the Stockholders request under this Section 3.1(a)(ii). For the avoidance of doubt, if the individual designated by the Stockholder to serve on the Board as the Second Stockholder Designee does not meet the requirements of Section 3.1(b), then the Stockholder shall be entitled to designate another individual to serve on the Board as the Second Stockholder Designee. The Second Stockholder Designee shall be appointed as a Class I Director.

(iii) For the avoidance of doubt, the Company may at any time and from time to time increase or decrease the size of the Board or change its composition; provided that such increase or decrease does not affect the tenure, term or other rights to serve as a member of the Board of any Stockholder Designee as set forth in this Agreement.

(iv) Upon the request of the Stockholder, the Board and Nominating Committee shall not nominate a Stockholder Designee for re-election to the Board at the next annual meeting of stockholders of the Company at which such Director is up for re-election and, subject to this Section 3.1, the Stockholder shall be entitled to appoint another Stockholder Designee to replace such individual.

(b) Notwithstanding anything to the contrary set forth in this Agreement, any Stockholder Designee designated by the Stockholder pursuant to Section 3.1 (i) shall not be a person that, at the time of such designation, would be required to disclose any information pursuant to Item 2(d) or (e) of Schedule 13D if such Stockholder Designee were the “person filing” such Schedule 13D, (ii) shall not, at the time of such designation, be prohibited or disqualified from serving as a director of a public company pursuant to any applicable rule or regulation of the SEC or NYSE or pursuant to applicable Law, (iii) shall, prior to his or her appointment to the Board provide an executed resignation letter in substantially the form set forth in Exhibit B hereto resigning from the Board and from any committees or subcommittees thereof to which he or she is then appointed or on which he or she is then serving upon the occurrence of the Board Right Termination Event applicable to such Stockholder Designee, and (iv) shall, in the good faith reasonable judgment of the Nominating Committee, satisfy the requirements set forth in the Company’s Organizational Documents and Code of Business Conduct and Ethics for Officers, Directors and Employees of the Corporation (the “Code of Business Conduct”) included in the corporate governance section of the Company’s website (as in effect from time to time), in each case to the extent applicable to all non-employee Directors generally. Each Stockholder Designee shall, upon appointment or election, as the case may be, to the Board, abide by the provisions of all codes and policies of the Company that are applicable to all non-employee Directors generally, including, as applicable, the Company’s Insider Trading Policy, policies requiring the pre-clearance of all securities trading activity by or on behalf of such Stockholder Designee and the Code of Business Conduct (other than any such code or policy, or portion thereof, if any, that conflicts with the obligations of the Stockholder under this Agreement or would impose any obligation on the Stockholder not expressly set forth in this Agreement). For the avoidance of doubt, the Company shall provide each Stockholder Designee with the same rights to indemnification and exculpation, including, without limitation, indemnification agreements and directors’ and officers’ insurance coverage, as are available from time to time to non-employee Directors generally.

(c) During the Board Right Period, the Company shall use reasonable efforts to procure, at each annual general meeting of stockholders of the Company occurring during the Board Right Period at which the term of a Stockholder Designee will expire in accordance with the Company’s Organizational Documents (whether by rotation or otherwise), the election or re-election, as the case may be, of the applicable Stockholder Designee to the Board, including by (i) nominating such Stockholder Designee for election to serve as a Director as provided in this Agreement, (ii) subject to compliance by the Stockholder with Section 3.1(f), including such nomination and other required information regarding such Stockholder Designee in the Company’s proxy materials for such meeting of stockholders and (iii) soliciting or causing the solicitation of proxies in favor of the election of such Stockholder Designee as a Director, for a term expiring at the next annual general meeting of stockholders at which members of the class of Directors to which the Stockholder Designee belongs are to be elected or re-elected, as the case may be, or until such Stockholder Designee’s successor shall have been elected and qualified, or at such earlier time, if any, as such Stockholder Designee may resign, retire, die or be removed (for any reason) as a Director, including upon the occurrence of a Board Right Termination Event in accordance with the terms of this Agreement.

(d) Notwithstanding the foregoing, the Company shall not be obligated to procure the election or re-election of any individual pursuant to Section 3.1(c) if such individual shall have previously been designated by the Stockholder pursuant to Section 3.1(a) or Section 3.1(e) and nominated by the Company for election or re-election, as the case may be, as a Director as provided in Section 3.1(c) (and provided that the Company shall have complied with its obligations set forth in Section 3.1(c) in respect thereof), and, following the vote of stockholders at the annual general meeting of stockholders of the Company, shall have failed to be elected or re-elected, as the case may be, as a Director by the requisite vote of the Company’s stockholders.

(e) In furtherance of, and not in limitation to, the Stockholder’s rights in this Section 3.1, during the Board Right Period, (i) the Stockholder shall have the right (but not the obligation), upon written notice to the Company as provided in Section 3.1(a), to designate a Stockholder Designee to replace any Stockholder Designee who shall have resigned, retired, died or been removed from the Board (for any reason) or who, following the voting of stockholders at a meeting of stockholders of the Company shall have failed to be elected or re-elected, as the case may be, by the requisite vote of the Company’s stockholders; and (ii) the provisions of Section 3.1(c) and Section 3.1(d) shall apply to, and the Company shall comply with its obligations contained therein in respect of, any such replacement Stockholder Designee and, in addition, promptly following the receipt of written notice from the Stockholder as contemplated above following the resignation, retirement, death or removal from office of such Stockholder Designee, the Board shall appoint such replacement Stockholder Designee to serve on the Board in the class of Directors previously including such former Stockholder Designee.

(f) Not less than one hundred twenty (120) days prior to the anniversary of the prior year’s annual meeting of stockholders of the Company at which Directors were elected or such shorter period commencing when the Company shall provide the Stockholder with the form of standard director and officer questionnaire to be used in connection with the then-current year’s annual meeting of stockholders, the Stockholder shall (i) notify the Company in writing of the name of the Stockholder Designee to be nominated for election at such meeting and (ii) provide, or cause such Stockholder Designee to provide, to the Company, all information concerning such Stockholder Designee and his or her nomination to be elected as a Director at such meeting as shall reasonably be required by the Company’s standard director and officer questionnaire (including any reasonable follow-up requests by the Company for additional information).

(g) During the Board Right Period, the Company agrees that any Stockholder Designee serving as a Director shall be entitled to the same rights, privileges and compensation applicable to all other non-employee Directors generally or to which all such non-employee Directors are entitled, including any rights with respect to indemnification arrangements, directors and officers insurance coverage and other similar protections and expense reimbursement; provided, however, if a Stockholder Designee is an employee of the Company, then such Stockholder Designee shall not receive the Director compensation (including fees and any non-cash equity or other consideration) that is then-payable by the Company to non-employee Directors generally.

(h) Notwithstanding anything in this Section 3.1 to the contrary, (i) the Company will not be obligated to take any action in respect of any Stockholder Designee pursuant to Section 3.1(c) if the Stockholder shall have failed, in any material respect, to provide, or cause to be provided, the notice and information required by clauses (i) and (ii) of Section 3.1(f); provided, however, that following the curing of the any such failure, the Stockholder’s right to designate Stockholder Designees shall be reinstated and the Company will take such action as is necessary to appoint or otherwise reinstate the Stockholder Designees to the Board, and (ii) if a material breach of this Agreement by the Stockholder shall have occurred, which breach has not been cured in all material respects within fifteen (15) Business Days of the receipt by the Stockholder of written notice from the Company specifying in reasonable detail the nature of such material breach, in addition to any other remedies that the Company may have, the Company may terminate the Stockholder’s right to designate the Stockholder Designees hereunder.

(i) During the Board Right Period, except as required by applicable Law, the Company shall not take any action to cause the removal (without cause) of a Stockholder Designee serving as a Director. The Stockholder shall cause each then-serving Stockholder Designee to resign (subject to the Stockholder’s right to designate a replacement Stockholder Designee in accordance with Section 3.1(e)) or, if reasonably sufficient, recuse himself or herself if the presence of such individual as a Stockholder Designee on the Board shall, in the reasonable and good faith judgment of the Board upon the advice of counsel (after deliberation and an opportunity for the applicable Stockholder Designee to be heard if desired), reasonably be likely to violate applicable Law or otherwise be reasonably likely to impair the Board’s exercise of its fiduciary duties.

(j) Notwithstanding anything to the contrary in this Agreement, each Stockholder Designee, during the term of any service as a Director of the Company, shall not be prohibited from acting in his or her capacity as a Director and complying with his or her fiduciary duties as a Director of the Company.

Section 3.2 Use of Information.

(a) Notwithstanding anything in this Agreement to the contrary, the Stockholder Designees shall keep confidential and not publicly disclose discussions or matters considered in meetings of the Board and Board committees, unless previously disclosed publicly by the Company or as required by applicable Law.

(b) The Stockholder shall hold, and shall cause his controlled Affiliates and their respective Representatives who receive any Confidential Information directly or indirectly from the Stockholder or the Company (including, without limitation, any Director of the Company) to hold, in strict confidence any and all Confidential

Information concerning or related to the Company or any Subsidiary of the Company, except to the extent that such Confidential Information (i) is or becomes generally available to the public other than as a result of a disclosure by the Stockholder or his controlled Affiliates or Representatives in violation of this Section 3.2(b), or (ii) is or becomes available to the Stockholder on a nonconfidential basis from another Person who is not known to the Stockholder to be bound by a confidentiality agreement with the Company or any of its Subsidiaries. In the event that the Stockholder or any of its controlled Affiliates or Representatives is required by Law to disclose any Confidential Information, the Stockholder shall promptly notify the Company in writing so that the Company may, at its sole cost and expense, seek a protective order and/or other motion filed to prevent the production or disclosure of Confidential Information. If such motion has been denied, then the Stockholder may disclose only such portion of the Confidential Information which is required by Law to be disclosed; provided that (y) the Stockholder shall use reasonable efforts to preserve the confidentiality of the remainder of the Confidential Information and (z) the Stockholder shall not, and shall not permit any of his Representatives to, oppose any motion for confidentiality brought by the Company in accordance with this Section 3.2(b). For the avoidance of doubt, the Stockholder will continue to be bound by his respective obligations pursuant to this Section 3.2(b) for any Confidential Information that is not required to be disclosed pursuant to the immediately preceding sentence above, or that has been afforded protective treatment pursuant to such motion.

(c) The Stockholder shall, and shall cause his Representatives and controlled Affiliates not to, use material non-public information obtained by any Stockholder Designee at any meetings of the Board or Board committees in a manner prohibited by applicable Law, including trading any securities of the Company while in possession of such material non-public information to the extent such trading would violate applicable Law. The Stockholder shall be responsible for any breach of this Section 3.2(c) by any of his Representatives and controlled Affiliates if such material non-public information was provided by the Stockholder or a Stockholder Designee to the Stockholder’s Representatives or controlled Affiliates.

ARTICLE IV

STANDSTILL; VOTING

Section 4.1 Standstill Restrictions.

(a) From and after the Closing Date until the earlier of (A) the two (2) year anniversary of the Closing Date and (B) the date the Stockholder’s employment as the Chief Executive Officer of the Company is terminated without “Cause” or for “Good Reason” (each as defined in the Stockholder’s Employment Agreement) (the “Standstill Period”), the Stockholder shall not, and the Stockholder shall cause each of its controlled Affiliates not to, directly or indirectly, alone or in concert with any other Person, except as expressly set forth in this Section 4.1 or Section 5.1(f)(iii):

(i) purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of (A) any Voting Securities in addition to the Stockholder Shares (such Beneficial Ownership in addition to the Stockholder Shares, the “Excess Amount”) (the parties agree that it shall not be a breach of this Section 4.1(a)(i) if the Stockholder, together with his Affiliates, Beneficially Own the Excess Amount solely as a result of (I) share purchases, reverse share splits or other actions taken by the Company that, by reducing the number of shares outstanding (or issuing Voting Securities to the Stockholder Designee pursuant to the Company’s Director compensation plan), cause the Stockholder, together with his Affiliates, to Beneficially Own any Excess Amount, (II) shares purchased, acquired or Beneficially Owned by the Stockholder or any of his Affiliates in the ordinary course of business as a result of the acquisition of any portfolio company or other investment entity that owns any such shares at the time of such acquisition if such additional shares represent five percent (5%) or less of then outstanding Voting Securities or such purchase, acquisition or Beneficial Ownership is approved in advance by the Board; provided, that in any such case the Stockholder shall use his reasonable efforts following consummation of such purchase, acquisition or Beneficial Ownership to dispose of such additional Voting Securities on commercially reasonable terms subject to compliance with applicable securities Laws; provided further, that the Beneficial Ownership of the Stockholder, together with his Affiliates, does not further increase thereafter, other than solely as a result of further corporate actions taken by the Company) or (III) the Stockholder’s investment as a passive investor in a mutual fund or other investment fund that owns shares of Voting Securities, or (B) any other securities issued by the Company (other than any such securities purchased, acquired or Beneficially Owned by the Stockholder or any of his Affiliates in the ordinary course of business as a result of the acquisition of any portfolio company or other investment entity that owns any such securities at the time of such acquisition if such other securities represent five percent (5%) or less of then outstanding securities of such class, series or type or such purchase, acquisition or Beneficial Ownership is approved by the Board; provided, that in any such case the Stockholder shall use his reasonable efforts following consummation of such purchase, acquisition or Beneficial Ownership to dispose of such other securities on commercially reasonable terms subject to compliance with applicable securities Laws);

(ii) propose, offer or participate in any effort to acquire the Company or any of its Subsidiaries or any assets or operations of the Company or any of its Subsidiaries;

(iii) induce or attempt to induce any third party to propose, offer or participate in any effort to acquire Beneficial Ownership of Voting Securities (other than the Stockholder Shares as and to the extent permitted in accordance with ARTICLE V);

(iv) propose, offer or participate in any hostile tender offer, exchange offer, merger, acquisition, share exchange or other business combination or Change of Control transaction involving the Company or any of its Subsidiaries, or any recapitalization, restructuring, liquidation, disposition, dissolution or other extraordinary transaction involving the Company, any of its Subsidiaries or any material portion of their businesses, provided that the Stockholder shall not be prohibited from tendering his shares of Stockholder Stock in any tender offer made by any party that is not the Stockholder or any of his Affiliates that is approved by the Board;

(v) seek to call, request the call of, or call a special meeting of the stockholders of the Company (other than in his role as a Director or officer of the Company), or make or seek to make a stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders of the Company or in connection with any action by consent in lieu of a meeting, or make a request for a list of the Company’s stockholders, or seek election to the Board or seek to place a representative on the Board (in each case other than as expressly set forth in Section 3.1), or seek the removal of any Director from the Board, or otherwise acting alone or in concert with others, seek to control or influence the governance or policies of the Company (other than in his role as a Director or officer of the Company);

(vi) solicit proxies, designations or written consents of stockholders, or conduct any binding or nonbinding referendum with respect to Voting Securities, or make or in any way participate in any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any Voting Securities with respect to any matter (in each case other than in his role as a Director or officer of the Company), or become a participant in any contested solicitation for the election of directors with respect to the Company (as such terms are defined or used in the Exchange Act and the rules promulgated thereunder), other than solicitations or acting as a participant in support of the voting obligations of the Stockholder pursuant to Section 4.3;

(vii) make or issue or cause to be made or issued any public disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other Governmental Authority or any disclosure to any journalist, member of the media or securities analyst) (A) in support of any solicitation described in clause (vi) above (other than solicitations on behalf of, and approved by, the Board), (B) in support of any matter described in clause (v) above, (C) concerning any potential matter described in clause (iv) above or (D) negatively or disparagingly commenting about the Company or any of the Company’s Directors, officers, key employees, businesses, operations or strategic plans or strategic directions;

(viii) form, join, or in any other way participate in, a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Voting Securities, or deposit any Voting Securities in a voting trust or similar arrangement, or subject any Voting Securities to any voting agreement (other than as contemplated by this Agreement) or pooling arrangement, or grant any proxy, designation or consent with respect to any Voting Securities (other than to a designated representative of the Company pursuant to a proxy or consent solicitation on behalf of the Board), other than solely with one or more Affiliates (other than portfolio or operating companies) of the Stockholder with respect to the Stockholder Shares or other Voting Securities acquired in compliance with clause (i) above or to the extent such a group may be deemed to result with the Company or any of its Affiliates as a result of this Agreement (it being understood that the holding by persons or entities of Voting Securities in accounts or through funds not managed or controlled by the Stockholder or any Affiliate of the Stockholder shall not give rise to a violation of this clause (viii) solely by virtue of the fact that such Persons, in addition to holding such shares in such manner, are investors in funds and accounts managed by the Stockholder or any of his Affiliates and, in their capacity as such, are or may be deemed to be members of a “group” with the Stockholder within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Voting Securities; provided there does not exist as between such Persons, on the one hand, and the Stockholders or any of his Affiliates, on the other hand, any agreement, arrangement or understanding with respect to any action that would otherwise be prohibited by this Section 4.1);

(ix) publicly disclose, or cause or facilitate the public disclosure (including without limitation the filing of any document or report with the SEC or any other Governmental Authority or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to obtain any waiver, consent under, or amendment of, any of the provisions of Sections 4.1, 4.2 or 4.3, or otherwise (A) seek in any manner to obtain any waiver, consent under, or amendment of, any provision of this Agreement or (B) bring any action or otherwise act to contest the validity or enforceability of Sections 4.1, 4.2 or 4.3 or seek a release from the restrictions or obligations contained in Sections 4.1, 4.2 or 4.3; or

(x) enter into any discussions, negotiations, agreements or understandings with any Person with respect to the foregoing, or advise, assist, encourage, support, provide financing to or seek to persuade others to take any action with respect to any of the foregoing, or act in concert with others or as part of a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of the foregoing.

(b) This Section 4.1 shall not, in any way, prevent, restrict, encumber or limit (i) the Stockholder and his Affiliates from (A) exercising their respective rights, performing their respective obligations or otherwise consummating the Merger or the transactions contemplated by this Agreement and the Merger Agreement, in each case in accordance with the terms hereof or thereof, (B) if the Board has previously authorized or approved the solicitation by the Company of bids or indications of interest in the potential acquisition of the Company or any of its assets or operations by auction or other sales process (each, a “Sales Process”), participating in such Sales Process and, if selected as the successful bidder by the Company, completing the acquisition contemplated thereby, provided that the Stockholder and his controlled Affiliates shall otherwise remain subject to the provisions of this Section 4.1 in all respects during and following the completion of the Sales Process, or (C) engaging in confidential discussions with the Board or any of its members regarding any of the matters described in this Section 4.1, provided that the Stockholder and his controlled Affiliates will not pursue (or publicly disclose the existence of such discussions regarding) any such matters, or (ii) any Stockholder Designee then serving as a Director from acting as a Director or exercising and performing his or her duties (fiduciary and otherwise) as a Director in accordance with the Company’s Organizational Documents, all codes and policies of the Company and all Laws, rules, regulations and codes of practice, in each case as may be applicable and in effect from time to time.

Section 4.2 Attendance at Meetings. During the Standstill Period, the Stockholder agrees that he shall cause all Stockholder Shares then owned by the Stockholder to be present, in person or by proxy, at any meeting of the stockholders of the Company occurring at which an election of Directors is to be held, so that all the Stockholder Shares shall be counted for the purpose of determining the presence of a quorum at such meeting.

Section 4.3 Voting. For the period from the date of this Agreement to two (2) years from the date of this Agreement and thereafter for so long as the Stockholder (i) Beneficially Owns Voting Securities representing at least five percent (5%) of the Voting Securities outstanding at such time and (ii) is the Chief Executive Officer of the Company, the Stockholder agrees that he shall vote and cause to be voted all Voting Securities then owned by the Stockholder in accordance with the recommendation of the Board or management of the Company with respect to any business or proposal on which the stockholders of the Company are entitled to vote.

ARTICLE V

TRANSFER RESTRICTIONS

Section 5.1 Transfer Restrictions.

(a) The right of the Stockholder to Transfer any Stockholder Shares is subject to the restrictions set forth in this ARTICLE V. No Transfer of Stockholder Shares by the Stockholder may be effected except in compliance with the restrictions set forth in this ARTICLE V and with the requirements of the Securities Act and any other applicable securities Laws. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company.

(b) During the period beginning on the Closing Date and ending on the twelve (12) month anniversary of the Closing Date, the Stockholder shall not Transfer any Stockholder Shares without the prior written consent of the Company.

(c) During the period beginning on the twelve (12) month anniversary of the Closing Date and ending on the last day of the Lock Up Period, the Stockholder shall not Transfer any Stockholder Shares without the prior written consent of the Company; provided, however, that Stockholder shall be permitted to Transfer up to two percent (2%) of the Stockholder Shares Beneficially Owned by the Stockholder pursuant to a plan put into in effect as of, or subsequent to, the Closing Date in compliance with Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”); provided, further, that to the extent the Stockholder has in effect, a Rule 10b5-1 Plan that expires or is otherwise terminated during the Lock Up Period, the Stockholder shall be entitled to renew such Rule 10b5-1 Plan or enter into a replacement Rule 10b5-1 Plan prior to the end of the Lock Up Period, but only to the extent such renewed or placement Rule 10b5-1 Plan contains volume trading restrictions identical to such restrictions contained in the applicable current Rule 10b5-1 Plan.

(d) Following the end of the Lock Up Period, the Stockholder may Transfer the Stockholder Shares, in whole at any time or in part from time to time, without the prior consent of the Company and without restriction; provided, however, that:

(i) any Transfer of Stockholder Shares effected pursuant to a Registration Statement shall be subject to the requirements of ARTICLE VI; and

(ii) in connection with any Transfer of Stockholder Shares that is effected (A) pursuant to a Registration Statement or a privately-negotiated transaction not subject to the registration requirements of the Securities Act in each case in which the Stockholder (or any of his Representatives) negotiate the terms of such Transfer directly with the third party purchaser (other than any underwriter, placement agent or initial purchaser thereof) of such Stockholder Shares or (B) in accordance with Rule 144 under the Securities Act but not pursuant to the manner of sale provisions specified in Rule 144(f), in each case the Stockholder shall not knowingly Transfer Stockholder Shares to any Person or Group (whether such Person or Group is purchasing Stockholder Shares for its or their own account(s) or as fiduciary on behalf of one or more accounts) who is (x) a Competitor, or (y) a Person that has engaged in a proxy contest or has filed a Schedule 13D that disclosed any plan or proposal with respect to any issuer which plan or proposal

(1) relates to or would result in any of the matters set forth in clauses (b) through (j) of Item 4 of Schedule 13D and (2) was not authorized or approved by the board of directors of the issuer or was not entered into pursuant to an agreement with the issuer, in either case described in this clause (y) during the two (2) year period immediately preceding the date of such Transfer.

(e) Notwithstanding the foregoing, (i) for the avoidance of doubt, none of Section 5.1(b) or Section 5.1(d) shall apply to, and nothing therein shall directly or indirectly prohibit, restrict or otherwise limit, to the extent otherwise permitted by Law, any Transfer of Stockholder Shares made in accordance with Section 5.1(g); and (ii) the restrictions set forth in Section 5.1(d) shall terminate on the occurrence of a Minimum Holding Event.

(f) Notwithstanding the foregoing, except for Transfers made pursuant to Section 5.1(g), the Stockholder shall not effect any Transfer of Stockholder Shares during any Holdback Period to the extent such Transfer is prohibited under the terms of the lock-up agreement entered in to with a managing underwriter as contemplated by Section 6.5.

(g) Notwithstanding anything to the contrary set forth in Article IV or this Article V, the Stockholder may, during the Lock Up Period, (i) Transfer some or all of the Stockholder Shares to any Permitted Transferee; provided that, prior to any such Transfer, such Permitted Transferee executes and delivers to the Company a joinder to this Agreement in the form attached hereto as Exhibit A; provided, further, that if, at any time after such Transfer, such Permitted Transferee ceases to qualify as a Permitted Transferee, the Stockholder shall cause all Stockholder Shares held by such Permitted Transferee to be Transferred to a Person that is, at such time, a Permitted Transferee and that, prior to such Transfer, agrees in writing to acquire and hold such Transferred Stockholder Shares subject to and in accordance with this Agreement as if such Permitted Transferee were a Stockholder hereunder; (ii) Transfer the Stockholder Shares, in whole or in part, to the Company or any Subsidiary of the Company, including pursuant to any redemption, share repurchase program, self tender offer or otherwise; or (iii) Transfer the Stockholder Shares, in whole or in part, pursuant to any (A) recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction involving the Company, provided that, unless the voting agreement contained in Section 4.3 is not then applicable to the Stockholder, such recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction must be approved, accepted or recommended to the stockholders of the Company by the Board or approved by the stockholders of the Company, or (B) tender, exchange or other similar offer for any Voting Securities that is commenced by any Person or Group; provided that, unless the voting agreement contained in Section 4.3 is not then applicable to the Stockholder, the Board must either (x) publicly recommend that stockholders of the Company tender their Voting Securities to the Person or Group making such offer or (y) fail to recommend that the stockholders of the Company reject such offer, in either case within ten (10) Business Days after the date of commencement thereof. For the avoidance of doubt the provisions of this Section 5.1(g) shall not apply following the end of the Lock Up Period, at which time the only restrictions that will apply to Stockholder’s Transfer of Stockholder Shares shall be those set forth in Section 5.1(d).

Section 5.2 Legends on Stockholder Shares; Securities Act Compliance.

(a) Each share certificate representing Stockholder Shares shall bear the following legend (and a comparable notation or other arrangement will be made with respect to any uncertificated Stockholder Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

(b) In addition, during the Lock Up Period, such legend or notation shall include the following language:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDER’S AGREEMENT, DATED AS OF [            ] [    ], 2012, AMONG THE ISSUER AND THE OTHER PARTIES THERETO, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

(c) The Stockholder agrees that he will, if requested by the Company, deliver at his expense to the Company an opinion of reputable U.S. counsel selected by the Stockholder and reasonably acceptable to the Company, in form and substance reasonably satisfactory to the Company and counsel for the Company, that any Transfer made, other than in connection with an SEC-registered offering by the Company or pursuant to Rule 144 under the Securities Act, does not require registration under the Securities Act.

(d) At such time as all of the Stockholder Shares may be freely sold without registration under the Securities Act, including under Rule 144 (or a successor rule) without being subject to the volume limitations and manner of sale restrictions contained therein, the Company agrees that it will promptly after the later of the delivery of an opinion of reputable U.S. counsel selected by the Stockholder and reasonably acceptable to the Company, in form and substance reasonably satisfactory to the Company and counsel for the Company and, in the case of certificated Stockholder Shares, the delivery by the Stockholder to the Company or its transfer agent of a certificate or certificates (in the case of a Transfer, in the proper form for Transfer) representing such Stockholder Shares issued with the legend set forth in Section 5.2(a), deliver or cause to be delivered to the Stockholder a replacement stock certificate or certificates representing such Stockholder Shares that is free from the legend set forth in Section 5.2(a) (or in the case of uncertificated Stockholder Shares, free of any notation or arrangement set forth in Section 5.2(a)). Following the end of the Lock Up Period , the Company agrees that it will, promptly upon the request of the Stockholder and, in the case of certificated Stockholder Shares, the delivery by the Stockholder to the Company or its transfer agent of a certificate or certificates (in the case of a Transfer, in the proper form for Transfer) representing Stockholder Shares issued with the legend set forth in Section 5.2(b), deliver or cause to be delivered to the Stockholder a replacement stock certificate or certificates representing such Stockholder Shares that is free from the legend set forth in Section 5.2(b) (or in the case of uncertificated Stockholder Shares, free of any notation or arrangement set forth in Section  5.2(b)).

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1 Demand Registration.

(a) Right to Request Registration. Subject to the provisions hereof, until the Registration Rights Termination Date, the Stockholder may at any time request registration for resale under the Securities Act of all or part of the Registrable Shares separate from an S-3 Shelf Registration (a “Demand Registration”); provided, however, that (based on the then-current market prices) the number of Registrable Shares included in the Demand Registration would, if fully sold, yield gross proceeds to the Stockholder of at least the Minimum Amount. Subject to Section 6.1(d), Section 6.4 and Section 6.6 below, the Company shall use reasonable efforts (i) to file a Registration Statement registering for resale such number of Registrable Shares as requested to be so registered pursuant to this Section 6.1 (a “Demand Registration Statement”) within ninety (90) days after the Stockholder’s request therefor and (ii) if necessary, to cause such Demand Registration Statement to be declared effective by the SEC as soon as practical thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

(b) Number of Demand Registrations. Subject to the limitations of Section 6.1(a) and (d) and Section 6.3(a), throughout the period beginning on the Closing Date and ending on the Registration Rights Termination Date, the Stockholder shall be entitled to request a maximum of four (4) Demand Registrations or S-3 Shelf

Registrations (regardless of the number of Permitted Transferees who may become a Stockholder pursuant to Section 5.1(g)). A Registration Statement shall not count as a permitted Demand Registration unless and until it has become effective.

(c) Priority on Demand Registrations. The Company may include shares other than the Stockholder’s Registrable Shares in a Demand Registration for any accounts (including for the account of the Company) on the terms provided below; and if such Demand Registration is an underwritten offering, such shares may be included only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Demand Registration advise the Company and the Stockholder requesting such Demand Registration that in their opinion the number of shares proposed to be included in the Demand Registration exceeds the number of shares which can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of the shares proposed to be sold in such underwritten offering), the Company shall include in such Demand Registration (i) first, the number of Registrable Shares that the Stockholder proposes to sell, and (ii) second, the number of shares proposed to be included therein by any other Persons (including shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of shares which can be sold is less than the number of shares proposed to be registered pursuant to clause (i) above by the Stockholder, the amount of shares to be sold shall be allocated to the Stockholder.

(d) Restrictions on Demand Registrations. The Stockholder shall not be entitled to request a Demand Registration at any time when the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a Piggyback Registration. Notwithstanding the foregoing, the Company shall not be obligated to proceed with a Demand Registration if the offering to be effected pursuant to such registration can be effected pursuant to an S-3 Shelf Registration and the Company, in accordance with Section 6.3, effects or has effected an S-3 Shelf Registration pursuant to which such offering can be effected.

(e) Underwritten Offerings. The Stockholder shall be entitled to request an underwritten offering pursuant to a Demand Registration, but only if the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds to the Stockholder of at least the Minimum Amount (based on then-current market prices). If any of the Registrable Shares covered by a Demand Registration are to be sold in an underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to lead the offering.

(f) Effective Period of Demand Registrations. Upon the date of effectiveness of any Demand Registration for an underwritten offering and if such offering is priced promptly on or after such date, the Company shall use reasonable efforts to keep such Demand Registration Statement effective for a period equal to sixty (60) days from such date or such shorter period which shall terminate when all of the Registrable Shares covered by such Demand Registration have been sold by the Stockholder. If the Company shall withdraw any Demand Registration pursuant to Section 6.4 before such sixty (60) days end and before all of the Registrable Shares covered by such Demand Registration have been sold pursuant thereto, the Stockholder shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Agreement. A Demand Registration shall not count against the limit on the number of such registrations set forth in Section 6.1(b) if (i) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Shares thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other Governmental Authority or court for any reason not attributable to the Stockholder or his Affiliates and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Shares or (ii) in the case of an underwritten offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason not attributable to the Stockholder or his Affiliates, and as a result of any such circumstances described in clause (i) or (ii), less than 75% of the Registrable Shares covered by the Registration Statement are sold by the Stockholder pursuant to such Registration Statement.

Section 6.2 Piggyback Registrations.

(a) Right to Piggyback. Whenever prior to the occurrence of a Minimum Holding Event the Company proposes to register any shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more holders of shares (other than the Stockholder), and the form of registration statement to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give written notice to the Stockholder of its intention to effect such a registration and, subject to Section 6.2(b) and (c), shall include in such registration statement and in any offering of shares to be made pursuant to that registration statement all Registrable Shares with respect to which the Company has received a written request for inclusion therein from the Stockholder within ten (10) days after the Stockholder’s receipt of the Company’s notice or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances. The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the Company or any other Person other than the Stockholder proposes to sell shares in an underwritten offering pursuant to a registration statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering pursuant to a Piggyback Registration.

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Stockholder (if the Stockholder has elected to include Registrable Shares in such Piggyback Registration) that in their opinion the number of Registrable Shares and other securities proposed to be included in such offering exceeds the number of Registrable Shares and other securities which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the shares proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of shares that the Company proposes to sell, and (ii) second, the number of shares requested to be included therein by holders of shares of other securities, including the Stockholder (if the Stockholder has elected to include Registrable Shares in such Piggyback Registration), pro rata among all such holders on the basis of the number of shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree (with allocations among different classes of shares, if more than one are involved, to be determined by the Company).

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of shares other than the Stockholder, and the managing underwriters advise the Company that in their opinion the number of Registrable Shares and other securities proposed to be included in such registration exceeds the number of shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the shares to be sold in such offering), then the Company shall include in such registration (i) first, the number of shares requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of shares requested to be included therein by other holders of shares including the Stockholder (if the Stockholder has elected to include Registrable Shares in such Piggyback Registration), pro rata among such holders on the basis of the number of shares requested to be included therein by such holders or as such holders and the Company may otherwise agree (with allocations among different classes of shares, if more than one are involved, to be determined by the Company) and (iii) third, the number of shares that the Company proposes to sell.

(d) Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e) Basis of Participations. The Stockholder may not sell Registrable Shares in any offering pursuant to a Piggyback Registration unless he (a) agrees to sell such Registrable Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

Section 6.3 S-3 Shelf Registration.

(a) Right to Request Registration. Subject to the provisions hereof, at any time when the Company is eligible to use Form S-3 prior to the Registration Rights Termination Date and if the Stockholder has not previously requested a number of Demand Registrations or S-3 Shelf Registrations which has resulted in a total of four (4) effective Demand Registration Statements and/or S-3 Shelf Registration Statements, the Stockholder shall be entitled to request that the Company file a Registration Statement on Form S-3 (or an amendment or supplement to an existing registration statement on Form S-3) for a public offering of all or such portion of the Registrable Shares designated by the Stockholder pursuant to Rule 415 promulgated under the Securities Act or otherwise (an “S-3 Shelf Registration”). A request for an S-3 Shelf Registration may not be made at any time when the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a registration statement. Upon such request, and subject to Section 6.4, the Company shall use reasonable efforts (i) to file a Registration Statement (or any amendment or supplement thereto) covering the number of shares of Registrable Shares specified in such request under the Securities Act on Form S-3 (an “S-3 Shelf Registration Statement”) for public sale in accordance with the method of disposition specified in such request within ten (10) Business Days (in the case of a Registration Statement that is automatically effective upon filing if the company is eligible to make such a filing under the Securities Act) or forty five (45) days (in the case of all other Registration Statements) after the Stockholder’s written request therefor and (ii) if necessary, to cause such S-3 Shelf Registration Statement to become effective as soon as practical thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

(b) Right to Effect Shelf Takedowns. The Stockholder shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective and until the Registration Rights Termination Date, to sell such Registrable Shares as are then registered pursuant to such Registration Statement (each, a “Shelf Takedown”), but only upon not less than ten (10) Business Days’ prior written notice to the Company (if such takedown is to be underwritten). The Stockholder shall be entitled to request that a Shelf Takedown shall be an underwritten offering; provided, however, that (based on the then-current market prices) the number of Registrable Shares included in each such underwritten Shelf Takedown would reasonably be expected to yield gross proceeds to the Stockholder of at least the Minimum Amount, and provided further that the Stockholder shall not be entitled to request any underwritten Shelf Takedown at any time when the Company is diligently pursuing a primary or secondary underwritten offering of shares pursuant to a registration statement. The Stockholder shall give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not underwritten).

(c) Priority on Underwritten Shelf Takedowns. The Company may include shares other than Registrable Shares in an underwritten Shelf Takedown for any accounts on the terms provided below, but only with the consent of the managing underwriters of such offering and the Stockholder (such consent not to be unreasonably withheld). If the managing underwriters of the requested underwritten Shelf Takedown advise the Company and the Stockholder that in their opinion the number of shares proposed to be included in the underwritten Shelf Takedown exceeds the number of shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the shares proposed to be sold in such offering), the Company shall include in such underwritten Shelf Takedown (i) first, the number of shares that the Stockholder proposes to sell, and (ii) second, the number of shares proposed to be included therein by any other Persons (including shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of shares which can be sold is less than the number of Registrable Shares proposed to be included in the underwritten Shelf Takedown pursuant to clause (i) above, the amount of shares to be so sold shall be allocated to the Stockholder. The provisions of this Section 6.3(c) apply only to a Shelf Takedown that the Stockholder has requested be an underwritten offering.

(d) Selection of Underwriters. If any of the Registrable Shares are to be sold in an underwritten Shelf Takedown initiated by the Stockholder, the Company shall have the right to select the managing underwriter or underwriters to lead the offering.

(e) Effective Period of S-3 Shelf Registrations. The Company shall use reasonable efforts to keep any S-3 Shelf Registration Statement effective for a period of three (3) years after the effective date of such registration statement, provided that such three (3) year period shall be extended by the number of days in any Suspension Period commenced pursuant to Section 6.4 during such period (as it may be so extended) and by the number of days in any Third Party Holdback Period commenced during such period (as it may be so extended). Notwithstanding the foregoing, the Company shall not be obligated to keep any such registration statement effective, or to permit Registrable Shares to be registered, offered or sold thereunder, at any time on or after the Registration Rights Termination Date.

(f) Rule 10b5-1 Plan S-3 Shelf Registration Statements. Notwithstanding the foregoing, and without limiting any of the Stockholder’s rights to request registrations of the Registrable Shares in this Article VI, promptly following the Closing the Company shall file and use reasonable efforts to cause the effectiveness of an S-3 Shelf Registration Statement covering the resale of the Stockholder Shares subject to the Rule 10b5-1 Plans contemplated under Section 5.1(b) (the “Rule 10b5-1 Plan S-3 Shelf Registration Statement”). For the avoidance of doubt, in the event that the Stockholder enters into any additional Rule 10b5-1 Plan, the Company shall file and use reasonable efforts to cause the effectiveness of an S-3 Shelf Registration Statement covering the resale of the Stockholder Shares subject to such additional Rule 10b5-1 Plans. The Company shall maintain the effectiveness of the Rule 10b5-1 Plan S-3 Shelf Registration Statement until the earlier of (i) the date all of the Stockholder Shares covered by such Rule 10b5-1 Plan have been sold and (ii) three (3) years after the initial effective date of such registration statement. For the avoidance of doubt the Rule 10b5-1 Plan S-3 Shelf Registration Statement shall not count as a Demand Registration or S-3 Shelf Registration permitted by Stockholder under this Article VI.

Section 6.4 Suspension Periods.

(a) Suspension Periods. The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Demand Registration or an S-3 Shelf Registration or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Shares pursuant to a Demand Registration or an S-3 Shelf Registration, delay such underwritten or other offering (and, if it so chooses, withdraw any registration statement that has been filed), but in each case described in clauses (i) and (ii) only if the Company determines in its sole discretion (x) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, or (y) that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its Subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 6.4 is herein called a “Suspension Period”. If pursuant to this Section 6.4 the Company delays or withdraws a Demand Registration or S-3 Shelf Registration requested by the Stockholder, the Stockholder shall be entitled to withdraw such request and, if it does so, such request shall not count against the limitation on the number of such registrations set forth in Section 6.1 or Section 6.3. The Company shall provide prompt written notice to the Stockholder of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 6.4), but shall not be obligated under this Agreement to disclose the reasons therefor. The Stockholder shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Shares (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period. In no event (A) may the Company deliver notice of a Suspension Period to the Stockholder more than three (3) times in any calendar year and

(B) shall a Suspension Period or Suspension Periods be in effect for an aggregate of one hundred eighty (180) days or more in any calendar year.

(b) Other Lockups. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to take any action hereunder that would violate any lockup or similar restriction binding on the Company in connection with a prior or pending registration or underwritten offering.

Section 6.5 Holdback Agreements. The restrictions in this Section 6.5 shall apply for as long as the Stockholder is the beneficial owner of any Registrable Shares. If the Company sells shares or other securities convertible into or exchangeable for (or otherwise representing a right to acquire) shares in a primary underwritten offering pursuant to any registration statement under the Securities Act (but only if the Stockholder is provided its piggyback rights, if any, in accordance with Section 6.2(a) and Section 6.2(b)), or if any other Person sells shares in a secondary underwritten offering pursuant to a Piggyback Registration in accordance with Section 6.2(a) and Section 6.2(b), and if the managing underwriters for such offering advise the Company (in which case the Company promptly shall notify the Stockholder) that a public sale or distribution of shares outside such offering would materially adversely affect such offering, then, if requested by the Company, the Stockholder shall agree, as contemplated in this Section 6.5, not to (and to cause its majority-controlled Affiliates not to) sell, transfer, pledge, issue, grant or otherwise dispose of, directly or indirectly (including by means of any short sale), or request the registration of, any Registrable Shares (or any securities of any Person that are convertible into or exchangeable for, or otherwise represent a right to acquire, any Registrable Shares) for a period (each such period, a “Holdback Period”) beginning on the tenth (10th) day before the pricing date for the underwritten offering and extending through the earlier of (i) the ninetieth (90th) day after such pricing date (subject to customary automatic extension in the event of the release of earnings results of or material news relating to the Company) and (ii) such earlier day (if any) as may be designated for this purpose by the managing underwriters for such offering (each such agreement of the Stockholder, a “Holdback Agreement”). Each Holdback Agreement shall be in writing in form and substance satisfactory to the Company and the managing underwriters. Notwithstanding the foregoing, no Stockholder shall be obligated to make a Holdback Agreement unless the Company and each selling shareholder in such offering also execute agreements substantially similar to such Holdback Agreement. A Holdback Agreement shall not apply to (i) the exercise of any warrants or options to purchase shares of the Company (provided that such restrictions shall apply with respect to the securities issuable upon such exercise) or (ii) any shares included in the underwritten offering giving rise to the application of this Section 6.5.

Section 6.6 Registration Procedures.

(a) Whenever the Stockholder requests that any Registrable Shares be registered pursuant to this Agreement, the Company shall use reasonable efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i) subject to the other provisions of this Agreement, use reasonable efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and cause such Registration Statement to become effective (unless it is automatically effective upon filing); provided, however, the Company shall (A) before the filing of such Registration Statement, provide counsel selected by the Stockholder copies of all such documents in substantially the form proposed to be filed, to enable the Stockholder and his counsel to review such documents prior to the filing thereof, provided, that the Company shall not have any obligation to modify such documents unless the Company expects that the failure to do so would cause such documents to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) notify the Stockholder and his counsel of any stop order threatened by the SEC and take all reasonable action required to prevent the entry of such stop order;

(ii) use reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

(iv) deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as the Stockholder may reasonably request in order to facilitate the disposition of the Registrable Shares of the Stockholder covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v) use reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such U.S. jurisdictions as the Stockholder reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(vi) notify the Stockholder and each distributor of such Registrable Shares identified by the Stockholder, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Stockholder, the Company shall use reasonable efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) in the case of an underwritten offering in which the Stockholder participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, enter into a customary underwriting agreement on market terms and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Shares (including, making members of senior management of the Company available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering);

(viii) in the case of an underwritten offering in which the Stockholder participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, and to the extent not prohibited by applicable Law, (A) make reasonably available, for inspection by the managing underwriters of such offering and one attorney and accountant acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its Subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or attorney in connection with such offering, (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith; and (D) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(ix) use reasonable efforts to cause all such Registrable Shares to be listed on each primary securities exchange (if any) on which securities of the same class issued by the Company are then listed;

(x) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Shares pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Shares to be sold, subject to the provisions of Section 5.1(g); and

(xi) promptly notify the Stockholder and the managing underwriters of any underwritten offering, if any:

(A) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Stockholder;

(C) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

For the avoidance of doubt, the provisions of clauses (vii), (viii) and (xi) of this Section 6.6 shall apply only in respect of an underwritten offering and only if (based on market prices at the time the offering is requested by the Stockholder) the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds to the Stockholder of at least the Minimum Amount.

(b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Stockholder or any other selling shareholder, underwriter or other distributor specifically for use therein.

(c) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act and until the Registration Rights Termination Date, the Company shall use reasonable efforts to continuously maintain in effect the registration statement under Section 12 of the Exchange Act and to use reasonable efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable the Stockholder to be eligible to sell Registrable Shares (if any) pursuant to Rule 144 under the Securities Act.

(d) The Company may require the Stockholder and each other selling shareholder and other distributor of Registrable Shares as to which any registration is being effected to furnish to the Company information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration.

(e) The Stockholder agrees by having his shares treated as Registrable Shares hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 6.6(a)(vi), the Stockholder will immediately discontinue (and direct any other Persons making offers and sales of Registrable Shares to immediately discontinue) offers and sales of Registrable Shares pursuant to any Registration Statement (other than those pursuant to a Rule 10b5-1 Plan) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6.6(a)(vi), and, if so directed by the Company, the Stockholder will deliver to the Company all copies, other than permanent file copies then in the Stockholder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

(f) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither the Stockholder nor any other seller of Registrable Shares may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.

(g) It is understood and agreed that any failure of the Company to file a Registration Statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 6.1, Section 6.3 or Section 6.6 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a Registration Statement or Prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable efforts to resolve those comments, shall not be a breach of this Agreement.

(h) It is further understood and agreed that the Company shall not have any obligations under this Section 6.6 at any time on or after the Registration Rights Termination Date, unless an underwritten offering in which the Stockholder participates has been priced but not completed prior to the Registration Rights Termination Date, in which event the Company’s obligations under this Section 6.6 shall continue with respect to such offering until it is so completed (but not more than 60 days after the commencement of the offering).

(i) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file a Registration Statement or include Registrable Shares in a Registration Statement unless it has received from the Stockholder, at least five (5) days prior to the anticipated filing date of the Registration Statement, requested information required to be provided by the Stockholder for inclusion therein.

Section 6.7 Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Shares or fees and expenses of counsel and any other advisor representing any underwriters or other distributors), shall be borne by the Company. The Stockholder shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Shares and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing the Stockholder and any stock transfer taxes.

(b) The obligation of the Company to bear the expenses described in Section 6.7(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Stockholder (unless withdrawn following commencement of a Suspension Period pursuant to Section 6.4 for any reason other than an adverse change in the Company or its business (unrelated to any financial market or general economic conditions that do not disproportionately affect the Company)) shall be borne by the Stockholder.

Section 6.8 Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by Law, the Stockholder and each Person who controls the Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by the Stockholder expressly for use therein.

(b) In connection with any Registration Statement in which the Stockholder is participating, the Stockholder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by Law, the Company, its officers and Directors and each other Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of the Stockholder expressly for use therein.

Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld or delayed; provided that any such settlement includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnifying person, from all liabilities in respect of such claim or action for which such indemnifying person would be required to provide indemnification for). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one (1) local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two (2) rather than one (1)). If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.

(c) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Registration Rights Termination Date but only with respect to offers and sales of Registrable Shares made before the Registration Rights Termination Date or during the period following the Registration Rights Termination Date referred to in Section 6.6(h).

(d) If the indemnification provided for in or pursuant to this Section 6.8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6.8(a) or Section 6.8(b) hereof had been available under the circumstances.

Section 6.9 Securities Act Restrictions.

The Registrable Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Stockholder shall not, directly or through others, offer or sell any Registrable Shares except pursuant to an effective registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Registrable Shares other than pursuant to an effective registration statement, the Stockholder shall notify the Company of such Transfer and the Company may require the Stockholder to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Shares that are to be Transferred in contravention of this Agreement. Any certificates representing the Registrable Shares may bear a legend (and the Company’s share registry may bear a notation) referencing the restrictions on Transfer contained in this Agreement (and the Merger Agreement), until such time as such securities have ceased to be (or are to be Transferred in a manner that results in their ceasing to be) Registrable Shares. Subject to the provisions of this Section 6.9, the Company will replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to the Company or its designee and cause shares that cease to be Registrable Shares to bear a general unrestricted CUSIP number, in order to facilitate a lawful transfer or at any time after such shares cease to be Registrable Shares.

Section 6.10 Termination of Registration Obligation. Notwithstanding anything to the contrary herein, the obligation of the Company to register Registrable Shares pursuant to this ARTICLE VI and maintain the effectiveness of any Registration Statement shall terminate as to the Stockholder on the earliest of (a) the date on which reputable U.S. counsel shall have delivered a written opinion addressed to the Company’s transfer agent and the Stockholder, in form and substance reasonably satisfactory to the Company and the Stockholder, that all remaining Stockholder Shares Beneficially Owned by the Stockholder may be freely sold without registration under the Securities Act, including under Rule 144 without being subject to the volume limitations and manner of sale restrictions contained therein and that any restrictive legend included on the certificates representing such Stockholder Shares may be removed and the Company, simultaneously with the delivery of any such opinion, releases the Stockholder from any remaining transfer restrictions or other obligations under ARTICLE V and causes the Company’s transfer agent to deliver to the Stockholder stock certificates representing the Stockholder Shares without any restrictive legends thereon, and (b) the date that is four (4) months after the first date on which the Stockholder’s Stockholder Shares representing less than five percent (5%) of the then outstanding Voting Securities (the “Registration Rights Termination Date”).

ARTICLE VII

MISCELLANEOUS

Section 7.1 Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of: (a) the later of (i) the seventh (7th) anniversary of the Closing Date, and (ii) the date that is three (3) years after the first date on which the Stockholder shall cease to Beneficially Own Voting Securities representing at least five percent (5%) of the Voting Securities outstanding at such time; and (b) the consummation of a Change of Control with respect to the Company in which all Voting Securities of the Company are exchange for cash consideration. In the event the Company consolidates with or merges into any other Person and shall not be the continuing or surviving corporation in such consolidation or merger in a transaction in which the Stockholder Shares are converted or exchanged for consideration other than cash, then proper provision shall be made so that the successors and assigns of the Company honor the obligations of the Company contained in ARTICLE VI, as if such successor or assign were the Company hereunder, and all other provisions of this Agreement shall terminate upon the consummation of such Change of Control.

Section 7.2 Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 7.4 Entire Agreement; No Inconsistent Agreements. This Agreement, the Merger Agreement and the other documents delivered pursuant to this Agreement and the Merger Agreement, contain all of the terms, conditions and representations and warranties agreed upon or made by the parties relating to the subject matter of this Agreement and the businesses and operations of the Company and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their Representatives, oral or written, respecting such subject matter. The Company will not, on or after the date hereof, enter into any agreement or arrangement that is inconsistent with the rights granted to the Stockholder hereunder or otherwise conflicts with the provisions hereof. In addition, the Company will not grant to any Person the right to include any securities in the S-3 Shelf Registration provided for in this Agreement other than the Stockholder Shares. The Company has not previously entered into any agreement or arrangements (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

Section 7.5 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

Section 7.6 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the Business Day following the day on which the same has been delivered to a recognized overnight delivery service (charges prepaid) or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by the recipient party to the sending party:

Notices to the Company:

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

Facsimile: (412) 291-3142

Attention: Damian C. Georgino

E-mail: damian.georgino@heckmanncorp.com

with a copy to (which shall not constitute notice):

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Facsimile: (412) 288-3063

Attention: Nicholas A. Bonarrigo

E-mail: nbonarrigo@reedsmith.com

Notices to the Stockholder:

Mark D. Johnsrud

3711 4th Avenue NE

Watford City, North Dakota 58854-7027

Facsimile: (701) 842-4741

E-mail: mjohnsrud@powerfuels.com

with a copy to (which shall not constitute notice):

Jenner & Block LLP

919 Third Avenue

New York, New York 10022

Facsimile: (212) 909-0834

Attention: Kevin T. Collins

E-mail: kcollins@jenner.com

Section 7.7 Waiver. Waivers under this Agreement are only valid and binding if in writing and duly executed by the party against whom enforcement of the waiver is sought. Waivers waive only the specific matter described in the written waiver and do not impair the rights of the party granting the waiver in other respects or at other times. A party’s waiver of a breach of any provision of this Agreement, or failure (on one or more occasions) to enforce a provision of, or to exercise a right under, this Agreement, will not constitute a continuing waiver of the same or of a similar breach, or of such provision or right at another time or in another context.

Section 7.8 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Except as contemplated by Section 5.1(g), no party to this Agreement may assign or delegate, by operation of Law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

Section 7.9 No Third Party Beneficiary. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement, except as set forth in Section 6.8 and Section 6.9.

Section 7.10 Counterparts. This Agreement may be executed by original, facsimile, PDF or electronic signature, and in two or more several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 7.11 Governing Law and Jurisdiction. This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflict of Laws thereof.

Section 7.12 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may only be instituted in any Delaware state or federal court, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.6 will be effective service of process for any such action, suit or proceeding brought against any party in any such court.

Section 7.13 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.14 Specific Performance. Each party to this Agreement acknowledges that a remedy at Law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

Section 7.15 Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

Section 7.16 Effectiveness. This Agreement shall become effective at and as of the Closing Date.

Section 7.17 Relationship of the Parties. No provision of this Agreement creates a partnership between any of the parties or makes a party the agent of any other party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for, another party in any way or for any purpose.

Section 7.18 Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, from and after the Closing Date, the parties hereto shall each use reasonable efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any Governmental Authority or third party any and all necessary clearances, waivers, consents, authorizations, approvals, permits or orders required to be obtained in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

Section 7.19 Rights and Obligations of Parties. The obligations of (i) the Company, on the one hand, to the Stockholder, on the other hand, and (ii) the Stockholder, on the one hand, to the Company, on the other hand, are owed to them as separate and independent obligations of each party and each party will have the right to protect and enforce its rights under this Agreement without joining any other party in any proceedings.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

HECKMANN CORPORATION

By:
Name:
Title:

STOCKHOLDER:

Mark D. Johnsrud

[Signature Page to Stockholder’s Agreement]

ANNEX D

520 Madison Avenue

New York, NY 10022

tel   212.284.2300

Jefferies.com

PRIVILEGED AND CONFIDENTIAL

September 3, 2012

The Board of Directors

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

Members of the Board:

We understand that Heckmann Corporation (“Parent”), Rough Rider Acquisition, LLC, a wholly-owned subsidiary of Parent (“Merger Sub”), Badlands Energy, LLC (the “Company”) and Mark D. Johnsrud, the owner of all of the issued and outstanding equity interests of the Company (“Seller”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”) with the surviving company continuing as a wholly-owned subsidiary of Parent. At the effective time of the Merger, all of the issued and outstanding membership units of the Company will be converted into the right to receive at the closing (i) 95,000,000 shares of common stock, par value $0.001 per share, of Parent (“Company Common Stock”) and (ii) $125,000,000 in cash, in each case subject to adjustment as set forth in the Merger Agreement (collectively, the “Consideration”). In connection with the Merger, Parent will also assume or repay certain indebtedness of the Company. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be paid by Parent to Seller pursuant to the Merger Agreement is fair, from a financial point of view, to Parent.

In arriving at our opinion, we have, among other things:

(i)	reviewed the Merger Agreement;

(ii)	reviewed certain publicly available financial and other information about Parent;

(ii)	reviewed certain information furnished to us by Parent’s management, including financial forecasts and analyses, relating to the business, operations and prospects of Parent (the “Parent Forecasts”);

(iv)	reviewed certain information furnished to us by Parent’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company (“Parent’s Company Forecasts”);

(v)	held discussions with members of senior management of Parent concerning the matters described in clauses (ii), (iii) and (iv) above and with members of senior management of the Company concerning the matters described in clause (iv) above;

(vi)	compared the Company to certain publicly traded companies that we deemed relevant;

(vii)	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant;

(viii)	considered the potential pro forma impact of the Merger; and

(ix)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Parent and the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the managements of Parent and the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, Parent or the Company, nor have we been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. Parent has informed us, however, and we have assumed, that the Parent Forecasts and Parent’s Company Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Parent as to the future financial performance of Parent and the Company, respectively. We express no opinion as to the Parent Forecasts or Parent’s Company Forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting Parent or the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to Parent and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement. You have advised us that the Merger will qualify as a tax-free reorganization for federal income tax purposes. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us.

You have advised us and we have assumed that in no event will the indebtedness of the Company to be assumed by Parent in connection with the Merger exceed $150,000,000. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger.

It is understood that our opinion is for the use and benefit of the Board of Directors of Parent in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Parent, nor does it address the underlying business decision by Parent to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Parent should vote on the Merger or any matter related thereto. We express no opinion as to the price at which shares of Parent Common Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of Parent’s or the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Consideration. Our opinion has been authorized by the Fairness Committee of Jefferies & Company, Inc.

We have been engaged by Parent to act as financial advisor to Parent in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. Parent has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financial advisory and financing services to Parent and may continue to do so and have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may trade or hold securities of Parent and/or its respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to Parent, the Company or entities that are affiliated with Parent or the Company, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with Parent, our opinion may not be used or referred to by Parent, or quoted or disclosed to any person in any matter, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by Parent to the Seller pursuant to the Merger Agreement is fair, from a financial point of view, to Parent.

Very truly yours,

JEFFERIES & COMPANY, INC.

ANNEX E

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) dated as of September     , 2012, by and among AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company (the “Escrow Agent”), Mark Johnsrud, an individual residing in the State of North Dakota and sole member of the Company (as defined herein) (“Seller”), Heckmann Corporation, a Delaware corporation (“Parent”), and Rough Rider Acquisition, LLC, a Delaware limited liability Company (“Buyer;” Buyer, Parent and Seller are also individually herein referred to as an “Interested Party”, and collectively, as the “Interested Parties”). All terms used, but not otherwise defined herein, shall have the meaning set forth in the Merger Agreement (as hereinafter defined).

PRELIMINARY STATEMENTS:

WHEREAS, Buyer, Parent, Badlands Energy, LLC, a North Dakota limited liability company (the “Company”), and Seller have entered into that certain Agreement and Plan of Merger, dated as of September     , 2012 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) pursuant to which the Company shall merge with and into Buyer;

WHEREAS, at Closing, pursuant to Section 1.02(c)(iii) of the Merger Agreement, Buyer shall contribute on behalf of Seller ten million (10,000,000) shares (the “Escrow Shares”) of Parent’s common stock, par value $0.001 per share (the “Parent Common Stock”), to the Escrow Agent to hold subject to the terms of this Agreement; and

WHEREAS, with respect to the Escrow Shares deposited with the Escrow Agent pursuant to this Agreement (i) the value of each such Escrow Share shall be equal to the Closing Date Stock Price, (ii) such Escrow Shares shall be represented in certificate form in the name of Seller and shall bear the legends that are described in Section 3.05(g) of the Merger Agreement and (iii) such Escrow Shares shall be held to satisfy Seller’s indemnification obligations as contemplated in Section 9.02 of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements contained herein, and intending to be legally bound hereby, the Interested Parties hereby appoint the Escrow Agent to act as, and the Escrow Agent hereby agrees to act as, escrow agent hereunder and to hold the Escrow Shares at its offices at 6201 15th Avenue, Brooklyn, New York 11219 (the “Escrow Account”) and distribute the Escrow Funds (as defined herein) out of the Escrow Account in accordance with and subject to the following Instructions and Terms and Conditions, and the parties hereby agree as follows:

I. INSTRUCTIONS:

1. Escrow Funds.

(a) Buyer has delivered the Escrow Shares to the Escrow Agent as of the date hereof to deposit into the Escrow Account. The Escrow Agent hereby acknowledges receipt of the Escrow Shares.

(b) If at any time during the term of this Agreement, Parent makes or declares a stock dividend, reclassification, readjustment or other change in its capital structure, additional shares or other securities, issued by reason of any such change with respect to the Escrow Shares, shall be deposited with the Escrow Agent in book entry form and shall be deemed additional Escrow Shares. Any cash dividends paid by Parent in respect of the Escrow Shares shall be currently distributed to Seller and shall not be subject to this Agreement or be considered to be part of the Escrow Funds. The Escrow Shares, plus any additional securities issued in respect of the Escrow Shares and deposited with the Escrow Agent, less any Escrow Shares distributed in accordance with this Agreement, are collectively referred to herein as the “Escrow Funds,” and shall be held by the Escrow Agent in escrow and disbursed in accordance with the terms and provisions of this Agreement.

2. Distribution of Escrow Funds. The Escrow Agent is directed to hold and distribute the Escrow Funds as follows:

(a)(i) as soon as practicable but no later than five (5) Business Days (as defined herein) after the fifteenth (15th) month anniversary of the date of this Agreement, the Escrow Agent shall release to Seller, to the account(s) or at the address(es) provided by Seller to the Escrow Agent, seventy-five percent (75%) of the Escrow Funds less any Reserved Portion (as defined herein), pursuant to fully executed Joint Written Instructions (as defined herein) in substantially the form of Schedule III attached hereto; and (ii) as soon as practicable but no later than five (5) Business Days after the three (3) year anniversary of the date of this Agreement (the “Escrow Termination Date”), the Escrow Agent shall release to the Seller, to the account(s) or at the address(es) provided by the Seller to the Escrow Agent, all remaining Escrow Funds in the Escrow Account less any Reserved Portion, pursuant to fully executed Joint Written Instructions. Any Reserved Portion shall continue to be held in the Escrow Account under this Agreement by the Escrow Agent until the claims contained in any Claim Notice(s) described in Part I, Section 3(b) hereof become resolved, even if such claims have not been finally resolved prior to the Escrow Termination Date. After the Escrow Termination Date, the Escrow Agent shall only release all or any amount of the Reserved Portion to Buyer or Seller from the Escrow Account pursuant to a written instruction delivered in accordance with Part I, Section 3(f) hereof. For purposes of this Agreement, “Business Day” means any day, except a Saturday, Sunday or legal holiday, on which the banking institutions in the City of New York or the city in which the Escrow Agent office is located are authorized or obligated by law or executive order to close.

(b) Notwithstanding anything in this Agreement to the contrary, if before the Escrow Termination Date, the Escrow Agent has received from Buyer a signed and completed notice(s) in substantially the form of Schedule IV hereto (the “Claim Notice”) specifying in reasonable detail the nature and basis for a claim for indemnification pursuant to the Merger Agreement and the amount of the claim, or if such amount is unknown, Buyer’s good faith reasonable estimate of the amount of such claim and the basis for such good faith reasonable estimate (the “Claimed Amount”), then the Escrow Agent shall continue to keep in escrow an amount equal to the Claimed Amount set forth in such Claim Notice(s) (the “Reserved Portion”) until such claim for indemnification described in such Claim Notice is resolved as provided herein. For the avoidance of doubt, the preceding sentence shall survive the Escrow Termination Date. In the Claim Notice, Buyer shall, in reasonable detail, cite the nature of the claim, the section(s) of the Merger Agreement supporting its claim, and facts and circumstances supporting its claim.

(c) At the time of delivery of any Claim Notice to the Escrow Agent, a duplicate copy of such Claim Notice shall be delivered by Buyer by registered or certified mail, postage prepaid, return receipt requested or by overnight delivery by a nationally recognized carrier, to Seller’s address for notice as provided in Part I, Section 5 hereof.

(d) Unless Seller delivers to the Escrow Agent a signed notice in substantially the form of Schedule V hereto, with a duplicate copy delivered simultaneously to Buyer, objecting in good faith to the creation of the Reserved Portion (or the amount thereof), or the claim contained in the Claim Notice (the “Contest Notice”) within thirty (30) calendar days of Buyer delivering the relevant Claim Notice to Escrow Agent and Seller pursuant to Part I, Sections 2(b) and 2(c) hereof (the sending of any Claim Notice by Buyer in accordance with Part I, Section 5 hereof shall constitute delivery for purposes of calculating timing for delivery of a Contest Notice, if any, by Seller), the Escrow Agent shall, without further instructions, promptly release that portion of the Escrow Funds equal to the Claimed Amount as set forth in such Claim Notice and deliver such portion of the Escrow Funds to Buyer. Escrow Agent shall continue to hold in escrow any contested Claimed Amount until release is otherwise authorized pursuant to Part I, Section 2(e) hereof. If any Contest Notice includes an objection to only a portion of a Claimed Amount, the Escrow Agent shall promptly release to Buyer such portion of the Escrow Funds equal to the portion of the Claimed Amount in relation to which there is no objection.

(e) In the event that Seller delivers a Contest Notice in accordance with Part I, Section 2(d) hereof, Seller and Buyer shall negotiate in good faith for a period of thirty (30) calendar days after delivery of the Contest Notice to Buyer in an effort to settle the claim contained in the relevant Claim Notice or agree on the appropriate

Reserved Portion, if any, to be applied against the Escrow Funds pursuant to the relevant Claim Notice. The Escrow Agent shall make payment with respect any Claimed Amount subject to such Contest Notice only in accordance with: (i) Joint Written Instructions or (ii) a written notification from Buyer of a final, non-appealable decision, order, judgment or decree of a court of competition jurisdiction or an arbitrator directing the release to Buyer of the portion of the Escrow Funds in the Escrow Account that is determined to be the amount recoverable in respect of the Claim Notice, or words to similar effect, which notification shall attach a copy of such final, non-appealable decision, order, judgment or decree (a “Final Order”). The Escrow Agent shall be entitled to rely on any such Joint Written Instructions or Final Order and upon receipt of such Joint Written Instructions or Final Order, promptly disburse that portion of the remaining Escrow Funds in the Escrow Account as instructed in the Joint Written Instructions or Final Order. Buyer shall promptly notify Seller of the issuance of, and provide Seller with a true, correct and complete copy of, any Final Order. The Escrow Agent shall be entitled to rely on a written notification from Buyer or its own judgment to determine whether a decision, order, judgment or decree constitutes a Final Order.

(f) Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives written instructions from Buyer and Seller, or their respective successors or assigns, in substantially the form of Schedule III, as to the disbursement of the Escrow Funds, as applicable (the “Joint Written Instructions”), the Escrow Agent shall disburse the Escrow Funds pursuant to such Joint Written Instructions. The Escrow Agent shall have no obligation to follow any directions set forth in any Joint Written Instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said Joint Written Instructions are authorized to do so. Buyer and Seller agree that they will endeavor in good faith to execute any Joint Written Instructions in accordance with the terms of, and at such times as contemplated by, this Agreement.

(g) Notwithstanding anything to the contrary in this Agreement, if any portion of the Escrow Funds to be released at any time or under any circumstances exceeds the balance of the Escrow Funds, the Escrow Agent shall release the balance in the Escrow Funds (to Buyer or Seller, as applicable) and shall have no liability or responsibility to the Interested Parties for any deficiency.

3. Authorized Persons. On the date of this Agreement, each Interested Party shall deliver to the other parties to this Agreement a certificate in substantially the form of Schedule I hereto as to the incumbency and specimen signature of each officer or other representative of such Interested Party authorized to act for and give and receive notices, requests and instructions on behalf of such Interested Party in connection with this Agreement (each such officer or other representative, an “Authorized Person”). From time to time, an Interested Party may, by delivering to the other parties to this Agreement a revised certificate in substantially the form of Schedule I hereto, change the information previously given, but each of the parties hereto shall be entitled to rely conclusively on the then-current schedule until receipt of a superseding schedule.

4. Facsimile/Email Instructions. Each of the Interested Parties hereby provides to the Escrow Agent and agrees with and accepts the authorizations, limitations of liability, indemnities, security procedure and other provisions set forth on Schedule II hereto in connection with the Escrow Agent’s reliance upon and compliance with instructions and directions sent by such Interested Parties via e-mail, facsimile and other similar unsecured electronic methods.

5. Addresses. Notices, instructions and other communications shall be sent by overnight mail, return receipt requested to the Escrow Agent at 6201 15th Avenue, Brooklyn, New York 11219, Attention: Corporate Trust Department or by facsimile to (718) 765-8715, and to the Interested Parties as follows:

If to Buyer:

Rough Rider Acquisition, LLC

c/o Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

Attention: Damian C. Georgino

Facsimile: (412) 291-3142

E-mail: damian.georgino@heckmanncorp.com

With a copy to (which shall not constitute notice):

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Facsimile: (412) 288-3063

Attention: Nicholas Bonarrigo

E-mail: nbonarrigo@reedsmith.com

If to Seller:

Badlands Energy, LLC

3711 4th Avenue NE

Watford City, North Dakota 58854-7027

Facsimile: [                    ]

Attention: Mark D. Johnsrud, President

E-mail: mjohnsrud@powerfuels.com

With a copy to (which shall not constitute notice):

Jenner & Block LLP

919 Third Avenue

New York, New York 10022

Attention: Kevin Collins

Facsimile: (212) 909-0834

E-mail: kcollins@jenner.com

6. Termination. This Agreement shall terminate upon distribution or disbursement by the Escrow Agent of all of the Escrow Funds in accordance with the terms hereof.

7. Compensation.

(a) In respect of the Escrow Agent’s services hereunder, Buyer and Seller each shall be obligated to pay to the Escrow Agent fifty percent (50%) of the fees, expenses, charges and other amounts as set forth on the attached Schedule VI.

(b) Seller shall additionally be obligated to pay all fees, expenses, charges, commissions or other costs related to all trading activity and investment charges as per the Escrow Agent’s (or, in the case of execution of investment orders, executing parties’) then-current schedule for such charges.

(c) Buyer shall be responsible for and shall reimburse the Escrow Agent upon demand for one hundred percent (100%) of all expenses, disbursements and advances incurred or made by the Escrow Agent in connection with this Agreement, including, without limitation, the costs, expenses and disbursements of legal counsel for the Escrow Agent.

8. Voting Rights. During the term of this Agreement, Seller shall have the right to vote the Escrow Shares (including the right to take action by written shareholder consent) on all matters that come before the holders of Parent Common Stock.

II. TERMS AND CONDITIONS:

1. Escrow Agent’s Duties. The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein, and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent acknowledges receipt of the Merger Agreement. The Escrow Agent shall not be subject to, nor required to comply with, nor required to inquire as to the performance of any obligation under, any other agreement between or among the Interested Parties (including the Merger Agreement) or to which any Interested Party is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any Interested Party or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

2. Agreement for Benefit of Parties. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

3. Escrow Agent’s Reliance on Orders, Etc. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process by a Governmental Body which in any way affects the Escrow Funds (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Funds), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process by a Governmental Body, the Escrow Agent shall not be liable to any of the Interested Parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

4. The Escrow Agent.

(a) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of fraud, gross negligence or willful misconduct on its part, or any action taken or omitted in bad faith. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon (and shall be fully protected in relying upon) any instruction, notice, demand, certificate or document from any Interested Party, any entity acting on behalf of any Interested Party or any other person or entity which it reasonably believes to be genuine, except for its own fraud, gross negligence or willful misconduct, or its actions taken or omitted in bad faith or (ii) for any indirect, consequential, punitive or special damages, even if advised of the possibility thereof.

(b) As security for the due and punctual performance of any and all of the Interested Parties’ obligations to the Escrow Agent hereunder, now or hereafter arising, the Interested Parties, individually and collectively, hereby pledge, assign and grant to the Escrow Agent a continuing security interest in, and a lien on and right of setoff against, the Escrow Funds, investments thereof or additions thereto (whether such additions are the result of deposits by Buyer or the investment of the Escrow Funds or otherwise). If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Funds, and may sell, convey or otherwise dispose of any Escrow Funds to the extent required for such purpose. The security interest and setoff rights of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against the Interested Parties and all third parties in accordance with the terms of this Agreement. Buyer shall indemnify and hold harmless Seller for any reimbursements by the Escrow Agent from the Escrow Funds pursuant to this Part II, Section 4(b) as a result of Buyer’s failure to fulfill Buyer’s payment obligations pursuant to Part I, Section 7. Seller shall indemnify and hold harmless Buyer for any reimbursements by the Escrow Agent from the Escrow Funds pursuant to this Part II, Section 4(b) as a result of the failure of Seller to fulfill the payment obligations of Seller pursuant to Part I, Section 7.

(c) The Escrow Agent may consult with legal counsel at the expense of Buyer as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(d) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including, but not limited to, any act of a Governmental Body or provision of any present or future Law, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5. Collections. Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the Escrow Agent’s usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

6. Statements. The Escrow Agent shall provide to the Interested Parties statements (not less frequently than monthly) reflecting activity in the Escrow Account for the preceding period. No statement need be provided for periods in which no Escrow Account activity occurred. Each such statement shall be deemed to be correct and final upon receipt thereof by the Interested Parties unless the Escrow Agent is notified in writing to the contrary within sixty (60) calendar days of the date of such statement.

7. Limitation of Escrow Agent’s Responsibility. The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

8. Notices. Notices, instructions or other communications shall be in writing and shall be given to the address set forth in Part I, Section 5 hereof (or to such other address as may be substituted therefor by written notification to the other parties). Notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent. All other notices shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by an Interested Party or by a person or persons authorized by an Interested Party, including persons identified on Authorized Persons schedules delivered pursuant to Part I, Section 3 hereof. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next Business Day.

9. Indemnity. Each of Parent and Buyer, on the one hand, and Seller, on the other hand, severally and not jointly, shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent and its affiliates, and the Escrow Agent’s and such affiliates’ respective directors, officers, employees, agents, successors and assigns, harmless from and against fifty percent (50%) of any and all claims, losses, liabilities, costs, disbursements, damages or expenses (including reasonable attorneys’ fees and expenses and court costs) (collectively, “Losses”) arising from or in connection with or related to this Agreement or being the Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of fraud, gross negligence, willful misconduct or bad faith on its part), provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its fraud, gross negligence, willful misconduct or bad faith.

10. Removal and Resignation of Escrow Agent; Successor Escrow Agent.

(a) The Interested Parties may remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) calendar days’ prior notice in writing signed by the Interested Parties. The Escrow Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof.

(b) Within ten (10) calendar days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, Buyer and Seller shall jointly agree on and appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such thirty (30) calendar day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and thereafter be relieved of all further duties and obligations as Escrow Agent hereunder. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by Buyer. Notwithstanding anything to the contrary in the foregoing, the Escrow Agent or any successor escrow agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent.

(c) Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall either deliver the Escrow Funds then held hereunder to the successor Escrow Agent, less the amount of fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Funds (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

(d) Upon delivery of the Escrow Funds in accordance with the provisions of this Agreement, or in accordance with the instructions of a court of competent jurisdiction pursuant to Part II, Section 11(b) hereof, or to successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

11. Escrow Agent’s Obligations in the Event of Ambiguities, Conflicting Claims, Etc.

(a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Funds, unless and until the Escrow Agent receives Joint Written Instructions, which eliminates such ambiguity or uncertainty.

(b) In the event of any dispute between or conflicting claims by or among the Interested Parties and/or any other Person with respect to any Escrow Funds, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to any Interested Party for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting Interested Parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be split evenly by, and shall be deemed a several but not joint obligation of, the Interested Parties.

12. Governing Law; Jurisdiction; Waiver of Right to Trial by Jury. This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of Delaware. Each Interested Party hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of Delaware or elsewhere as the Escrow Agent may select. Each Interested Party hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction any Interested Party may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each such Interested Party hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each Interested Party waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

13. Amendments. Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

14. Remedies Cumulative. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

15. Representations and Warranties. Each of the Interested Parties represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other debtor relief laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law, and (b) that the execution, delivery and performance of this Agreement by it do not and will not violate any applicable Law.

16. Illegality, Etc. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of Law, the other provisions shall not be affected thereby and shall remain in full force and effect.

17. Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

18. Survival of Certain Provisions. Part I, Section 8 and Part II, Sections 8-9, 12 and 21-22 of this Agreement shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

19. Headings. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

20. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

21. Certain Tax Matters. Except as provided in Part II, Section 4(b), the Escrow Agent does not have any interest in the Escrow Funds but is serving as escrow holder only and having only possession thereof. The Interested Parties shall jointly and severally be obligated to and shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall severally but not jointly indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Interested Parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D. number certifications, or W-8 forms for non-resident alien certifications, and will inform the Escrow Agent as to the proper allocation of income in respect of the Escrow Funds for annual and periodic tax and other reporting purposes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the investment of funds which are a part of the Escrow Fund and is not responsible for any other reporting.

22. Patriot Act Compliance, Etc. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering and the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Escrow Agent must obtain, verify and record information that allows the Escrow Agent to identify customers (the “Patriot Act”), the Escrow Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Escrow Agent. Accordingly, each Interested Party agrees to provide to the Escrow Agent upon its request from time to time such identifying information and documentation as may be available for such Interested Party in order to enable the Escrow Agent to comply with the Patriot Act, including, but not limited to, information as to name, physical address, tax identification number and other information that will help the Escrow Agent to identify and verify such Interested Party such as organizational documents, certificates of good standing, licenses to do business or other pertinent identifying information. Each Interested Party understands and agrees that the Escrow Agent cannot open the Escrow Account unless and until the Escrow Agent verifies the identities of the Interested Parties in accordance with its CIP.

23. Successors and Assigns of Escrow Agent. Any corporation or other company into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation or other company succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

[Remainder of this page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed as of the day and year first written above.

ROUGH RIDER ACQUISITION, LLC, as Buyer

By:
Name:
Title:

HECKMANN CORPORATION, as Parent

By:
Name:
Title:

MARK D. JOHNSRUD, as Seller

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Escrow Agent

By:
Name:
Title:

[Signature Page to Escrow Agreement]

Schedule I

Authorized Officers of Buyer

Name	Signature

[ ]
[ ]

Authorized Signatory of Seller (in their individual capacity)

Name	Signature

Mark D. Johnsrud

Schedule II

ELECTRONIC METHODS AUTHORIZATION, LIMITATION OF LIABILITY AND INDEMNITY

Interested Party Authorization, Limitation of Liability and Indemnity. Each Interested Party hereby authorizes the Escrow Agent and its affiliates (the “Bank”) to rely upon and comply with instructions and directions sent by it via e-mail, facsimile and other similar unsecured electronic methods (but excluding on-line communications systems covered by a separate agreement (such as the Bank’s Inform or CA$H-Register Plus system) (“On-Line Communications Systems”)) (“Electronic Methods”) by Authorized Persons set forth on Schedule I of this Agreement and other persons authorized by an Authorized Person to give instructions and directions on behalf of the Interested Party. Except as set forth below with respect to funds transfers, the Bank shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Interested Party (other than to verify that the signature on a facsimile is the signature of a person authorized to give instructions and directions on behalf of the Interested Party); and the Bank shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the relevant Interested Party as a result of such reliance upon or compliance with such instructions or directions. Each Interested Party agrees to assume all risks arising out of the use of Electronic Methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Funds Transfer Security Procedures. With respect to any “funds transfer,” as defined in Article 4-A of the Uniform Commercial Code, the following security procedure will apply: An Interested Party’s payment instruction is to include the name and (in the case of a facsimile) signature of the person initiating the funds transfer request. If the name is listed as an Authorized Person on a certificate in substantially the form of Schedule I of this Agreement delivered pursuant thereto, the Bank will confirm the instructions by telephone call to any person listed as an Authorized Person, who may be the same person who initiated the instruction. When calling back, the Bank will request from the relevant Interested Party’s staff member his or her name. If the name is listed in the Escrow Agent’s records as an Authorized Person, the Bank will confirm the instructions with respect to amount, names and numbers of accounts to be charged or credited and other relevant reference information. Each Interested Party acknowledges that the Bank has offered such Interested Party other security procedures that are more secure and are commercially reasonable for such Interested Party, and that such Interested Party has nonetheless chosen the procedures described in this paragraph. Each Interested Party agrees to be bound by any payment order issued in its name, whether or not authorized, that is accepted by the Bank in accordance with the above procedures. When instructed to credit or pay Seller both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the Bank, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. This applies to beneficiaries as well as any intermediary bank. Each Interested Party agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by the Bank hereunder.

Authorization. This authorization shall remain in full force and effect until the earlier of termination of this Agreement or the date it is canceled, revoked or amended by written notice received by the Escrow Agent; and replaces and supersedes any previous authorization from an Interested Party to the Bank relating to the giving of instructions by facsimile, e-mail or other similar Electronic Methods (but excluding On-Line Communications Systems) in relation to this Agreement, and is in addition to all other authorizations. Notwithstanding any revocation, cancellation or amendment of this authorization, any action taken by the Bank pursuant to this authorization prior to the Bank’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment shall not be affected by such notice.

Indemnity. Each Interested Party agrees to indemnify and hold harmless the Bank against any and all claims, losses, damages liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) incurred or sustained by the Bank as a result of or in connection with the Bank’s reliance upon and compliance with instructions or directions given by such Interested Party’s Electronic Methods, provided, however, that such Losses have not arisen because the Bank acted with gross negligence or bad faith or engaged in fraud or willful misconduct.

Representation. Each Interested Party hereby represents and warrants to the Bank that this authorization is properly given and Buyer represents and warrants to the Bank that this authorization has been duly approved by a resolution of its Board of Directors or an Authorized Person having power and authority to bind Buyer.

Schedule III

JOINT WRITTEN INSTRUCTIONS

FOR RELEASE OF ESCROW FUNDS

Pursuant to Part I, Section 2(f) of the Escrow Agreement, dated as of September [    ], 2012, by and among Mark D. Johnsrud, an individual residing in the state of North Dakota (“Seller”), Heckmann Corporation, a Delaware corporation (the “Parent”), Rough Rider Acquisition, LLC, a Delaware limited liability Company (the “Buyer”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Escrow Agent”), Buyer and Seller hereby jointly instruct the Escrow Agent to release [            ] from the Escrow Funds in accordance with the following instructions:

Bank Account:

Address:

Payee Name:
Mailing Address:

BUYER

By:
Name:
Title:

SELLER

Schedule IV

CLAIM NOTICE

To:	Escrow Agent	From:	Rough Rider Acquisition, LLC c/o Heckmann Corporation 300 Cherrington Parkway, Suite 200 Coraopolis, Pennsylvania 15108 Attention: Damian C. Georgino

cc:	Mark D. Johnsrud

Re:	Escrow Agreement, dated as of September [ ], 2012, by and among Mark Johnsrud, an individual residing in the state of North Dakota (“Seller”), Heckmann Corporation, a Delaware corporation (“Parent”), Rough Rider Acquisition, LLC, a Delaware limited liability Company (“Buyer”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Escrow Agent”).

With regard to the above-referenced Escrow Agreement, Buyer hereby certifies to the Escrow Agent as follows:

1. Buyer, and the individual executing this Claim Notice on behalf of Buyer, has full power and authority to execute this Claim Notice.

2. Buyer believes it is entitled to receive from the Escrow Account, the amount of [$            ] payable in Escrow Shares valued at the Closing Date Stock Price as the amount properly due to Buyer under the provisions of the Merger Agreement or under the Escrow Agreement (such amount being referred to as the “Claimed Amount”), and the basis for such amount is as follows:

[Summary of basis for calculating amount of release from Escrow Funds].

3. Subject to the terms of the Escrow Agreement, Buyer hereby instructs the Escrow Agent to release [$             ] payable in Escrow Shares valued at the Closing Date Stock Price from the Escrow Account in accordance with the following instructions:

Bank Account:

Address:

Payee Name:
Mailing Address:

[Signature page follows.]

IN WITNESS WHEREOF, Buyer has made and given this certification to the Escrow Agent on this             day of             , 20        .

ROUGH RIDER ACQUISITION, LLC

By:
Name:
Title:

Date of Claim Notice:

                    , 20

Schedule V

CONTEST NOTICE

To:	Escrow Agent	From:	Mark D. Johnsrud, Badlands Energy, LLC 3711 4th Avenue NE Watford City, North Dakota 58854-7027 Attention: Mark D. Johnsrud, President Facsimile: (701) 842-4741 E-mail: mjohnsrud@powerfuels.com

cc:	HECKMANN CORPORATION

Re:	Escrow Agreement, dated as of September [ ], 2012, by and among Mark Johnsrud, an individual residing in the state of North Dakota (“Seller”), Heckmann Corporation, a Delaware corporation (“Parent”), Rough Rider Acquisition, LLC, a Delaware limited liability Company (“Buyer”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Escrow Agent”).

With regard to the above-referenced Escrow Agreement, Seller hereby certifies and represents to the Escrow Agent as follows:

1. Seller has received a copy of the Claim Notice from Buyer dated                     (the “Claim Notice”), and hereby gives notice to the Escrow Agent that Seller contests such Claim Notice.

[2. Seller agrees that a portion of the Claimed Amount specified in the Claim Notice may be paid to Buyer in Escrow Shares valued at the Closing Date Stock Price, as described below, but the remainder is contested by Seller:

Amount Claimed by Buyer in the Claim Notice	Amount Objected to in the Claim Notice
[ ]	[ ]

3. To the extent (if any) the amount specified in the Claim Notice as the “Claimed Amount”, exceeds the amount specified above under the heading “Amount Objected to by Seller in the Claim Notice,” Seller agrees that the Escrow Agent may deliver such excess amount in Escrow Shares.

[Signature page follows.]

IN WITNESS WHEREOF, Seller has made and given this certification to the Escrow Agent on this             day of                     , 20        .

MARK D. JOHNSRUD

Date of Contest Notice:

                    , 20__

Schedule VI

FEE SCHEDULE

One time acceptance fee of $3,500 due at Closing, which amount includes all expenses, charges and other amounts required under Part I, Section 7(a) of this Agreement.

ANNEX F

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement between Heckmann Corporation (the “Company”) and Mark D. Johnsrud (“Executive”), made on this     day of             , 2012 (the “Effective Date”) (the “Agreement”). The Company and Executive hereby agree to the employment of Executive by the Company on the following terms and conditions:

1.	Commencement and Term of Agreement

Executive’s employment under this Agreement will commence upon the Closing (as such term is defined in the Merger Agreement) of the Transaction, and continue for three (3) years (the “Term”), unless earlier terminated pursuant to the provisions of this Agreement. Commencing on the third anniversary of the Effective Date, and each anniversary thereafter, the Term shall automatically be extended for one additional year, unless at least thirty (30) days prior to such anniversary, the Company or the Executive shall have given notice in accordance with Section 12.11 that it or he does not wish to extend the Term, in which case employment shall terminate at the end of the term as extended, subject to earlier termination in accordance with Section 7.

2.	Positions and Appointments

Executive shall serve as the Chief Executive Officer of the Company. During the Term, Executive shall devote Executive’s full time and efforts to the Company’s business and affairs. Executive’s duties shall include, but not be limited to, those typical of the Chief Executive Officer of a New York Stock Exchange listed company and such other duties as may be required by the Board of Directors of the Company (the “Board”) from time to time. Nothing in this Agreement shall preclude Executive from (a) service to any civic, religious, charitable or similar type organization, (b) public speaking engagements, and (c) management of personal and family investments; provided, that in each case and in the aggregate, such activities do not conflict with the obligations of Executive under Section 9 below or any other restrictive covenants with the Company or an affiliate, or materially interfere with the performance of Executive’s duties and responsibilities hereunder. The duties and services to be performed by Executive hereunder shall be substantially rendered at the Company’s principal offices at Scottsdale, Arizona, except for reasonable travel on the Company’s business incident to the performance of Executive’s duties.

3.	Base Salary

The Company will pay Executive a base salary in cash at the rate of $700,000 per annum. Executive will be paid in installments in accordance with normal Company payroll policy. During the Term, Executive’s base salary shall be periodically reviewed by the Compensation Committee of the Board, and the Compensation Committee may, in its sole and absolute discretion, increase Executive’s base salary at any time; however, Executive’s base salary may be decreased only by mutual written agreement.

4.	Bonus and Equity Incentives

4.1

Bonus. During the Term, Executive shall be eligible to earn an annual discretionary bonus (the “Discretionary Bonus”), based upon the achievement of such Company and individual objectives as determined by the Compensation Committee of the Board in its sole and absolute discretion. The Discretionary Bonus earned by Executive for any fiscal year of the Company shall be paid by the Company in cash during the period beginning on the first business day of the next succeeding fiscal year and ending on the 15th day of the third month of such succeeding fiscal year. Except as expressly set forth in Sections 7

F-1

and 8 below, Executive must remain employed on the payment date to be eligible to receive payment of the Discretionary Bonus.

4.2	Equity Awards. During the Term, equity awards may be granted to Executive under the compensation programs of the Company, at the sole and absolute discretion of the Compensation Committee.

5.	Expenses

The Company shall reimburse Executive for all reasonable travel, accommodation, marketing, entertainment, and other similar out-of-pocket business expenses necessarily incurred by Executive in the performance of his duties during the Term, provided that any expense reimbursement claims are supported by relevant documentation and are made in accordance with the Company’s expense or travel policies. All such expense reimbursements shall (a) be paid no later than the last day of Executive’s taxable year following the taxable year in which the expense was incurred, (b) not be affected by the amount of expenses eligible for reimbursement in any other taxable year and (c) not be subject to liquidation or exchange for another benefit.

6.	Benefits and Vacation

Executive shall be entitled to participate in, and receive benefits as permitted by applicable law under, any pension benefit plan, welfare benefit plan (including, without limitation, health insurance), vacation benefit plan or other executive benefit plan made available by the Company to its senior executives. Any such plan or benefit arrangement may be amended, modified, or terminated by the Company from time to time with or without notice to Executive, and Executive’s eligibility to participate and receive benefits shall be subject to the terms and conditions of the applicable plan documents.

7.	Termination of Employment

7.1	By Executive.

(a)	Voluntary Resignation without Good Reason. Executive may voluntarily terminate his employment with the Company at any time without Good Reason (as defined below) upon thirty (30) days’ advance written notice to the Company. For the avoidance of doubt, when the termination is due to non-extension of the Term by the Executive pursuant to Section 1, the provisions of this Section 7.1(a) shall apply. Upon such termination, Executive will be entitled to receive only his compensation earned through his final day of employment (the “Accrued Compensation”), consisting of base salary, amounts due Executive pursuant to Sections 5 and 6, and Executive’s rights under all then-outstanding equity awards, if any, held by Executive to the extent vested in accordance with their terms through his final day of employment.

(b)	Voluntary Resignation for Good Reason. Executive may voluntarily terminate his employment with the Company for Good Reason within ninety (90) days following the initial existence of a condition constituting Good Reason, provided that Executive delivered to the Company written notice of such condition within thirty (30) days following its initial existence and the Company failed to cure such condition within thirty (30) days following receipt of such notice. Upon such termination, Executive will be entitled to receive his Accrued Compensation. In addition, subject to Section 11 and provided that Executive executes a full general release in a form satisfactory to the Company releasing all claims, known or unknown, that Executive may have against the Company and its affiliates and such release has become effective in accordance with its terms prior to the sixtieth (60th) day following Executive’s termination date, then Executive shall be entitled to:

(i)

payment by the Company of an amount equal to Executive’s highest annual rate of base salary over the most recent twelve (12) months, divided into equal installments and paid on the Company’s regular payroll dates over a period of twelve (12) months commencing with the first

F-2

regular payroll date occurring on or after the sixtieth (60th) day following Executive’s termination date, together with a catch-up payment consisting of the installments that otherwise would have been paid on the regular payroll dates occurring between the termination date and such initial payment date, and the remaining installments paid on succeeding regular payroll dates during such twelve-month period until paid in full; and

(ii)	payment by the Company of an amount equal to the Discretionary Bonus Executive otherwise would have earned had Executive’s employment continued through the end of the then-current bonus period, based on actual performance achievement, and prorated for the number of days of Executive’s employment during such bonus period prior to Executive’s termination date, such payment to be made at the time provided by the applicable bonus plan for the same bonus period;

(iii)	payment by the Company of the premiums required to continue Executive’s group health care coverage under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), provided that Executive timely elects to continue such coverage under COBRA, for a period ending on the first to occur of (A) the date twelve (12) months following Executive’s termination of employment, (B) the date Executive ceases to be eligible for coverage under COBRA, and (C) the date Executive becomes eligible for health care coverage through another employer; and

(iv)	acceleration in full, effective as of Executive’s final day of employment, of the vesting and/or exercisability of all then outstanding equity awards (excluding equity awards (i) whose vesting is based on performance-based criteria and (ii) that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code) held by Executive.

(c)	Good Reason Defined. For purposes of this Agreement, “Good Reason” shall mean: (i) a material diminution in Executive’s base salary, other than as mutually agreed to by the parties as set forth in Section 3 above, (ii) a material diminution in Executive’s authority, duties, and executive responsibilities with the Company, (iii) a material change in the geographic location(s) described in Section 2 at which the Executive must perform services under this Agreement, including a material change in the location of the Company’s principal office at which Executive renders services as provided in Section 2, excluding required business travel described in Section 2, (iv) a requirement that Executive report directly to any other person or entity other than the Board, or (v) a material breach of this Agreement by the Company.

7.2	By Company.

(a)	Without Cause. The Company may terminate Executive’s employment with the Company at any time without Cause (as defined below) upon thirty (30) days’ advance written notice to Executive. For the avoidance of doubt, when termination is due to non-extension of the Term by the Company pursuant to Section 1, the provisions of this 7.2(a) shall apply. Upon such termination, Executive will be entitled to receive his Accrued Compensation. In addition, subject to Section 11 and provided that Executive executes a full general release in a form satisfactory to the Company releasing all claims, known or unknown, that Executive may have against the Company and its affiliates and such release has become effective in accordance with its terms prior to the sixtieth (60th) day following Executive’s termination date, then Executive shall be entitled to receive the payments and benefits set forth in Sections 7.1(b)(i), 7.1(b)(ii),7.1(b)(iii), and 7.1(b)(iv).

(b)	For Cause. The Company may terminate Executive’s employment with the Company at any time for Cause by giving Executive not less than thirty (30) days notice in writing of his act(s) or failure(s) to act constituting Cause for termination and, if such condition is capable of cure, Executive has failed to cure such condition within thirty (30) days following such notice. Upon such termination, Executive will be entitled to receive only his Accrued Compensation.

F-3

(c)	Cause Defined. For purposes of this Agreement, “Cause” shall be deemed to exist if Executive shall at any time: (i) commit a material breach of this Agreement, (ii) be guilty of gross negligence, recklessness or willful misconduct in connection with or affecting the business or affairs of the Company, (iii) engage in material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, or (iv) be convicted of, or plead no contest to, a felony criminal offense. Termination of Executive’s employment as a result of Executive’s death or Disability shall not constitute termination “without Cause.”

7.3	Death and Disability.

(a)	Executive’s employment with the Company will automatically terminate upon his death. Further, the Company reserves the right to terminate Executive’s employment with the Company upon the determination that Executive has a Disability (as defined below). Upon termination of Executive’s employment due to death or Disability, Executive or his estate will be entitled to receive his Accrued Compensation. In addition, subject to Section 11 and provided that Executive or the representative of Executive’s estate executes a full general release in a form satisfactory to the Company releasing all claims, known or unknown, that Executive may have against the Company and its affiliates and such release has become effective in accordance with its terms prior to the sixtieth (60th) day following Executive’s termination date, then in the event of such termination of Executive’s employment due to death or Disability, Executive or his estate shall be entitled to the payments and benefits set forth in Section 7.2(a).

(b)	For purposes of this Agreement, a “Disability” means a physical or mental impairment that prevents Executive from performing the essential duties of his position, with or without reasonable accommodation, for (i) a period of sixty (60) consecutive calendar days, or (ii) an aggregate of ninety (90) work days in any six (6) month period. A determination that Executive has incurred a Disability will be made by the Company, in its sole discretion, but in consultation with a physician selected by the Company and provided that such selected physician consults with Executive’s physician in addition to any examination of Executive and/or other tests on Executive that such selected physician performs or orders to be performed. Executive hereby agrees to submit to any such examinations and/or other tests from time to time. Notwithstanding the foregoing, any termination of employment due to a Disability will be made in accordance with applicable law.

8.	Change of Control

8.1	Effect of Non-Assumption of Equity Awards upon Change of Control. Notwithstanding any provision to the contrary contained in any plan or agreement evidencing an equity award granted to Executive by the Company (unless such plan or agreement expressly disclaims this Section 8.1) and except as otherwise provided by Section 11, in the event of a Change of Control in which both (a) the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), does not assume or continue the Company’s rights and obligations under such then-outstanding equity awards of Executive or substitute for such then-outstanding equity awards of Executive substantially equivalent equity awards for the Acquiring Corporation’s stock, and (b) the Company does not cancel such equity awards of Executive in exchange for payment to Executive with respect to each vested and unvested share underlying such equity award in cash or other property having a fair market value equal to the fair market value of the consideration to be paid per share of common stock of the Company pursuant to the Change of Control transaction (less the exercise price per share subject to the award, if applicable), then the vesting, exercisability and settlement of such equity awards which are not assumed, continued, substituted for or canceled in exchange for payment by the Company shall be accelerated in full effective immediately prior to but conditioned upon the consummation of the Change of Control, provided that Executive remains an employee of the Company immediately prior to the Change of Control.

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8.2	Effect of Termination Following Certain Change of Control Transactions. In the event that upon or within one (1) year following a Change of Control, either Executive voluntarily terminates his employment with the Company for Good Reason or the Company terminates Executive’s employment with the Company without Cause, Executive will be entitled to receive his Accrued Compensation. In addition, subject to Section 11 and provided that Executive executes a full general release in a form satisfactory to the Company releasing all claims, known or unknown, that Executive may have against the Company and its affiliates and such release has become effective in accordance with its terms prior to the sixtieth (60th) day following Executive’s termination date, then Executive shall be entitled to the following in lieu of the payments and benefits to which Executive would otherwise be entitled upon such termination in accordance with Section 7.1(b) or Section 7.2(a), as applicable:

(a)	payment by the Company in a lump sum on the sixtieth (60th) day following Executive’s termination of employment of an amount equal to the sum of (i) two and nine-tenths (2.9) times Executive’s annual base salary as in effect at the time of termination or immediately prior to the occurrence of the Change of Control, whichever is greater, and (ii) two and nine-tenths (2.9) times the amount of Executive’s Discretionary Bonus, if any, which was payable pursuant to Section 4.1 for the year immediately preceding the year in which the Change of Control occurs, provided, however, that if the Change of Control is not a “change of control event” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Internal Revenue Code (a “Section 409A Change of Control”), the preceding amounts, to the extent considered Section 409A Deferred Compensation, shall be divided into equal installments and paid on the Company’s regular payroll dates over a period of twelve (12) months commencing with the first regular payroll date occurring on or after the sixtieth (60th) day following Executive’s termination date, together with a catch-up payment consisting of the installments that otherwise would have been paid on the regular payroll dates occurring between the termination date and such initial payment date, and the remaining installments paid on succeeding regular payroll dates during such twelve-month period until paid in full; and

(b)	payment by the Company of the premiums required to continue Executive’s group health care coverage under the applicable provisions of COBRA, provided that Executive timely elects to continue such coverage under COBRA, or, following cessation of eligibility under COBRA, under an individual health care plan, for a period ending on the first to occur of (i) the date twenty-four (24) months following Executive’s termination of employment and (ii) the date Executive becomes eligible for health care coverage through another employer, provided that in no event will the Company’s payment obligation exceed the premium rate for group health care continuation coverage under COBRA that would then be in effect had such coverage continued; and

(c)	acceleration in full, effective as of Executive’s final day of employment, of the vesting and/or exercisability of all then-outstanding equity awards held by Executive.

8.3	Section 280G. If, due to the payments and benefits provided by Section 8 and any other payments and benefits to which Executive is entitled pursuant to this Agreement or otherwise, Executive would be subject to any excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) due to characterization of any such payments or benefits as excess parachute payments pursuant to Section 280G(b)(1) of the Code (the “Excise Tax”), the amounts payable under Section 8 will be reduced (to the least extent possible) in order to avoid any “excess parachute payment” under Section 280G(b)(1) of the Code. Any reduction in the payments and benefits required by this Section 8.3 will be made in the following order: (i) reduction of cash payments; (ii) reduction of accelerated vesting of equity awards other than stock options; (iii) reduction of accelerated vesting of stock options; and (iv) reduction of other benefits paid or provided to Executive. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Executive’s equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis.

All determinations required to be made under this Section 8.3, including whether any reduction in the payments and benefits is required, the amount of such reduction and the assumptions to be utilized in

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arriving at such determination, shall be made in good faith by an accounting firm selected by the Company in accordance with applicable law (the “Accounting Firm”), in consultation with tax counsel reasonably acceptable to Executive. All fees and expenses of the Accounting Firm and the tax counsel shall be borne solely by the Company. If the Accounting Firm determines that no Excise Tax is payable by Executive, the Company shall request that the Accounting Firm furnish Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal, state, local income or other tax return.

8.4	Change of Control Defined. For purposes of this Agreement, “Change of Control” means the earliest to occur of the following events:

(a)	the acquisition or ownership by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); or

(b)	individuals (the “Incumbent Directors”) who either (i) constitute the Board of Directors of the Company as of the commencement of Executive’s employment with the Company or (ii) are elected or nominated for election to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination cease for any reason to constitute at least a majority of the Board of Directors of the Company; or

(c)	consummation of a reorganization, merger, consolidation or similar corporate transaction, or series of related such transactions, as a result of which the holders of Outstanding Voting Securities immediately prior to such transaction(s) fail to remain immediately after such transaction(s) direct or indirect beneficial ownership of more than fifty percent (50%) of the Outstanding Voting Securities determined immediately after such transaction(s); or

(d)	the sale, exchange or other disposition of all or substantially all of the assets of the Company; or

(e)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

9.	Restrictive Covenants and Confidential Information

9.1	Executive acknowledges that, during the course of his employment with the Company, he will have access to confidential business information and secrets. Executive agrees, both during the term of his employment and following its termination, that he will hold the confidential business information and secrets in the strictest confidence, and that he will not use or attempt to use or disclose any confidential information or business secrets to any other person or entity without the prior written authorization of the Company.

9.2	The restrictions of Section 9.1 do not apply to any confidential information that (a) has entered into the public domain other than by a breach of this Agreement or other obligation of confidentiality of which Executive is aware, or (b) solely to the extent and for the duration required, is required to be disclosed under a validly-issued court order, pursuant to a request by government regulators, and which disclosure the Company is unable legally to prevent.

9.3	Non-Compete and Non-Solicit.

(a)

Non-Compete. In further consideration of the employment of Executive and the compensation and benefits provided to Executive hereunder, and the transfer by Executive of goodwill as seller in the Transaction, Executive acknowledges that during the course of his employment with the Company and its subsidiaries he shall become familiar with the Company’s and its subsidiaries’ and affiliates’ trade secrets and with other confidential information concerning the Company and its subsidiaries (collectively referred to herein as “Heckmann”) and that his services shall be of special, unique and

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extraordinary value to Heckmann. Therefore, Executive agrees that during his period of employment with the Company and for a period of three (3) years after the Executive’s resignation or other termination from employment with the Company for any reason (the three-year period following such termination date, the “Restricted Period”), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business that engages in or otherwise competes with any business(es) of Heckmann as such business(es) of Heckmann could be reasonably described (either as it exists or is in process during the period of Executive’s employment or at Executive’s termination date (such business(es), the “Business”), within any geographical area in the United States in which Heckmann engages or plans to engage in such Business (the “Restricted Area”). For purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venture, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

(b)	Non-Solicit. During his employment with the Company and during the Restricted Period, Executive shall not directly or indirectly through another Person (other than on behalf of Heckmann):

(i)	induce or attempt to induce any employee of Heckmann to leave the employ of Heckmann, or in any way interfere with the relationship between Heckmann and any employee thereof;

(ii)	hire or seek any business affiliation with any person who was an employee of Heckmann at any time during the twelve months prior to the termination of Executive’s employment;

(iii)	induce or attempt to induce any client, customer, supplier, licensee, licensor or other business relation of Heckmann to cease doing business with Heckmann; or

(iv)	in any way interfere with the relationship between any such client, customer, supplier, licensor or other business relation and Heckmann (including, without limitation, making any negative or disparaging statements or communications regarding the Company or any of its subsidiaries that harm or could reasonably be expected to harm the Company or any of its subsidiaries).

(c)	Severability; Revision. Each and every part and subpart of this Section 9.3 shall be severable from each and every other part and subpart of this Section 9.3. If, at the time that the Company seeks to enforce any part of this Section 9.3, a court holds that any restriction herein is unenforceable under circumstances then existing due to its duration, scope, or area, the parties agree that the maximum duration, scope or geographical area deemed reasonable under such circumstances shall automatically be substituted for the stated period, scope or area and that the court shall be allowed to revise and is hereby requested to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. If, however, under applicable law, the court may only excise unreasonable terms and enforce the remaining provisions as written rather than modifying or reforming any term or provision to make it reasonable and enforceable (such as “blue pencil” or “strike-out” interpretation), then the following modified definitions of “Restricted Period”, “Restricted Area” and/or “Business” shall apply:

(i)

If the Restricted Period as defined in Section 9.3(a) is determined to be unreasonable in duration, then “Restricted Period” shall instead mean the employment period and the 2-year period commencing on the date of termination of Employment’s employment (regardless of whether the termination is voluntary or involuntary). If the Restricted Period as modified by the preceding sentence is determined to be unreasonable in duration, then “Restricted Period” shall mean the employment period and the 1-year period commencing on the date of termination of Executive’s employment (regardless of whether the termination is voluntary or involuntary). If the Restricted

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Period as modified by the preceding sentence is determined to be unreasonable in duration, then “Restricted Period” shall mean the employment period and the 6-month period commencing on the date of termination of Executive’s employment (regardless of whether the termination is voluntary or involuntary).

(ii)	If the Restricted Area as defined in Section 9.3(a) is determined to be unreasonable in scope, then “Restricted Area” shall instead mean (A) a fifty (50) mile radius of each of the geographic locations where Heckmann engages in the Business as of Executive’s termination date, or (B) the geographic area of Executive’s responsibilities while employed with the Company during the three (3) years immediately preceding his termination date. If the Restricted Area as modified by the preceding sentence is determined to be unreasonable in scope, then “Restricted Area” shall instead mean (A) a twenty-five (25) mile radius of each of the geographic locations where Heckmann engages in the Business as of Executive’s termination date, or (B) the geographic area of Executive’s responsibilities while employed with the Company during the two (2) years immediately preceding his termination date.

(iii)	If the Business as defined in Section 9.3(a) is determined to be unreasonable in scope, then “Business” shall instead mean any business that engages in or otherwise competes with any business(es) of Heckmann in which Executive participated during his last twelve (12) months of employment with the Company.

(d)	Remedies; Tolling. Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any part of this Section 9 would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach of the covenants set forth in this Section 9, in addition to any remedies at law that it may have, the Company, without the need to post any bond or security, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. The Company may elect to seek one or more of these remedies at its sole discretion on a case-by-case basis. The Company’s decision not to seek any or all such remedies with regard to any other person or situation shall not constitute a waiver of any of its rights or restrict the Company from seeking any remedies with regard to Executive or in any other situation. If Executive breaches any part of this Section 9, the running of the Restricted Period shall be automatically tolled and suspended for the amount of time that any such breach continues, and shall automatically recommence when the breach is remedied so that the Company shall receive the benefit of Executive’s full compliance with this Section 9.

(e)	For purposes of this Agreement, the term “Transaction” means the transaction resulting from the Agreement and Plan of Merger dated as of September , 2012 by and among Rough Rider Acquisition, LLC, a Delaware limited liability company, Heckmann Corporation, a Delaware corporation, Badlands Energy, LLC, a North Dakota limited liability company, and Executive (the “Merger Agreement”).

(f)	Survival. The provisions of this Section 9 shall survive the termination of this Agreement for any reason.

10.	Further Obligations of Executive

10.1	Executive shall comply with all applicable rules of law, securities laws, regulations, and codes of conduct of the Company in effect from time to time in relation to dealings in shares, notes, debentures, or other securities.

10.2	Executive represents that his employment with the Company does not violate any prior agreement with a former employer or third party.

11.	Application of Section 409A

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11.1	Notwithstanding anything contained in this Agreement to the contrary, no amount payable on account of Executive’s termination of employment which constitutes a “deferral of compensation” (“Section 409A Deferred Compensation”) within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until Executive has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, if Executive is a “specified employee” within the meaning of the Section 409A Regulations as of the date of Executive’s separation from service, no amount that constitutes Section 409A Deferred Compensation which is payable on account of Executive’s separation from service shall be paid to Executive before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of Executive’s separation from service or, if earlier, the date of Executive’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, amounts payable to Executive pursuant to Sections 7.1(b), 7.2(a), 7.3(a) and 8.2 of this Agreement shall be made in reliance upon Treas. Reg. Section 1.409A-1(b)(9) (Separation Pay Plans) or Treas. Reg. Section 1.409A-1(b)(4) (Short-Term Deferrals), as applicable.

11.2	To the extent that all or any portion of the Company’s payment of or reimbursement to Executive for the cost of health care coverage premiums pursuant to Sections 7.1(b)(iii), 7.2(a) and 8.2(b) (the “Company-Provided Benefits”) would exceed an amount for which, or continue for a period of time in excess of which, such Company Provided Benefits would qualify for an exemption from treatment as Section 409A Deferred Compensation, then, for the duration of the applicable period during which the Company is required to provide such benefits: (a) the amount of Company-Provided Benefits furnished in any taxable year of Executive shall not affect the amount of Company-Provided Benefits furnished in any other taxable year of Executive; (b) any right of Executive to Company-Provided Benefits shall not be subject to liquidation or exchange for another benefit; and (c) any reimbursement for Company-Provided Benefits to which Executive is entitled shall be paid no later than the last day of Executive’s taxable year following the taxable year in which Executive’s expense for such Company-Provided Benefits was incurred.

11.3	Upon any Change of Control which is not a Section 409A Change of Control, any equity-based award which constitutes Section 409A Deferred Compensation and which would vest and become payable in accordance with Section 8.1 shall vest in full as provided by Section 8.1 but shall be converted automatically at the effective time of such Change of Control into a right to receive in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or on such earlier date as provided by Section 8.2(c) or on such earlier date when a Section 409A Change of Control subsequently occurs) an amount or amounts equal in the aggregate to the intrinsic value of the equity award at the time of the Change of Control.

11.4	Notwithstanding any provision of this Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Agreement solely by reason of a Change of Control, such amount shall become payable only if the event constituting a Change of Control would also constitute a Section 409A Change of Control.

11.5	Executive and the Company intend that any right of Executive to receive installment payments under this Agreement shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

11.6	The Company intends that income provided to Executive pursuant to this Agreement will not be subject to taxation under Section 409A of the Internal Revenue Code. The provisions of this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A and the Section 409A Regulations. However, the Company does not guarantee any particular tax effect for income provided to Executive pursuant to this Agreement. In any event, except for the Company’s responsibility to withhold applicable income and employment taxes from compensation paid or provided to Executive, the Company shall not be responsible for the payment of any applicable taxes incurred by Executive on compensation paid or provided to Executive pursuant to this Agreement.

12.	Miscellaneous

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12.1	This Agreement (together with any restrictive covenants set forth in the Merger Agreement or otherwise in connection with the Transaction), the Company’s 2009 Equity Incentive Plan (or any successor plan) and any equity award agreements with Executive thereunder constitute the entire agreement and understanding between Company and Executive and supersedes any other agreements, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may only be modified or amended by a further agreement in writing signed by the parties hereto.

12.2	This Agreement is governed by and shall be construed in accordance with the laws of the State of Arizona, and without giving effect to conflict of law principles. To the extent that any claim arising under or related to this Agreement may be brought in court under Section 12.3, Company and Executive agree to bring and pursue any suit, action or proceeding raising such a claim only in the state or federal courts in the county of Maricopa, Arizona, freely consent to the personal jurisdiction and venue of those courts, waive any right to argue that personal jurisdiction or venue in any such court is improper, inappropriate or inconvenient, waive any right to assist, participate in, or consent to any such suit, action or proceeding being transferred to or litigated in any other court, and waive any right to a jury trial.

12.3	Arbitration.

(a)	Except as provided in Section 12.3(b), any legal or equitable claim, demand or dispute between Executive (and/or any of his agents, administrators or assigns) and Company (and/or any of its agents, officers, directors, employees, administrators, successors, or assigns) that relates to or arises under this Agreement or the employment relationship between Company and Executive shall be resolved through binding arbitration on the terms and conditions set forth in this Section 12.3, whether based on common law or federal, state or local law, including but not limited to: (i) claims related to Executive’s compensation, including claims related to Executive’s wages, salary, bonuses, commissions, severance pay, or employee benefits (but see Section 12.3(b) below); (ii) claims related to discrimination or harassment based on sex, race, color, religion, national origin, disability, age or any other category protected by law (but see Section 12.3(b) below); (iii) claims for breach of contract, defamation, negligence, retaliation, fraud, misrepresentation, or infliction of emotional distress; and (iv) civil claims for conversion, embezzlement, or nonpayment of debts. Executive and Company each waive the right to file a lawsuit, have a trial by jury, or resolve any such dispute in any other forum.

(b)	Notwithstanding the foregoing:

(i)	the parties shall not arbitrate (A) claims by Executive for workers’ compensation or unemployment compensation benefits, (B) claims arising under or relating to any part of Section 9 of this Agreement, or (C) claims by the Company for injunctive or equitable relief, including without limitation claims related to misappropriation of trade secrets or breach of fiduciary duty;

(ii)	Executive may file a charge of discrimination with the Equal Employment Opportunity Commission or any similar state or local investigative agency, but waives his right to have a judge or jury decide any claim raised in such a charge and instead agrees to arbitrate any such claim pursuant to this Section 12.3; and

(iii)	claims by Executive for sexual harassment and/or discriminatory harassment must be raised with Company pursuant to the procedures described in Company’s policy prohibiting such conduct, but if the matter is not resolved under those procedures, Executive may pursue any such claim only through arbitration as provided for in this Section 12.3.

(c)

The arbitration shall be conducted in accordance with the Federal Arbitration Act (“FAA”) and the Employment Arbitration Rules of the American Arbitration Association (“AAA”) which are then in effect. The party initiating a claim must do so by delivering a written demand for arbitration to the other party and, on the same date, to AAA’s office located in or closest to Scottsdale, Arizona, and a party may not pursue any claim covered by this Section 12.3 unless it takes such steps within the statute of limitations that governs the claim. Unless otherwise required by law or ordered by the arbitrator, the costs of arbitration, including AAA’s administrative fees and the fees and expenses of

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the arbitrator, shall be shared equally by the parties (except for AAA’s filing fee, which shall be paid by the party that demands arbitration). The arbitrator shall have the authority to order any remedies, legal or equitable, that a party could obtain from a court of competent jurisdiction based on the claims asserted. Each side to the claim or dispute shall pay its own attorneys’ fees and expenses unless the arbitrator determines, in accordance with applicable law, that such amounts should be apportioned in a different manner. All aspects of the arbitration process, including any discovery, the hearing, and the record of the proceeding, shall be confidential and not open or disclosed to any third party or the public except to the extent that both parties may agree otherwise in writing, or to the extent required in any subsequent proceeding between the parties or in response to the order of a government agency or court. Subject to the FAA and applicable law, the arbitrator’s award shall be final and binding, without any right of appeal. Either party may seek to have judgment entered upon the award by a court of competent jurisdiction in Maricopa County, Arizona.

12.4	This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts when taken together shall constitute one and the same original.

12.5	Except to the extent that applicable law, rule or regulation requires that any specific action be taken or performed by the Compensation Committee of the Board, or to the extent otherwise provided in this Agreement, any action to be taken or performed, or direction to be provided, by the Company under this Agreement may be taken, performed, or provided at the direction of the Board.

12.6	Any waiver by the Company of any provision, or any breach of any provision, of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision herein.

12.7	Due to the personal nature of the services contemplated under this Agreement, this Agreement and Executive’s rights and obligations hereunder may not be assigned by Executive. The Company may assign its rights, together with its obligations hereunder, in connection with any sale, transfer, or other disposition of all or substantially all of its business and/or assets, provided that any such assignee of the Company agrees to be bound by the provisions of this Agreement.

12.8	All payments under this Agreement shall be subject to reduction for taxes and other withholdings required by law or regulation. Executive shall not be required to seek other employment or otherwise to mitigate damages upon any termination of employment and the amounts payable hereunder, except to the extent expressly provided herein, shall not be reduced on account of any such subsequent employment.

12.9	Notwithstanding any provision herein or in any Company incentive or compensation program to the contrary, the Executive shall be subject to the written policies of the Board applicable to executives, including without limitation any Board policy relating to claw-back of compensation, as they exist from time to time during the Executive’s employment by the Company. Any “incentive-based compensation” within the meaning of Section 10D of the Exchange Act will be subject to recovery by the Company in the manner required by Section 10D(b)(2) of the Exchange Act, and Executive agrees to repay to the Company or forfeit any such incentive-based compensation, as determined by Board pursuant to the applicable rules and regulations promulgated thereunder from time to time. This Section 12.9 shall be interpreted in accordance with any applicable rules or regulations adopted by the United States Securities and Exchange Commission or the New York Stock Exchange, as contemplated by the Dodd-Frank Wall Street Reform and Consumer Protection Act and any other applicable law, and shall be interpreted in the sole and absolute discretion and business judgment of the Board. The provisions of this Section 12.9 shall survive the termination of this Agreement for any reason.

12.10	Notice. Any notices, requests, demands, or other communications provided by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal offices to the attention of its Chief Legal Officer.

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THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Company

By:		Date:
Name: Richard J. Heckmann
Title: Chairman of the Board

Executive

By:		Date:
Name: Mark D. Johnsrud

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ANNEX G

FORM OF [THIRD] CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

HECKMANN CORPORATION

Heckmann Corporation., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Heckmann Corporation.

SECOND: Upon the filing with the Secretary of State of the State of Delaware (the “Effective Time”) of this [Third] Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [two][three][four][five][six][seven] [eight][nine][ten] shares of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value [$0.001] per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of common stock or certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. In lieu of such fractional share interests, upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest and subject to applicable withholding taxes) from the Corporation’s transfer agent in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THIRD: At the Effective Time, Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended by the Certificate of Amendment and the Second Certificate of Amendment thereof, shall be hereby further amended to read in its entirety as follows:

“Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is [two hundred fifty-one million (251,000,000)] [one hundred sixty-seven million, six hundred sixty-six thousand, six hundred sixty-seven (167,666,667)] [one hundred twenty-six million (126,000,000)] [one hundred one million (101,000,000)] [eighty-four million, three hundred thirty-three thousand, three hundred thirty-three (84,333,333)] [seventy-two million, four hundred twenty-eight thousand, five hundred seventy-one (72,428,571)] [sixty-three million, five hundred thousand (63,500,000)] [fifty-six million, five hundred fifty-five thousand, five hundred fifty-six (56,555,556)] [fifty-one million (51,000,000)] shares of capital stock, consisting of (i) [two hundred fifty million (250,000,000)] [one hundred sixty-six million, six hundred sixty-six thousand, six hundred sixty-seven (166,666,667)] [one hundred twenty-five million (125,000,000)] [one hundred million (100,000,000)] [eighty-three million, three hundred thirty-three thousand, three hundred thirty-three (83,333,333)] [seventy-one million, four hundred twenty-eight thousand, five hundred seventy-one (71,428,571)] [sixty-two million, five hundred thousand (62,500,000)] [fifty-five million, five hundred fifty-five thousand, five hundred fifty-six (55,555,556)] [fifty million (50,000,000)] shares of common stock, par value $0.001 per share (the “common stock”), and (ii) one million (1,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

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FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

**************

IN WITNESS WHEREOF, the Corporation has duly caused this [Third] Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed this [        ] day of [                ], 20[    ].

HECKMANN CORPORATION

By:
Name:
Title:

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HECKMANN CORPORATION 300 Cherrington Parkway, Suite 200 Coraopolis, PA 15108

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1., 2. and 3.:

		For	Against	Abstain
						For	Against	Abstain
1.	To approve the issuance of 95.0 million shares of common stock pursuant to the Agreement and Plan of Merger, dated as of September 3, 2012, by and among Heckmann Corporation, Rough Rider Acquisition, LLC, Badlands Energy, LLC (d/b/a Power Fuels) and the sole member of Badlands Energy, LLC.	☐	☐	☐	3.

To approve the adjournment or postponement of the special meeting for a period of not more than 30 days, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve Proposal No. 1 or Proposal No. 2.

						☐	☐	☐

2.

To (i) approve a reverse stock split at reverse split ratio within the range of 1-for-2 to 1-for-10, as and when determined by the Board of Directors in its sole discretion any time prior to December 31, 2013, and (ii) if and when the reverse stock split is effected, to reduce the number of authorized shares of common stock by the reverse split ratio.

		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)				☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

0000150847_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

SPECIAL MEETING OF STOCKHOLDERS
HECKMANN CORPORATION NOVEMBER 9, 2012
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF HECKMANN CORPORATION.

The undersigned, having read the Notice of Special Meeting of Stockholders and the Proxy Statement dated October 9, 2012, receipt of which are hereby acknowledged, hereby appoint(s) Richard J. Heckmann and Damian C. Georgino, or either of them, with full power and authority to act without the other and with full power of substitution, as proxies to represent and vote, as directed herein, all shares the undersigned is entitled to vote at the special meeting of stockholders of Heckmann Corporation to be held at Heckmann Corporation’s offices at 8925 E. Pima Center Parkway, Scottsdale, Arizona 85258, on November 9, 2012 at 9:00 a.m. local time, and at all continuations, adjournments or postponements thereof. You are encouraged to specify your choice by marking the appropriate box. Please complete your voting selection, date, sign and mail your proxy card in the envelope provided as soon as possible. This proxy, when properly executed, will be voted in the manner directed herein.

If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000150847_2 R1.0.0.11699